    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 31, 1999
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                      METROMEDIA INTERNATIONAL GROUP, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                7812                               58-0971455
  (State or other jurisdiction of         (Primary Standard Industrial       (IRS Employer Identification No.)
   incorporation or organization)         Classification Code Number)

                           --------------------------

                             ONE MEADOWLANDS PLAZA
                     EAST RUTHERFORD, NEW JERSEY 07073-2137
                                 (201) 531-8000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                           --------------------------

                             ARNOLD L. WADLER, ESQ.
                            EXECUTIVE VICE PRESIDENT
                         GENERAL COUNSEL AND SECRETARY
                             ONE MEADOWLANDS PLAZA
                     EAST RUTHERFORD, NEW JERSEY 07073-2137
                                 (201) 531-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:
                             DOUGLAS A. CIFU, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                          1285 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10019-6064
                                  212-373-3000
                           --------------------------

    APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger pursuant to the merger agreement described in this Registration Statement have been satisfied or waived.
                           --------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM
               TITLE OF EACH CLASS                     AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING      AMOUNT OF
          OF SECURITIES TO BE REGISTERED                REGISTERED            SHARE               PRICE          REGISTRATION FEE
Common Stock, par value $1.00 per share...........    25,299,124(1)            (2)                 (2)               $32,967

(1) Based upon the maximum number of shares of common stock of Metromedia International Group, Inc. that may be issued in the merger.
(2) The registration fee has been calculated pursuant to Rule 457(f)(1) under the Securities Act of 1933 by multiplying .000278 by the product of (1) 37,946,789, the maximum number of shares of common stock of PLD Telekom Inc. to be received by Metromedia International Group, Inc. in the merger, multiplied by (2) $3.125, the average of the bid and asked prices of the shares of common stock of PLD Telekom Inc. on the Nasdaq National Market system on August 25, 1999.
(3) A fee of $23,537 was paid by Metromedia International Group, Inc. with respect to the transaction on May 24, 1999 pursuant to a filing on a
    Schedule 14A pursuant to Rule 14a-6(a) under the Securities Exchange Act of 1934. Pursuant to Rule 457(b) under the Securities Act, the amount of this previously paid fee has been credited against the filing fee which would otherwise be payable in connection with this filing. Accordingly, an additional fee of $9,430 is required to be paid with this Registration Statement.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                          SUBJECT TO COMPLETION, AUGUST 31, 1999


                  PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS
                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

    PLD Telekom Inc. has agreed to merge with a subsidiary of Metromedia International Group, Inc. If the merger is completed, PLD stockholders will receive a fraction of a share of Metromedia common stock for each share of PLD common stock they own, that will be determined based upon an exchange ratio.

    As a result of the exchange ratio, PLD stockholders will receive Metromedia common stock with a value of a minimum of $3.50 per share and a maximum of $4.48 per share for each share of PLD common stock, unless the average of Metromedia's stock price is below $5.25. In that case, PLD can request that Metromedia give PLD stockholders Metromedia common stock with a value of $3.50 for each PLD share they own. If Metromedia refuses this request or if Metromedia's average stock price is below $4.00, PLD can refuse to merge.


    To understand more fully the calculation of this exchange ratio and the determination of the number of shares of Metromedia common stock that each PLD stockholder will receive in the merger, we refer you to the chart on page 3 of this document. Metromedia stockholders will continue to own their existing shares after the merger.



    Metromedia's shares are traded on the American and Pacific Stock Exchanges under the symbol "MMG." As of August 30, 1999, Metromedia's stock price on the AMEX was $6.375. PLD's shares are traded on the Nasdaq Stock Market's National Market under the symbol "PLDI." As of August 30, 1999, PLD's stock price as quoted on the Nasdaq Stock Market's National Market was $3.03.


    We cannot complete the merger without the approval of the holders of a majority of the outstanding Metromedia shares present in person or by proxy at the Metromedia annual meeting and a majority of the outstanding shares of PLD common stock. Holders of approximately 38% of PLD's common stock have agreed to vote for the merger. This means that at least 12.1% more of PLD's stockholders must vote for the merger to ensure its approval by PLD.

Metromedia has scheduled an annual meeting to vote on the merger and the matters noted below. PLD has scheduled a special meeting to vote on the merger. Whether or not you plan to attend, please take the time to vote by completing and mailing the enclosed voting form to us.

    The date, time and place of the stockholder meetings are as follows:

For Metromedia stockholders:

      -  , 1999
    9:00 A.M.
    1285 AVENUE OF THE AMERICAS
    NEW YORK, NEW YORK 10019

For PLD stockholders:

      -  , 1999
    9:00 A.M.
    1285 AVENUE OF THE AMERICAS
    NEW YORK, NEW YORK 10019

    This document also constitutes the proxy statement for Metromedia's annual meeting of stockholders, at which Metromedia stockholders will be asked to vote upon the election of directors, to ratify the selection of KPMG LLP as Metromedia's independent public accountants for the year ending December 31, 1999 and to vote on a stockholder proposal.

    This joint proxy statement/prospectus provides our stockholders with detailed information about the merger. This document is also the prospectus of Metromedia for the Metromedia common stock that will be issued to PLD stockholders in the merger. We encourage you to read this entire document carefully.

Stuart Subotnick                                 James R.S. Hatt
President and Chief Executive Officer            Chairman, President and Chief Executive Officer

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

This document is dated   -  , 1999 and is being first mailed to stockholders on
                             or about   -  , 1999.

                       METROMEDIA INTERNATIONAL GROUP, INC.
                            ------------------------



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON   -  , 1999



    To the stockholders of Metromedia International Group, Inc.:



    NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Metromedia International Group, Inc., a Delaware corporation, will be held at
9:00 a.m., local time, on   -  , 1999, at Paul, Weiss, Rifkind, Wharton &
Garrison, 1285 Avenue of the Americas, New York, NY 10019. At this annual meeting, you will be asked to vote on proposals:



1. to approve the issuance of shares of common stock of Metromedia in connection with the merger agreement among Metromedia, PLD Telekom Inc., and Moscow Communications, Inc.;



2. to approve the election of three Class I directors, in each case, to serve for a three year term ending in the year 2002 or until their successors are elected and qualified;



3. to ratify the selection of KPMG LLP as Metromedia's independent accountants for the fiscal year ending December 31, 1999;



4. to consider and vote upon a proposal submitted by a stockholder of Metromedia to amend Metromedia's certificate of incorporation to reinstate the right of the stockholders of Metromedia to take action by written consent and to call special meetings of the stockholders; and



5. to transact such other business as may properly come before the annual meeting or any adjournment of postponement thereof.



    THE METROMEDIA BOARD HAS UNANIMOUSLY APPROVED THE ISSUANCE OF THE SHARES OF METROMEDIA COMMON STOCK PURSUANT TO THE MERGER AGREEMENT AND RECOMMENDS THAT METROMEDIA STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ISSUANCE OF THE SHARES OF METROMEDIA COMMON STOCK PURSUANT TO THE MERGER AGREEMENT. THE METROMEDIA BOARD ALSO UNANIMOUSLY RECOMMENDS THAT METROMEDIA STOCKHOLDERS VOTE FOR PROPOSALS TWO AND THREE AND AGAINST PROPOSAL FOUR, THE STOCKHOLDER PROPOSAL.



    The accompanying proxy statement/prospectus contains important information with respect to the proposed issuance of Metromedia's common stock, and we urge you to read it carefully.



    Stockholders of record at the close of business on August 12, 1999, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.



    The affirmative vote of a majority of the shares of Metromedia common stock present at the annual meeting in person or by proxy is required to approve the issuance of the shares of Metromedia common stock pursuant to the merger agreement. The three nominees for election as directors receiving the highest number of votes will be elected as directors for a term ending in 2002. The affirmative vote of the holders of a majority of the shares of Metromedia common stock outstanding on the record date is required to approve proposal three, the ratification of the selection of independent accountants, and proposal four, a stockholder proposal.



    TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. ANY EXECUTED BUT UNMARKED PROXY CARDS WILL BE VOTED FOR APPROVAL OF PROPOSALS ONE, TWO AND THREE AND AGAINST PROPOSAL FOUR. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THE STOCKHOLDER HAS RETURNED A PROXY.



    PLEASE DO NOT SEND METROMEDIA STOCK CERTIFICATES IN YOUR PROXY ENVELOPE.



                                BY ORDER OF THE BOARD OF DIRECTORS

                                     Arnold L. Wadler
                                     SECRETARY



East Rutherford, New Jersey
August     -    , 1999

                                   PLD TELEKOM INC.
                            ------------------------



                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON   -  , 1999



    To the stockholders of PLD Telekom Inc.:



    NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of PLD Telekom Inc., a Delaware corporation, will be held at 9:00 a.m., local time, on
  - , 1999, at Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, NY 10019. At this special meeting, you will be asked to vote on proposals:



1. to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of May 18, 1999, by and among PLD, Metromedia International Group, Inc. and Moscow Communications, Inc.; and



2. to transact such other business as may properly come before the special meeting or any adjournment of postponement thereof.



    THE PLD BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT PLD STOCKHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.



    The accompanying proxy statement/prospectus contains important information with respect to the Metromedia common stock and the merger agreement and the transactions contemplated thereby, and we urge you to read it carefully.



    Stockholders of record at the close of business on August 12, 1999 are entitled to notice of and to vote at the special meeting and any adjournment or postponement thereof.



    The affirmative vote of a majority of the shares of PLD common stock outstanding on the record date is required to approve the merger agreement.



    TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. ANY EXECUTED BUT UNMARKED PROXY CARDS WILL BE VOTED FOR APPROVAL OF PROPOSAL ONE. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING. ANY STOCKHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF THE STOCKHOLDER HAS RETURNED A PROXY.



    PLEASE DO NOT SEND PLD STOCK CERTIFICATES IN YOUR PROXY ENVELOPE.



                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          James R.S. Hatt
                                          CHAIRMAN, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER



New York, NY
August   -  , 1999

                      WHERE YOU CAN FIND MORE INFORMATION

    We each file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549 and also at the regional offices of the Securities and Exchange Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and the Citicorp Center at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Reports, proxy statements and other information regarding issuers that file electronically with the Securities and Exchange Commission, including our filings, are also available to the public from the Securities and Exchange Commission's Web site at "http://www.sec.gov."

    Metromedia has filed with the Securities and Exchange Commission a registration statement on Form S-4. This joint proxy statement/prospectus is a part of the registration statement and constitutes a prospectus of Metromedia for the Metromedia common stock to be issued to PLD stockholders in the merger. As allowed by the Securities and Exchange Commission rules, this joint proxy statement/ prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

    THE SECURITIES AND EXCHANGE COMMISSION ALLOWS OUR COMPANIES TO "INCORPORATE BY REFERENCE" THE INFORMATION WE FILE WITH THEM, WHICH MEANS THAT WE CAN DISCLOSE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US TO YOU THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS JOINT PROXY STATEMENT/ PROSPECTUS BY REFERRING YOU TO THOSE DOCUMENTS.

    The information incorporated by reference is considered to be part of this joint proxy statement/ prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any filing we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 following the date of this joint proxy statement/prospectus and prior to the date of the Metromedia annual meeting or the PLD special meeting:

    METROMEDIA


    1. Annual Report on Form 10-K/A (Amendment No. 2) of Metromedia (file no. 001-5706) filed on August 31, 1999 for the fiscal year ended December 31, 1998;



    2. Quarterly Report on Form 10-Q/A (Amendment No. 1) of Metromedia (file no. 001-5706) filed on August 31, 1999 for the fiscal quarter ended March 31, 1999;



    3. Quarterly Report on Form 10-Q/A (Amendment No. 1) of Metromedia (file no. 001-5706) filed on August 31, 1999 for the fiscal quarter ended June 30, 1999;


    4. Current Report on Form 8-K dated May 18, 1999 (file no. 001-5706) filed on May 20, 1999;

    5. Current Report on Form 8-K dated August 4, 1999 (file no. 001-5706) filed on August 4, 1999; and

    6. The description of common stock contained in Metromedia's registration statement on Form 8-A (file no. 001-5706) filed on October 10, 1995.

    PLD


    1. Annual Report on Form 10-K/A (Amendment No. 2) of PLD (file no. 000-20444) filed on August 31, 1999 for the fiscal year ended December 31, 1998;



    2. Quarterly Report on Form 10-Q/A (Amendment No. 2) of PLD (file no. 000-20444) filed on August 31, 1999 for the fiscal quarter ended March 31, 1999;

    3. Quarterly Report on Form 10-Q/A (Amendment No. 1) of PLD (file no. 000-20444) filed on August 16, 1999 for the fiscal quarter ended June 30, 1999;



    4. Current Report on Form 8-K/A (Amendment No. 1) dated May 18, 1999 (file no. 000-20444) filed on August 30, 1999; and


    5. The description of PLD common stock in PLD's registration statement on Form 20-F as amended (file no. 000-20444) filed on January 13, 1993.

    A copy of Metromedia's annual report on Form 10-K/A accompanies this joint proxy statement/ prospectus.

    YOU MAY REQUEST A COPY OF THESE FILINGS, AT NO COST, BY WRITING OR TELEPHONING US AT THE FOLLOWING ADDRESS:

    IN THE CASE OF METROMEDIA, TO:

    METROMEDIA INTERNATIONAL GROUP, INC.
    ONE MEADOWLANDS PLAZA
    EAST RUTHERFORD, NEW JERSEY 07073
    ATTENTION: SECRETARY

    TELEPHONE REQUESTS MAY BE DIRECTED TO: (201) 531-8000

    IN THE CASE OF PLD, TO:

    PLD TELEKOM INC.
    505 PARK AVENUE
    21ST FLOOR
    NEW YORK, NEW YORK 10022
    ATTENTION: SECRETARY

    TELEPHONE REQUESTS MAY BE DIRECTED TO (212) 527-3800

    IN ORDER TO ENSURE TIMELY DELIVERY OF THESE DOCUMENTS, YOU SHOULD MAKE SUCH
REQUEST BY   -  , 1999.

                               TABLE OF CONTENTS


                                                                                                              PAGE
                                                                                                            ---------
QUESTIONS AND ANSWERS ABOUT THE METROMEDIA/PLD MERGER.....................................................          1

SUMMARY...................................................................................................          2
  The Companies...........................................................................................          2
  What You Will Receive in the Merger.....................................................................          2
  Our Reasons for the Merger..............................................................................          3
  Voting Agreement........................................................................................          5
  Recommendation to PLD Stockholders......................................................................          5
  Opinion of PLD's Financial Advisor......................................................................          5
  Recommendation to Metromedia Stockholders...............................................................          5
  Opinion of Metromedia's Financial Advisor...............................................................          5
  Dissenters' Rights......................................................................................          5
  Preferred Stockholders..................................................................................          5
  Conditions to the Merger................................................................................          5
  Accounting Treatment....................................................................................          6
  Comparison of Stockholder Rights........................................................................          6
  Termination of the Merger Agreement.....................................................................          6
  Termination Payments....................................................................................          6
  Income Tax Consequences of the Merger...................................................................          7
  Regulatory Approvals....................................................................................          7
  Forward-Looking Statements..............................................................................          7
  Selected Historical Financial Information...............................................................          8
  Unaudited Selected Pro Forma Combined Financial Data....................................................         11
  Comparative Per Share Information.......................................................................         11
  Comparative Per Share Market Price Information..........................................................         12

RISK FACTORS..............................................................................................         13
  Metromedia expects to continue to incur losses from its continuing operations, which could prevent it
    from pursuing its growth strategies and could cause it to default under its debt obligations..........         13
  Chinese governmental authorities are causing the termination of certain of Metromedia's joint ventures,
    which could have negative effects on Metromedia's financial position and results of operations........         13
  Metromedia may not be able to realize fully all the benefits that it anticipates from the merger........         14
  Metromedia will be unable to meet its obligations if it does not receive distributions from its
    subsidiaries and its subsidiaries have no obligations to make any payments to it......................         14
  PLD has suffered recurring losses and may not be able to continue as a going concern....................         15
  As a result of the merger, Metromedia will have substantial debt, which may limit its ability to borrow, restrict the use of its cash flows, constrain its business strategy and make it unable to meet its
    debt obligations......................................................................................         15
  Metromedia may not be able to raise the substantial additional financing that will be required to satisfy its long-term business objectives, which would force it to significantly curtail its business
    objectives and may materially and adversely affect its results of operations..........................         15
  Metromedia and PLD may be materially and adversely affected by competition from larger global communications companies or the emergence of competing technologies in their current or future
    markets...............................................................................................         16

                                                                                                              PAGE
                                                                                                            ---------
  Metromedia may not be able to attract consumers to its services, which would negatively impact its
    operating results.....................................................................................         16
  Metromedia cannot assure you that it will successfully complete the construction of its systems, which
    would jeopardize licenses for its systems or provide opportunities to its competitors.................         17
  Metromedia may not be able to successfully implement and manage the growth of its ventures, which would
    affect its growth strategy............................................................................         17
  The government licenses on which Metromedia depends to operate many of its businesses could be cancelled
    or not renewed, which would impair the development of its services....................................         17
  Metromedia and PLD do not fully control certain of their joint ventures' operations, strategies and financial decisions and cannot assure you that they will be able to maximize their return on their
    investments...........................................................................................         18
  Metromedia's and PLD's dependence on local operators, interconnect parties or local customers may
    materially and adversely affect their operations......................................................         18
  Metromedia cannot assure you that its equipment will be approved by the authorities regulating the markets in which it operates, which could have a material adverse effect on its operations in these
    markets...............................................................................................         19
  Metromedia may not be able to keep pace with the emergence of new technologies and changes in market
    conditions, which would materially and adversely affect its result of operations......................         19
  Certain failures to address the year 2000 problem may cause disruptions in the operation of Metromedia's
    networks and Metromedia's services to customers.......................................................         20
  Metromedia Company effectively controls Metromedia International Group and has the power to influence
    the direction of its operations and prevent a change of control.......................................         20
  Metromedia could incur environmental liabilities as a result of its current operations and past
    divestitures the cost of which could materially affect its results of operations......................         20
  Metromedia operates in countries with significant political, social and economic uncertainties, which
    could have a material adverse effect on its operations in these areas.................................         21
  Metromedia faces enhanced economic, legal and physical risks by operating abroad........................         21
  Laws restricting foreign investments in the telecommunications industry could adversely affect
    Metromedia's operations in these countries............................................................         22
  Currency control restrictions in Metromedia's markets may have a negative effect on its business........         23
  Recent economic difficulties in the Russian Federation and other emerging markets could have a material
    adverse effect on Metromedia's operations in these countries..........................................         23
  High inflation in Metromedia's markets may have a negative effect on Metromedia's business..............         23
  Fluctuations in currency exchange rates in the countries in which Metromedia operates could negatively
    impact Metromedia's results of operations in these countries..........................................         24
  The commercial and corporate legal structures are still developing in Metromedia's target markets which
    creates uncertainties as to the protection of its rights and operations in these markets..............         24
  Russian law may hold Metromedia liable for the debts of its subsidiaries, which could have a material
    adverse effect on its financial condition.............................................................         24
  Metromedia operates in countries where the laws may not adequately protect shareholder rights which could prevent Metromedia from realizing fully the economic benefits of its investments in these
    countries.............................................................................................         25
  The exercise by News America of its registration rights could materially affect the market for, and
    value of, the common stock of Metromedia..............................................................         25
  Metromedia may default under its Snapper credit facility, which could materially and adversely affect
    its business strategy and results of operations.......................................................         25

                                                                                                              PAGE
                                                                                                            ---------
  Metromedia is involved in legal proceedings, which could adversely affect its financial condition.......         25
  Metromedia's future results of operations may be substantially different from its statements about its
    future prospects and you should not unduly rely on these statements...................................         25

THE METROMEDIA ANNUAL MEETING.............................................................................         27
  Date, Time and Place of the Metromedia Annual Meeting...................................................         27
  Purposes of the Metromedia Annual Meeting...............................................................         27
  Record Date.............................................................................................         27
  Required Votes..........................................................................................         28
  Proxies; Voting and Revocation..........................................................................         28
  Solicitation of Proxies.................................................................................         29
  No Dissenters' Appraisal Rights.........................................................................         29

THE PLD SPECIAL MEETING...................................................................................         30
  Date, Time and Place of the PLD Special Meeting.........................................................         30
  Purposes of the PLD Special Meeting; The Merger.........................................................         30
  Record Date.............................................................................................         30
  Required Votes..........................................................................................         30
  Proxies; Voting and Revocation..........................................................................         31
  Solicitation of Proxies.................................................................................         31
  No Dissenters' Appraisal Rights.........................................................................         31
  Preferred Stockholders..................................................................................         31

THE MERGER................................................................................................         32
  Background..............................................................................................         32
  Recommendation of the Metromedia Board; Metromedia's Reasons for the Merger.............................         34
  Recommendation of the PLD Board; PLD's Reasons for the Merger...........................................         35
  Opinion of Metromedia's Financial Advisor...............................................................         36
  Opinion of PLD's Financial Advisor......................................................................         42
  Federal Income Tax Consequences to Holders of PLD Common Stock..........................................         49
  Accounting Treatment....................................................................................         51
  Dividend Policy.........................................................................................         51
  Interests of PLD Directors and Officers in the Merger...................................................         51
  Interest of Metromedia Directors and Officers in the Merger.............................................         52
  Regulatory Approvals....................................................................................         53
  Stock Exchange Listing..................................................................................         53
  Federal Securities Laws Consequences....................................................................         53

THE MERGER AGREEMENT......................................................................................         54
  Terms of the Merger.....................................................................................         54
  Exchange of New Stock Certificates......................................................................         55
  Representations and Warranties..........................................................................         57
  Covenants...............................................................................................         58
  No Solicitation of Transactions.........................................................................         59
  Indemnification and Insurance...........................................................................         60
  Conditions to the Merger................................................................................         60
  Termination.............................................................................................         61
  Termination Fees and Expenses...........................................................................         62

RELATED AGREEMENTS........................................................................................         63
  Voting Agreement and Registration Rights Agreement......................................................         63

                                                                                                              PAGE
                                                                                                            ---------
  Travelers Note and Warrant Modification Agreement.......................................................         63
  News Letter Agreement...................................................................................         63
  Agreement to Exchange and Consent; Terms of Metromedia Notes............................................         64
  Technocom Arrangements..................................................................................         65
  Metromedia Bridge Loan Agreement........................................................................         66
  Restructuring of PLD's Obligations......................................................................         66

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION..............................................         67

BUSINESS OF METROMEDIA....................................................................................         74

BUSINESS OF PLD...........................................................................................         76

DESCRIPTION OF MOSCOW COMMUNICATIONS, INC.................................................................         77

COMPARISON OF RIGHTS OF HOLDERS OF METROMEDIA COMMON STOCK AND PLD COMMON STOCK...........................         77
  General.................................................................................................         77
  Comparison of Stockholders' Rights......................................................................         77

ADDITIONAL INFORMATION FOR METROMEDIA MEETING.............................................................         80
  Security Ownership of Certain Beneficial Owners.........................................................         80
  Securities Beneficially Owned by Directors and Executive Officers.......................................         82
  Directors and Officers..................................................................................         84
  Certain Relationships and Related Transactions..........................................................         89
  Chief Executive Officer Compensation....................................................................         92
  Compliance with Internal Revenue Code Section 162(m)....................................................         92
  Performance Graph.......................................................................................         93
  Stockholders Proposals..................................................................................         97
  Other Business..........................................................................................         97
ADDITIONAL INFORMATION FOR PLD MEETING....................................................................         98
OTHER INFORMATION.........................................................................................         99
INDEPENDENT PUBLIC ACCOUNTANTS............................................................................        100

LEGAL MATTERS.............................................................................................        100

EXPERTS...................................................................................................        100
STOCKHOLDER PROPOSALS.....................................................................................        100

APPENDIX A--THE MERGER AGREEMENT..........................................................................        A-1
APPENDIX B--OPINION OF SALOMON SMITH BARNEY INC...........................................................        B-1
APPENDIX C--OPINION OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION................................        C-1

             QUESTIONS AND ANSWERS ABOUT THE METROMEDIA/PLD MERGER

Q.  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A.  By   -  , 1999.

Q. HOW DO PLD STOCKHOLDERS FIND OUT THE NUMBER OF METROMEDIA SHARES THEY WOULD RECEIVE AFTER THE MERGER IS COMPLETED?


A. PLD stockholders may call toll free any time at 1-800- - for the current average Metromedia stock price and the number of Metromedia shares they would receive for their PLD shares based on that price. After September 27, 1999, we will calculate the actual number of Metromedia shares you will receive, and this information will be available by calling the number above.


Q.  WHAT DO I NEED TO DO NOW?

A. After carefully reading and considering the information contained in this document, please indicate on your voting form how you want to vote and mail your signed and dated voting form in the enclosed return envelope as soon as possible.

Q.  WHAT DO I DO IF I WANT TO CHANGE MY VOTE?


A. Just send in a later-dated, signed voting form to the proxy solicitor listed below before the meeting or attend your meeting in person and vote.


Q.  SHOULD PLD STOCKHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW?

A. No. After the merger is completed, the exchange agent will send PLD stockholders written instructions for exchanging their stock certificates.

Q. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME WITHOUT MY INSTRUCTIONS?

A. No. You should instruct your broker to vote your shares, following the directions provided by your broker. Your failure to instruct your broker to vote your shares will be the equivalent of voting against the merger.

Q.  WHAT IF I PLAN TO ATTEND MY MEETING IN PERSON?


A. We recommend that you send in your voting form in any event. If you hold Metromedia or PLD shares through a third party, such as a broker, you should send an account statement or similar documentation of ownership to your proxy solicitor, requesting a ticket.


                      WHO CAN HELP ANSWER YOUR QUESTIONS?


    If you have more questions about the merger, you should contact your proxy solicitor. The proxy solicitor for Metromedia and PLD stockholders is:



                               MORROW & CO., INC.
                          445 PARK AVENUE, FIFTH FLOOR
                            NEW YORK, NEW YORK 10022
                        TEL.: (800) 566-9061 (TOLL FREE)

                                    SUMMARY


    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT, INCLUDING THE APPENDICES AND THE OTHER DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION". WE HAVE INCLUDED PAGE REFERENCES PARENTHETICALLY TO DIRECT YOU TO MORE COMPLETE DESCRIPTIONS OF THE TOPICS PRESENTED IN THIS SUMMARY.



THE COMPANIES (PAGE 74)


METROMEDIA INTERNATIONAL GROUP, INC.
One Meadowlands Plaza
East Rutherford, New Jersey 07073
(201) 531-8000


    Metromedia is a global communications company. Through its communications group, it is engaged in the development and operation of a variety of communications businesses in Eastern Europe, the republics of the former Soviet Union, the People's Republic of China and other selected emerging markets. These businesses include cellular telecommunications, fixed telephony, international and long distance telephony, cable television, paging and radio broadcasting. See "Business of Metromedia" on page 74.


    Metromedia's objective is to establish itself as a major multiple-market provider of modern communications services in Eastern Europe, the former Soviet Union and other selected emerging markets.

    Metromedia also manufactures Snapper-Registered Trademark- brand power lawn and garden equipment for sale to both residential and commercial customers. Snapper sells its lawnmowers, garden tractors, lawn equipment, garden tillers and snow throwers through its approximately 5,000 dealer network and through foreign distributors.

    Metromedia's communications group's consolidated revenues represented approximately 12.6% of Metromedia's total revenues and Snapper's revenues represented approximately 87.4% of Metromedia's total revenues for the fiscal year ended December 31, 1998. Metromedia views Snapper as a non-core asset and manages it in order to maximize shareholder value.
PLD TELEKOM INC.
505 Park Avenue, 21st Floor
New York, New York 10022
(212) 527-3800


    PLD, through its operating subsidiaries, is a major provider of local, long distance and international telecommunications services in the Russian Federation, Kazakhstan and Belarus. See "Business of PLD" on page 76.


    PLD's objective is to be a leading participant in the targeted development of telecommunications infrastructure, products and services in the emerging markets of the Russian Federation and other countries of the former Soviet Union.


WHAT YOU WILL RECEIVE IN THE MERGER (PAGE 54)


    Each share of PLD common stock you own will be exchanged for a number of shares of Metromedia common stock based upon an exchange ratio (rounded to four decimals), which will depend on the average stock price of Metromedia's common stock.

    If the average stock price is less than $5.25, PLD may request that the exchange ratio be increased by issuing more Metromedia shares so that each PLD stockholder receives Metromedia shares valued at $3.50. Metromedia will have no obligation to increase the exchange ratio at PLD's request. If Metromedia decides not to accept this request for an exchange ratio increase or if the average stock price is less than $4.00, PLD will be entitled to terminate the merger agreement. As a result, if the average stock price is between $4.00 and $5.25, PLD will request that Metromedia increase the exchange ratio, but Metromedia has no obligation to agree to this request. Metromedia's average stock price will be equal to the average of the closing prices for the Metromedia common stock for the 20 consecutive trading days ended 3 days prior to the PLD meeting.


                                                                                            PLD HAS THE RIGHT TO
                                                                      PER SHARE VALUE FOR   TERMINATE THE MERGER
                                                                     PLD STOCK OR RANGE OF     AGREEMENT BASED
                                                                     VALUE BASED UPON THE     SOLELY ON THE PER
                                                 CORRESPONDING        AVERAGE METROMEDIA     SHARE VALUE OF THE
   AVERAGE METROMEDIA STOCK PRICE RANGE         EXCHANGE RATIO         STOCK PRICE RANGE          EXCHANGE
------------------------------------------  -----------------------  ---------------------  ---------------------
$8.01 and above                             $4.48/Average                    $4.48                   No
                                            Metromedia stock price

$6.25-$8.00                                 .56                           $3.50-$4.48                No

$5.25-$6.24                                 $3.50/Average                    $3.50                   No
                                            Metromedia Stock Price

$4.00-$5.24 and:

  PLD requests that Metromedia increase     $3.50/Average                    $3.50                   No
  the exchange ratio and Metromedia agrees  Metromedia Stock Price

  PLD requests that Metromedia increase     .6667                         $2.67-$3.50                Yes
  the exchange ratio and Metromedia
  refuses

$0.00-$3.99                                 .6667                         $0.00-$2.66                Yes



    If PLD's stockholders' meeting had been held on August 2, 1999, the average price of Metromedia common stock would have been $7.74, the exchange ratio would have been .56, and the value for each share of PLD common stock would have been $4.34.


    If the exchange ratio is .56, then based on the latest available number of shares outstanding of Metromedia and PLD, PLD shareholders would own approximately 23.5% of Metromedia's outstanding common stock after giving effect to the merger.

    You will not receive any fractional shares of Metromedia common stock. Instead, you will receive cash.

OUR REASONS FOR THE MERGER

    The PLD board of directors considered the following material factors and information in approving the merger agreement and recommending it to PLD stockholders:

    - the fact that approximately $165 million of PLD's outstanding debts (including accrued interest), some of which were due or coming due shortly, will be restructured consensually in connection with the consummation of the merger;

    - the fact that Metromedia has made available $7.0 million of interim financing to PLD to fund its working capital and capital expenditure requirements during the interim period from signing the merger agreement until consummation of the merger;

    - the fact that the value of the shares of Metromedia common stock to be received as consideration in the merger represented approximately a 32% premium over the closing price of PLD common stock on May 17, 1999, the day before the merger agreement was signed;

    - the fact that the PLD board of directors believed that the Metromedia common stock would have greater liquidity than the PLD common stock;

    - the ability of the combined companies to more easily access capital markets for additional debt and equity financing;

    - potential reductions in corporate level overhead costs of the combined companies resulting from PLD not being a separate reporting person under federal securities laws, which would improve the combined companies' operating results;


    - the opinion of Salomon Smith Barney Inc., financial advisor to PLD, as to the fairness, from a financial point of view and as of the date of the opinion, of the exchange ratio provided for in the merger, and the related financial analyses performed by Salomon Smith Barney in connection with its opinion;


    - the regulatory approvals required to complete the merger and the prospects for receiving those approvals;

    - the fact that, based upon the advice from Morgan, Lewis & Bockius LLP, special tax counsel to PLD, the merger should be treated for federal income tax purposes as a transaction which would be tax-free to the PLD stockholders;

    - the provisions of the merger agreement that permit PLD to consider additional bona fide offers for PLD and to provide information to third parties in response to those offers; and

    - the absence of any viable alternatives to the Metromedia proposal and the difficulty that PLD would have in identifying and completing an alternative transaction were the merger not to occur.

    The Metromedia board of directors considered the following material factors and information in approving the issuance of the Metromedia common stock pursuant to the merger agreement and recommending it to Metromedia stockholders:

    - the acquisition of PLD will expand Metromedia's strategic focus on providing telecommunications services and telecommunications infrastructure to Eastern Europe and the former Soviet Union;

    - PLD's main ventures in the former Soviet Union are larger, have attracted more subscribers than Metromedia's consolidated ventures and will provide greater cash flow to Metromedia's consolidated operations;

    - the fact that Metromedia was able to negotiate favorable, consensual restructurings of all of PLD's outstanding obligations;


    - the May 16, 1999 opinion of Donaldson, Lufkin & Jenrette Securities Corp. to the effect that as of that date and, subject to certain assumptions and limitations, the exchange ratio was fair from a financial point of view to Metromedia, and the related financial analyses performed by Donaldson, Lufkin & Jenrette Securities Corp. in connection with its opinion;


    - the nature of the parties' representations, warranties, covenants and agreements, which the board believed would provide a reasonable degree of certainty that the merger would be completed;

    - potential reductions in corporate level overhead costs of the combined companies resulting from PLD no longer being a separate reporting person under federal securities laws, which would improve the combined companies' operating results;

    - the regulatory approvals required to complete the merger and the prospects for receiving those approvals; and

    - the potential adverse effects on Metromedia's business, operations and financial condition if the merger was not completed following public announcement of the merger agreement as a result of the possible negative reaction in U.S. capital markets to the failure by Metromedia to consummate a favorable transaction.

    As a result, the Metromedia and PLD boards believe that the merger should increase stockholder value to you.


    To review the reasons for the merger in greater detail, see pages 34 through 36.



VOTING AGREEMENT (PAGE 63)


    Holders of 38% of PLD's outstanding common stock have agreed to vote for the merger. This means that at least 12.1% more of PLD's stockholders must vote for the merger to ensure its approval.


RECOMMENDATION TO PLD STOCKHOLDERS (PAGE 35)


    The PLD board has unanimously determined that the merger agreement and the merger are fair to the PLD stockholders and in their best interests. The PLD board recommends that they vote for approval of the merger agreement.


OPINION OF PLD'S FINANCIAL ADVISOR (PAGE 42)


    In connection with the merger, the PLD board received a written opinion from Salomon Smith Barney Inc. as to the fairness, from a financial point of view, of the exchange ratio to the holders of PLD common stock. The full text of the written opinion of Salomon Smith Barney Inc. dated May 18, 1999 is attached to the back of this document as Appendix B, and should be read carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken. THE OPINION OF SALOMON SMITH BARNEY INC. DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER WITH RESPECT TO ANY MATTER RELATING TO THE PROPOSED MERGER.


RECOMMENDATION TO METROMEDIA STOCKHOLDERS (PAGE 34)


    The Metromedia board has unanimously determined that the merger agreement and the merger are fair to the Metromedia stockholders and in their best interests. The Metromedia board recommends that the Metromedia stockholders vote for approval of the merger agreement.


OPINION OF METROMEDIA'S FINANCIAL ADVISOR (PAGE 36)


    Donaldson, Lufkin & Jenrette Securities Corporation, as financial advisor to the Metromedia board, has delivered its written opinion to the Metromedia board that, as of May 16, 1999, the exchange ratio was fair from a financial point of view to Metromedia stockholders. The full text of the opinion of Donaldson, Lufkin & Jenrette Securities Corporation is attached as Appendix C. The opinion describes important assumptions and limitations and is not a recommendation as to how the Metromedia stockholders should vote on the merger.


DISSENTERS' RIGHTS (PAGES 29 AND 31)


    Under Delaware law, Metromedia and PLD stockholders do not have dissenters' rights with respect to the merger.


PREFERRED STOCKHOLDERS (PAGES 28 AND 31)


    Holders of PLD's preferred stock will not have a vote with respect to the merger. Holders of Metromedia preferred stock will not have a vote with respect to the issuance of the shares of Metromedia common stock in the merger or any other proposals referred to in this document.


CONDITIONS TO THE MERGER (PAGE 60)


    We will not complete the merger unless a number of conditions are satisfied or waived. These include:

    - a majority of the holders of PLD common stock present in person or by proxy at the PLD special meeting must approve the merger and the holders of a majority of Metromedia common stock present in person or by proxy at the Metromedia annual meeting must approve the issuance of the shares of Metromedia common stock pursuant to the merger agreement;

    - the completion of the following transactions:

      - a restructuring of PLD's loans from the Travelers Insurance Company and The Travelers Indemnity Company;

      - a restructuring of PLD's loans from News America Incorporated;

      - the exchange of PLD's outstanding senior discount notes and convertible subordinated notes for new Metromedia notes; and

      - the purchase by PLD of all minority interests in its Technocom subsidiary;


    in each case, as described beginning on page 63; and



    - the receipt by PLD of legal opinion confirming the tax-free nature of the merger.


    The stockholders' approvals referred to above may not be waived by either PLD or Metromedia. Any other condition to closing may be waived by the party for whose benefit the condition is intended. The parties have not made any other determination as to whether they would waive any condition to closing. If the waiver of any conditions to closing constitutes a material change in the disclosure made in this document, including the waiver of the condition that PLD receive the additional opinion of tax counsel described below in "Income Tax Consequences of the Merger," the parties will recirculate a revised proxy statement and resolicit stockholders' approval.

    A copy of the merger agreement is attached as Annex A to this document.


ACCOUNTING TREATMENT (PAGE 51)


    The merger will be accounted for under the purchase method of accounting. This means that after the merger, Metromedia will be required to record the excess of the consideration paid over the estimated fair value of net assets acquired and will subsequently amortize this cost against earnings.


COMPARISON OF STOCKHOLDER RIGHTS (PAGE 77)


    The certificates of incorporation and by-laws of PLD and Metromedia vary. As a result, the PLD stockholders will have different rights as Metromedia stockholders than they currently have as PLD stockholders.


TERMINATION OF THE MERGER AGREEMENT (PAGE 61)


    We can agree to terminate the merger agreement without completing the merger. Either one of us can terminate the merger agreement:

    - if the merger is not completed before October 31, 1999; or

    - if the other company has failed to perform its obligations under the merger agreement.


    In addition, Metromedia and PLD can unilaterally terminate the merger agreement under those circumstances described on page 62.


TERMINATION PAYMENTS


    PLD is required to pay Metromedia a termination payment of $6.25 million (plus reimburse up to $1.0 million of expenses) if the merger agreement is terminated under those circumstances described on page 62.



    Metromedia is required to reimburse PLD for its expenses up to $500,000 if the merger agreement is terminated under those circumstances described on page 62.

INCOME TAX CONSEQUENCES OF THE MERGER (PAGE 49)


    The merger is intended to be tax-free to you, except with respect to cash received instead of fractional shares of Metromedia common stock.

    PLD has received an opinion of Morgan, Lewis & Bockius LLP, special tax counsel to PLD. In its opinion, the merger will be treated as a reorganization within the meaning of the Internal Revenue Code. As a result, no gain or loss will be recognized for federal income tax purposes by PLD stockholders except with respect to cash received in lieu of fractional shares. In addition, no gain or loss will be recognized for federal income tax purposes by Metromedia, PLD and the Metromedia subsidiary. PLD's obligation to complete the merger is conditioned upon its receipt from its tax counsel of an additional opinion dated as of the closing date of the merger that confirms the opinion previously delivered to PLD.

    THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR.


REGULATORY APPROVALS (PAGE 53)



    Early termination of the waiting period applicable to the consummation of the merger under federal antitrust laws was granted on June 24, 1999, effective immediately. In addition, PLD has received assurances that the Department of Trade and Industry in the United Kingdom will not object to the change of control of PLD's U.K. telecommunications licenses which will result from the merger. The Federal Communications Commission has consented to the change of control of PLD's U.S. telecommunications licenses in connection with the merger. Application was filed with the Department of Enterprise and Employment in Ireland to consent to the change of control of PLD and Technocom Limited, an Irish subsidiary of PLD. No other federal or other regulatory requirements or approvals must be complied with or obtained for the consummation of the merger.


FORWARD-LOOKING STATEMENTS


    Statements in this document and in the documents incorporated by reference in this document are or may be forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those expressed in such statements depending on a variety of factors. You should carefully review all information, including the financial statements and the notes to the financial statements, included or incorporated by reference into this document. See "Risk Factors" on page 13.

SELECTED HISTORICAL FINANCIAL INFORMATION


    We are providing the following historical financial information to aid you in your analysis of the financial aspects of the merger. The information is only a summary and you should read it together with our consolidated financial statements and other financial information contained in our most recent annual and quarterly reports, which are incorporated by reference and from which we derived this information. See "Where You Can Find More Information".


    METROMEDIA-HISTORICAL FINANCIAL INFORMATION

    The following selected consolidated financial data should be read in conjunction with Metromedia's consolidated financial statements, including the notes thereto, and the other financial data incorporated by reference in this joint proxy statement/prospectus. The consolidated statement of operations data and consolidated balance sheet data as of and for the years ended December 31, 1998, 1997, 1996, 1995 and the fiscal year ended February 28, 1995 are derived from the consolidated financial statements of Metromedia and the notes related thereto, which were audited by KPMG LLP, independent certified public accountants. The consolidated financial statements as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 and the report of KPMG LLP thereon, are incorporated by reference in this joint proxy statement/prospectus. The selected consolidated statement of operations data and balance sheet data as of June 30, 1999 and for the six-month periods ended June 30, 1999 and 1998 are derived from the unaudited consolidated financial statements of Metromedia incorporated by reference in this joint proxy statement/prospectus which, in the opinion of management, include all adjustments necessary for a fair presentation of the financial condition and results of operations of Metromedia for such periods. The results of operations for interim periods are not necessarily indicative of a full year's operations. Net loss per share is computed on the basis described in the notes to Metromedia's consolidated financial statements.

    The consolidated financial statements for the year ended December 31, 1996 include two months (November and December 1996) of the results of operations of Snapper, Inc. In addition, the consolidated financial statements for the year ended December 31, 1995 include operations for The Actava Group Inc. and MCEG Sterling Incorporated from November 1, 1995 and two months for Orion Pictures Corporation (January and February 1995) that were included in the February 28, 1995 consolidated financial statements. The net loss for the two month duplicate period is $11.4 million.

                                         SIX MONTHS
                                           ENDED
                                          JUNE 30,                 YEARS ENDED DECEMBER 31,            YEAR ENDED
                                    --------------------  ------------------------------------------  FEBRUARY 28,
                                      1999       1998       1998       1997       1996       1995         1995
                                    ---------  ---------  ---------  ---------  ---------  ---------  ------------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Consolidated Statement of Operations Data:
Revenues..........................  $ 132,647  $ 134,458  $ 240,292  $ 204,328  $  36,592  $   5,158   $    3,545
Equity in losses of unconsolidated
  investees (1)...................     (5,933)    (7,645)   (18,151)   (53,150)    (7,835)    (6,367)      (1,785)
Loss from continuing operations
  (1) (2).........................    (22,877)   (45,152)  (135,986)  (130,901)   (72,146)   (36,265)     (19,141)
Net income (loss).................  $ (22,877) $ (39,885) $(123,670) $  88,443  $(115,243) $(412,976)  $  (69,411)
Income (loss) per common share--Basic:
  Continuing operations...........  $   (0.44) $   (0.77) $   (2.19) $   (2.02) $   (1.33) $   (1.48)  $    (0.95)
  Net income (loss)...............  $   (0.44) $   (0.69) $   (2.01) $    1.26  $   (2.12) $  (16.83)  $    (3.43)
Ratio of earnings to fixed charges
  (4).............................         --         --         --         --         --         --           --
Weighted average common shares
  outstanding.....................     69,137     68,810     68,955     66,961     54,293     24,541       20,246
Dividends per common share........         --         --         --         --         --         --           --
Consolidated Balance Sheet Data (at end of period):
Total assets (3)..................  $ 559,532        N/A  $ 609,641  $ 789,272  $ 513,118  $ 328,600   $   40,282
Notes and subordinated debt.......     44,659        N/A     51,834     79,416    190,754    171,004       24,948

------------------------------

(1) Included in the year ended December 31, 1997 are equity in losses and writedown of investment in RDM Sports Group, Inc. of $45.1 million.

(2) For the year ended December 31, 1998, in connection with Metromedia's communications group's paging operations, Metromedia adjusted the carrying value of goodwill and other intangibles, fixed assets, investments in and advances to its joint ventures and wrote down inventory. The total non-cash nonrecurring charge and write down was $49.9 million.

(3) Total assets include the net assets of the entertainment assets and the Landmark Theatre Group, Inc. The net assets (liabilities) of the entertainment assets at December 31, 1996 and 1995 and February 28, 1995 were $11.0 million, $12.1 million and ($8.5) million, respectively. At December 31, 1997 and 1996, the net assets of the Landmark Theatre Group, Inc., which was acquired on July 2, 1996, were $46.8 million and $46.5 million, respectively.

(4) For purposes of this computation, earnings are defined as pre-tax earnings or loss from continuing operations of Metromedia before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees attributable to common stockholders plus fixed charges and distributed income of equity investees.

    Fixed charges are the sum of:

    - interest expensed and capitalized,

    - amortization of deferred financing costs, premium and debt discounts,

    - the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third), and

    - dividends on preferred stock.

    The ratio of earnings to fixed charges of Metromedia was less than 1.00 for each of the six months ended June 30, 1999 and 1998 and for the years ended December 31, 1998, 1997, 1996 and 1995 and for the year ended February 28, 1995; thus earnings available for fixed charges were inadequate to cover fixed charges for such periods. The deficiency in earnings to fixed charges for the six months ended June 30, 1999 and 1998 and for the years ended December 31, 1998, 1997, 1996 and 1995 and for the year ended February 28, 1995 were: $28.7 million, $48.2 million, $141.1 million, $95.3 million, $64.3 million, $30.1 million and $17.4 million, respectively.

PLD--HISTORICAL FINANCIAL INFORMATION

    The following selected consolidated financial data should be read in conjunction with PLD's consolidated financial statements, including the notes thereto, and the other financial data incorporated by reference in this joint proxy statement/prospectus. The statement of operations data and balance sheet data as of and for the years ended December 31, 1998 and 1997 are derived from the consolidated financial statements of PLD and the notes related thereto, which were audited by KPMG LLP, independent certified public accountants, whose report contains an explanatory paragraph that states that PLD's recurring losses, working capital deficiency and lack of sufficient funds on hand to meet its current debt obligations raise substantial doubt about the entity's ability to continue as a going concern. The consolidated financial statements and the selected financial data do not include any adjustments that might result from the outcome of that uncertainty. The consolidated statement of operations data and consolidated balance sheet data as of and for the years ended December 31, 1996, 1995 and 1994 are derived from the consolidated financial statements of PLD and the notes related thereto, which were audited by KPMG LLP, Chartered Accountants. The consolidated financial statements as of December 31, 1998 and 1997 and for the years then ended and the report of KPMG LLP thereon and the consolidated statements of operations, shareholders' equity and cash flows of PLD for the year ended December 31, 1996 and the report of KPMG LLP are incorporated by reference in this joint proxy statement/prospectus. The selected financial data should be read in conjunction with the consolidated financial statements, the related notes and the independent auditors' reports. The selected consolidated statement of operations data and balance sheet data as of June 30, 1999 and for the six-month periods ended June 30, 1999 and 1998 are derived from the unaudited consolidated financial statements of PLD incorporated by reference in this joint proxy statement/ prospectus, which in the opinion of management, include all adjustments necessary for a fair presentation of the financial condition and results of operations of PLD for such periods. The results of operations for interim periods are not necessarily indicative of a full year's operations. Net loss per share is computed on the basis described in the notes to PLD's consolidated financial statements.

                                      SIX MONTHS
                                    ENDED JUNE 30,                      YEARS ENDED DECEMBER 31,
                                ----------------------  ---------------------------------------------------------
                                   1999        1998        1998        1997        1996        1995       1994
                                ----------  ----------  ----------  ----------  ----------  ----------  ---------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Consolidated Statements of
  Operations Data:
Operating revenues............  $   57,328  $   74,406  $  145,360  $  114,424  $   61,966  $   29,120  $   8,526
Operating expenses............      60,453      61,285     135,412     102,406      59,099      38,266     17,248
                                ----------  ----------  ----------  ----------  ----------  ----------  ---------
Operating income/(loss).......      (3,125)     13,121       9,948      12,018       2,867      (9,146)    (8,722)
                                ----------  ----------  ----------  ----------  ----------  ----------  ---------
Loss before income taxes and
  minority interest...........     (17,323)      2,838     (23,561)     (3,428)     (6,271)    (13,440)    (9,491)
Income taxes..................       4,723       5,171       9,864       7,739       3,669       1,490         --
                                ----------  ----------  ----------  ----------  ----------  ----------  ---------
Loss before minority
  interest....................     (22,046)     (2,333)    (33,425)    (11,167)     (9,940)    (14,930)    (9,491)
Minority interest.............       2,087       7,534       9,386       9,399       2,521         551         --
                                ----------  ----------  ----------  ----------  ----------  ----------  ---------
Net loss......................  $  (24,133) $   (9,867) $  (42,811) $  (20,566) $  (12,461) $  (15,481) $  (9,491)
                                ----------  ----------  ----------  ----------  ----------  ----------  ---------
                                ----------  ----------  ----------  ----------  ----------  ----------  ---------
Loss per common share.........  $    (0.64) $    (0.30) $    (1.21) $    (0.64) $    (0.39) $    (0.49) $   (0.78)
                                ----------  ----------  ----------  ----------  ----------  ----------  ---------
                                ----------  ----------  ----------  ----------  ----------  ----------  ---------
Weighted average number of
  shares of common stock
  outstanding (basic and
  diluted)....................      37,847      33,423      35,274      32,061      31,579      31,315     12,663
Dividends per common share....          --          --          --          --          --          --         --


                                                                             AS OF DECEMBER 31,
                                                JUNE 30,   ------------------------------------------------------
                                                  1999        1998       1997       1996       1995       1994
                                               ----------  ----------  ---------  ---------  ---------  ---------
                                                                         (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
  Cash and cash equivalents(1)...............  $    7,882  $    4,579  $  17,256  $  40,674  $  15,676  $  56,710
  Non-cash working capital deficiency........     (44,665)    (20,578)   (18,642)   (26,440)   (22,001)   (17,706)
  Escrow funds...............................      15,220      14,908     33,868     40,984         --         --
  Property and equipment, net................     172,171     168,937    134,998     93,039     45,357     21,718
  Telecommunications licenses, net...........      71,867      77,359     81,837     72,310     49,583     54,099
  Goodwill, net..............................      35,364      36,368     12,709      1,796      2,011         --
  Investments and other assets...............      17,021      15,128     17,092     37,256     27,282     18,925
  Investment in Teleport-TP (2)..............          --          --         --         --     23,564     15,699
  Total assets...............................     351,160     352,108    335,586    306,357    178,092    171,760
Long-term debt...............................     150,095     151,814    133,516    107,954         --         --
Stockholders' equity.........................     101,657     124,877    127,231    137,954    135,832    147,470

(1) The December 31, 1996 and 1995 balances include cash of $9.0 million and $6.1 million, respectively, held on deposit as collateral to secure bank indebtedness of the same amount.

(2) Teleport-TP became a consolidated subsidiary as of December 31, 1996 as a result of the acquisition of an additional ownership interest on December 20, 1996.

UNAUDITED SELECTED PRO FORMA COMBINED FINANCIAL DATA

    The following unaudited selected pro forma combined condensed financial data are derived from the Unaudited Pro Forma Combined Financial Information included elsewhere in this joint proxy statement/prospectus and should be read together with that data and with the notes to that data. These unaudited selected pro forma combined financial data:


    - are based upon the historical financial statements of Metromedia and PLD as of and for the six months ended June 30, 1999 and for the year ended December 31, 1998;


    - are adjusted to give effect to the merger;

    - are adjusted for the restructuring of all of PLD's outstanding senior and subordinated notes, the loans owed to the Travelers Insurance Company and News America and PLD's obligation to purchase the minority interests in the PLD subsidiary Technocom Limited.

    With respect to the balance sheet data, the transactions referred to above are assumed to have been completed as of June 30, 1999. With respect to the statement of operations data the transactions referred to above are assumed to have been completed as of the beginning of the periods presented.

    These unaudited selected pro forma combined condensed financial data are for illustrative purposes only and do not necessarily indicate the operating results or financial position that would have been achieved had the merger and the restructuring described above been completed as of the dates indicated or of the results that may be obtained in the future. In addition, the data does not reflect synergies that might be achieved from combining these operations.


                                                                                 SIX MONTHS ENDED     YEAR ENDED
                                                                                     JUNE 30,        DECEMBER 31,
                                                                                       1999              1998
                                                                                -------------------  ------------
                                                                                 (IN THOUSANDS, EXCEPT PER SHARE
                                                                                              DATA)
Statement of Operations Data:
Revenues......................................................................     $     189,975      $  385,652
Equity in losses of unconsolidated investees..................................            (6,363)        (19,109)
Loss from continuing operations...............................................           (47,664)       (187,941)
Income (loss) per common share--Basic:
  Continuing operations.......................................................     $       (0.61)     $    (2.25)
Weighted average common shares outstanding....................................            90,387          90,205
Dividends per common share....................................................                --              --
Balance Sheet Data (at end of period):
Total assets..................................................................     $     968,636             N/A
Debt..........................................................................           228,246             N/A


COMPARATIVE PER SHARE INFORMATION

    The average common shares outstanding used in calculating pro forma loss per common share from continuing operations are calculated assuming that the estimated number of shares of Metromedia common stock to be issued in the merger were outstanding from the beginning of the periods presented. Options and warrants to purchase shares of common stock as well as shares of common stock issuable upon conversion of Metromedia's convertible preferred stock were not included in computing pro forma diluted earnings per common share because their inclusion would result in a smaller loss per common share.

    The book value per share amounts of Metromedia were calculated by dividing shareholders' equity by the number of common shares outstanding, at the end of the period. The common stock outstanding used in calculating pro forma combined book value per share are 69,162,000 of Metromedia common stock outstanding at June 30, 1999 plus 21,250,000 shares representing the estimated number of common shares to be issued in the merger. See Note 1 to the Unaudited Pro Forma Combined Financial Statements.

    PLD pro forma equivalent amounts are calculated by multiplying the respective pro forma combined per share amounts by the exchange ratio of .56, using the closing price on May 18, 1999.


                                                                          SIX MONTHS ENDED             YEAR ENDED
                                                                           JUNE 30, 1999           DECEMBER 31, 1998
                                                                      ------------------------  ------------------------
HISTORICAL                                                             METROMEDIA       PLD      METROMEDIA       PLD
--------------------------------------------------------------------  -------------  ---------  -------------  ---------
Loss per common share from continuing operations....................    $   (0.44)   $   (0.64)   $   (2.19)   $   (1.21)
Cash dividend declared per common share.............................           --           --           --           --
Book value per common share at end of period........................    $    5.72    $    2.69    $    6.16    $    3.30



                                                                                        METROMEDIA          PLD
                                                                                         PRO FORMA       PRO FORMA
PRO FORMA AND PRO FORMA EQUIVALENT PER SHARE DATA                                        COMBINED       EQUIVALENT
------------------------------------------------------------------------------------  ---------------  -------------
Loss per common share from continuing operations for the:
  Year ended December 31, 1998......................................................     $   (2.25)      $   (1.26)
  Six months ended June 30, 1999....................................................     $   (0.61)      $   (0.34)

Cash dividends declared per common share:
  Year ended December 31, 1998......................................................            --              --
  Six months ended June 30, 1999....................................................            --              --
Book value per common share June 30, 1999...........................................     $    6.19       $    3.47


COMPARATIVE PER SHARE MARKET PRICE INFORMATION


    Metromedia common stock is traded on the American and Pacific Stock Exchanges under the symbol "MMG." PLD common stock is traded on the Nasdaq National Market and the Toronto Stock Exchange under the symbols "PLDI" and "PLD", respectively. We list below the per share closing market prices as reported on the American Stock Exchange Composite Transactions Tape for shares of Metromedia common stock and on the Nasdaq National Market for shares of PLD common stock. We list this information as of May 17, 1999, the last trading day before public announcement of the signing of the merger agreement, and as of August 30, 1999 the latest practicable date prior to the printing of this document.


    We also list the implied equivalent per share value for shares of PLD common stock, which is the Metromedia common stock price multiplied by the exchange ratio of .56, assuming the average Metromedia stock price is equal to or greater than $6.25 but less than or equal to $8.00.

    We urge you to obtain current market quotations for PLD common stock and Metromedia common stock before voting on the merger.


                                                                                                     PLD SHARE
                                                                         PLD SHARE   METROMEDIA     EQUIVALENT
                                                                           PRICE     SHARE PRICE       VALUE
                                                                        -----------  -----------  ---------------
May 17, 1999..........................................................   $    2.75    $  6.50        $    3.64
August 30, 1999.......................................................   $    3.03    $  6.375       $    3.57

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE INFORMATION BELOW AS WELL AS ALL OTHER INFORMATION PROVIDED TO YOU IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN DECIDING WHETHER TO APPROVE THE MERGER, INCLUDING INFORMATION IN THE SECTION OF THIS PROSPECTUS ENTITLED "--METROMEDIA'S FUTURE RESULTS OF OPERATIONS MAY BE SUBSTANTIALLY DIFFERENT FROM ITS STATEMENTS ABOUT ITS FUTURE PROSPECTS AND YOU SHOULD NOT UNDULY RELY ON THESE STATEMENTS."

METROMEDIA EXPECTS TO CONTINUE TO INCUR LOSSES FROM ITS CONTINUING OPERATIONS, WHICH COULD PREVENT IT FROM PURSUING ITS GROWTH STRATEGIES AND COULD CAUSE IT TO DEFAULT UNDER ITS DEBT OBLIGATIONS.

    Metromedia cannot assure you that it will succeed in establishing an adequate revenue base or that its services will be profitable or generate positive cash flow. Metromedia has reported substantial losses from operations over the previous three years. For the six months ended June 30, 1999 and for the years ended December 31, 1998, 1997 and 1996, it reported a loss from continuing operations of approximately $22.9 million, $136.0 million, $130.9 million and $72.1 million, respectively, and a net loss of $22.9 million, $123.7 million, net income of $88.4 million, and a net loss of $115.2 million, respectively. Metromedia expects that it will report significant operating losses, including losses attributable to Snapper, Inc., for the fiscal year ended December 31, 1999. In addition, many of the joint ventures in its communication group are still in the early stages of their development and Metromedia expects this group to continue to generate significant losses as it continues to build-out and market its services. Accordingly, Metromedia expects to generate consolidated losses for the foreseeable future.

    Continued losses and negative cash flow may prevent Metromedia from pursuing its strategies for growth and could cause it to be unable to meet its debt service obligations, its capital expenditures or working capital needs.

CHINESE GOVERNMENTAL AUTHORITIES ARE CAUSING THE TERMINATION OF CERTAIN OF METROMEDIA'S JOINT VENTURES, WHICH COULD HAVE NEGATIVE EFFECTS ON METROMEDIA'S FINANCIAL POSITION AND RESULTS OF OPERATIONS.


    Because legal restrictions in China prohibit foreign participation in the operation or ownership in the telecommunications sector, Metromedia's telecommunications joint ventures in China have been established so as to provide financing, technical advice, consulting and other services for the construction and development of telephony networks for China United Telecommunications Incorporated, known as China Unicom, a Chinese telecommunications operator.



    Metromedia has recently been notified by China Unicom that a department of the Chinese government has requested termination of two of Metromedia's telecommunications joint ventures with China Unicom. Negotiations have commenced with representatives of China Unicom on the amount of compensation and terms of the resolution of all issues between the parties. The content of the negotiations includes determining the investment principal of these joint ventures, appropriate compensation and other matters related to termination of contracts. Metromedia was further notified that due to technical reasons which were not specified, the cash distribution plan for the first half of 1999 had not been decided and that China Unicom also expected to discuss this subject with the joint ventures. As a result, Metromedia cannot assure you that it will receive compensation from the Chinese government for the termination of its joint ventures or that the compensation that it will receive, if any, will be adequate.



    While the notification only involved two of Metromedia's telecommunications joint ventures, Metromedia expects that the other two telecommunications projects in which it has invested will receive similar notifications. In addition, China Unicom has suspended cooperation on further development of networks with these joint ventures, which Metromedia believes reflects China Unicom's intention to negotiate the termination of its relationship with these joint ventures as well.

    In light of the current uncertainty, Metromedia is unable to estimate the impact on its financial condition and results of operations of such negotiations and expected winding up of its other two Chinese telecommunications joint ventures. Metromedia believes that negotiations, if adversely concluded, could have a materially negative effect on Metromedia's financial position and operating results. Depending on the amount of compensation it receives, Metromedia will record a non cash charge equal to the difference between the sum of the carrying values of its investment and advances made to joint ventures plus goodwill less the cash compensation it receives from the joint ventures which China Unicom has paid. Metromedia's investment in and advances to joint ventures and goodwill balance at June 30, 1999 were approximately $71 million and $67 million respectively. See "Business of Metromedia."


METROMEDIA MAY NOT BE ABLE TO REALIZE FULLY ALL THE BENEFITS THAT IT ANTICIPATES FROM THE MERGER.

    Metromedia and PLD previously operated independently. They entered into the merger agreement with the expectation that the merger would create opportunities to achieve cost synergies, revenue growth, technological development and other synergistic benefits. The value of the Metromedia common stock following consummation of the merger may be affected by the ability to achieve the benefits expected to result from the consummation of the merger. Achieving the benefits of the merger will depend in part upon meeting the challenges inherent in the successful combination of two business enterprises of the size and scope of Metromedia and PLD, which include:

    - the possible resulting diversion of management attention for an extended period of time;

    - the possible loss of management-level and highly qualified employees;

    - the possible inability to integrate the management culture, enterprise systems and operations of these two companies; and

    - the involvement of Metromedia in different businesses in which it has limited experience.

    We cannot assure you that we will meet these challenges and that these challenges will not negatively impact the operations of Metromedia following the merger. Delays encountered in the transition process could have a material adverse effect upon the revenues, level of expenses, operating results and financial condition of the combined company. We cannot assure you that the combined company will realize any of these anticipated benefits.

METROMEDIA WILL BE UNABLE TO MEET ITS OBLIGATIONS IF IT DOES NOT RECEIVE DISTRIBUTIONS FROM ITS SUBSIDIARIES AND ITS SUBSIDIARIES HAVE NO OBLIGATIONS TO MAKE ANY PAYMENTS TO IT.

    Metromedia is a holding company with no direct operations and no assets of significance other than the stock of its subsidiaries. As such, Metromedia is dependent on the earnings of its subsidiaries and the distribution or other payment of these earnings to it to meet Metromedia's obligations, including its ability to make distributions to its stockholders. Metromedia's subsidiaries are separate legal entities that will have no obligation to pay any amounts Metromedia owes to third parties, whether by dividends, loans or other payments. Snapper, Inc.'s credit facility contains substantial restrictions on dividends and other payments by Snapper to Metromedia. In addition, many of Metromedia's joint ventures are in their early stages of development and are operating businesses that are capital intensive. As a result, Metromedia will only be able to rely on cash on hand, proceeds from the disposition of non-core assets and net proceeds from additional financings through a public or private sale of debt or equity securities to meet its cash requirements, including the making of any distributions to Metromedia stockholders.

PLD HAS SUFFERED RECURRING LOSSES AND MAY NOT BE ABLE TO CONTINUE AS A GOING CONCERN.

    PLD has suffered recurring losses, has a working capital deficiency and does not presently have access to sufficient funds on hand to meet its current debt obligations. These factors raise substantial doubt about PLD's ability to continue as a going concern, if the merger is not consummated, as indicated in the report for fiscal 1998 of KPMG LLP, PLD's independent auditors. See "Related Agreements--Restructuring of PLD's Obligations."


AS A RESULT OF THE MERGER, METROMEDIA WILL HAVE SUBSTANTIAL DEBT, WHICH MAY LIMIT ITS ABILITY TO BORROW, RESTRICT THE USE OF ITS CASH FLOWS, CONSTRAIN ITS BUSINESS STRATEGY AND MAKE IT UNABLE TO MEET ITS DEBT OBLIGATIONS.



    As a result of the merger, Metromedia will issue $212,520,268 in new Metromedia notes and will incur other indebtedness to certain PLD security holders described in "Related Agreements."


    This indebtedness has important consequences, including:

    - Metromedia's ability to borrow additional amounts for working capital, capital expenditures or other purposes will be limited,

    - a substantial portion of its cash flow from operations will be required to make debt service payments,

    - Metromedia's leverage could limit its ability to capitalize on significant business opportunities and its flexibility to react to changes in general economic conditions, competitive pressures and adverse changes in government regulation,

    - Metromedia's ability to pay dividends will be restricted, and

    - Metromedia will be limited in its ability to merge, consolidate, or dispose of its assets.


    Metromedia cannot assure you that its cash flow and capital resources will be sufficient to repay any indebtedness incurred in the merger or that it may incur in the future, or that it will be successful in obtaining alternative financing. In the event that Metromedia is unable to repay its debts, it may be forced to reduce or delay the completion or expansion of its networks, sell some of its assets, obtain additional equity capital or refinance or restructure its debt. Even if new financing is available, it may not be on terms that are acceptable to Metromedia. The indebtedness being incurred in connection with the merger imposes substantial covenants on Metromedia. Complying with these covenants may cause Metromedia to take actions that it otherwise would not take, or not take actions that it otherwise would take. Please refer to the section in this prospectus entitled "Related Agreements--Agreement to Exchange and Consent; Terms of Metromedia Notes."



METROMEDIA MAY NOT BE ABLE TO RAISE THE SUBSTANTIAL ADDITIONAL FINANCING THAT WILL BE REQUIRED TO SATISFY ITS LONG-TERM BUSINESS OBJECTIVES, WHICH WOULD FORCE IT TO SIGNIFICANTLY CURTAIL ITS BUSINESS OBJECTIVES AND MAY MATERIALLY AND ADVERSELY AFFECT ITS RESULTS OF OPERATIONS.



    Many of Metromedia's joint ventures operate businesses that are capital intensive and require the investment of significant amounts of capital in order to construct and develop operational systems and market their services. As a result, Metromedia will require substantial additional financing to satisfy its long-term business objectives, including its on-going working capital, acquisition and expansion requirements. Metromedia may seek to raise this additional capital through the public or private sale of debt or equity securities. If Metromedia incurs additional debt, it may become subject to additional or more restrictive financial covenants and ratios. Metromedia cannot assure you that additional financing will be available to it on acceptable terms, if at all. If adequate additional funds are not available, Metromedia may be required to curtail significantly its long-term business objectives and its results from operations may be materially and adversely affected.

METROMEDIA AND PLD MAY BE MATERIALLY AND ADVERSELY AFFECTED BY COMPETITION FROM LARGER GLOBAL COMMUNICATIONS COMPANIES OR THE EMERGENCE OF COMPETING TECHNOLOGIES IN THEIR CURRENT OR FUTURE MARKETS.

    Metromedia and PLD operate in businesses which are highly competitive and they compete with many other well-known communications and media companies, many of which have established operating infrastructures and substantially greater financial, management and other resources than them.

    Metromedia and PLD also face potential competition from competing technologies which could emerge over time in Eastern Europe, the republics of the former Soviet Union and other selected emerging markets and compete directly with their operations. For example, Metromedia believes that it will not be able to effectively compete for its traditional paging customers in markets where GSM technology is combined with calling party pays and prepaid calling card service. Similarly, Metromedia cannot assure you that PLD's nationwide cellular network in Kazakhstan will be able to compete with the development of the newly-introduced GSM technology in this market.

    In addition, each of the principal partners in PLD's operating businesses have interests that may conflict with those of PLD and in certain instances could compete directly with PLD and its networks. This competition could seriously undermine the local support for PLD's networks, affect PLD's results of operations in these countries and jeopardize Metromedia's ability to fully realize the value of its economic investments in these countries. See '--Metromedia and PLD do not fully control certain of their joint ventures' operations, strategies and financial decisions and cannot assure you that they will be able to maximize their returns on their investments" and "--Metromedia's dependence on certain local operators, interconnect parties or local customers may materially and adversely affect its operations." For example, PLD's partner in PLD's operating business in St. Petersburg has recently completed the installation of a fiber optic network in St. Petersburg which could provide serious competition to PLD's network in this area. The cellular network of PLD's operating business in Kazakhstan directly competes with the public switched telephone network of Kazakhtelekom, PLD's partner in this operating business, and a recently established GSM mobile phone service joint venture in which Kazakhtelekom has an interest. PLD's long distance network in Moscow is in direct competition with the long distance national network operated by Rostelecom, PLD's partner in its Moscow operating business.

    In addition, Metromedia does not expect to maintain or to be granted exclusive licenses to operate its communications businesses in any of the markets where it currently provides or plans to provide its services.

METROMEDIA MAY NOT BE ABLE TO ATTRACT CONSUMERS TO ITS SERVICES, WHICH WOULD NEGATIVELY IMPACT ITS OPERATING RESULTS.

    Metromedia's operating results are dependent upon its ability to attract and maintain subscribers to its cable, paging and telephony systems and the sale of commercial advertising time on its radio stations. These in turn depend on the following factors, several of which are beyond Metromedia's control:

    - the general economic conditions in the markets where Metromedia's cable, telephone systems, paging and radio stations are located,

    - the relative popularity of Metromedia's systems, including its radio stations,

    - the demographic characteristics of the potential subscribers to Metromedia's systems and audience of its radio stations,

    - the technical attractiveness to customers of the equipment and service of Metromedia's systems, and

    - the activities of its competitors.

METROMEDIA CANNOT ASSURE YOU THAT IT WILL SUCCESSFULLY COMPLETE THE CONSTRUCTION OF ITS SYSTEMS, WHICH WOULD JEOPARDIZE LICENSES FOR ITS SYSTEMS OR PROVIDE OPPORTUNITIES TO ITS COMPETITORS.

    Most of Metromedia's joint ventures require substantial construction of new systems and additions to the physical plants of existing systems. Construction projects are adversely affected by cost overruns and delays not within Metromedia's control or the control of its subcontractors, such as those caused by governmental changes and material or equipment shortages or delays in delivery of material or equipment. Metromedia cannot assure you that this construction will be completed on time or on budget. The failure to complete construction of a communications system on a timely basis could jeopardize the franchise or license for Metromedia's system or provide opportunities to its competitors.

METROMEDIA MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT AND MANAGE THE GROWTH OF ITS VENTURES, WHICH WOULD AFFECT ITS GROWTH STRATEGY.

    Many of Metromedia's ventures are either in developmental stages or have only recently commenced operations and Metromedia has incurred significant operating losses to date. Metromedia is currently pursuing additional investments in a variety of communications businesses both in its existing markets and in additional markets. In implementing and managing its strategy of growing its businesses, Metromedia must:

    - assess the strengths and weaknesses of development opportunities,

    - evaluate the costs and uncertain returns of developing and constructing the facilities for operating systems, and

    - integrate and manage the operations of existing and additional systems.

Metromedia cannot assure you that it will successfully implement its growth strategy.

THE GOVERNMENT LICENSES ON WHICH METROMEDIA DEPENDS TO OPERATE MANY OF ITS BUSINESSES COULD BE CANCELLED OR NOT RENEWED, WHICH WOULD IMPAIR THE DEVELOPMENT OF ITS SERVICES.


    Metromedia's joint ventures' operations are subject to governmental regulation and approvals in the markets in which these joint ventures operate. Metromedia's joint ventures operate under licenses that are issued for limited periods. Some of these licenses expire over the next several years, and some are renewable annually. Metromedia's failure to renew these licenses may have a material adverse effect on Metromedia. Seven licenses held or used by Metromedia's joint ventures will expire during 1999. For most of the licenses held or used by Metromedia's joint ventures, no statutory or regulatory presumption exists for renewal by the current license holder and Metromedia cannot assure you that these licenses will be renewed upon the expiration of their current terms.



    Additionally, some of the licenses pursuant to which Metromedia's businesses operate contain network build-out milestones. Metromedia's failure to renew any of these licenses or meet these milestones could result in the loss of these licenses, which may have a material adverse effect on Metromedia's operations. In addition, Metromedia cannot assure you that its joint ventures will obtain the necessary approvals to operate additional cable television, fixed telephony or paging systems or radio broadcast stations in any of the markets in which it is seeking to establish its business. PLD has exceeded the number of lines which the main license of its operating business in St. Petersburg allows it to operate in St. Petersburg and the surrounding region and Metromedia cannot assure you that the

Russian licensing authorities will not terminate or renegotiate this license or otherwise force PLD to reduce the number of its subscribers or impose other penalties on PLD.

METROMEDIA AND PLD DO NOT FULLY CONTROL CERTAIN OF THEIR JOINT VENTURES' OPERATIONS, STRATEGIES AND FINANCIAL DECISIONS AND CANNOT ASSURE YOU THAT THEY WILL BE ABLE TO MAXIMIZE THEIR RETURN ON THEIR INVESTMENTS.

    Metromedia and PLD have invested in virtually all of their joint ventures with local partners. In certain cases, the degree of Metromedia's and PLD's voting power and the voting power and veto rights of their joint venture partners may limit Metromedia or PLD from effectively controlling the operations, strategies and financial decisions of the joint ventures in which they have an ownership interest. In addition, in certain cases, Metromedia and PLD may be dependent on the continuing cooperation of their partners in the joint ventures and any significant disagreements among the participants could have a material adverse effect on their ventures. In addition, in some markets where Metromedia or PLD conducts or may in the future conduct business, certain decisions of a joint venture also require government approval. As a result, Metromedia and PLD cannot assure you that they will be able to maximize their return on all of their investments.

    In addition, in many instances, Metromedia's and PLD's partners in a joint venture include a governmental entity or an affiliate of a governmental entity. This poses a number of risks, including:

    - the possibility of decreased governmental support or enthusiasm for the venture as a result of a change of government or government officials,

    - a change of policy by the government, and

    - the ability of the governmental entities to exert undue control or influence over the project in the event of a dispute or otherwise.

    In addition, to the extent Metromedia's or PLD's joint ventures become profitable and generate sufficient cash flows in the future, Metromedia and PLD cannot assure you that the joint ventures will pay dividends or return capital at any time. Moreover, Metromedia's and PLD's equity interests in these investments generally are not freely transferable. Therefore, Metromedia and PLD cannot assure you of their ability to realize economic benefits through the sale of their interests in their joint ventures.

METROMEDIA'S AND PLD'S DEPENDENCE ON LOCAL OPERATORS, INTERCONNECT PARTIES OR LOCAL CUSTOMERS MAY MATERIALLY AND ADVERSELY AFFECT THEIR OPERATIONS.


    Metromedia and PLD are dependent on local operators or interconnect parties for a significant portion of their operations. For example, Metromedia has recently been notified by the Chinese telecommunications operator with which it operates its Chinese joint ventures that a department of the Chinese government had requested termination of two of its telecommunications joint ventures. In addition, this Chinese telecommunications operator has suspended cooperation on further development of networks with Metromedia's other two telecommunications joint ventures. See "Business of Metromedia." Also, PLD's operating business in St. Petersburg is dependent on Russian operators for the completion of most of its calls. Metromedia cannot assure you that this operating business will continue to have access to these operators' networks or that it will be able to have access to these networks with favorable tariffs. The loss of access to these networks or increases in tariffs could have a material adverse effect upon PLD. PLD's operating business in Kazakhstan is also entitled to interconnection free of charge to networks operated by Kazakhtelekom, the Kazakhstan public switched telephone network operator, for the completion of its local, long distance and international calls. The loss of, or any significant limitation on, its access to this network could have a material adverse effect on PLD. Further, Kazakhtelekom may try to use its authority to endeavor to assess interconnection charges on PLD's operating business in Kazakhstan, which may materially impact this operating business' profitability.

    Metromedia and PLD are also dependent on local operators or interconnect parties' facilities for certain of their operations. For example, PLD's operating business in St. Petersburg is dependent on Russian operators' buildings, ducts and tunnels in order to house its exchanges and to reach its customers. The loss of access to these facilities or the availability of access only on unfavorable terms could have a material adverse effect upon PLD. Similarly, PLD's operating business in Moscow is also dependent upon the facilities of local operators for the operation of its existing network in Moscow and to terminate certain traffic to users. The loss of the right to use these facilities could have a material adverse effect on PLD.

    Certain customers account for a significant portion of the total revenues of certain of PLD's operations and the loss of these customers would materially and adversely affect PLD's results of operations.

    In addition, several of PLD's customers, interconnect parties or local operators experience liquidity problems from time to time. PLD's dependence on these parties may make it vulnerable to their liquidity problems, both in terms of pressure for financial support for the expansion of their operations and facilities, and in PLD's ability to achieve prompt settlement of accounts.

METROMEDIA CANNOT ASSURE YOU THAT ITS EQUIPMENT WILL BE APPROVED BY THE AUTHORITIES REGULATING THE MARKETS IN WHICH IT OPERATES, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON ITS OPERATIONS IN THESE MARKETS.

    Many of Metromedia's proposed operations will be dependent upon approval of its proposed equipment by the communications authorities of the markets in which Metromedia and its joint ventures operate or plan to operate. Metromedia cannot assure you that the equipment it plans to use in these markets will be approved. The failure to obtain a type approval for Metromedia's equipment could have a materially adverse effect on many of its proposed operations.


METROMEDIA MAY NOT BE ABLE TO KEEP PACE WITH THE EMERGENCE OF NEW TECHNOLOGIES AND CHANGES IN MARKET CONDITIONS, WHICH WOULD MATERIALLY AND ADVERSELY AFFECT ITS RESULTS OF OPERATIONS.


    The communications industry has been characterized in recent years by rapid and significant technological changes and changes in market conditions. Competitors could introduce new or enhanced technologies with features which would render Metromedia's technology obsolete or significantly less marketable. Metromedia's ability to compete successfully will depend to a large extent on its ability to respond quickly and adapt to technological changes and advances in its industry. There can be no assurance that Metromedia will be able to keep pace, or will have the financial resources to keep pace, with the technological demands of the marketplace.

CERTAIN FAILURES TO ADDRESS THE YEAR 2000 PROBLEM MAY CAUSE DISRUPTIONS IN THE OPERATION OF METROMEDIA'S NETWORKS AND METROMEDIA'S SERVICES TO CUSTOMERS.


    Many computer and communications network systems, terminal devices, software products and manufacturing devices will not function properly in the year 2000 and beyond due to a once-common programming standard that represents years using two digits. This problem is often referred to as the year 2000 problem. It is possible that Metromedia's and its joint venture partners' currently installed computer and communications network systems, terminal devices, software products, manufacturing devices or other information technology systems, including embedded technology, or those of its and its joint venture partners' suppliers, contractors, interconnect parties or major systems developers working either alone or in conjunction with other softwares or systems, will not properly function in the year 2000 because of the year 2000 problem. Metromedia is not directly responsible for the year 2000 readiness of many of its joint ventures and in some cases has no access to the joint venture's management regarding these matters. Russia and the other republics of the former Soviet Union appear to be substantially behind Western countries in their year 2000 compliance and readiness. Metromedia and PLD have been unable to determine with any degree of certainty the extent to which their interconnect partners in the former Soviet Union are non-compliant because those parties have generally been reluctant to share this information. If Metromedia and its joint venture partners, or its customers, suppliers, contractors, interconnect parties and major systems developers are unable to address their year 2000 issues in a timely manner, a material adverse effect on Metromedia's results of operations and financial condition could result. Metromedia and its joint venture partners are currently working to evaluate and resolve the potential impact of the year 2000 on its processing of date-sensitive information and network systems. Metromedia cannot assure you that the year 2000 problem will only have a minimal cost impact or that its joint venture partners and other companies will convert their systems on a timely basis and that their failure will not have an adverse effect on Metromedia's systems.

METROMEDIA COMPANY EFFECTIVELY CONTROLS METROMEDIA INTERNATIONAL GROUP AND HAS THE POWER TO INFLUENCE THE DIRECTION OF ITS OPERATIONS AND PREVENT A CHANGE OF CONTROL.


    Metromedia Company and its affiliates collectively own approximately 26% of the outstanding shares of common stock of Metromedia International Group and are its largest stockholders. They have nominated or designated a majority of the members of the board of directors. Metromedia International Group's charter and Delaware law provide that the majority of the members of the board of directors will nominate the directors for election to the board of directors. However, for the foreseeable future it is likely that directors designated or nominated by Metromedia Company will continue to constitute a majority of the members of the board of directors. As a result, Metromedia Company will likely control the direction of future operations of Metromedia International Group, including decisions regarding acquisitions and other business opportunities, the declaration of dividends and the issuance of additional shares of capital stock and other securities. This concentration of ownership may have the effect of delaying, deferring or preventing a change of control of Metromedia International Group. Metromedia International Group's certificate of incorporation and by-laws also contain provisions which may also have the effect of delaying, deferring or preventing a change of control of it.


METROMEDIA COULD INCUR ENVIRONMENTAL LIABILITIES AS A RESULT OF ITS CURRENT OPERATIONS AND PAST DIVESTITURES THE COST OF WHICH COULD MATERIALLY AFFECT ITS RESULTS OF OPERATIONS.

    Metromedia has been in operation since 1929 through its predecessors and, over the years, has operated in diverse industries including equipment, sporting goods and furniture manufacturing, sheet metal processing, and trucking. Metromedia has divested almost all of its non-communications and non-media-related operations. However, in the course of these divestitures, it has retained certain indemnification obligations for environmental cleanup matters and, in one case, a contaminated parcel at which it has undertaken cleanup activities. In other cases, particularly for operations that Metromedia divested in the past, it could incur unanticipated environmental cleanup obligations, to the extent they may exist or arise in the future, as a result of changes in legal requirements that have occurred since these divestitures or otherwise. Because some divestitures may have occurred many years ago, Metromedia cannot assure you that environmental matters will not arise in the future that could have a material adverse effect on its results of operations or financial condition.


METROMEDIA OPERATES IN COUNTRIES WITH SIGNIFICANT POLITICAL, SOCIAL AND ECONOMIC UNCERTAINTIES, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON ITS OPERATIONS IN THESE AREAS.



    Metromedia operates in countries in Eastern Europe, the republics of the former Soviet Union, China and other selected emerging markets. These countries face significant political, social and economic uncertainties which could have a material adverse effect on its operations in these areas. These uncertainties include:


    - possible internal military conflicts,

    - civil unrest fueled by economic and social crises in those countries,

    - political tensions between national and local governments which often result in the enactment of conflicting legislation at various levels and may result in political instability,

    - bureaucratic infighting between government agencies with unclear and overlapping jurisdictions,

    - high unemployment, high inflation, high foreign debt, weak currencies and the possibility of widespread bankruptcies,

    - unstable governments,


    - pervasive regulatory control of the state over the telecommunications industry (see "--Laws restricting foreign investments in the telecommunications industry could adversely affect Metromedia's operations in these countries" and "--Chinese governmental authorities are causing the termination of certain of Metromedia's joint ventures, which could have negative effects on Metromedia's financial position and results of operations"),


    - uncertainty whether many of the countries in which Metromedia operates will continue to receive the substantial financial assistance they have received from several foreign governments and international organizations which helps to support their economic development,

    - failure by government entities to meet their outstanding foreign debt repayment obligations, and

    - the risk of increased support for a renewal of centralized authority and increased nationalism resulting in possible restrictions on foreign ownership and/or discrimination against foreign owned businesses.

    Metromedia cannot assure you that the pursuit of economic reforms by the governments of any of these countries will continue or prove to be ultimately effective, especially in the event of a change in leadership, social or political disruption or other circumstances affecting economic, political or social conditions. See "Business of Metromedia."

METROMEDIA FACES ENHANCED ECONOMIC, LEGAL AND PHYSICAL RISKS BY OPERATING
ABROAD.

    Metromedia has invested substantially all of its resources in operations outside of the United States and plans to make additional international investments in the near future. Metromedia runs a number of risks by investing in foreign countries including:


    - loss of revenue, property and equipment from expropriation, nationalization, war, insurrection, terrorism and other political risks (see "--Laws restricting foreign investments in the telecommunications industry could adversely affect Metromedia's operations in these countries" and "--Chinese governmental authorities are causing the termination of certain of Metromedia's joint ventures, which could have negative effects on Metromedia's financial position and results of operations"),


    - increases in taxes and governmental royalties and involuntary changes to its licenses issued by, or contracts with, foreign governments or their affiliated commercial enterprises,

    - official data published by the governments of many of the countries in which it operates is substantially less reliable than that published by Western countries,

    - changes in foreign and domestic laws and policies that govern operations of overseas-based companies,

    - amendments to, or different interpretations or implementations of, foreign tax laws and regulations that could adversely affect the profitability after tax of Metromedia's joint ventures,

    - criminal organizations in certain of the countries in which Metromedia operates that could threaten and intimidate our businesses. Metromedia cannot assure you that pressures from criminal organizations will not increase in the future and have a material adverse effect on its operations, and

    - high levels of corruption and non-compliance with the law exists in many countries in which Metromedia operates businesses. This problem significantly hurts economic growth in these countries and the ability of Metromedia to compete on an even basis with other parties.

    See "Business of Metromedia."

LAWS RESTRICTING FOREIGN INVESTMENTS IN THE TELECOMMUNICATIONS INDUSTRY COULD ADVERSELY AFFECT METROMEDIA'S OPERATIONS IN THESE COUNTRIES.

    Metromedia may also be materially and adversely affected by laws restricting foreign investment in the field of communications. Some countries in which Metromedia operates, including the Russian Federation and China, have extensive restrictions on foreign investments in the communications field. There is no way of predicting whether additional ownership limitations will be enacted in any of Metromedia's markets, or whether any such law, if enacted, will force Metromedia to reduce or restructure its ownership interest in any of its ventures. If additional ownership limitations are enacted in any of Metromedia's markets and Metromedia is required to reduce or restructure its ownership interests in any ventures, it is unclear how this reduction or restructuring would be implemented, or what impact this reduction or restructuring would have on Metromedia and on its financial condition or results of operations.

    Current Chinese law and regulations prohibit foreign companies and joint ventures in which they participate from providing telephony services to customers in China and generally limit the role that foreign companies or their joint ventures may play in the telecommunications industry. Since mid-1998, there has been uncertainty regarding possible significant changes in the regulation of and policy concerning foreign participation in and financing of the telecommunications industry in China, including the continued viability of the structure that Metromedia currently use for its investments in the Chinese telecommunications industry. If the Chinese laws or regulations change and restrict further the participation of foreign companies in the Chinese telecommunications market or the Chinese authorities challenge the validity of Metromedia's operations in China:

    - Metromedia's licenses to operate in China could be invalidated,

    - the legal validity of its contracts could be challenged which would deprive Metromedia of avenues of legal recourse,

    - Metromedia could be exposed to fines or criminal sanctions, or

    - Metromedia could not obtain financing within China or abroad.

    See "--Chinese governmental authorities are causing the termination of certain of Metromedia's joint ventures, which could have negative effects on Metromedia's financial position and results of operations."

    The Russian Federation has periodically proposed legislation that would limit the ownership percentage that foreign companies can have in radio and television businesses and/or limit the number of radio and television businesses that any company could own in a single market. While this proposed legislation has not been enacted, it is possible that this legislation could be enacted in Russia and that other countries in Eastern Europe and the republics of the former Soviet Union may enact similar legislation which could have a material adverse effect on our business operations, financial condition or prospects.

CURRENCY CONTROL RESTRICTIONS IN METROMEDIA'S MARKETS MAY HAVE A NEGATIVE EFFECT ON ITS BUSINESS.

    The existence of currency control restrictions in certain of Metromedia's markets may make it difficult for Metromedia to convert or repatriate its foreign earnings and adversely affect its ability to pay overhead expenses, meet its debt obligations and continue to expand its communications business. Metromedia's joint ventures often require specific licenses from the central banks of many of the countries in which they operate for certain types of foreign currency loans, leases and investments. The joint ventures' failure to obtain these currency licenses could result in the imposition of fines and penalties, significant delays in purchasing equipment and resulting difficulties in generating cash flows. The documentary requirements for obtaining the currency licenses are burdensome and Metromedia cannot assure you that the licensing entity will not impose additional, substantive requirements for the grant of a license or deny a request for a license on an arbitrary basis. Furthermore, the time typically taken by the relevant central banks to issue these licenses can be lengthy, in some cases up to one year or more.

RECENT ECONOMIC DIFFICULTIES IN THE RUSSIAN FEDERATION AND OTHER EMERGING MARKETS COULD HAVE A MATERIAL ADVERSE EFFECT ON METROMEDIA'S OPERATIONS IN THESE COUNTRIES.

    In 1998, a number of emerging market economies suffered significant economic and financial difficulties resulting in liquidity crises, devaluation of currencies, higher interest rates and reduced opportunities for financing. At this time, the prospects for recovery for the economies of the Russian Federation and other republics of the former Soviet Union and Eastern Europe negatively affected by the economic crisis remain unclear. The economic crisis has resulted in a number of defaults by borrowers in the Russian Federation and other countries and a reduced level of financing available to investors in these countries. The devaluation of many of the currencies in the region has also negatively affected the U.S. dollar value of the revenues generated by certain of Metromedia's joint ventures and may lead to certain additional restrictions on the convertibility of certain local currencies. Metromedia expects that these problems will negatively affect the financial performance of certain of its cable television, telephony, radio broadcasting and paging ventures.

HIGH INFLATION IN METROMEDIA'S MARKETS MAY HAVE A NEGATIVE EFFECT ON METROMEDIA'S BUSINESS.

    Some of Metromedia's subsidiaries and joint ventures operate in countries where the inflation rate is extremely high. Since the break-up of the Soviet Union, the economies of many of the former republics have been characterized by high rates of inflation. Inflation in Russia increased dramatically following the August 1998 financial crisis and there are increased risks of inflation in Kazakhstan. The inflation rates in Belarus have been at hyperinflationary levels for some years and as a result, the currency has essentially lost all intrinsic value.

    Metromedia's operating results will be hurt if it is unable to increase its prices enough to offset any increase in the rate of inflation, or if anti-inflationary legislation holding down prices is enacted.

FLUCTUATIONS IN CURRENCY EXCHANGE RATES IN THE COUNTRIES IN WHICH METROMEDIA OPERATES COULD NEGATIVELY IMPACT METROMEDIA'S RESULTS OF OPERATIONS IN THESE COUNTRIES.


    The value of the currencies in the countries in which Metromedia operates tends to fluctuate, sometimes significantly. For example, during 1998 and in the early part of 1999, the value of the Russian Rouble has been under considerable economic and political pressure and has suffered significant declines against the U.S. dollar and other currencies. Metromedia currently does not hedge against exchange rate risk and therefore could be negatively impacted by declines in exchange rates between the time one of its joint ventures receives its funds in local currency and the time it distributes these funds in U.S. dollars to Metromedia.


THE COMMERCIAL AND CORPORATE LEGAL STRUCTURES ARE STILL DEVELOPING IN METROMEDIA'S TARGET MARKETS WHICH CREATES UNCERTAINTIES AS TO THE PROTECTION OF ITS RIGHTS AND OPERATIONS IN THESE MARKETS.

    Commercial and corporate laws in Eastern Europe, the republics of the former Soviet Union and China are significantly less developed or clear than comparable laws in the United States and countries of Western Europe and are subject to frequent changes, preemption and reinterpretation by local or administrative regulations, by administrative officials and, in the case of Eastern Europe and republics of the former Soviet Union, by new governments. There are also often inconsistencies among laws, presidential decrees and governmental and ministerial orders and resolutions, and conflicts between local, regional and national laws and regulations. In some cases, laws are imposed with retroactive force and punitive penalties. In other cases, laws go unenforced. The result has been considerable legal confusion which creates significant obstacles to creating and operating Metromedia's joint ventures. Metromedia cannot assure you that the uncertainties associated with the existing and future laws and regulations in its markets will not have a material adverse effect on its ability to conduct its business and to generate profits. See "Business of Metromedia."

    There is also significant uncertainty as to the extent to which local parties and entities, particularly government authorities, in Metromedia's markets will respect Metromedia's contractual and other rights and also the extent to which the "rule of law" has taken hold and will be upheld in each of these countries. The courts in many of Metromedia's markets often do not have the experience, resources or authority to resolve significant economic disputes and enforce their decisions, and may not be insulated from political considerations and other outside pressures. Metromedia cannot assure you that the licenses held by its businesses or the contracts providing its businesses access to the airwaves or other rights or agreements essential for operations will not be significantly modified, revoked or canceled without justification. If that happens, Metromedia's ability to seek legal redress may be substantially delayed or even unavailable in such cases. See "Business of Metromedia."

RUSSIAN LAW MAY HOLD METROMEDIA LIABLE FOR THE DEBTS OF ITS SUBSIDIARIES, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON ITS FINANCIAL CONDITION.

    Generally, under the Civil Code of the Russian Federation and the Law of the Russian Federation on Joint Stock Companies, shareholders in a Russian joint stock company are not liable for the obligations of the joint stock company, and only bear the risk of loss of their investment. However, if a parent company has the capability under its charter or by contract to direct the decision-making of a subsidiary company, the parent company will bear joint and several responsibility for transactions concluded by its subsidiary in carrying out its direction. In addition, a parent company capable of directing the actions of its subsidiary is secondarily liable for its subsidiary's debts if the subsidiary becomes insolvent or bankrupt as a result of the action or inaction of its parent. In this instance, other shareholders of the subsidiary could claim compensation for the subsidiary's losses from the parent company which caused the subsidiary to take action or fail to take action, knowing that this action or failure to take action would result in losses. It is possible that Metromedia may be deemed to be this type of parent company for some of its subsidiaries, and could therefore be liable in some cases for the debt of these subsidiaries, which could have a material adverse effect on it.

METROMEDIA OPERATES IN COUNTRIES WHERE THE LAWS MAY NOT ADEQUATELY PROTECT SHAREHOLDER RIGHTS WHICH COULD PREVENT METROMEDIA FROM REALIZING FULLY THE ECONOMIC BENEFITS OF ITS INVESTMENTS IN THESE COUNTRIES.


    Shareholders have limited rights and legal protections under the laws in many of the countries in which Metromedia operates. The concept of fiduciary duties on the part of management or directors to their companies is also new and is not well developed. In some cases, the officers of a company may take actions without regard to or in contravention of the directions of the shareholders or the board of directors appointed by the shareholders.

    In other cases, a shareholder's ownership interest may be diluted without its knowledge or approval or even erased from the shareholder's ownership registry. Metromedia cannot assure you that it could obtain legal redress for any such action in the court systems of these countries.

THE EXERCISE BY NEWS AMERICA OF ITS REGISTRATION RIGHTS COULD MATERIALLY AFFECT THE MARKET FOR, AND VALUE OF, THE COMMON STOCK OF METROMEDIA

    Metromedia has agreed to file before the consummation of the merger and use its reasonable best efforts to have declared effective within six months of the consummation of the merger a registration statement for all the shares of common stock that News America Incorporated will receive in the merger and which will then represent approximately 9% of Metromedia's outstanding common stock assuming a .56 exchange ratio. Metromedia has also granted certain incidental registration rights to News America Incorporated. The sale by News America Incorporated of a large number of its shares could have an adverse effect on the market price for Metromedia's common stock. In addition, the inclusion in a Metromedia-initiated registration of the shares held by News America Incorporated may adversely affect Metromedia's ability to raise needed capital.


METROMEDIA MAY DEFAULT UNDER ITS SNAPPER CREDIT FACILITY, WHICH COULD MATERIALLY AND ADVERSELY AFFECT ITS BUSINESS STRATEGY AND RESULTS OF OPERATIONS.



    Snapper has defaulted in compliance with financial covenants under its credit facilities and, although these defaults have been waived, we cannot assure you that it will not default again under its credit facility. Any default could materially and adversely affect Snapper and Metromedia's results of operations. See "--As a result of the merger, Metromedia will have substantial debt, which may limit its ability to borrow, restrict the use of its cash flows, constrain its business strategy and make it unable to meet its debt obligations."



METROMEDIA IS INVOLVED IN LEGAL PROCEEDINGS, WHICH COULD ADVERSELY AFFECT ITS FINANCIAL CONDITION.


    Metromedia is involved in several legal proceedings in connection with its investment in RDM Sports Group, Inc.

    If Metromedia is unsuccessful in defending against the allegations made in these proceedings, an award of the magnitude being sought in these legal proceedings would have a material adverse effect on its financial condition and results of operations. In addition, Metromedia cannot assure you that it will not determine that the advantages of entering into a settlement outweigh the risk and expense of protracted litigation or that ultimately it will be successful in defending against these allegations.

METROMEDIA'S FUTURE RESULTS OF OPERATIONS MAY BE SUBSTANTIALLY DIFFERENT FROM ITS STATEMENTS ABOUT ITS FUTURE PROSPECTS AND YOU SHOULD NOT UNDULY RELY ON THESE STATEMENTS.

    Any statements in this document about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are often but not always made through the use of words or phrases like "believes," "expects," "may," "will," "should" or "anticipates" or the negative of these words or phrases or other variations on these words or phrases or comparable terminology, or by discussions of strategy that involves risks and uncertainties.

    These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Metromedia's actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other factors include, among others:

    - general economic and business conditions, which will, among other things, impact demand for Metromedia's products and services,

    - industry capacity, which tends to increase during strong years of the business cycle,

    - changes in public taste, industry trends and demographic changes,

    - competition from other communications companies, which may affect Metromedia's ability to generate revenues,

    - political, social and economic conditions and changes in laws, rules and regulations or their administration or interpretation, particularly in Eastern Europe, the former Soviet Union, China and other selected emerging markets, which may affect Metromedia's results of operations,

    - timely completion of construction projects for new systems for the joint ventures in which Metromedia has invested, which may impact the costs of these projects,

    - developing legal structures in Eastern Europe, the former Soviet Union, China and other selected emerging markets, which may affect Metromedia's ability to enforce its legal rights,

    - cooperation of local partners for Metromedia's communications investments in Eastern Europe, the former Soviet Union, China and other selected emerging markets, which may affect its results of operations,

    - exchange rate fluctuations,

    - license renewals for Metromedia's communications investments in Eastern Europe, the former Soviet Union, China and other selected emerging markets,

    - the loss of any significant customers,

    - changes in business strategy or development plans,

    - the quality of management,

    - the availability of qualified personnel,

    - changes in or the failure to comply with government regulation, and

    - other factors referenced in this prospectus.

    Accordingly, any forward-looking statement is qualified in its entirety by reference to these risks, uncertainties and other factors and you should not place any undue reliance on them. Furthermore, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time and it is not possible for Metromedia to predict which will arise. In addition, Metromedia cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

    Furthermore, this document constitutes a Year 2000 Readiness Disclosure Statement, and the statements in this joint proxy statement/prospectus are subject to the Year 2000 Information and Readiness Disclosure Act, and Metromedia and PLD hereby claim the protection of this Act for this document and all information contained herein.

                         THE METROMEDIA ANNUAL MEETING


DATE, TIME AND PLACE OF THE METROMEDIA ANNUAL MEETING


    Metromedia is sending this joint proxy statement/prospectus to Metromedia's stockholders as part of the solicitation of proxies by the Metromedia board of
directors for use at the Metromedia annual meeting to be held on   -  , 1999, at
9:00 a.m., local time, at 1285 Avenue of the Americas, New York, New York 10019. Metromedia is first mailing this joint proxy statement/prospectus, the attached notice of annual meeting of stockholders and the enclosed voting form to
Metromedia's stockholders on or about   -  , 1999.

PURPOSES OF THE METROMEDIA ANNUAL MEETING

    THE MERGER (PROPOSAL NUMBER ONE)

    At the Metromedia annual meeting, Metromedia stockholders will consider and vote upon a proposal to approve the issuance of the shares of Metromedia common stock pursuant to the Agreement and Plan of Merger, dated as of May 18, 1999, by and among Metromedia, Moscow Communications, Inc. and PLD. This agreement provides for the merger of Moscow Communications into PLD, with PLD continuing as the surviving corporation. Upon completion of the merger, PLD will become a wholly owned subsidiary of Metromedia. Metromedia is seeking the approval by its stockholders of the issuance of the shares of Metromedia common stock pursuant to the merger agreement because the rules of the American Stock Exchange require stockholder approval of any transaction involving the issuance of 20% or more of a listed company's stock. The approval of the issuance of the shares of Metromedia common stock is tantamount to approving the merger.

    OTHER MATTERS (PROPOSALS TWO, THREE AND FOUR)

    Metromedia stockholders will also consider and vote upon:


    - proposal two, to approve the election of three Class I directors, in each case, to serve for a three year term ending in the year 2002 or until their successors are elected and qualified,


    - proposal three, the ratification of the selection of KPMG LLP as Metromedia's independent accountants for the fiscal year ending December 31, 1999 and

    - proposal four, a proposal of a Metromedia stockholder to amend the certificate of incorporation of Metromedia to reinstate the right of the stockholders of Metromedia to take action by written consent and to call special meetings of the stockholders.

    Metromedia knows of no matter to be brought before the Metromedia annual meeting other than these four proposals. If any other business should properly come before the annual meeting, the persons named in the voting form will vote in their discretion.

    THE METROMEDIA BOARD HAS UNANIMOUSLY APPROVED THE ISSUANCE OF THE SHARES OF METROMEDIA COMMON STOCK PURSUANT TO THE MERGER AGREEMENT AND RECOMMENDS THAT METROMEDIA STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ISSUANCE OF THE SHARES OF METROMEDIA COMMON STOCK PURSUANT TO THE MERGER AGREEMENT. THE METROMEDIA BOARD ALSO UNANIMOUSLY RECOMMENDS THAT METROMEDIA STOCKHOLDERS VOTE FOR PROPOSALS TWO AND THREE AND AGAINST PROPOSAL FOUR, THE STOCKHOLDER PROPOSAL.

RECORD DATE


    The Metromedia board has fixed the close of business on August 12, 1999 as the record date for the Metromedia annual meeting. Only holders of Metromedia common stock on the record date will be entitled to vote at the Metromedia annual meeting and any adjournments or postponements thereof. At the record date, 69,175,254 shares of Metromedia common stock were outstanding and entitled to vote.

The presence, in person or by proxy, of a majority of these shares of Metromedia common stock is necessary to constitute a quorum at the Metromedia annual meeting. Abstentions and broker non-votes will be included in the determination of shares present at the Metromedia annual meeting for purposes of determining a quorum. Under the rules of the American Stock Exchange, brokers who hold shares in street name for customers will have the authority to vote on certain matters only with instructions from the customer on how to vote. Shares that are not voted because brokers did not receive any such instructions, are referred to as "broker non-votes." Broker non-votes have the effect of a vote against the approval of the issuance of the shares of Metromedia common stock pursuant to the merger agreement.

REQUIRED VOTES

    All properly executed proxies delivered and not properly revoked will be voted at the Metromedia annual meeting as specified in such proxies. If Metromedia stockholders do not specify a choice, their shares represented by a signed voting form will be voted for the approval of the issuance of the shares of Metromedia common stock pursuant to the merger agreement (proposal one), for the election of the persons nominated in proposal two, for the approval of proposal three and against proposal four.

    - The affirmative vote of a majority of the shares of Metromedia common stock present at the annual meeting in person or by proxy is required to approve the issuance of the shares of Metromedia common stock pursuant to the merger agreement.


    - The three nominees for election as directors receiving the highest number of votes will be elected as directors for a term ending in 2002.



    - The affirmative vote of the holders of a majority of the shares of Metromedia common stock outstanding on the record date is required to approve proposal three, the ratification of the selection of independent accountants and proposal four, a stockholder proposal.



    The holders of Metromedia preferred stock will not be entitled to vote with respect to the issuance of the shares of Metromedia common stock in the merger or any other proposals referred to in this document. Non-voting shares, including broker non-votes, and abstentions will have the effect of a vote against the merger agreement and will have no effect on the outcome and vote on the other proposals. The directors, executive officers and affiliates of Metromedia hold approximately 25% of the outstanding shares of Metromedia common stock and have indicated that they intend to vote in favor of each Metromedia proposal and against the stockholder proposal.


PROXIES; VOTING AND REVOCATION

    Each share of Metromedia common stock is entitled to one vote with respect to the issuance of the shares of Metromedia common stock pursuant to the merger agreement and the other proposals referred to in this document. The proxies may propose and vote for one or more adjournments or postponements of the Metromedia annual meeting to permit further solicitation of proxies in favor of such proposals. However, no proxy that is voted against the merger agreement and the other proposals referred to in this document will be voted in favor of any adjournment or postponement. Votes will be tabulated at the Metromedia annual meeting by inspectors of election appointed by Metromedia.

    Metromedia stockholders may revoke their proxies at any time prior to their being voted by filing an instrument of revocation with the secretary of Metromedia (Metromedia International Group, Inc., One Meadowlands Plaza, East Rutherford, New Jersey 07073). Metromedia stockholders may also revoke their proxies by filing a duly executed proxy bearing a later date or by appearing at the Metromedia annual meeting in person, notifying the secretary and voting by ballot at the Metromedia annual meeting. If Metromedia stockholders attend the meeting, they may vote in person whether or not they have previously given a proxy, but the presence of any Metromedia stockholder, without notifying the secretary of Metromedia, at the meeting will not revoke a previously given proxy. In addition, if Metromedia stockholders beneficially hold shares of Metromedia common stock that are not registered in their own name, they will need additional documentation from the record holder of such shares to attend and vote personally at the Metromedia meeting.

SOLICITATION OF PROXIES


    Metromedia will share equally with PLD the expense of printing and mailing this document and the material used in this solicitation of proxies. Proxies will be solicited through the mail and directly by officers, directors and regular employees of Metromedia and PLD not specifically employed for such purpose, without additional compensation. Metromedia will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to the principals. Metromedia and PLD have jointly engaged Morrow & Co., Inc. to represent it in connection with the solicitations of proxies at a cost to Metromedia of approximately $6,000 plus expenses.


NO DISSENTERS' APPRAISAL RIGHTS

    Under Delaware law, Metromedia stockholders will not have appraisal or dissenters' rights in connection with the merger if the merger is approved or with respect to any other matter to be voted on at the Metromedia annual meeting.

    THE MATTERS TO BE CONSIDERED AT THE METROMEDIA ANNUAL MEETING ARE OF GREAT IMPORTANCE TO METROMEDIA STOCKHOLDERS. THE METROMEDIA BOARD URGES ALL METROMEDIA STOCKHOLDERS TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS DOCUMENT, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED VOTING FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                            THE PLD SPECIAL MEETING


DATE, TIME AND PLACE OF THE PLD SPECIAL MEETING


    PLD is sending this joint proxy statement/prospectus to PLD stockholders as part of the solicitation of proxies by the PLD board of directors for use at a
PLD special meeting to be held on   -  , 1999, at 9:00 a.m., local time, at 1285
Avenue of the Americas, New York, New York, 10019. PLD is first mailing this joint proxy statement/prospectus, the attached notice of special meeting of
stockholders and the enclosed voting form to PLD stockholders on or about   -  ,
1999.

PURPOSES OF THE PLD SPECIAL MEETING; THE MERGER

    At the special meeting, PLD stockholders will consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of May 18, 1999, by and among Metromedia, Moscow Communications, Inc. and PLD. This agreement provides for the merger of Moscow Communications into PLD, with PLD continuing as the surviving corporation. Upon completion of the merger, PLD will become a wholly owned subsidiary of Metromedia.

    PLD knows of no matter to be brought before the PLD special meeting other than the merger. If any other business should properly come before the special meeting, the persons named in the voting form will vote in their discretion.

    THE PLD BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

RECORD DATE


    The PLD board has fixed the close of business on August 12, 1999 as the record date for the PLD special meeting. Only holders of PLD common stock on the record date will be entitled to vote at the PLD special meeting and any adjournments or postponements thereof. At the record date, 37,846,789 shares of PLD common stock were outstanding and entitled to vote. The presence, in person or by proxy, of a majority of these shares of PLD common stock is necessary to constitute a quorum at the PLD special meeting. Abstentions and broker non-votes will be included in the determination of shares present at the PLD special meeting for purposes of determining a quorum. Shares that are not voted because brokers did not receive instructions to vote from their holder are referred to as "broker non-votes." Broker non-votes have the effect of a vote against the merger.


REQUIRED VOTES

    All properly executed proxies delivered and not properly revoked will be voted at the PLD special meeting as specified in such proxies. If PLD stockholders do not specify a choice, their shares represented by a signed voting form will be voted for the approval of the merger agreement.

    The affirmative vote of the holders of record of a majority of the shares of PLD common stock outstanding on the record date is required to approve the merger agreement. Holders of approximately 38% of PLD's common stock have already agreed to vote for the merger. This means that only 12.1% more of PLD's stockholders must vote for the merger to ensure its approval.

    The holders of PLD preferred stock will not be entitled to vote with respect to the merger agreement. Non-voting shares, including broker non-votes, and abstentions will have the effect of a vote against the merger agreement. The executive officers and directors of PLD beneficially own an aggregate of 178,100 shares of PLD common stock (excluding currently exercisable stock options) or approximately 0.5% of the outstanding shares of PLD common stock and have indicated that they intend to vote their shares to approve the merger agreement. The other affiliates of PLD beneficially

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
own an aggregate of 14,381,780 shares of PLD common stock (excluding currently exercisable warrants and convertible notes), representing 38% of the outstanding shares of PLD common stock.

PROXIES; VOTING AND REVOCATION

    Each share of PLD common stock is entitled to one vote with respect to the merger agreement. The proxies may propose and vote for one or more adjournments or postponements of the PLD special meeting to permit further solicitation of proxies in favor of such proposals. However, no proxy that is voted against the merger agreement will be voted in favor of any adjournment or postponement. Votes will be tabulated at the special meeting by inspectors of election appointed by Metromedia and PLD.

    PLD stockholders may revoke their proxies at any time prior to their being voted by filing an instrument of revocation with the secretary of PLD (PLD Telekom Inc., 505 Park Avenue, 21st Floor, New York, New York 10022). PLD stockholders may also revoke their proxies by filing a duly executed proxy bearing a later date or by appearing at the PLD special meeting in person, notifying the secretary and voting by ballot at the special meeting. If PLD stockholders attend the meeting, they may vote in person whether or not they have previously given a proxy, but the presence of any PLD stockholder, without notifying the secretary of PLD, at the meeting will not revoke a previously given proxy. In addition, if PLD stockholders beneficially hold shares of PLD common stock that are not registered in their own name, they will need additional documentation from the record holder of such shares to attend and vote personally at the PLD meeting.

SOLICITATION OF PROXIES


    PLD will share equally with Metromedia the expense of printing and mailing this document and the material used in this solicitation of proxies. Proxies will be solicited through the mail and directly by officers, directors and regular employees of Metromedia and PLD not specifically employed for such purpose, without additional compensation. PLD will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to the principals. PLD and Metromedia have engaged Morrow & Co., Inc., to represent it in connection with the solicitations of proxies at a cost to PLD of approximately $4,000 plus expenses.


NO DISSENTERS' APPRAISAL RIGHTS

    Under Delaware law, PLD stockholders will not have appraisal or dissenters' rights in connection with the merger if the merger is approved or with respect to any other matter to be voted on at the special meeting.

PREFERRED STOCKHOLDERS

    Holders of PLD's preferred stock will not have a vote with respect to the merger.

    THE MATTERS TO BE CONSIDERED AT THE PLD SPECIAL MEETING ARE OF GREAT IMPORTANCE TO PLD STOCKHOLDERS. THE PLD BOARD URGES ALL PLD STOCKHOLDERS TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS DOCUMENT, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED VOTING FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                   THE MERGER

BACKGROUND

    As discussed in its annual report on Form 10-K/A for the year ended December 31, 1998, in April 1998 PLD's then principal shareholder, Cable and Wireless plc, a global telecommunications operator, agreed to sell its entire interest in PLD to News America Incorporated, a subsidiary of The News Corporation Limited, one of the world's largest media companies. As a result of certain related transactions, News America would acquire an approximately 38% interest in PLD.

    The transaction required the consent of PLD's stockholders and preliminary proxy materials for a stockholders meeting were filed with the Securities and Exchange Commission in April 1998. PLD's management anticipated that, following an affirmative stockholder vote, PLD would seek to obtain additional equity financing in order to finance its investments and operations in the former Soviet Union and, in particular, to repay $15.42 million of short term indebtedness due to The Travelers Insurance Company and an affiliate. PLD management also anticipated that the process to obtain this financing would start in late June 1998.

    Proxy materials for the PLD stockholders meeting were not cleared for mailing until late July 1998. The stockholders approved the transaction on August 13, 1998, and the transaction closed on Friday, August 14, 1998.

    On Monday, August 17, 1998 the Russian government announced that it would no longer support the rouble and a major devaluation of that currency followed. At the same time the government announced a moratorium on foreign debt repayments. These events precipitated a serious crisis within the Russian financial system. Banks and businesses failed, and economic activity slowed significantly. As a result of this, the ability of PLD to obtain financing of any kind was effectively halted. When it became apparent that this condition was likely to continue for some while, the PLD board of directors started to consider alternatives to protect shareholder value, including a transaction with a strategic partner that had more significant financial resources or better access to the capital markets.

    At the same time, PLD management started discussions with The Travelers Insurance Company relating to the deferral of payments falling due between September and December 1998. PLD management also arranged with News America, its largest stockholder, for News America to make short-term working capital loans to PLD, and to guarantee a portion of the payments due to Travelers Insurance Company. PLD also continued to look for equity investors, although it quickly appeared that the continuing effects of the Russian crisis meant that the parties in a position to make such an investment would be limited to those already doing business in Russia. PLD made presentations to two such investors in late 1998, as well as continuing an exploratory dialogue commenced earlier with a third party regarding the possibility of a transaction.

    In October 1998, officers of Metromedia approached PLD to determine whether PLD would be interested in a business combination. Metromedia's senior management periodically reviews potential business combination candidates as a means to grow its revenues and cash flow and enhance stockholder value. Prior to October 1998, Metromedia was familiar with PLD because it was a U.S. public company that operated telecommunications businesses in Russia and the republics of the former Soviet Union, an area which Metromedia believes has significant growth potential given the limited availability of telephone service. Metromedia's senior management believed that PLD might be receptive to the possibility of a business combination because of PLD's shortage of available capital combined with the fact that the crisis within the Russian financial system had limited PLD's access to additional capital. There were preliminary discussions between the parties, but these did not develop because PLD believed that it had identified a buyer for one of its operating businesses who was not a party with which it previously had discussions and which would provide a significant cash infusion into the company. Metromedia made a further approach to PLD in early February 1999 with a proposal for a merger transaction. By this time it was apparent to PLD management that the proposed sale of its operating business would not proceed quickly, if at all. Accordingly, senior executives of PLD and Metromedia, together with representatives of PLD's financial advisor, Salomon Smith Barney, engaged in preliminary discussions regarding the terms of a potential transaction.

    At the same time, PLD management continued to maintain contact with the three parties referred to in the last sentence of the fifth paragraph above to endeavor to gauge their level of interest in a possible transaction.

    During March 1999, Metromedia, through its legal and finance departments and its outside legal counsel and financial advisor, conducted due diligence on PLD and its assets. PLD's legal and financial departments, together with its financial advisor, simultaneously conducted due diligence of Metromedia and its assets. While this due diligence effort was underway, the parties began to focus concurrently on preparing and negotiating definitive agreements. On March 17, 1999, Metromedia delivered an initial draft of the merger agreement to PLD. From March 18, 1999 to March 23, 1999, Metromedia, PLD, News America and their respective legal advisors negotiated terms of definitive merger and voting agreements. During this time, the parties discussed various issues related to the proposed merger, including potential exchange ratios, the amount of, and terms and conditions upon which Metromedia would be entitled to receive a termination fee and the conditions to Metromedia's consummating the merger. At all times, Metromedia insisted that the proposed transaction between Metromedia and PLD was subject to the successful negotiation of the principal terms of a restructuring of all of PLD's outstanding senior and subordinated notes, the loans owed to The Travelers Insurance Company and News America and PLD's obligation to purchase the minority interests in the PLD subsidiary, Technocom Limited. As a result, while Metromedia's and PLD's management had reached substantial agreement on the principal terms of the merger agreement, commencing on March 24, 1999 and continuing through May 17, 1999, Metromedia, PLD and the respective legal and financial advisors negotiated with PLD's creditors and the Technocom minority shareholders the terms of the restructuring of PLD's obligations to them.

    On March 29, 1999, the board of directors held a meeting at which Metromedia executives made a preliminary presentation on PLD and its assets and the board engaged in a general discussion regarding PLD. On May 13, 1999 the board of directors of Metromedia held another meeting at which Metromedia executives made a further presentation on PLD and its assets. On May 16, 1999 the board of directors of Metromedia held a third meeting at which the Metromedia legal advisors made a presentation of the principal terms of the proposed agreement with PLD and the restructuring of its obligations, as well as a legal analysis of the transaction. In anticipation of the meeting, each board member was provided with the most current draft of the merger agreement and the agreements governing the restructuring of PLD's obligations. Representatives of Donaldson, Lufkin & Jenrette also presented their financial analysis and delivered their oral opinion that, as of such date, subject to assumptions and limitations, the exchange ratio contained in the merger agreement was fair from a financial point of view to Metromedia. After discussion, the Metromedia board determined that the merger agreement and the merger with PLD was advisable and in the best interests of Metromedia's stockholders and the board approved the merger agreement. The board also unanimously resolved to recommend that Metromedia's stockholders vote to adopt and approve the merger agreement. For a discussion of the reasons underlying the board's decision and the facts considered by the board, see "--Recommendation of the Metromedia Board; Metromedia's Reasons for the Merger."

    During March, April and early May the board of directors of PLD was kept generally informed by the management of PLD as to the status of the discussions with Metromedia and PLD's creditors. The board was also kept informed of discussions that PLD management had during this period with the three other parties who had expressed an interest in pursuing a business transaction with PLD and which are referred to in the fifth and seventh paragraphs above. In one such case the party made an offer for one of PLD's operating businesses which PLD management determined to reject as not as attractive as consummating a transaction with Metromedia, both because the price offered for the business appeared to be substantially below its value and because the sale was not in PLD's strategic interest. In the other two cases discussions never moved beyond an expression of interest, and in one case the other party notified PLD that it was not interested in pursuing the discussions any further.

    On May 15, 1999, the board of directors of PLD held a meeting at which the Metromedia proposal and the related arrangements with PLD's creditors were discussed. The board was provided with a summary of the background to the transaction and the material terms of the transaction. In addition, Salomon Smith Barney reviewed with the PLD board the financial analyses performed by Salomon Smith Barney in connection with its evaluation of the exchange ratio from a financial point of view, and rendered its oral opinion that, as of such date and based upon and subject to review of the final merger agreement and other customary matters, the exchange ratio provided for in the merger agreement was fair from a financial point of view to the holders of PLD common stock. After discussion, the PLD board unanimously determined that the merger agreement and the merger with Metromedia were advisable and in the best interests of PLD's stockholders. The board then unanimously approved the merger and determined to recommend that the PLD stockholders vote to adopt the merger agreement. For a discussion of the reasons underlying the board's decision and the facts considered by the board, see "--Recommendation of the PLD Board; PLD's Reasons for the Merger."

RECOMMENDATION OF THE METROMEDIA BOARD; METROMEDIA'S REASONS FOR THE MERGER.

    In deciding to approve the merger and the issuance of the shares of Metromedia common stock in the merger, the Metromedia board concluded that merging with PLD was in the best interests of Metromedia and its stockholders. In evaluating the merger, the board considered the following material relevant factors and information:

    - the acquisition of PLD will expand Metromedia's strategic focus on providing telecommunications services and telecommunications infrastructure to Eastern Europe and the former Soviet Union;

    - PLD's main ventures in the former Soviet Union are larger, have attracted more subscribers than Metromedia's consolidated ventures and will provide greater cash flow to Metromedia's consolidated operations;

    - the fact that Metromedia was able to negotiate favorable consensual restructurings of all of PLD's outstanding obligations;

    - the May 16, 1999 opinion of Donaldson, Lufkin & Jenrette to the effect that as of that date and, subject to specified assumptions and limitations, the exchange ratio was fair from a financial point of view to Metromedia;

    - the financial analyses presented to the board by Donaldson, Lufkin & Jenrette in connection with the delivery of its opinion, which is summarized in this document under the caption "Opinion of Metromedia's Financial Advisor" and which supported its opinion that as of May 16, 1999 the exchange ratio was fair from a financial point of view to Metromedia;

    - the nature of the parties' representations, warranties, covenants and agreements, which the board believed would provide a reasonable degree of certainty that the merger would be completed;

    - potential reductions in corporate level overhead costs of the combined companies resulting from PLD no longer being a separate reporting person under federal securities laws, which would improve the combined companies' operating results;

    - the regulatory approvals required to complete the merger and the prospects for receiving those approvals; and

    - the potential adverse effects on Metromedia's business, operations and financial condition if the merger was not completed following public announcement of the merger agreement as a result of the possible negative reaction in U.S. capital markets to the failure by Metromedia to consummate a favorable transaction.

    This discussion is not intended to list all factors or information considered by the board, but Metromedia believes the above includes all material factors considered by the board. In light of the number and variety of information and factors the board considered, the board did not find it practicable to, and did not, assign any specific or relative weights to the factors listed above. In addition, individual directors may have given differing weights to different factors.

    THE METROMEDIA BOARD HAS UNANIMOUSLY APPROVED THE ISSUANCE OF THE SHARES OF METROMEDIA COMMON STOCK PURSUANT TO THE MERGER AGREEMENT AND RECOMMENDS THAT METROMEDIA STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ISSUANCE OF THE SHARES OF METROMEDIA COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.

RECOMMENDATION OF THE PLD BOARD; PLD'S REASONS FOR THE MERGER

    In deciding to approve the merger, the board unanimously concluded that holding a portion of a share of Metromedia common stock equal to the exchange ratio represented a more favorable investment opportunity than holding one share of PLD common stock. The board took into account the risks inherent in each investment. In evaluating the merger, the board considered the following material factors and information:

    - the fact that approximately $165 million of PLD's outstanding debt (including accrued interest), some of which was due or coming due shortly, will be consensually restructured in connection with the consummation of the merger;

    - the fact that Metromedia has made available $7.0 million of interim financing to PLD to fund its working capital and capital expenditure requirements during the interim period from signing the merger agreement until consummation of the merger;

    - the fact that the value of the shares of Metromedia common stock to be received as consideration in the merger represented approximately a 32% premium over the closing price of PLD common stock on May 17, 1999, the date before the merger agreement was signed;

    - the fact that the board believed that the Metromedia common stock would have greater liquidity than the PLD common stock;

    - the ability of the combined companies to more easily access capital markets for additional debt and equity financing;

    - potential reductions in corporate level overhead costs of the combined companies resulting from PLD not being a separate reporting person under federal securities laws, which would improve the combined companies' operating results;

    - the opinion of Salomon Smith Barney as to the fairness, from a financial point of view and as of the date of the opinion, of the exchange ratio provided for in the merger, and the related financial analyses performed by Salomon Smith Barney in connection with its opinion and which is summarized in this document under the caption "Opinion of PLD's Financial Advisor;"

    - the regulatory approvals required to complete the merger and the prospects for receiving those approvals;

    - the fact that, based upon the advice from Morgan, Lewis & Bockius LLP, special tax counsel to PLD, the merger should be treated for federal income tax purposes as a transaction which would be tax-free to the PLD stockholders;

    - the provisions of the merger agreement that permit PLD to consider additional bona fide offers for PLD and to provide information to third parties in response to those offers; and

    - the absence of any viable alternatives to the Metromedia proposal and the difficulty that PLD would have in identifying and completing an alternative transaction were the merger not to occur.


    This discussion is not intended to list all factors or information considered by the board of directors, but PLD believes the above includes all material factors considered by the board. In light of the number and variety of information and factors the board considered, the board did not find it practical to, and did not assign any specific or relative weights to the factors listed above. In addition, individual directors may have given different weights to different factors. For a discussion of the interests of members of PLD's management and board in the merger, see "--Interests of PLD Directors and Officers in the Merger" on page 51. The board recognized these interests and determined that they neither supported nor detracted from the advisability of the merger to PLD's stockholders.


    THE PLD BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT PLD STOCKHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

OPINION OF METROMEDIA'S FINANCIAL ADVISOR

    The board of directors of Metromedia engaged Donaldson, Lufkin & Jenrette to act as its financial advisor in connection with the merger. On May 16, 1999, Donaldson, Lufkin & Jenrette rendered an oral opinion to Metromedia's board of directors, subsequently confirmed in writing as of the same date, to the effect that, as of such date, and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the exchange ratio was fair, from a financial point of view, to Metromedia.

    THE FULL TEXT OF DONALDSON, LUFKIN & JENRETTE'S OPINION IS INCLUDED AS APPENDIX C AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY, INCLUDING WITHOUT LIMITATION, THE DESCRIPTIONS OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, OTHER MATTERS CONSIDERED AND LIMITATIONS OF THE REVIEW UNDERTAKEN IN ARRIVING AT SUCH OPINION. DONALDSON, LUFKIN & JENRETTE'S OPINION WAS PREPARED FOR AND ADDRESSED TO METROMEDIA'S BOARD OF DIRECTORS AND ONLY ADDRESSES THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIO TO METROMEDIA AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF METROMEDIA OR TO ANY STOCKHOLDER OF PLD AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE METROMEDIA ANNUAL MEETING OR THE PLD SPECIAL MEETING, RESPECTIVELY.

    Donaldson, Lufkin & Jenrette's opinion does not constitute an opinion as to the price at which Metromedia's common stock and PLD's common stock will actually trade at any time. The exchange ratio was determined in arms-length negotiations between Metromedia and PLD, in which Donaldson, Lufkin & Jenrette advised Metromedia. No restrictions or limitations were imposed by Metromedia upon Donaldson, Lufkin & Jenrette with respect to the investigations made or the procedures followed by Donaldson, Lufkin & Jenrette in rendering its opinion.

    In arriving at its opinion, Donaldson, Lufkin & Jenrette, among other things:


    - reviewed a draft of the merger agreement as well as the agreement to exchange and consent relating to the PLD notes (described on page 64 under "Related Agreements--Agreement to Exchange and Consent; Terms of Metromedia Notes"), including exhibits to such agreements and documents referred to in such agreements, and assumed that the final form of such agreements would not vary in any respect that would be material to its analysis;

    - reviewed financial and other information that was publicly available that Donaldson, Lufkin & Jenrette deemed relevant relating to Metromedia, PLD and the industries in which they operate;

    - reviewed information furnished to it by Metromedia and PLD, including information provided during discussions with their respective managements and financial projections and other information relating to the business, operations, financial condition and prospects of each of Metromedia and PLD, prepared by their respective managements;

    - compared certain financial and securities data of each of Metromedia and PLD with various other companies whose securities are traded in public markets;

    - reviewed the historical stock prices and trading volumes of each of Metromedia's common stock and PLD's common stock;

    - assumed that the restructuring transaction with respect to PLD's 14% senior discount notes due 2004 and 9% convertible subordinated notes due 2006 will be consummated in accordance with the agreement to exchange and consent;


    - assumed that the restructuring with respect to the Travelers Insurance Company's and The Travelers Indemnity Company's revolving credit note and warrant agreement (described at page 63 under "Related
      Agreements--Travelers Note and Warrant Modification Agreement") will be consummated in accordance with the note and warrant modification agreement;



    - assumed that the purchase of the shares of Technocom Limited will be consummated in accordance with each of the Elite option modification agreement and the Plicom option modification agreement (described at page 65 under "Related Agreements--Technocom Arrangements;"); and


    - conducted such other financial studies, analyses and investigations as Donaldson, Lufkin & Jenrette deemed appropriate for purposes of rendering its opinion.

    In rendering its opinion, Donaldson, Lufkin & Jenrette relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by Metromedia and PLD or their respective representatives, or that was otherwise reviewed by it. Donaldson, Lufkin & Jenrette also assumed that the financial projections and other information relating to the prospects of Metromedia and PLD supplied to it were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the respective managements of Metromedia and PLD as to the likely future financial performance of Metromedia and PLD respectively. Donaldson, Lufkin & Jenrette expressed no opinion with respect to such forecasts or the assumptions on which they were based, nor did Donaldson, Lufkin & Jenrette assume responsibility for making any independent evaluation or appraisal of the assets or liabilities of Metromedia. Donaldson, Lufkin & Jenrette also did not assume any responsibility for making any independent investigation of any legal matters affecting Metromedia or PLD and assumed the correctness of all legal advice given to each of them and to Metromedia's board of directors, including advice as to the tax consequences of the merger.

    Donaldson, Lufkin & Jenrette's opinion was necessarily based upon economic, market, financial and other conditions as they existed on information available to it as of the date of its opinion. It should be understood that, although subsequent developments may affect its opinion, Donaldson, Lufkin & Jenrette does not have any obligation to update, revise or reaffirm its opinion as a result of changes in such conditions or otherwise.

    The following is a brief summary of the analyses performed by Donaldson, Lufkin & Jenrette in connection with Donaldson, Lufkin & Jenrette's opinion and included in its presentation to Metromedia's board of directors. For purposes of the following analysis, Donaldson, Lufkin & Jenrette used (a) the 0.5600 exchange ratio provided in the merger agreement based upon the closing stock prices of Metromedia's common stock and PLD's common stock on May 14, 1999 and
(b) the 0.6667 exchange ratio provided in the merger agreement in the event the average Metromedia's common stock price for the relevant period is less than $5.25. The Metromedia board did not ask DLJ to consider the exercise by PLD of the "top-up" right in its analysis in the event the Metromedia average stock price was less than $5.25. The Metromedia board believed that, since the number of shares to be issued by Metromedia in order to satisfy a "top-up" request could not be determined with any certainty on the date the DLJ opinion was rendered, DLJ could not render an opinion with respect to a transaction in which the number of shares of Metromedia common stock and the dilution to Metromedia's stockholders could not be determined. If PLD were to exercise its top-up right and Metromedia were to elect to increase the exchange ratio, Metromedia would request a new fairness opinion from Donaldson, Lufkin & Jenrette regarding the fairness of the topped-up consideration. Metromedia may determine to proceed with the merger if it does not receive such a fairness opinion and will in such instance recirculate a revised proxy statement and resolicit stockholder approval.

    Each of the analyses described below was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. Donaldson, Lufkin & Jenrette did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, Donaldson, Lufkin & Jenrette considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of the analyses taken as a whole. Included in the discussion below are summaries of some of the statistical information appearing in such discussion presented in a tabular format. While these tables are presented for the purpose of clarity and ease of reference, they are not substitutes for, and must be read along with, all of the information appearing under the captions immediately preceding them as well as all of the information set forth in this document.

    (i) COMMON STOCK PERFORMANCE ANALYSIS. Donaldson, Lufkin & Jenrette reviewed the closing prices and trading volumes of PLD's common stock on a daily basis for a period from May 14, 1998 to May 14, 1999. Donaldson, Lufkin & Jenrette did not draw any conclusion from this analysis but this analysis did provide information as to how the capital markets valued the PLD common stock.

                    SUMMARY OF PLD COMMON STOCK PERFORMANCE

TRADING PERIOD FROM MAY 14, 1998 TO MAY 14, 1999                                           HIGH        LOW       AVERAGE
---------------------------------------------------------------------------------------  ---------  ---------  -----------
Price per share of PLD common stock....................................................  $    8.75  $    1.00   $    3.54

    (ii) EXCHANGE RATIO ANALYSIS. Donaldson, Lufkin & Jenrette reviewed the daily closing prices of Metromedia's common stock and PLD's common stock to determine a hypothetical exchange ratio based upon the market prices of Metromedia's common stock and PLD's common stock. Donaldson, Lufkin & Jenrette analyzed the implied exchange ratio between Metromedia's common stock and PLD's common stock for the period from May 14, 1998 to May 14, 1999 and the average for the last 20, 60 and 90 days. Donaldson, Lufkin & Jenrette performed this analysis to compare the 0.5600 exchange ratio pursuant to the merger agreement with the exchange ratios between Metromedia's common stock and PLD's common stock prevailing in the open market and to determine the magnitude of the premium being paid by Metromedia in the merger.

                        IMPLIED EXCHANGE RATIO ANALYSIS

                     METROMEDIA/PLD      EXCHANGE RATIO PREMIUM
                    -----------------  ---------------------------
May 14, 1999......         0.4095                    36.8%
20-Day Average....         0.4573                    22.5
60-Day Average....         0.4893                    14.4
90-Day Average....         0.4283                    30.7

   (iii) DISCOUNTED CASH FLOW ANALYSIS. Donaldson, Lufkin & Jenrette performed a discounted cash flow analysis for Metromedia on a stand-alone basis, for PLD on a stand-alone basis and for Metromedia pro forma for the merger. These analyses were based upon financial projections prepared by the management of each company for the five-year period ending fiscal 2003. Donaldson, Lufkin & Jenrette calculated EBITDA for each of Metromedia and PLD. EBITDA is after-tax operating earnings plus depreciation and amortization and other non-cash items. Donaldson, Lufkin & Jenrette performed this analysis to determine the magnitude of accretion in the present value of Metromedia's expected cash flows resulting from the merger.

        Donaldson, Lufkin & Jenrette calculated the terminal value of Metromedia and PLD at the end of the forecast period, by applying a range of estimated EBITDA multiples selected in Donaldson, Lufkin & Jenrette's subjective judgment. The terminal value estimates are an hypothetical approximation of the value of the enterprise's cash flows beyond the end of the five year period covered by management's projection.

        The multiples of management's projected EBITDA and Donaldson, Lufkin & Jenrette's subjective estimate of the terminal values were then discounted to the present using a range of discount rates selected in Donaldson, Lufkin & Jenrette's subjective judgment.

                         DISCOUNTED CASH FLOW ANALYSIS

                                                                                                 PRO FORMA
                                                          METROMEDIA             PLD            METROMEDIA
                                                      ------------------  -----------------  -----------------
Range of EBITDA multiples...........................  10.0x to 13.0x      10.5x to 13.5x     10.2x to 13.2x
Discount Rates......................................  25% to 35%          25% to 35%         25% to 35%
Implied per share equity value......................  $4.30 to $8.27(1  ) $5.87 to $10.83  (1)
Implied per share equity value using a 0.5600
  exchange ratio....................................                                         $5.75 to $10.87  (1)
Implied per share equity value using a 0.6667
  exchange ratio....................................                                         $5.50 to $10.41  (1)

------------------------

(1) Based upon management's projections of EBITDA.

        The above analysis shows that the range of implied per share equity value for Metromedia would grow from $4.30 to $8.27 on a stand-alone basis to $5.50 to $10.41 after giving effect to the acquisition of PLD using a 0.6667 exchange ratio.

        DLJ further analyzed management's model of EBITDA for Metromedia after giving effect to the acquisition. Donaldson, Lufkin & Jenrette selected discount rates and EBITDA multiples used in the analysis in its subjective judgment. Donaldson, Lufkin & Jenrette used different EBITDA multiples for each of Metromedia's lines of business. The selected EBITDA multiples are a hypothetical approximation of the value at which management's expected future cash flows could be sold.

Range of EBITDA multiples                                    10.0x to 13.5x
Range of discount rates                                      25% to 35%
                                                             1.3098 to
Range of exchange ratios                                     1.3652

        The exchange ratios modeled in this analysis were, in each case, higher than the 0.6667 exchange ratio to be paid by Metromedia pursuant to the merger agreement.

    (iv) COMPARABLE COMPANY ANALYSIS. No other company utilized in Donaldson, Lufkin & Jenrette's analysis of comparable publicly traded companies is identical to Metromedia or PLD. Accordingly, this analysis necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of each of Metromedia and PLD and other factors that could affect the public trading value of Metromedia, PLD or any other comparable company included in such analysis. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using comparable company data. Donaldson, Lufkin & Jenrette performed this analysis in order to compare the ratio of PLD's enterprise value to its EBITDA (using a 0.5600 exchange ratio and May 14, 1999 market valuations) to those of the comparable companies at May 14, 1999.

        Donaldson, Lufkin & Jenrette analyzed the operating performance of PLD relative to five companies deemed by Donaldson, Lufkin & Jenrette to be reasonably comparable to PLD. These companies were:

            Telesystem International Wireless Inc., Millicom International Cellular SA, United International Holdings Inc., Bell Canada International Inc. and Metromedia International Group, Inc.

        Historical financial information used with respect to the comparable companies was as of the most recent financial statements publicly available for each company as of May 14, 1999. Donaldson, Lufkin & Jenrette examined certain publicly available financial data of the comparable companies including enterprise value (defined as market value of common equity plus book value of total debt and preferred stock less cash) as multiples of the latest publicly available twelve months'
        EBITDA.

        Donaldson, Lufkin & Jenrette analyzed the relative value of PLD by comparing certain market trading statistics for PLD as of the close of trading on May 14, 1999 as well as the implied trading statistics based on the market exchange ratio of 0.5600, in each case with those of the comparable companies.

                          COMPARABLE COMPANY ANALYSIS

                                                                                                      PLD              PLD
                                                                                                 (USING MARKET     (AT MAY 14,
ENTERPRISE VALUE/LATEST TWELVE MONTH EBITDA                   HIGH       MEDIAN        LOW      EXCHANGE RATIO)       1999)
----------------------------------------------------------  ---------  -----------  ---------  -----------------  -------------
Comparable companies......................................      55.8x       26.9x       23.3x         5.0x(1)          4.4x(2)

------------------------

(1) 9.2x based upon PLD's management's projection of PLD's 1999 proportionate share of its equity investees' EBITDA

(2) 8.1x based upon PLD's management's projection of PLD's 1999 proportionate share of its equity investees' EBITDA

        The comparable company analysis showed that Metromedia was paying a lower multiple over PLD's latest twelve month EBITDA than the EBITDA multiples implied by the prevailing market prices of the comparable companies.

    (v) ACCRETION/DILUTION ANALYSIS. Donaldson, Lufkin & Jenrette analyzed the pro forma effect of the merger on Metromedia's projected earnings per share for fiscal 1999 to fiscal 2003 in order to determine whether the effect of the merger was projected by management to add to (be accretive to) Metromedia's stand alone earnings per share or subtract from (be dilutive to) Metromedia's stand alone earnings per share in each of the selected years. Metromedia stockholders should note that not all acquisitions in the marketplace are projected by the acquiror's management to be accretive in any given year. This analysis was based on a number of assumptions, including, among other things, the projected financial performance of Metromedia and PLD and prevailing interest rates. The analysis indicated that (accounting for the merger as a purchase) the pro forma earnings per share for Metromedia was anticipated, using management's projections, to be accretive to Metromedia's stand-alone earnings per share estimates for each of the projected fiscal years 1999 through fiscal 2000.

    The summary set forth above is not a complete description of the analyses performed by Donaldson, Lufkin & Jenrette, but describes, in summary form, the material elements of the analyses made by Donaldson, Lufkin & Jenrette in arriving at Donaldson, Lufkin & Jenrette's opinion. The preparation of a fairness opinion involves determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily summarized.

    Donaldson, Lufkin & Jenrette's conclusion involved significant elements of judgment and qualitative analyses as well as financial and quantitative analyses. Donaldson, Lufkin & Jenrette did not place particular reliance or weight on any individual factor, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, Donaldson, Lufkin & Jenrette believes that its analyses must be considered as a whole and that selecting portions of its analysis and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying its opinion.

    In performing its analyses, Donaldson, Lufkin & Jenrette made numerous assumptions with respect to industry performance, business and regulatory, financial, economic, monetary, political and market conditions and other matters, many of which are beyond the control of Metromedia or PLD. In addition, analyses relating to the value of the businesses or securities do not purport to be appraisals, or to reflect the prices at which such businesses or securities can actually be sold. The analyses performed by Donaldson, Lufkin & Jenrette are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

    Metromedia selected Donaldson, Lufkin & Jenrette to render an opinion in connection with the merger based upon Donaldson, Lufkin & Jenrette's qualifications, expertise and reputation, including the fact that Donaldson, Lufkin & Jenrette, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

    Pursuant to the terms of an engagement letter dated May 16, 1999, Metromedia agreed:

    (a) to pay Donaldson, Lufkin & Jenrette:

       -  a fee of:

           (1) $350,000 upon notification that Donaldson, Lufkin & Jenrette was prepared to deliver its opinion; and

           (2) $2,500,000, less any amounts paid pursuant to clause (1), payable in cash promptly upon consummation of a business combination between Metromedia and PLD in one or a series of transactions, by merger, consolidation, or any other business combination, by purchase involving all or a substantial amount of the business, securities or assets of PLD or otherwise; and

       - reimbursement for all of Donaldson, Lufkin & Jenrette's out-of-pocket expenses, including the reasonable fees and expenses of counsel, incurred by Donaldson, Lufkin & Jenrette;

    (b) to indemnify Donaldson, Lufkin & Jenrette for liabilities and expenses arising out of a transaction, including liabilities under federal securities laws; and

    (c) in the event a transaction is not consummated and Metromedia is entitled to receive a "termination fee," "break-up fee," "topping fee" or other form of compensation payable in cash or other assets, including, but not limited to, an option to purchase securities from PLD or reimbursement of expenses, then Metromedia will pay to Donaldson, Lufkin & Jenrette in cash, promptly upon Metromedia's receipt of such fee, compensation or reimbursement of expenses, an amount equal to fifteen percent of such fee, compensation or reimbursement received. Any fees paid to Donaldson, Lufkin & Jenrette under clause (a)(1) and (a)(2) will be deducted from the portion of the fee, compensation or reimbursement payable to Donaldson, Lufkin & Jenrette.

    The terms of the fee arrangement with Donaldson, Lufkin & Jenrette, which Donaldson, Lufkin & Jenrette and Metromedia believe are customary in transactions of this nature, were negotiated at arms-length between Metromedia and Donaldson, Lufkin & Jenrette. Metromedia's board of directors was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to Donaldson, Lufkin & Jenrette is contingent upon consummation of the merger.

    Donaldson, Lufkin & Jenrette provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or debt of Metromedia and/or PLD for its own account and for the accounts of customers. Donaldson, Lufkin & Jenrette has performed investment banking and other services for Metromedia in the past and has been compensated for such services, including:

    - rendering an opinion in June 1997 as the fairness from a financial point of view to Metromedia of the sale of certain of Metromedia's entertainment assets to P&F Acquisition Corp. for which Donaldson, Lufkin & Jenrette received usual and customary compensation and

    - acting as lead manager in Metromedia's September 1997 public offering of its 7.25% Cumulative Convertible Preferred Stock for which Donaldson, Lufkin & Jenrette received usual and customary underwriters compensation.

OPINION OF PLD'S FINANCIAL ADVISOR

    Salomon Smith Barney was retained by PLD to act as its financial advisor in connection with the proposed merger. In connection with its engagement, PLD requested that Salomon Smith Barney evaluate the fairness, from a financial point of view, to the holders of PLD common stock of the exchange ratio provided for in the merger. On May 15, 1999, at a meeting of the PLD board held to evaluate the proposed merger, Salomon Smith Barney delivered to the PLD board an oral opinion to the effect that, as of that date and based upon and subject to review of the final merger agreement and other customary matters, the exchange ratio was fair, from a financial point of view, to the holders of PLD common stock. Salomon Smith Barney's oral opinion was confirmed by delivery of a written opinion dated May 18, 1999, the date of the merger agreement.

    In arriving at its opinion, Salomon Smith Barney:

    - reviewed the merger agreement;

    - held discussions with senior officers, directors and other representatives and advisors of PLD and senior officers and other representatives and advisors of Metromedia concerning the businesses, operations and prospects of PLD and Metromedia;

    - examined publicly available business and financial information relating to PLD and Metromedia as well as financial forecasts and other information and data for PLD and Metromedia which were provided to or otherwise discussed with Salomon Smith Barney by the managements of PLD and Metromedia, including information relating to strategic implications and operational benefits anticipated to result from the merger;

    - reviewed the financial terms of the merger as described in the merger agreement in relation to, among other things, current and historical market prices and trading volumes of PLD common stock and Metromedia common stock, the financial condition and historical and projected earnings and other operating data of PLD and Metromedia, including the near-term liquidity needs of, and capital resources available to, PLD, and the capitalization of PLD and Metromedia;

    - considered, to the extent publicly available, the financial terms of other transactions recently effected which Salomon Smith Barney considered relevant in evaluating the merger;

    - analyzed financial, stock market and other publicly available information relating to the businesses of other companies whose operations Salomon Smith Barney considered relevant in evaluating those of PLD and Metromedia;

    - evaluated the potential pro forma financial impact of the merger on Metromedia; and

    - conducted other analyses and examinations and considered other financial, economic and market criteria as Salomon Smith Barney deemed appropriate in arriving at its opinion.

    In rendering its opinion, Salomon Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Salomon Smith Barney. With respect to these financial forecasts and other information and data, the managements of PLD and Metromedia advised Salomon Smith Barney that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of PLD and Metromedia as to the future financial performance of PLD and Metromedia and the strategic implications and operational benefits anticipated to result from the merger.

    Salomon Smith Barney assumed, with the consent of PLD, that the merger will be treated as a tax-free reorganization for federal income tax purposes. Salomon Smith Barney's opinion relates to the relative values of PLD and Metromedia. Salomon Smith Barney did not express any opinion as to what the value of Metromedia common stock actually will be when issued to PLD stockholders pursuant to the merger or the prices at which the Metromedia common stock will trade subsequent to the merger. Salomon Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of PLD or Metromedia nor did Salomon Smith Barney make any physical inspection of the properties or assets of PLD or Metromedia.

    In connection with its opinion, Salomon Smith Barney was not requested to, and did not, solicit third party indications of interest in the possible acquisition of all or a part of PLD. Salomon Smith Barney expressed no view as to, and its opinion does not address, the relative merits of the merger as compared to any alternative business strategies that might exist for PLD or the effect of any other transaction in which PLD might engage. Salomon Smith Barney's opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Salomon Smith Barney as of the date of its opinion. Although Salomon Smith Barney evaluated the exchange ratio from a financial point of view, Salomon Smith Barney was not asked to and did not recommend the specific consideration payable in the merger, which was determined through negotiation between PLD and Metromedia. No other instructions or limitations were imposed by PLD on Salomon Smith Barney with respect to the investigations made or procedures followed by Salomon Smith Barney in rendering its opinion.

    THE FULL TEXT OF SALOMON SMITH BARNEY'S WRITTEN OPINION DATED MAY 18, 1999, WHICH DESCRIBES THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS DOCUMENT AS APPENDIX B AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY. SALOMON SMITH BARNEY'S OPINION IS DIRECTED TO THE PLD BOARD AND RELATES ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER WITH RESPECT TO ANY MATTER RELATING TO THE PROPOSED MERGER. THE SUMMARY OF SALOMON SMITH BARNEY'S OPINION INCLUDED IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

    In preparing its opinion, Salomon Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of these analyses is not a complete description of the analyses underlying Salomon Smith Barney's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Accordingly, Salomon Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

    In its analyses, Salomon Smith Barney considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of PLD and Metromedia. No company, transaction or business used in those analyses as a comparison is identical to PLD, Metromedia or the proposed merger, nor is an evaluation of those analyses entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the merger, public trading or other values of the companies, business segments or transactions being analyzed.

    The estimates contained in Salomon Smith Barney's analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Salomon Smith Barney's analyses and estimates are inherently subject to substantial uncertainty.

    Salomon Smith Barney's opinion and analyses were only one of many factors considered by the PLD board in its evaluation of the merger and should not be viewed as determinative of the views of the PLD board or management with respect to the exchange ratio or the proposed merger.

    The following is a summary of the material financial analyses performed by Salomon Smith Barney in connection with the rendering of its opinion. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND SALOMON SMITH BARNEY'S FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA SET FORTH BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF SALOMON SMITH BARNEY'S FINANCIAL ANALYSES.

PLD SEGMENTED PUBLIC MARKET VALUATION.

    Salomon Smith Barney performed separate public market analyses for each of PLD's subsidiaries, PeterStar, Teleport, ALTEL and BCL, in order to derive implied equity reference ranges for those subsidiaries based on the trading multiples of a group of publicly traded peer companies. Salomon Smith Barney derived these implied equity reference ranges by applying trading multiples of various operational measures for selected public companies in the telecom industry to corresponding operational measures of PeterStar, Teleport, ALTEL and BCL. In the case of PeterStar, Salomon Smith Barney compared firm value, calculated as market values, plus debt, less cash, as multiples of, among other things, calendar year 1998 and estimated calendar year 1999 earnings before interest, taxes, depreciation and amortization. In the case of Teleport, ALTEL and BCL, Salomon Smith Barney compared firm value as multiples of calendar year 1998 revenues and calendar year 1998 and estimated calendar year 1999 earnings before interest, taxes, depreciation and amortization. All multiples were based on closing stock prices on May 12, 1999. Estimated financial data for the selected companies were based on publicly available research analysts' estimates, and estimated financial data for PLD were based on internal estimates of the management of PLD. The following selected companies were used in these public market analyses:

PeterStar Selected Companies

    - Singapore Telecommunications, Ltd.

    - Hongkong Telecom IMS, Ltd.

    - Telekom Malaysia Berhad

    - Philippine Long Distance Telephone Company

    - Telecom Corporation of New Zealand Limited

    - PT Telekomunikasi Indonesia

    - PT Indonesian Satellite Corporation

Teleport Selected Companies

    - PT Indonesian Satellite Corporation

ALTEL Selected Companies

    - Vimpel-Communications SP

BCL Selected Companies

    - Vimpel-Communications SP

    - Rostelecom

Salomon Smith Barney derived an implied equity reference range for PLD's ownership interest in PeterStar, Teleport, ALTEL, and BCL by multiplying PLD's percentage ownership in those subsidiaries by the implied equity reference ranges derived for those subsidiaries from the public market analyses. Salomon Smith Barney then derived an implied aggregate equity reference range for PLD. For this purpose, Salomon Smith Barney added:

    - the implied equity reference ranges for PLD's ownership interest in PeterStar, Teleport, ALTEL, and BCL, plus

    - PLD's invested capital in PLD's subsidiaries, Cardlink and PLDncompass, plus

    - the implied equity reference range for PLD's subsidiary, BELCEL derived by multiplying a range of values per population coverage by the number of BELCEL's population coverage.

    Salomon Smith Barney then subtracted from the resulting amount the implied value of PLD's corporate expenses.

    This analysis indicated the following implied per share equity reference range for PLD, as compared to the per share equity value for PLD implied by the exchange ratio based on the closing stock price of Metromedia common stock on May 12, 1999:

  Implied Per     Per Share Equity Value for PLD Implied by the
     Share         Exchange Ratio Based on Closing Stock Price
Equity Reference                       of
 Range for PLD       Metromedia Common Stock on May 12, 1999
----------------  ---------------------------------------------
 $1.93 to $2.69                     $    3.71

PLD SEGMENTED DISCOUNTED CASH FLOW ANALYSIS.

    Salomon Smith Barney performed separate discounted cash flow analyses on the stand-alone unlevered free cash flows for each of PeterStar, Teleport, ALTEL, BCL, Cardlink and PLDncompass in order to estimate the projected free cash flows that these subsidiaries could generate over the fiscal years 1999 through 2003. Ranges of estimated terminal value for these subsidiaries were calculated by applying the terminal value multiples reflected in the table below to the projected 2003 earnings before interest, taxes, depreciation and amortization of these subsidiaries. The cash flows and terminal values were then discounted to present value using the discount rates reflected in the table below:

                                                                        Selected Terminal
                                                                         Value Multiples   Discount Rate
                                                                        -----------------  -------------
PeterStar.............................................................   9.0 x to 10.0 x         25.0%
Teleport..............................................................   7.0 x to  8.0 x         30.0%
ALTEL.................................................................   3.25x to  4.25x         25.0%
BCL...................................................................   4.0 x to  5.0 x         30.0%
Cardlink..............................................................   4.0 x to  5.0 x         30.0%
PLDncompass...........................................................   2.5 x to  3.5 x         25.0%

Salomon Smith Barney then derived an implied aggregate equity reference range for PLD. For this purpose, Salomon Smith Barney added:

    - the implied equity reference ranges derived from these discounted cash flow analyses, plus

    - the implied equity reference range for BELCEL derived by multiplying a range of values per population coverage by the number of BELCEL's population coverage, plus

    - intercompany debt.

Salomon Smith Barney then subtracted from the resulting amount the implied value of PLD's corporate expenses and net debt.

    This analysis was based both on internal estimates of the management of PLD ("Case I") and on sensitivity adjustments made to the Case I estimates in consultation with PLD management ("Case II"). This analysis indicated the following implied per share equity reference range for PLD for Case I and Case II, as compared to the per share equity value for PLD implied by the exchange ratio based on the closing stock price of Metromedia common stock on May 12, 1999:

                                         Implied Per     Per Share Equity Value for PLD Implied by the
                                            Share         Exchange Ratio Based on Closing Stock Price
                                       Equity Reference                       of
                                        Range for PLD       Metromedia Common Stock on May 12, 1999
                                       ----------------  ---------------------------------------------
Discounted Cash Flow Analysis
  (Case I)...........................   $3.23 to $3.94                     $    3.71
Discounted Cash Flow Analysis
  (Case II)..........................   $1.95 to $2.57                     $    3.71

METROMEDIA SEGMENTED DISCOUNTED CASH FLOW ANALYSIS.

    Salomon Smith Barney performed separate discounted cash flow analyses on the stand-alone unlevered free cash flows for each of Metromedia's businesses, Snapper, Telephony, Cable, Radio and Paging, in order to estimate the projected free cash flows that these businesses could generate over the fiscal years 1999 through 2003. Ranges of estimated terminal value for these businesses were calculated by applying the terminal value multiples reflected in the table below to the projected 2003 earnings before interest, taxes, depreciation and amortization of these businesses. The cash flows and terminal values were then discounted to present value using the ranges of discount rates reflected in the table below:

                                                                        Selected
                                                                        Terminal
                                                                    Value Multiples     Discount Rate
                                                                    ----------------  ------------------
Snapper...........................................................   7.0x to  8.0x        11.0% to 13.0%
Telephony.........................................................   11.0x to 12.0x       17.0% to 19.0%
Cable.............................................................   8.0x to  9.0x        17.0% to 19.0%
Radio.............................................................   13.0x to 14.0x       17.0% to 19.0%
Paging............................................................   4.0x to  6.0x        17.0% to 19.0%

Salomon Smith Barney then derived an implied aggregate equity reference range for Metromedia. For this purpose, Salomon Smith Barney added:

    - the implied equity reference ranges derived from these discounted cash flow analyses, plus

    - the potential value of Metromedia's investment in China.

Salomon Smith Barney then subtracted from the resulting amount the implied value of Metromedia's corporate expenses and net debt.

    This analysis was based on internal estimates of the management of Metromedia. This analysis indicated the following implied per share equity reference range for Metromedia, as compared to the closing stock price of Metromedia common stock on May 12, 1999:

    Implied Per Share        Closing Stock Price of
    Equity Reference         Metromedia Common Stock
      Range for PLD              on May 12, 1999
-------------------------  ---------------------------
       $7.19 to $9.98               $    6.63

RELATIVE CONTRIBUTION EXCHANGE RATIO ANALYSIS.

    Salomon Smith Barney performed an exchange ratio analysis comparing the relative contributions of PLD and Metromedia to the combined company, based on internal estimates of the managements of PLD and Metromedia. Salomon Smith Barney compared each of the implied aggregate equity reference ranges derived for PLD from the PLD segmented public market analysis and the PLD discounted cash flow analyses to the aggregate implied equity reference range for Metromedia derived from the Metromedia discounted flow analysis. Salomon Smith Barney then derived an implied exchange ratio based on the relative contributions of each of PLD and Metromedia for each of these comparisons. This analysis indicated the following implied exchange ratio ranges based on these relative contributions as compared to the merger exchange ratio at the top of the collar and the bottom of the collar:

                                                                                           Bottom of
                                                Implied Exchange Ratio  Top of Collar       Collar
                                                   Ranges Based on          Merger          Merger
                                                Relative Contributions  Exchange Ratio  Exchange Ratio
                                                ----------------------  --------------  ---------------
Discounted Cash Flow Analysis
  (Case I)....................................     0.3236x to 0.5480x        0.5600x         0.6667x
Discounted Cash Flow Analysis
  (Case II)...................................     0.1953x to 0.3571x        0.5600x         0.6667x
PLD Public Market Analysis to Metromedia
  Discounted Cash Flow Analysis...............     0.1937x to 0.3735x        0.5600x         0.6667x

HISTORICAL EXCHANGE RATIO ANALYSIS.

    Salomon Smith Barney reviewed the implied historical exchange ratios for PLD common stock and Metromedia common stock determined by dividing the price per share of PLD common stock by the price per share of Metromedia common stock for the three-year period beginning on May 11, 1996 through May 11, 1999, and for the period beginning September 1, 1998 through May 11, 1999. This analysis indicated the following high, low and average of the historical exchange ratios during these periods and on May 11, 1999, as compared to the merger exchange ratio at the top of the collar and the bottom of the collar:

                                             High Historical    Low Historical    Average Historical
                                             Exchange Ratio     Exchange Ratio      Exchange Ratio
                                            -----------------  -----------------  -------------------
May 11, 1996 to May 11, 1999..............          0.92x              0.22x               0.56x
September 1, 1998 to May 11, 1999.........          0.92x              0.22x               0.43x

    Exchange Ratio           Top of Collar        Bottom of Collar
    on May 11, 1999      Merger Exchange Ratio  Merger Exchange Ratio
-----------------------  ---------------------  ---------------------
         0.42x                  0.5600x                0.6667x

PRO FORMA MERGER ANALYSIS.

    Salomon Smith Barney analyzed the potential pro forma financial effects of the merger on Metromedia's free cash flow and earnings per share for calendar years 1999 through 2003. This analysis was based on internal estimates of the managements of PLD and Metromedia without giving effect to potential synergies that may result from the merger. The results of the pro forma merger analysis suggested that the merger could be accretive to, or result in an increase in, Metromedia's free cash flow and earnings per share commencing in the first full fiscal year after consummation of the merger.

The actual results achieved by the combined company may vary from projected results and the variations may be material.

OTHER FACTORS.

    In rendering its opinion, Salomon Smith Barney also reviewed and considered, among other things:

    - historical and projected financial data for PLD and Metromedia;

    - historical market prices and trading volumes for PLD common stock and Metromedia common stock, the relationship between movements in PLD common stock and movements in the Russian ASP Industrial Average Index and the relationship between movements in Metromedia common stock, movements in the Russian ASP Industrial Average Index, movements in the Hungary Index and movements in the Czech Republic Index; and

    - selected analysts' reports on PLD, including calendar years 1999 and 2000 earnings per share estimates of such analysts.

MISCELLANEOUS.

    Pursuant to the terms of its engagement, PLD has agreed to pay Salomon Smith Barney upon completion of the merger an aggregate financial advisory fee equal to a percentage of the aggregate consideration, including liabilities assumed, payable in connection with the merger. The fee payable to Salomon Smith Barney is currently estimated to be approximately $2.7 million. PLD has also agreed to reimburse Salomon Smith Barney for its travel and other out-of-pocket expenses, including the fees and expenses of its legal counsel, and to indemnify Salomon Smith Barney and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

    In the ordinary course of business, Salomon Smith Barney and its affiliates may actively trade or hold the securities of PLD and Metromedia for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in those securities. Salomon Smith Barney and its affiliates have in the past provided financial services, including investment banking services and financing, to PLD unrelated to the proposed merger, for which services Salomon Smith Barney and its affiliates have received compensation. The Revolving Credit Agreement dated November 26, 1997 between certain affiliates of Salomon Smith Barney and PLD will be restructured in connection with the merger. A portion of the outstanding amount of this Revolving Credit Agreement will be repaid and a portion will be exchanged into shares of PLD common stock, which will subsequently be converted in the merger into shares of Metromedia common stock and warrants to purchase shares of Metromedia common stock. In addition, Salomon Smith Barney and its affiliates, including Citigroup Inc. and its affiliates, may maintain relationships with PLD, Metromedia and their respective affiliates.

    Salomon Smith Barney is an internationally recognized investment banking firm and was selected by PLD based on its experience, expertise and familiarity with PLD and its business. Salomon Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF PLD COMMON STOCK

    GENERAL

    The following describes the material federal income tax consequences of the merger to PLD stockholders. However, this discussion does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances. Nor does this discussion address all the tax consequences for stockholders subject to special treatment under the federal income tax laws, such as insurance companies, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States. In addition, this discussion does not give a detailed discussion of any state, local or foreign tax considerations. This discussion may not be applicable to holders who acquired PLD common stock pursuant to the exercise of options or warrants or otherwise as compensation. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF THE MERGER.

    This discussion is based on the Internal Revenue Code of 1986, applicable Department of Treasury regulations, judicial authority, and administrative rulings and practice, all as of the date of this joint proxy statement/prospectus. Future legislative, judicial, or administrative changes or interpretations may adversely affect the accuracy of the statements and conclusions described in this document. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the merger to you.

    No ruling has been sought from the Internal Revenue Service as to the United States federal income tax consequences of the merger, and the opinions of counsel referred to below are not binding on the Internal Revenue Service or any court.

    MATERIAL TAX CONSEQUENCES OF THE MERGER


    PLD has received an opinion of Morgan, Lewis & Bockius LLP, its special tax counsel, dated as of the date of this document, describing the material United States federal income tax consequences of the merger. The following is a summary of that opinion:


       (a) No gain or loss will be recognized by Metromedia, Metromedia's subsidiary or PLD as a result of the merger;

       (b) No gain or loss will be recognized by you upon your receipt of Metromedia common stock in exchange for your PLD common stock, except with respect to cash received instead of fractional shares of Metromedia common stock;

       (c) The aggregate tax basis of the shares of Metromedia common stock received in exchange for your PLD common stock in the merger, including fractional shares for which cash is received, will be the same as the aggregate tax basis of your PLD common stock exchanged;

       (d) The holding period for shares of Metromedia common stock received in the merger will include the holding period of the PLD common stock exchanged, but only if you held the PLD common stock as a capital asset at the time we complete the merger; and

       (e) If you receive cash instead of a fractional share of Metromedia common stock, you will recognize gain or loss equal to the difference, if any, between your tax basis in the fractional share (as described in (c) above) and the amount of cash received.

    A copy of the opinion of Morgan, Lewis & Bockius LLP is filed as an exhibit to the registration statement of which this joint proxy statement/prospectus is a part. See "Where you can find more information."

    PLD's obligation to complete the merger is conditioned upon its receipt of an additional opinion from Morgan Lewis & Bockius LLP, its special tax counsel, dated as of the closing date of the merger, confirming the opinion previously delivered that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. If PLD decides to waive the receipt of this additional opinion, the parties will recirculate a revised proxy statement and resolicit stockholders' approval. See "The Merger Agreement--Conditions to the Merger."

    BACKUP WITHHOLDING

    Noncorporate holders of PLD common stock may be subject to backup withholding at a rate of 31% on cash payments received instead of a fractional share interest in Metromedia common stock. Backup withholding will not apply, however, to a stockholder who:

    - furnishes a correct taxpayer identification number and certifies, under penalties of perjury, that he or she is not subject to backup withholding on a Form W-9,

    - provides a certificate of foreign status on Form W-8 or

    - is otherwise exempt from backup withholding.

    A stockholder who fails to provide the correct taxpayer identification number on Form W-9 may be subject to a $50 penalty imposed by the Internal Revenue Service. We will provide a Form W-9 to you after the merger.

    REPORTING REQUIREMENTS

    You will be required to attach a statement to your tax returns for the taxable year in which the merger is completed that contains the information set forth in Section 1.368-3(b) of the Department of Treasury regulations. The statement must include your tax basis in the PLD common stock surrendered and a description of the Metromedia common stock received in the merger.

ACCOUNTING TREATMENT

    The merger will be accounted for under the purchase method of accounting. This means that, after the merger, Metromedia will be required to record the excess of the consideration paid over the estimated fair value of net assets acquired and will subsequently amortize this cost against earnings.

DIVIDEND POLICY

    Metromedia currently has no plans to pay cash dividends on its common stock in the foreseeable future. Metromedia intends to retain earnings to finance the development and expansion of its businesses. The decision of the Metromedia board as to whether or not to pay cash dividends in the future will depend upon a number of factors, including Metromedia's future earnings, capital requirements, financial condition, and the existence or absence of any contractual limitations on the payment of dividends.

    PLD has agreed not to declare, set aside, make or pay any dividend on its common stock until the completion of the merger.

INTERESTS OF PLD DIRECTORS AND OFFICERS IN THE MERGER

    GENERAL

    Members of the PLD board and PLD management may be deemed to have interests in the merger that are different from and in addition to their interests as PLD stockholders. The PLD board recognized these interests and determined that these interests neither supported nor detracted from the fairness of the transaction to you.

    NEWS AMERICA

    Mr. I. Martin Pompadur, one of PLD's directors, is also an officer of News America. News America and an affiliate are parties to a voting agreement dated as of May 18, 1999 with Metromedia, pursuant to which these parties have agreed to vote in favor of the merger and against any competing proposal. These parties are also parties to other agreements with Metromedia pursuant to which

Metromedia will register shares of its common stock received by these parties in the merger, and with Metromedia Company, which with its partners is the largest stockholder of Metromedia, pursuant to which it will grant tag-along rights to such parties. For further details, see "Related Agreements-- Voting Agreement and Registration Rights Agreement." In addition, upon the consummation of the merger, loans made by News America to PLD will be repaid in full.

    INDEMNIFICATION

    Metromedia has agreed to cause PLD, from and after the effective time of the merger, to indemnify the present and former directors and officers of PLD and has agreed to maintain directors' and officers' liability insurance for such individuals in place for six years following completion of the merger. For further details regarding these arrangements, see "The Merger Agreement--Indemnification and Insurance."

    APPOINTMENT TO METROMEDIA BOARD

    The merger agreement provides that PLD has the right to appoint two persons to the Metromedia board of directors and News America has the right to designate one of these two persons. Metromedia intends to expand its board to accommodate these appointments. No other current PLD directors will continue as directors of PLD in Metromedia. No determination has been made as to the management of PLD after consummation of the merger.

    ACCELERATED VESTING OF OPTIONS

    Metromedia agreed to assume all outstanding stock options of PLD (vested or unvested) in the merger agreement. According to the terms of PLD's stock option plans, options held by all employees and non-employee directors of PLD will automatically accelerate upon completion of the merger. All currently outstanding options granted to non-employee directors are fully vested and will therefore not be affected by the acceleration.

    In addition, as a condition to consummation of the merger, eight officers of PLD must agree to waive:

    - the acceleration of any amounts due as a result of the consummation of the merger under any employment or other compensation arrangement to which they are a party and

    - the acceleration of the vesting of any unvested employee stock options of PLD that would otherwise accelerate as a result of the consummation of the merger.

    Except as described in this section, all employment agreements in effect immediately prior to the merger will continue to remain in effect after the merger unchanged. Metromedia intends to offer all PLD employees substantially comparable benefit plans following the merger to the plans currently offered PLD employees.

INTEREST OF METROMEDIA DIRECTORS AND OFFICERS IN THE MERGER

GENERAL

    Members of the Metromedia board and Metromedia management may be deemed to have interests in the merger that are different from and in addition to their interests as Metromedia stockholders. The Metromedia board recognizes these interests and determined that these interests neither supported nor detracted from the fairness of the transactions to you.

NEWS TAG-ALONG RIGHTS

    In connection with Metromedia's agreement to merge with PLD, Metromedia entered into a voting agreement dated May 18, 1999 with News America and its affiliate which provides that these stockholders will vote in favor of the merger and against any competing proposal at the special meeting of PLD stockholders. In order to induce News America and its affiliates to enter into this agreement, Metromedia Company who together with its general partners, John W. Kluge and Stuart Subotnick and their affiliates, are the largest stockholders of Metromedia, agreed to grant News America and its affiliate tag-along rights on sales by Metromedia Company of Metromedia common stock. The voting agreement provides that so long as News America and its affiliate own more than 5% of the stock of Metromedia, each time Metromedia Company and its partners sell any common stock of Metromedia, News America and its affiliate will have the right to sell a proportionate amount of their stock of Metromedia to the buyer. Mr. Kluge and Mr. Subotnick serve as Chairman and Vice Chairman, President and Chief Executive Officer, respectively, of Metromedia.

REGULATORY APPROVALS

    Federal antitrust laws prohibit us from completing the merger until a required notification and report form is filed and a required waiting period has expired or been terminated. On May 26, 1999, we filed the required notification and report forms. The waiting period for the filings terminated on June 24, 1999. Even though the waiting period was terminated, the Antitrust Division of the Department of Justice or the Federal Trade Commission could take action under the antitrust laws that could adversely affect the merger. However, we do not believe that the completion of the merger will result in the violation of any applicable antitrust laws.


    In addition, the completion of the merger requires the consent of the Federal Communications Commission, assurance that the Department of Trade and Industry of the United Kingdom will not object to the change of control of PLD's U.S. and U.K. telecommunications licenses, respectively, which will result from the consummation of the merger, and also assurance from the Department of Enterprise and Employment in Ireland that there will be no objection to the change of control of PLD and Technocom Limited, an Irish subsidiary of PLD. The Federal Communications Commission has consented to the change of control of PLD's U.S. telecommunications licenses in connection with the merger. We have received assurances from the U.K. Department of Trade and Industry that they will not object to the change of control of PLD's U.S. and U.K. telecommunications licenses and believe that we will be able to obtain the necessary assurances from the Irish Department of Enterprise and Employment on a timely basis. We do not believe that any additional material governmental filings or consents are required with respect to the merger, other than the filing of the articles of merger with the Delaware Secretary of State.


STOCK EXCHANGE LISTING

    The Metromedia common stock to be issued to you in the merger will be listed on the American Stock Exchange, subject to official notice of issuance. The completion of the merger is conditioned upon the authorization for listing on the American Stock Exchange of such Metromedia common stock.

FEDERAL SECURITIES LAWS CONSEQUENCES


    All shares of Metromedia common stock received by PLD stockholders in the merger will be freely transferable under the Federal securities laws, except for shares received by persons who are deemed to be "affiliates" of PLD prior to the completion of the merger. These shares may be resold by them only in transactions permitted by the resale provisions of Rule 145 of the Securities Act of 1933 (or Rule 144 in the case of persons who become affiliates of Metromedia) or as otherwise permitted under the Securities Act of 1933. Persons who may be deemed to be affiliates of Metromedia or PLD generally include individuals or entities that control, are controlled by, or are under common control with, such parties. Metromedia has agreed to file a shelf registration statement with respect to the shares of Metromedia common stock to be received by the PLD stockholders who have entered into the voting agreement. Please refer to "Related Agreements--Voting Agreement and Registration Rights Agreement" on page 63.

                              THE MERGER AGREEMENT

    The following is a brief summary of the material provisions of the merger agreement. A copy of the merger agreement is attached as Appendix A to this document and is incorporated in this document by reference. WE URGE YOU TO READ THE MERGER AGREEMENT CAREFULLY AND IN ITS ENTIRETY.

TERMS OF THE MERGER

    GENERAL

    The merger agreement contemplates the merger of a Metromedia subsidiary into PLD. After the merger, PLD will survive as a wholly owned subsidiary of Metromedia. The merger will be completed once we file the articles of merger with the Delaware Secretary of State. We believe that this filing will occur at the same time as the closing under the merger agreement which, unless we otherwise agree, will occur on the first business day after the satisfaction or waiver of the conditions set forth in the merger agreement.

    CONVERSION OF SECURITIES

    Once we complete the merger, the following will occur:

    Unless described differently below or in the sections labeled "--Fractional Shares" and "Exchange of New Stock Certificates--Dividends and Distributions," each of the shares of PLD common stock will be converted into a number of shares of Metromedia common stock equal to an exchange ratio.

    The exchange ratio will be calculated based on the average daily closing stock prices for the common stock of Metromedia as reported on the American Stock Exchange Composite Transactions Tape for the 20 consecutive trading days ending on the third business day immediately before the meeting of PLD's stockholders to approve the merger. Based on this average, the exchange ratio will be as follows:

           AVERAGE METROMEDIA STOCK PRICE:                            EXCHANGE RATIO (ER):
------------------------------------------------------             ---------------------------
less than $5.25                                              ER =            0.6667

less than $6.25 but                                          ER =             $3.50
  equal or greater than $5.25                                          average stock price
equal to or greater than $6.25 but                           ER =             0.56
  less than or equal to $8.00
greater than $8.00                                           ER =             $4.48
                                                                       average stock price

    If the average Metromedia stock price is less than $5.25, PLD may immediately before the completion of the merger request that the exchange ratio be increased to equal:

                   $3.50
ER =        average stock price

    If Metromedia declines this request, or if the average Metromedia stock price is below $4.00, PLD can terminate the merger agreement.

    If PLD or Metromedia issues additional shares or options prior to the special meeting, the exchange ratio will be adjusted to reflect the additional shares or options.

    FRACTIONAL SHARES

    Metromedia will not issue any fractional shares of its stock in the merger. As promptly as practicable after we complete the merger, Chase/Mellon Shareholder Services, as our exchange agent in the merger, will determine the aggregate number of fractional shares which would be issued to all PLD stockholders. Chase/Mellon Shareholder Services will then sell the excess shares at then prevailing prices on the American Stock Exchange.

    Until the net proceeds of such sales have been distributed to you, Chase/Mellon Shareholder Services will hold such proceeds in trust for your benefit. Metromedia will pay the costs of the sale of such excess shares. Chase/Mellon Shareholder Services will determine the portion of the proceeds to which each of you will be entitled, if any, by multiplying the amount of the aggregate net proceeds from the sale by your proportionate interest in the proceeds, which will depend on your PLD stock ownership. Instead of the foregoing, however, Metromedia may satisfy payment for such excess shares by delivering cash (without interest) to Chase/Mellon Shareholder Services in an amount equal to the aggregate amount of all such excess shares multiplied by the closing price of Metromedia common stock on the American Stock Exchange on the trading day immediately prior to the date we complete the merger.

    STOCK OPTIONS AND OTHER STOCK RIGHTS

    Once we complete the merger, each option or warrant to purchase shares of PLD common stock issued under PLD's stock option plan or warrant agreements or otherwise, as the case may be, will be assumed by Metromedia. This means that each PLD stock option or warrant will be converted into an option or warrant to acquire shares of Metromedia common stock. The number of shares of Metromedia common stock to be subject to the option or warrant will be equal to the product of the number of shares of PLD common stock subject to the original option or warrant and the exchange ratio. Metromedia will not issue any fractional shares and all fractional shares will be eliminated. The exercise price per share of Metromedia common stock under the option or warrant will be equal to the exercise price per share of PLD common stock under the original option or warrant divided by the exchange ratio.

    PREFERRED STOCK

    PLD will redeem any shares of its preferred stock outstanding before the merger is completed for Cdn. $1.00 per share and in accordance with the terms of PLD's certificate of incorporation. At the time the merger is completed, all shares of PLD preferred stock will be canceled and will thereafter represent only the right to receive the per share redemption payment of Cdn. $1.00. As of the date of this document, 446,884 shares of PLD preferred stock were outstanding.

EXCHANGE OF NEW STOCK CERTIFICATES

    EXCHANGE AGENT

    Once we complete the merger, Metromedia will deposit with Chase/Mellon Shareholder Services, for your benefit, the certificates representing the shares of Metromedia common stock, and any related dividends or distributions, issuable pursuant to the merger in exchange for outstanding shares of PLD common stock. For this purpose, the number of shares of Metromedia common stock issuable means the product of the exchange ratio and the number of outstanding shares of PLD's common stock as of the time we complete the merger.

    After we complete the merger, Chase/Mellon Shareholder Services will mail to each of you a letter of transmittal and instructions for use in surrendering your PLD shares in exchange for certificate(s) representing shares of Metromedia common stock. Upon surrender of your PLD stock certificate to

Chase/Mellon Shareholder Services, you will be entitled to receive a certificate representing that number of whole shares of Metromedia common stock and cash instead of any fractional share of Metromedia common stock, plus any dividends, which you have the right to receive in the merger. Your PLD stock certificate(s) will then be canceled.

    DIVIDENDS AND DISTRIBUTIONS

    NO DIVIDENDS OR OTHER DISTRIBUTIONS DECLARED OR MADE AFTER THE MERGER WITH RESPECT TO METROMEDIA COMMON STOCK WITH A RECORD DATE AFTER THE DATE WE COMPLETE THE MERGER WILL BE PAID TO YOU UNTIL YOU SURRENDER YOUR PLD STOCK
CERTIFICATE(S). NO CASH PAYMENT INSTEAD OF FRACTIONAL SHARES WILL BE PAID TO YOU UNTIL YOU SURRENDER SUCH CERTIFICATE(S).

    Following your surrender to Chase/Mellon Shareholder Services of any such certificate(s), as a record holder of certificates representing whole shares of Metromedia common stock, you will be paid, without interest:

    - the amount of any cash payable instead of a fractional share of Metromedia common stock to which you are entitled;

    - the amount of dividends or other distributions with a record date after the date we complete the merger already paid with respect to your whole shares of Metromedia common stock; and

    - at the appropriate payment date, the amount of dividends or other distributions with a record date after the date we complete the merger but prior to surrender and a payment date subsequent to surrender payable with respect to your whole shares of Metromedia common stock.

    TRANSFERS

    As soon as we complete the merger, the stock transfer books of PLD will be closed, and there will be no further registration of transfers of PLD common stock.

    TERMINATION OF EXCHANGE FUND

    Metromedia will receive any portion of Metromedia common stock or the proceeds from the sale of any excess Metromedia shares which remains undistributed to PLD stockholders six months after the date we complete the merger. Any PLD stockholder who has not previously complied with the exchange procedures may then look only to Metromedia for payment.

    NO LIABILITY

    We will not be liable to any PLD stockholder or Metromedia stockholder for any undistributed Metromedia common stock or cash from the proceeds of the sale of any excess Metromedia shares which is delivered to a public official pursuant to any applicable abandoned property or similar laws.

    NO INTEREST

    No interest will be paid or accrued on cash paid to PLD stockholders instead of fractional shares. In addition, no interest will be paid or accrued on unpaid dividends and distributions, if any, which may be payable upon surrender of PLD stock certificates.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains various representations and warranties of PLD relating to, among other things:

    - its organization and qualification and its subsidiaries;

    - capitalization;

    - its authority relative to the merger agreement;

    - no violation of laws or other agreements;

    - receipt of consents and approvals required for the merger;

    - possession of franchises, licenses, permits and other approvals required for operation of business;

    - filings with the Securities and Exchange Commission and its financial statements;

    - absence of changes or events which would have a material adverse affect on PLD;

    - the opinion of Salomon Smith Barney with respect to the fairness of the exchange ratio from a financial point of view;

    - brokers;

    - no impact of take-over statutes;

    - employee benefit plans;

    - accounting treatment of the merger;

    - identification of material contracts;

    - absence of litigation;

    - environmental matters;

    - intellectual property;

    - taxes;

    - absence of non-competition agreements;

    - the lack of any requirement to be registered under the Investment Company Act of 1940;

    - the accuracy of information supplied by PLD in connection with this document; and

    - vote necessary to approve the merger.

    The merger agreement also contains various representations and warranties made by Metromedia and its merger subsidiary as to, among other things:

    - their organization and qualification and their subsidiaries;

    - capitalization;

    - their authority relative to the merger agreement;

    - no violation of laws or other agreements;

    - consents and approvals required for the merger;

    - possession of franchises, licenses, permits and other approvals required for operation of businesses;

    - filings with the Securities and Exchange Commission and their financial statements;

    - absence of changes or events which will have a material adverse effect on Metromedia or its merger subsidiary.

    - employee benefit plans;

    - accounting treatment of the merger;

    - identification of material contracts

    - absence of litigation;

    - environmental matters;

    - intellectual property;

    - taxes;

    - absence of non-competition agreements;

    - the lack of any requirement to be registered under the Investment Company Act of 1940;

    - the opinion of Donaldson, Lufkin & Jenrette Securities Corp. with respect to the fairness of the exchange ratio;

    - brokers;

    - absence of take-over statutes;

    - the accuracy of information supplied for inclusion or incorporation by reference in this document; and

    - vote necessary to approve the merger.

COVENANTS

    PLD has agreed it will generally:

    - conduct its business in the ordinary course of business and consistent with past practice;

    - not amend its organizational documents;

    - not pay any dividends on its common stock, reclassify its common stock in any way or issue any other securities instead of its common stock or acquire any shares of its common stock;

    - except for pay or benefits increases made in the ordinary course of business, not change the terms of its existing pay or benefits arrangements with management or its employees or otherwise enter into new employment or severance agreements with any of those persons;

    - not issue, pledge or otherwise encumber any shares of its common stock;

    - except for activities in the ordinary course of business, not sell, lease, license or otherwise encumber or dispose of any of its material properties or assets;

    - except for borrowings made in the ordinary course of business and from Metromedia to PLD under the bridge loan agreement, not incur any debt, guarantee any debt securities of another person or make any loans or capital contributions to any other person;

    - terminate, cancel or make any significant change in any contract or agreement material to PLD and its subsidiaries;

    - not take any action with respect to accounting policies, other than as required by law or by generally accepted accounting principles; and

    - not make any tax election or settle any material income tax liability.

    Metromedia has agreed it will generally:

    - conduct its business in the ordinary course of business and consistent with past practice;

    - not amend its organizational documents;

    - not pay any dividends on its common stock, reclassify its common stock in any way or issue any other securities instead of its common stock or acquire any shares of its common stock;

    - not sell, lease, transfer or otherwise dispose of all or most of its properties and assets;

    - except for borrowings made in the ordinary course of business, not incur any debt, guarantee any debt securities of another person or make any loans or capital contributions to any other person; and

    - not take any action with respect to accounting policies, other than as required by law or by generally accepted accounting principles.

    Each of us has also agreed to:

    - cooperate with each other in the preparation of information filed with the Securities and Exchange Commission, including this document.

    - update the other with respect to changes to our respective companies up until we complete the merger, particularly with respect to any change that could be expected to violate the merger agreement;

    - ensure that there are no material misstatements or omissions contained in the documents we file with the Securities and Exchange Commission in connection with the merger; and

    - use its reasonable best efforts to obtain the necessary stockholder approval required to approve the merger.

NO SOLICITATION OF TRANSACTIONS

    PLD has agreed that it will not take any action which could cause a third party to make a proposal to acquire an interest in PLD or propose, enter into or participate in any discussions or negotiations regarding any such proposal.

    However, this does not prohibit PLD from, prior to its special meeting:

    - furnishing information based on a confidentiality letter concerning PLD to a third party which has made an unsolicited proposal that the PLD board determines such party is capable of financing;

    - engaging in discussions or negotiations with the third party which has made such an unsolicited proposal; or

    - following receipt of the unsolicited proposal, taking and disclosing to its stockholders a position with respect to such proposal.

    However, in each case referred to above, the PLD board must conclude in good faith, following receipt of a written opinion addressed to PLD from outside counsel, that such action is necessary for the PLD board to satisfy its fiduciary obligations to its stockholders. The PLD board must also conclude that the third party which made the unsolicited proposal has the ability and the financial wherewithal to complete an acquisition of PLD.

    If the board receives such a proposal, PLD must immediately inform Metromedia of the material terms and conditions of such proposal and the identity of the person making it and will keep Metromedia fully informed regarding any significant details or developments with respect to any such proposal and of all significant steps it is taking in response to such proposal.

    PLD has agreed that neither its board nor any committee thereof will:

    - propose to withdraw or modify its recommendation to approve the merger agreement or

    - propose to approve or recommend any third-party proposal to acquire an interest in PLD which it determines is reasonably capable of being financed.

    However, the PLD board, to the extent it concludes in good faith, following receipt of a written opinion addressed to PLD from outside counsel, that such action is necessary for the PLD board to comply with its fiduciary obligations to its stockholders, may approve or recommend a written proposal made by a third party to acquire PLD on terms which a majority of the members of the board determines in their good faith judgment (after consultation with independent financial advisors) to be more favorable to PLD's stockholders than the merger and for which financing, to the extent required, is then fully committed or which, in the good faith judgment of a majority of such members (after consultation with independent financial advisors), is reasonably capable of being financed by such third party.

    However, even if the PLD board approves or recommends a competing proposal of the type referred to in the paragraph above, the board will not have the option to terminate the merger agreement but must, if Metromedia requests it, submit it to a vote of PLD's stockholders. The practical effect of this provision is that even if the PLD board determines that the merger is no longer advisable or recommends that the stockholders reject it, it would still have to submit it to the approval of the PLD stockholders. As a result, the merger could still be approved by the PLD stockholders despite the PLD board's opposition to the merger because, having already given their approval, the PLD board is without authority to terminate the merger agreement on this basis.

    News America and an affiliate, who together own approximately 38% of PLD's common stock, have agreed that they will vote for the merger and against any other proposal in all events.

INDEMNIFICATION AND INSURANCE

    After the merger is completed, Metromedia will preserve all rights to indemnification existing as of May 18, 1999, the date of the merger agreement, in favor of any director, officer or employee of PLD for a period of at least six years following the merger. Metromedia will also indemnify directors, officers and employees of PLD against liabilities or claims arising before the merger is completed and as a result of their positions at PLD. Finally, Metromedia will pay such persons legal expenses in connection with any proceeding arising out of any matter and occurring up until the merger is completed.

CONDITIONS TO THE MERGER

    Our respective obligations to complete the merger depend on the satisfaction or waiver by the other party of each of the following conditions:

    - the approval of the merger by holders of a majority of PLD's outstanding common stock and the approval of the issuance of the shares of Metromedia common stock pursuant to the merger agreement by a majority of the holders of Metromedia common stock present in person or by proxy at the Metromedia annual meeting;

    - the American Stock Exchange listing of the shares of Metromedia common stock to be issued in the merger, subject to official notice of issuance;

    - we obtain all approvals from governmental authorities and consents from third parties that are necessary and that there be no litigation which would impair our ability to complete the merger;

    - the effectiveness of the registration statement on Form S-4 to register the Metromedia common stock to be issued to PLD stockholders in the merger;

    - we each receive letters from the other's independent accountants stating that they have performed certain procedures requested by Metromedia and PLD relating to tables, statistics, and other financial information included (or incorporated by reference) in the registration statement;

    - our representations and warranties are true and accurate in all material respects;

    - we comply in all material respects with our respective covenants and obligations under the merger agreement; and

    - there has been no change in or effect on the business, assets, results of operations, prospects or condition of our respective companies that is or could reasonably be expected to be materially adverse to us or that could reasonably be expected to materially impair our ability to perform our obligations under the merger agreement or to complete the merger.

    Metromedia's obligation to complete the merger agreement depends on the satisfaction or waiver of each of the following conditions:

    - PLD will have delivered to Metromedia the required letters from all persons who may be deemed to be "affiliates" within the meaning of the federal securities laws;

    - PLD, The Travelers Insurance Company and The Travelers Indemnity Company complete the transactions described below under "Related
      Agreements--Travelers Note and Warrant Modification Agreement;"

    - PLD, Elite International Limited and Plicom Limited restructure the put and call agreements currently in effect between them related to their interests in Technocom Limited as described below under "Related Agreements--Technocom Arrangements;"

    - Metromedia and News America Incorporated complete the transactions contemplated by the News letter agreement described below under "Related Agreements--News Letter Agreement;"

    - at least 95% in aggregate principal amount of the PLD 14% senior discount notes due 2004 and 9% convertible subordinated notes due 2006 tender their notes in an exchange offer for Metromedia 10.5% senior discount notes due 2007, and also consent to the amendments to the existing indentures for the PLD notes as contemplated by the agreement to exchange and consent described below under "Related Agreements--Agreement to Exchange and Consent; Terms of Metromedia Notes;" and

    - eight officers of PLD waive the acceleration of amounts due as a result of the consummation of the merger under employment or other compensation agreements, and the vesting of a total of 1,300,003 unvested options to acquire PLD common stock that are being assumed by Metromedia in the merger.

    Neither Metromedia nor PLD has made a determination as to whether it would waive one or more foregoing conditions. Neither party may waive the requirement of stockholders' approval or the expiration of the waiting period required under the Hart-Scott-Rodino Act, which occurred on June 24, 1999. If the waiver of any of the foregoing conditions constitutes a material change in the disclosure made in this document, the parties will recirculate a revised proxy statement and resolicit stockholders' approval.

    The obligation of PLD to complete the merger also depends on PLD having received an additional opinion from Morgan, Lewis & Bockius LLP, special tax counsel to PLD, dated as of the date we complete the merger, confirming the opinion previously delivered by them that the merger will constitute a reorganization for U.S. federal income tax purposes within the meaning of
Section 368(a) of the Internal Revenue Code. See "The Merger--Federal Income Tax Consequences to Holders of PLD Common Stock." If PLD decides to waive the receipt of this additional opinion, the parties will recirculate a revised proxy statement and resolicit stockholders' approval.

    Morgan, Lewis will confirm its opinion as of the closing date of the merger provided that:

    - no change in law shall have occurred between the date of this document and the closing date,

    - the statements concerning the merger set forth in this joint proxy statement/prospectus remain accurate and complete,

    - Morgan, Lewis shall have received confirmation of the factual representations made in letters of PLD and Metromedia to Morgan, Lewis, and

    - the merger shall be completed as contemplated by the merger agreement.

    No ruling has been sought from the Internal Revenue Service as to the United States federal income tax consequences of the merger, and the opinions of counsel are not binding upon the Internal Revenue Service or any court.

TERMINATION

    The merger may be abandoned, at any time before we complete the merger and before or after you approve the merger, in the following circumstances:

    - by our mutual written consent;

    - by either one of us, if the merger is not completed before October 31, 1999 through no fault of the party wishing to terminate the merger agreement;

    - by either one of us, if a final decree or injunction prevents the completion of the merger;

    - by Metromedia, if

       - the PLD board of directors has ceased to support the merger or recommended to PLD's stockholders a competing proposal or transaction or

       - a competing offer for the common stock of PLD is pending and the PLD board of directors fails to recommend against the acceptance of these competing offers;

    - by either one of us, if the merger is not approved by the requisite vote of stockholders of Metromedia or PLD;

    - by Metromedia, if PLD's representations and warranties become untrue or because PLD breaches these representations and warranties or its covenants in a material way;

    - by PLD, if Metromedia's representations and warranties become untrue or because Metromedia breaches these representations and warranties or its covenants in a material way; or

    - by PLD, if Metromedia refuses to increase the exchange ratio at PLD's request in the manner described under "--Terms of the Merger--Conversion of Securities" or if the average Metromedia closing price is less than $4.00 per share.

TERMINATION FEES AND EXPENSES

    Except as otherwise stated in the merger agreement, all expenses incurred in the merger will be paid by the party incurring such expenses.

    PLD has agreed to pay Metromedia its out-of-pocket expenses (not to exceed $1 million) plus $6.25 million if the merger agreement is terminated by
Metromedia:

    (a) - because the PLD board of directors withdraws, modifies or changes its approval recommendation of the merger agreement, recommends to the PLD stockholders another transaction proposal or a tender offer or exchange offer for the outstanding shares of PLD's common stock commences and the PLD board of directors fails to recommend against acceptance of such tender or exchange offer;

       - because PLD did not obtain the requisite stockholder vote to approve the merger at a time when a third party has communicated to PLD and its stockholders its proposal to acquire a substantial interest in PLD or other material corporate transaction; or

       - because of a material breach by PLD of any material representation, warranty or agreement it made in the merger agreement, and

    (b) if at such time the merger agreement is solely terminable for any or all of the reasons set forth in clause (a).

    Metromedia has agreed to pay PLD its out-of-pocket expenses (not to exceed $500,000) if the merger agreement is terminated by virtue of:

    (a) Metromedia not obtaining the requisite stockholder vote to approve the merger or a material breach by Metromedia of any of its agreements in the merger agreement, and

    (b) if at such time, the merger agreement is solely terminable for either or both of the reasons referred to in clause (a).

                               RELATED AGREEMENTS

VOTING AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

    In connection with Metromedia's agreement to merge with PLD, Metromedia entered into an agreement with News America and its affiliate, which together hold 14,381,780 shares of PLD common stock representing approximately 38% of the outstanding voting power of PLD common stock. These stockholders have agreed to vote in favor of the merger and against any competing proposal at the special meeting of stockholders of PLD that will vote on the merger. In return, Metromedia has entered into a registration rights agreement with News America and its affiliate which provides that Metromedia will put in place a shelf registration statement no later than six months after the merger is consummated to register the shares of common stock of Metromedia that News America and its affiliate will receive in the merger.

    In addition, Metromedia Company, which with its partners is the largest stockholder of Metromedia, has agreed to grant News America and its affiliate tag-along rights on sales by Metromedia Company of Metromedia common stock. So long as News America and its affiliate own more than 5% of the stock of Metromedia, each time Metromedia Company and its partners sell any of their stock of Metromedia, News America and its affiliate will have the right to sell a proportionate amount of their stock of Metromedia to the buyer.

    The voting agreement will terminate if the merger agreement is terminated.

TRAVELERS NOTE AND WARRANT MODIFICATION AGREEMENT

    Metromedia and PLD have also entered into a Note and Warrant Modification Agreement, dated as of May 18, 1999, with The Travelers Insurance Company and The Travelers Indemnity Company. This agreement provides that all principal payable by PLD to Travelers under their Revolving Credit Note and Warrant Agreement, dated as of November 26, 1997, with PLD will be deferred until the earlier of the date of the consummation of the merger or termination of the merger agreement. Furthermore, upon the consummation of the merger, Travelers will relinquish all warrants held or to which it may be entitled to purchase shares of common stock of PLD.


    In consideration for Traveler's agreement to defer the payment of principal and to relinquish its PLD warrants at closing, PLD will repay $8.5 million of the Travelers loan upon consummation of the merger and the remaining amount outstanding under the Travelers credit agreement ($4.92 million) on August 30, 2000. The interest rate on the amount outstanding will be an annual rate of 10.5% payable monthly. Travelers will also be entitled to receive at the closing of the merger, 100,000 shares of PLD common stock (which will be converted in the merger into shares of Metromedia common stock at the applicable exchange ratio) and 10-year warrants to purchase 700,000 shares of Metromedia common stock exercisable beginning on the third anniversary of the closing date at a price to be determined in December 2000 that will be between $10 and $15 per share. However, if the amount outstanding has not fully been repaid by August 30, 2000, then the exercise price of the warrants will be reset to $.01. Travelers will also maintain its existing security interests in certain PLD assets and its debt will be guaranteed by Metromedia and three of PLD's subsidiaries.


NEWS LETTER AGREEMENT

    Metromedia has also entered into a Letter Agreement, dated as of May 18, 1999, with News America Incorporated. Pursuant to this agreement, News America has agreed that it will not exercise its rights upon the occurence of any defaults of PLD under the Revolving Credit Agreement, dated as of September 30, 1998, with PLD until the earlier of the completion of the merger or the termination or expiration of the merger agreement. News America has also agreed not to exercise any rights that it may have to convert its loans under the credit agreement into shares of common stock of PLD between the signing and the closing of the merger. At closing all principal ($6.45 million outstanding as of the date of this joint proxy statement/prospectus) and accrued interest, payable at a reduced 10% interest rate, will be payable in full and News America will also be released from its obligations under $3.1 million of guarantees made of amounts outstanding under the Travelers Credit Agreement.

AGREEMENT TO EXCHANGE AND CONSENT; TERMS OF METROMEDIA NOTES

    It is a condition to the completion of the merger that the holders of at least 95% in aggregate principal amount of each of PLD's 14% senior discount notes due 2004 and 9% convertible subordinated notes due 2006 agree to exchange their PLD notes for new Metromedia notes with the terms described below and consent to certain amendments to the existing indentures for their PLD notes.


    In order to endeavor to ensure satisfaction of this condition, Metromedia has entered into an Agreement to Exchange and Consent with holders of $122,230,000 of PLD's 14% senior discount notes due 2004 (or approximately 99.4% of the outstanding senior discount notes) and of $25,000,000 in aggregate principal amount of PLD's 9% convertible subordinated notes due 2006 (or approximately 94.3% of the outstanding convertible subordinated notes), in which such noteholders have agreed to:


    - exchange $1,000 principal amount of their PLD notes for $1,000 (in the case of PLD's 14% senior discount notes) or $900 (in the case of PLD's 9% convertible subordinated notes) accreted amount of new Metromedia notes subject only to consummation of the merger and the registration with the Securities and Exchange Commission of exchange notes that will be identical to the new Metromedia notes and will be exchanged for the new Metromedia notes 20 business days after consummation of the merger;


    - consent to certain amendments to the PLD note indentures that will eliminate substantially all restrictive covenants from these indentures and release the properties and assets of PLD from the security and collateral arrangements that currently secure the payment of all amounts due on the PLD notes; and


    - waive certain events of default under the PLD notes that would result from the consummation of the merger as well as the payment of interest that would become due under the PLD notes until the earlier of the termination of the merger agreement or October 31, 1999.

    In order to satisfy the noteholders' condition with respect to the registration of Metromedia exchange notes, Metromedia has filed a registration statement on Form S-4 to register the exchange notes that will be offered to holders of PLD notes that accept new Metromedia notes upon consummation of the merger.

    The new Metromedia notes and the exchange notes will have identical terms. The Metromedia notes will mature on the anniversary of the closing of the merger in 2007 and will accrete in value until the date that is 2 1/2 years from the closing of the merger, at a rate of 10 1/2% per year, compounded semi-annually, to a principal amount of $1,291.55 for each $1,000 accreted value at original issuance on the date that is 2 1/2 years from the closing of the merger. The notes will not pay cash interest before the date that is 2 1/2 years from the closing of the merger. Thereafter, the notes will pay interest in cash semi-annually at a rate of 10 1/2% per year. Metromedia will not be able to redeem any of the notes before the date that is 2 1/2 years from the closing of the merger. Metromedia will be able to redeem the notes at any time thereafter, at Metromedia's sole option, in whole or in part, at a redemption price equal to the principal amount of the notes, plus accrued and unpaid interest, if any, through but excluding the date of redemption.

    If a change of control of Metromedia occurs, holders of the Metromedia notes will have the right to require Metromedia to make an offer to repurchase all of the notes at a repurchase price in cash equal to 101% of their accreted value, plus accrued and unpaid interest, if any, through but excluding the date of repurchase.

    The Metromedia notes will be senior unsecured notes. They will rank equal in right of payment to all existing and future senior indebtedness of Metromedia and will rank senior in right of payment to all subordinated indebtedness of Metromedia. The notes will be effectively junior in right to payment to:

    - all existing and future secured indebtedness of Metromedia to the extent of the assets that secure this indebtedness, and

    - all existing and future indebtedness of Metromedia's subsidiaries.


    The indenture under which the Metromedia notes will be issued will limit Metromedia's ability and its subsidiaries' ability to:


    - incur additional indebtedness or issue capital stock or preferred stock,


    - pay dividends on, and repurchase or redeem its and its subsidiaries' capital stock and repurchase or redeem subordinated obligations,


    - invest and sell assets and subsidiary stock,

    - engage in transactions with related entities, and

    - incur additional liens.


    In addition, the indenture for the notes will limit Metromedia's ability to engage in consolidations, mergers and transfers of substantially all of its assets and also contains limitations on restrictions on distributions from its subsidiaries. All of these limitations and prohibitions have a number of important qualifications and exceptions.



    Under the terms of the indentures for each of the PLD 14% senior discount notes due 2004 and 9% convertible subordinated notes due 2006, upon a change of control of PLD, the holders of these notes will be entitled to require PLD to repurchase their notes in whole or in part at a purchase price in cash equal to 101% of the accreted value plus accrued and unpaid interest, if any, and additional amounts, if any, and special interest, if any, to the date of repurchase. The merger of PLD with Metromedia constitutes a PLD change of control event under these indentures and the holders of $1,500,000 in aggregate principal amount of PLD's 9% convertible subordinated notes due 2006 have informed Metromedia and PLD that they would require PLD to repurchase their notes following the consummation of the Merger of PLD with Metromedia.


TECHNOCOM ARRANGEMENTS

    Metromedia and PLD have also entered into option modification agreements with the two minority shareholders of Technocom Limited, a subsidiary of PLD, pursuant to which PLD will purchase all of these two shareholders' shares of Technocom Limited for an aggregate purchase price of $12.6 million, equal to 50% of the price PLD would have been otherwise obligated to pay for these shares beginning on June 30, 1999. In addition, PLD also agreed to continue to pay consulting fees to these shareholders through closing. In the case of one such shareholder, consulting fees accrued but unpaid through June 30, 1999 amounted to $83,333 and such fees will continue to accrue at the rate of $75,000 per calendar quarter. In the case of the other shareholder, consulting fees accrued but unpaid through June 30, 1999 amounted to $43,055 and such fees will continue to accrue at the rate of $39,583 per calendar quarter. As a result of these purchases, PLD will own 100% of the stock of Technocom Limited upon consummation of the merger.

METROMEDIA BRIDGE LOAN AGREEMENT

    Metromedia entered into a bridge loan agreement with PLD pursuant to which it has agreed to extend revolving bridge loans to PLD of up to $7.0 million at an annual interest rate of 10% to fund PLD's ongoing operations during the period from the execution of the merger agreement to the earlier of the consummation of the merger or the termination or expiration of the merger agreement. All amounts payable under the bridge loan agreement are due and payable on the earlier of termination or expiration of the merger agreement or October 31, 1999. The loans under this agreement are secured by a pledge by PLD of approximately 58% of the capital stock of PLD's Technocom Limited subsidiary. The bridge loan agreement contains negative covenants that restrict PLD's activities during this period. As of the date of this document, PLD had borrowed $5.0 million under the bridge loan agreement.

RESTRUCTURING OF PLD'S OBLIGATIONS

    In connection with the consummation of the merger and as discussed above, the following is a summary of the status of PLD's outstanding debt obligations:

    - The installment of interest due June 1, 1999 on the PLD senior discount notes was deferred by all of the holders until the closing of the merger. If the closing occurs, it will be converted into principal and the senior discount notes will be exchanged for Metromedia notes. See "--Agreement to Exchange and Consent; Terms of Metromedia Notes."

    - The installment of interest due June 1, 1999 on the PLD convertible subordinated notes was deferred by holders of 94.3% of these notes until the closing of the merger. The interest due to the holders who did not defer was paid in full. If the closing occurs, the deferred interest will be converted into principal and the convertible subordinated notes will be exchanged for Metromedia notes. See "--Agreement to Exchange and Consent; Terms of Metromedia Notes."

    - Principal payments under the Travelers notes were deferred to the closing of the merger. PLD continues to pay interest monthly on these notes. See "--Travelers Note and Warrant Modification Agreement."

    - Principal and interest payments on the News America notes have been deferred to the closing of the merger. See "--News Letter Agreement."

    - The right on the part of Plicom and Elite to put their shares of Technocom to PLD has been deferred to the closing of the merger. See "--Technocom Arrangements."

    - While the business plans of its operating subsidiaries call for additional capital investments in 1999, some of which are anticipated to come from PLD, PLD is not contractually committed to fund those investments and can, if necessary, defer or decline to proceed with any or all of such investments.

    - PLD currently has approximately $16,000,000 in escrow which is available to fund purchases of equipment for use by its operating subsidiaries.

    - PLD has secured a line of credit from Metromedia in the amount of $7,000,000 to provide working capital and to cover other costs (such as outstanding balances due on equipment purchases) over the anticipated wsperiod to closing, $5,000,000 of which has been drawn to date. PLD believes that the amount of this line of credit, together with its other cash, is sufficient to fund its operations to closing. See "--Metromedia Bridge Loan Agreement."

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION


    The following Unaudited Pro Forma Combining Balance Sheet of Metromedia as of June 30, 1999 and Unaudited Pro Forma Combining Statements of Operations for the six months ended June 30, 1999 and the year ended December 31, 1998 illustrate the effect of the merger and the restructuring of PLD's obligations and purchase of the Technocom Limited minority interests. The Unaudited Pro Forma Combining Balance Sheet assumes that the transactions referred to above are completed as of June 30, 1999 and the Unaudited Pro Forma Combining Statements of Operations assumes that the transactions referred to above have been completed as of the beginning of the periods presented.


    Under the terms of the transaction, the holders of PLD common stock will receive shares of Metromedia common stock on the basis of an exchange ratio that values each share of PLD common stock at $3.50 per share if the average Metromedia price per share is between $5.25 and $6.25 at closing. If the average price of Metromedia common stock exceeds $6.25 per share, each share of PLD common stock will be exchanged for .56 shares of Metromedia common stock, not to exceed $4.48 per share of Metromedia common stock. If the average price of Metromedia common stock is less than $5.25 per share, each share of PLD common stock will be exchangeable for .6667 shares of Metromedia common stock, subject to termination and "top-up" rights.

    We have prepared these Unaudited Pro Forma Combining Financial Statements assuming an exchange ratio of .56 (which assumes an average price of Metromedia common stock in excess of $6.25 but less than $8.00) and a stock price of $6.93. The actual exchange ratio will be determined on the date of determination in accordance with the formulas set forth in the merger agreement. See "The Merger Agreement."

ACCOUNTING TREATMENT

    We will record the merger as a purchase transaction. For accounting purposes, Metromedia will be deemed to be the surviving corporation in the merger.

    The pro forma adjustments are based upon currently available information and upon assumptions that management of each of Metromedia and PLD believes are reasonable. We will account for the merger based upon the estimated fair market value of the net tangible and intangible assets acquired at the date of acquisition. The adjustments included in the Unaudited Pro Forma Combining Financial Statements represent the preliminary determination of these adjustments based upon available information. We cannot assure you that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the pro forma financial information.

    The Unaudited Pro Forma Combining Financial Statements are not necessarily indicative of either future results of operations or results that might have been achieved if the foregoing transactions had been consummated as of the indicated dates. The Unaudited Pro Forma Combining Financial Statements should be read in conjunction with the historical financial statements of Metromedia and PLD, together with the related notes thereto. We have incorporated those historical financial statements in this document by reference.

                      METROMEDIA INTERNATIONAL GROUP, INC.
                  UNAUDITED PRO FORMA COMBINING BALANCE SHEET
                                 (IN THOUSANDS)


                                                                JUNE 30, 1999
                                        --------------------------------------------------------------
                                                                      PRO FORMA
                                                                     MERGER AND
                                                                        DEBT            METROMEDIA
                                        METROMEDIA       PLD        RESTRUCTURING        PRO FORMA
                                        HISTORICAL   HISTORICAL      ADJUSTMENTS         COMBINED
                                        -----------  -----------  -----------------  -----------------
Cash and cash equivalents.............   $ 101,948    $   7,882       $  (6,741)(1)     $    96,914
                                                                         (8,500)(1)
                                                                        (12,595)(1)
                                                                           (300)(1)
                                                                         15,220(2)
Accounts receivable...................      39,256       14,094              --              53,350
Inventories...........................      56,356        3,557              --              59,913
Other current assets..................       9,592       13,984          (3,014)(3)          20,562
                                        -----------  -----------  -----------------  -----------------
    Current assets....................     207,152       39,517         (15,930)            230,739
Escrow funds..........................          --       15,220         (15,220)(2)              --
Investments in and advances to Joint
  Ventures............................     156,199        8,607              --             164,806
Property, plant and equipment, net....      34,209      172,171              --             206,380
Intangibles...........................     157,743      107,231         (35,364)(1)         359,952
                                                                        130,342(1)
Other assets..........................       4,229        8,414          (5,884)(1)           6,759
                                        -----------  -----------  -----------------  -----------------
    Total assets......................   $ 559,532    $ 351,160       $  57,944         $   968,636
                                        -----------  -----------  -----------------  -----------------
                                        -----------  -----------  -----------------  -----------------

Accounts payable and accrued
  expenses............................   $  83,838    $  35,109       $   6,000(1)      $   111,791
                                                                        (12,560)(1)
                                                                           (582)(1)
                                                                            (14)(3)
Short-term debt.......................         886       30,283          (6,450)(1)           8,299
                                                                        (13,420)(1)
                                                                         (3,000)(3)
Other current liabilities.............          --       10,908              --              10,908
                                        -----------  -----------  -----------------  -----------------
    Current liabilities...............      84,724       76,300         (30,026)            130,998
Long-term debt........................      43,773      150,095        (138,251)(1)         219,947
                                                                          4,920(1)
                                                                        159,410(1)
Other liabilities.....................       4,807           --              --               4,807
                                        -----------  -----------  -----------------  -----------------
    Total liabilities.................     133,304      226,395          (3,947)            355,752
                                        -----------  -----------  -----------------  -----------------
Minority interest.....................      30,318       23,108              --              53,426
Stockholders' equity:
  7 1/4% cumulative convertible
    preferred stock...................     207,000           --              --             207,000
  Preferred stock.....................          --            4              (4)(1)              --
  Common stock........................      69,162          378            (378)(1)          90,412
                                                                         21,250(1)
Paid-in surplus.......................   1,012,987      245,332        (245,332)(1)       1,155,285
                                                                        126,013(1)
                                                                          4,228(1)
                                                                          8,697(1)
                                                                          3,360(1)
Accumulated deficit...................    (887,674)    (144,057)        144,057(1)         (887,674)
Accumulated other comprehensive
  loss................................      (5,565)          --              --              (5,565)
                                        -----------  -----------  -----------------  -----------------
Total stockholders' equity............     395,910      101,657          61,891             559,458
                                        -----------  -----------  -----------------  -----------------
    Total liabilities and
      stockholders' equity............   $ 559,532    $ 351,160       $  57,944         $   968,636
                                        -----------  -----------  -----------------  -----------------
                                        -----------  -----------  -----------------  -----------------


 See accompanying notes to unaudited pro forma combining financial statements.

                      METROMEDIA INTERNATIONAL GROUP, INC.
             UNAUDITED PRO FORMA COMBINING STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                  SIX MONTHS ENDED JUNE 30, 1999
                                                  ---------------------------------------------------------------
                                                                                  PRO FORMA
                                                                                  MERGER AND
                                                                                     DEBT           METROMEDIA
                                                    METROMEDIA        PLD       RESTRUCTURING       PRO FORMA
                                                  HISTORICAL (13)  HISTORICAL    ADJUSTMENTS         COMBINED
                                                  ---------------  ----------  ----------------  ----------------
Revenues........................................    $   132,647    $   57,328     $       --       $    189,975

Cost and expenses:
  Cost of sales and operating expenses..........         79,572        17,483             --             97,055
  Selling, general and administrative...........         60,602        26,450             --             87,052
  Depreciation and amortization.................          8,587        16,520         (1,004)(7)         30,620
                                                                                       6,517(8)
                                                  ---------------  ----------       --------     ----------------
Operating loss..................................        (16,114)       (3,125)        (5,513)           (24,752)
Other income (expense):
  Interest expense..............................         (6,929)      (14,367)        11,880(4)         (15,754)
                                                                                      (8,369)(4)
                                                                                       1,289(5)
                                                                                       1,014(6)
                                                                                        (258)(6)
                                                                                         (14)(11)

  Interest income...............................          4,246           489           (669)(10)          4,052
                                                                                         (14)(11)
  Equity in losses of unconsolidated
    investees...................................         (5,933)         (430)            --             (6,363)
  Other.........................................         (2,794)          110             --             (2,684)
                                                  ---------------  ----------       --------     ----------------
Loss before income tax expense and minority
  interest......................................        (27,524)      (17,323)          (654)           (45,501)
Income tax expense..............................           (205)       (4,723)            --             (4,928)
Minority interest...............................          4,852        (2,087)            --              2,765
                                                  ---------------  ----------       --------     ----------------
Net loss........................................        (22,877)      (24,133)          (654)           (47,664)
Cumulative convertible preferred stock dividend
  requirement...................................         (7,504)           --             --             (7,504)
                                                  ---------------  ----------       --------     ----------------
Net loss attributable to common stockholders....    $   (30,381)   $  (24,133)    $     (654)      $    (55,168)
                                                  ---------------  ----------       --------     ----------------
                                                  ---------------  ----------       --------     ----------------

Weighted average number of common shares--Basic
  (12)..........................................         69,137        37,847                            90,387
                                                  ---------------  ----------                    ----------------
                                                  ---------------  ----------                    ----------------

Loss per common share--Basic:
Net loss attributable to common stockholders....    $     (0.44)   $    (0.64)                     $      (0.61)
                                                  ---------------  ----------                    ----------------
                                                  ---------------  ----------                    ----------------


 See accompanying notes to unaudited pro forma combining financial statements.

                      METROMEDIA INTERNATIONAL GROUP, INC.
             UNAUDITED PRO FORMA COMBINING STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                          YEAR ENDED DECEMBER 31, 1998
                                                         --------------------------------------------------------------
                                                                                        PRO FORMA
                                                                                        MERGER AND
                                                          METROMEDIA                       DEBT           METROMEDIA
                                                          HISTORICAL        PLD       RESTRUCTURING       PRO FORMA
                                                             (13)       HISTORICAL     ADJUSTMENTS         COMBINED
                                                         -------------  -----------  ----------------  ----------------
Revenues...............................................   $   240,292   $   145,360     $       --       $    385,652
Cost and expenses:
  Cost of sales and operating expenses.................       155,916        45,348             --            201,264
  Selling, general and administrative..................       153,327        63,993             --            217,320
  Depreciation and amortization........................        20,588        26,071         (1,080)(7)         58,613
                                                                                            13,034(8)

  Nonrecurring charge..................................        40,317            --             --             40,317
                                                         -------------  -----------       --------     ----------------
Operating income (loss)................................      (129,856)        9,948        (11,954)          (131,862)
Other income (expense):
  Interest expense.....................................       (16,331)      (23,732)        20,760(4)         (33,906)
                                                                                           (16,738)(4)
                                                                                                35(5)
                                                                                             2,617(6)
                                                                                              (517)(6)
  Interest income......................................        12,746         2,384         (1,309)(10)         13,821
  Equity in losses of unconsolidated investees.........       (18,151)         (958)            --            (19,109)
Other..................................................         5,390       (11,203)            --             (5,813)
                                                         -------------  -----------       --------     ----------------
Loss before income tax benefit (expense) and minority
  interest.............................................      (146,202)      (23,561)        (7,106)          (176,869)
Income tax benefit (expense)...........................           358        (9,864)            --             (9,506)
Minority interest......................................         9,858        (9,386)        (2,038)(9)         (1,566)
                                                         -------------  -----------       --------     ----------------
Loss from continuing operations........................      (135,986)      (42,811)        (9,144)          (187,941)
Cumulative convertible preferred stock dividend
  requirement..........................................       (15,008)           --             --            (15,008)
                                                         -------------  -----------       --------     ----------------
Loss from continuing operations attributable to common
  stockholders.........................................   $  (150,994)  $   (42,811)    $   (9,144)      $   (202,949)
                                                         -------------  -----------       --------     ----------------
                                                         -------------  -----------       --------     ----------------
Weighted average number of common shares-- Basic
  (12).................................................        68,955        35,274                            90,205
                                                         -------------  -----------                    ----------------
                                                         -------------  -----------                    ----------------
Loss per common share--Basic:
Loss from continuing operations attributable to common
  stockholders.........................................   $     (2.19)  $     (1.21)                     $      (2.25)
                                                         -------------  -----------                    ----------------
                                                         -------------  -----------                    ----------------


 See accompanying notes to unaudited pro forma combining financial statements.

                      METROMEDIA INTERNATIONAL GROUP, INC.

          NOTES TO UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS

------------------------

(1) Reflects the acquisition by Metromedia of PLD at June 30, 1999 as follows:

    (i) the issuance of 21.25 million common shares of Metromedia using an exchange ratio of .56 shares of Metromedia for each share of PLD since the price of Metromedia stock is greater than $6.25 and less than or equal to $8.00;

    (ii) the exchange by holders of PLD's 14.0% senior discount notes due 2004 with a carrying value of $111,751,000 and 9.0% subordinated convertible notes with a carrying value of $26,500,000 together with accrued interest payable of $12,560,000 (together, the PLD notes) for Metromedia's 10.5% senior discount notes due 2007 with a value of $159,410,000. Under the terms of the transactions, holders of PLD's 14.0% senior discount notes will receive Metromedia 10.5% senior discount notes with an accreted value of $123.0 million and holders of PLD's 9.0% subordinated convertible notes will receive Metromedia 10.5% senior discount notes with an accreted value of $23.85 million. Additionally, the holders of the PLD 14.0% senior discount notes and 9.0% subordinated convertible notes will receive Metromedia 10.5% senior discount notes with an accreted value of $12.56 million as payment for accrued interest payable on such notes;


   (iii) the repayment of $6.45 million of News America notes payable and $582,000 of interest payable for $6.741 million. Under the terms of the transaction, News America has agreed to retroactively reduce the interest rate it has charged to PLD from 20% per year to 10% per year, thereby resulting in a reduction of the accrued interest payable;


    (iv) the purchase of the equity interests of the two minority shareholders of Technocom Limited. Under the terms of the transaction, the minority shareholders of Technocom Limited have agreed to sell their interests in Technocom Limited to PLD for a purchase price of $12,595,000;

    (v) the payment of $8.5 million of $13.42 million of the loans owed to Travelers. Under the terms of the transaction, Travelers has agreed to accept $8.5 million of the principal amount owed by PLD at closing and to defer repayment of the remaining $4.92 million of principal amount owed by PLD until the earlier of August 30, 2000 or one year from the closing date of the transaction;

    (vi) the redemption of PLD's Series II and Series III preferred stock for cash;

   (vii) the value of warrants to purchase 700,000 shares of Metromedia common stock issued to Travelers in exchange for outstanding warrants. Such value has been determined using the Black-Scholes method assuming 72.5% volatility, a risk free interest rate of 5.2% and an average exercise period of 10 years;

  (viii) the value of options exchanged for outstanding PLD options. Such value has been determined using the Black-Scholes method assuming 72.5% volatility, a risk free interest rate of 5.07% and an average exercise period of 3 years;

    (ix) the value of warrants exchanged for outstanding PLD warrants. Such value has been determined using the Black-Scholes method assuming 72.5% volatility, a risk free interest rate of 5.02% and an average exercise period of 2 years;

    (x) estimated transaction costs; and

                      METROMEDIA INTERNATIONAL GROUP, INC.

    (xi) the elimination of historical net assets acquired comprised of PLD's historical stockholders' equity, historical debt and related interest either repaid or refinanced in the merger reduced by goodwill and deferred financing fee (in thousands, except per share information).



Issuance of Common Stock
  PLD shares outstanding at June 30, 1999 adjusted for
    100,000 shares to be issued to Travelers................     37,947
  Number of shares issued to acquire PLD....................     21,250
  Per share price...........................................  $    6.93
                                                              ---------
Value of shares issued......................................             $ 147,263
Value of debt exchanged.....................................               159,410
Repayment of News America notes payable and interest........                 6,741
Payment for minority interests of Technocom Limited.........                12,595
Partial repayment of loans owed to Travelers................                 8,500
Payment for PLD preferred stock.............................                   300
Value of warrants issued to Travelers.......................                 4,228
Value of options exchanged..................................                 8,697
Value of warrants exchanged.................................                 3,360
Estimated transaction costs.................................                 6,000
                                                                         ---------
Purchase price..............................................               357,094
Less Net Assets Acquired
  PLD Historical Stockholders' Equity.......................    101,657
  PLD Historical Debt and Related Interest Repaid or
    Refinanced..............................................    166,343
  PLD Historical Goodwill...................................    (35,364)
  PLD Historical Deferred Financing Fees....................     (5,884)
                                                              ---------
                                                                           226,752
                                                                         ---------
Excess of cost over historical net assets acquired..........             $ 130,342
                                                                         ---------
                                                                         ---------



    For illustrative purposes, Metromedia has made a preliminary allocation of excess cost over estimated net assets acquired to goodwill as PLD's assets and liabilities are estimated to approximate fair value. The final allocation of purchase price to assets and liabilities acquired will depend upon the final purchase price as determined by the final exchange ratio and the amount of debt and related interest to be repaid or refinanced and the final estimates of fair values of assets and liabilities of PLD at the closing date. Metromedia will undertake a study to determine the fair values of assets and liabilities acquired and will allocate the purchase price accordingly. Metromedia believes that the carrying value of current assets and current liabilities approximates fair value and that the excess of cost over historical net assets acquired will be allocated to property and equipment, telecommunication licenses and goodwill. However, there can be no assurance that the actual allocation will not differ significantly from the pro forma allocation.



(2) Reflects removal of restrictions on escrowed funds in connection with the exchange of the PLD notes.


(3) Reflects elimination of bridge loan provided to PLD by Metromedia together with accrued interest.

(4) Reflects the elimination of historical interest expense attributable to the PLD notes and the recording of interest expense for the Metromedia 10.5% senior discount notes.

                      METROMEDIA INTERNATIONAL GROUP, INC.

(5) Reflects the elimination of historical interest expense attributable to the News America notes payable.


(6) Reflects the elimination of interest expense attributable to the $13.42 million of Travelers' 12.0% revolving credit notes and accrual of interest on $4.92 million of Travelers' notes at 10.5%.


(7) Reflects the elimination of amortization of historical PLD goodwill.


(8) Reflects amortization expense of the excess of cost over historical net assets acquired in the merger by use of the straight-line method over 10 years. Should the allocation of such excess of cost over historical net assets acquired differ significantly as described in note 1 above, amortization expense could increase since the lives of assets other than goodwill may be shorter.

(9) Reflects reversal of minority interest income recorded by PLD as a result of the allocation of a portion of the 1998 net loss of Technocom Limited to the minority. In connection with the acquisition of the minority interest, the pro-forma assumes that the minority interest was acquired at the beginning of the period (January 1, 1998). As such, the entry reflects the reversal of the 1998 credit for allocation of losses to the minority interest. As of December 31, 1998, the minority interest was fully depleted and no such allocation of the Technocom Limited loss has been made subsequent to December 31, 1998.

(10) Reflects elimination of interest income on cash used in connection with payments of certain PLD debt and purchase of minority interests of Technocom Limited.

(11) Reflects elimination of interest income and expense on bridge financing facility provided to PLD by Metromedia.

(12) The average common shares outstanding used in calculating pro forma loss per common share from continuing operations are calculated assuming that the estimated number of shares of Metromedia common stock to be issued in the merger were outstanding from the beginning of the periods presented. Options and warrants to purchase shares of common stock as well as shares of common stock issuable upon conversion of Metromedia's convertible preferred stock were not included in computing pro forma diluted earnings per common share because their inclusion would result in a smaller loss per common share.

(13) Ningbo Ya Mei Telecommunications, Ltd., one of Metromedia's two joint ventures in Ningbo Municipality, China, has received a letter from China Unicom stating that the supervisory department of the Chinese government had requested that China Unicom terminate the project with Ningbo Ya Mei. China Unicom subsequently informed Metromedia that the notification also applies to Metromedia's other joint venture in Ningbo Municipality. The notification from China Unicom requested that negotiations begin immediately regarding the amounts to be paid to Ningbo Ya Mei, including return of investment made and appropriate compensation and other matters related to the winding up of the joint venture's activities as a result of this notice. Negotiations regarding the terms of the termination have begun and are continuing. The content of the negotiations includes determining the investment principal of Metromedia's Ningbo joint ventures, appropriate compensation and other matters related to termination of contracts. The letter further stated that due to technical reasons which were not specified, the cash distribution plan for the first half of 1999 had not been decided, and that China Unicom also expected to discuss this subject with Ningbo Ya Mei. As a result, Metromedia cannot currently determine the amount of compensation that its Ningbo joint ventures will receive.

    While there can be no assurance that China Unicom will provide similar letters to Metromedia's other two sino-sino-foreign telephony-related joint ventures, Metromedia expects that these joint ventures will also be the subject of project termination negotiations. Metromedia cannot yet predict the effect on it of the Ningbo joint ventures' negotiations and the expected winding up of Metromedia's other two telephony-related joint ventures, but Metromedia believes such negotiations, if adversely concluded, or the failure to make scheduled cash distributions, could have a material adverse effect on its financial position and results of operations. Depending on the amount of compensation it receives, Metromedia will record a non cash charge equal to the difference between the sum of the carrying values of its investment and advances made to joint ventures plus goodwill less the cash compensation it receives from the joint ventures which China Unicom has paid. Metromedia's investment in and advances to joint ventures and goodwill balance at June 30, 1999 were approximately $71 million and $67 million respectively. No adjustment has been made to the unaudited pro forma combined financial statements to writedown goodwill relating to Metromedia's telecommunications joint ventures in China.

                             BUSINESS OF METROMEDIA

    Metromedia is a global communications company. Through its communications group, Metromedia is engaged in the development and operation of a variety of communications businesses in Eastern Europe, the republics of the former Soviet Union, the People's Republic of China and other selected emerging markets. These businesses include telephony, cable television, paging and radio broadcasting. Metromedia also owns Snapper, Inc., which manufactures premium-priced power lawnmowers, lawn tractors, garden tillers, snow throwers and related parts and accessories under the Snapper-Registered Trademark- brand.

    Metromedia's objective is to establish itself as a major multiple-market provider of modern communications services in Eastern Europe, the former Soviet Union and other selected emerging markets.


    At June 30, 1999, Metromedia owned interests in and participated with partners in the management of joint ventures that had 48 operational systems. These operational systems consisted of 12 cable television systems, two GSM cellular telephone systems, one joint venture that is building out an operational GSM system and providing financing, technical assistance and consulting services to the local system operator, one international and long distance telephony provider, two wireless local loop operator, 13 paging systems and 17 radio broadcasting stations. In addition, Metromedia has interests in and participates with partners in the management of several joint ventures that, as of June 30, 1999, had four pre-operational systems. In Eastern Europe and the former Soviet Union, Metromedia generally owns 50% or more of the operating joint ventures in which it invests.



    Metromedia's joint ventures experienced significant growth in 1998. At the end of 1998, Metromedia had approximately 520,182 subscribers compared to 305,198 at the end of 1997, which represents an increase of approximately 70%. The total combined revenues of Metromedia's communications group's consolidated and unconsolidated joint ventures for the years ended December 31, 1998, 1997 and 1996 were $130.1 million, $91.2 million and $57.2 million, respectively. As many of Metromedia's joint ventures are not consolidated in Metromedia's results of operations, Metromedia's communications group reported consolidated revenues of $30.2 million for the year ended December 31, 1998, or approximately 12.6% of Metromedia's total reported revenues for the year ended December 31, 1998. Metromedia expects that this percentage will increase as its communications group's joint ventures grow their businesses.


    Recent adverse economic conditions in the Russian Federation and Eastern Europe and the uncertainties associated with the governmental policies to address these conditions could affect Metromedia's cable television, paging and radio broadcasting businesses in Russia, Belarus and other emerging countries. The recent slowdown in growth in China and possible significant changes in the regulation of foreign participation in and financing of the telecommunications industry in China could affect the ability of Metromedia's Chinese joint ventures to generate revenue, cash flows or net income. Please refer to the section in this document entitled "Risk Factors."


    Because legal restrictions in China prohibit foreign participation in the operation or ownership in the telecommunications sector, Metromedia's telecommunications joint ventures in China are limited to providing financing, technical advice, consulting and other services for the construction and development of telephony networks for China United Telecommunications Incorporated, known as China Unicom, a Chinese telecommunications operator. The completed networks are operated by China Unicom. In return Metromedia receives payments from China Unicom based on the distributable cash flow generated by the networks.



    Ningbo Ya Mei Telecommunications, Ltd., one of Metromedia's two telecommunications joint ventures in Ningbo Municipality, China, has received a letter from China Unicom stating that the supervisory department of the Chinese government had requested that China Unicom terminate the project with Ningbo Ya Mei. China Unicom subsequently informed Metromedia that the notification also applies to Metromedia's other telecommunications joint venture in Ningbo Municipality. The notification from China Unicom requested that negotiations begin immediately regarding the amounts to be paid to Ningbo Ya Mei, including return of investment made and appropriate compensation and other matters related to the winding up of the joint venture's activities as a result of this notice. Negotiations regarding the terms of the termination have begun and are continuing. The content of the negotiations includes determining the investment principal of Metromedia's Ningbo joint ventures, appropriate compensation and other matters related to termination of contracts. The letter further stated that due to technical reasons which were not specified, the cash distribution plan for the first half of 1999 had not been decided, and that China Unicom also expected to discuss this subject with Ningbo Ya Mei. As a result, Metromedia cannot currently determine the amount of compensation that its Ningbo joint ventures will receive.



    While there can be no assurance that China Unicom will provide similar letters to Metromedia's other two sino-sino-foreign telephony-related joint ventures, Metromedia expects that these joint ventures will also be the subject of project termination negotiations. China Unicom has suspended cooperation on further development of networks with these joint ventures and Metromedia believes that this action reflects China Unicom's intention to negotiate the termination of its relationship with these joint ventures as well. Metromedia cannot yet predict the effect on it of the Ningbo joint ventures' negotiations and the expected winding up of Metromedia's other two telephony-related joint ventures, but Metromedia believes such negotiations, if adversely concluded, or the failure to make scheduled cash distributions, could have a material adverse effect on its financial position and results of operations. Depending on the amount of compensation it receives, Metromedia will record a non cash charge equal to the difference between the sum of the carrying values of its investment and advances made to joint ventures plus goodwill less the cash compensation it receives from the joint ventures which China Unicom has paid. Metromedia's investment in and advances to joint ventures and goodwill balance at June 30, 1999 were approximately $71 million and $67 million respectively. Metromedia is currently evaluating other investment opportunities in China and recently announced the establishment of a new joint venture in China to develop and operate an e-commerce system.


    Metromedia owned Snapper before the shift in its business focus to a global communications company. Accordingly, it views Snapper as a non-core asset and manages Snapper in order to maximize stockholder value. Snapper manufactures Snapper brand power lawn and garden equipment for sale to both residential and commercial customers. The residential equipment includes self-propelled and push-type walk-behind lawnmowers, rear-engine riding lawnmowers, garden tractors, zero-turn radius lawn equipment, garden tillers, snow throwers, and related parts and accessories. The commercial mowing equipment includes commercial quality self-propelled walk-behind lawnmowers, and wide-area and front-mount zero-turn radius lawn equipment.

    Snapper products are premium-priced, generally selling at retail from $300 to $10,500. Snapper sells to and supports directly an approximately 5,000-dealer network for the distribution of its products. Snapper also sells its products through foreign distributors.


    A large percentage of the residential and commercial sales of lawn and garden equipment are made during a 17-week period from early spring to mid-summer. Although some sales are made to the dealers and distributors prior and subsequent to this period, the largest volume of sales is made during this time. The majority of revenues during the late fall and winter periods are related to snow thrower shipments. Snapper has an agreement with a financial institution which makes floor-plan financing for Snapper products available to dealers. If there is a default by a dealer, Snapper is obligated to repurchase any new and unused equipment recovered from the dealership. At December 31, 1998, there was approximately $96.4 million outstanding under this floor-plan financing arrangement. Metromedia has guaranteed Snapper's payment obligations under this arrangement.


    Snapper also makes available, through General Electric Credit Corporation, a retail customer revolving credit plan. This credit plan allows consumers to pay for Snapper products over time. Consumers also receive Snapper credit cards which can be used to purchase additional Snapper products.

    Snapper manufactures its products in McDonough, Georgia at facilities totaling approximately 1.0 million square feet. Excluding engines, transmission and tires, Snapper manufactures a substantial portion of the component parts for its products. Most of the parts and material for Snapper's products are commercially available from a number of sources.

    For the year ended December 31, 1998, Snapper reported revenues of $210.1 million, or approximately 87.4% of Metromedia's total consolidated revenues for the year ended December 31, 1998. Metromedia expects that this percentage will decrease as the communications group's consolidated joint ventures grow their businesses.

                                BUSINESS OF PLD

    PLD, through its operating subsidiaries, is a major provider of local, long distance and international telecommunications services in the Russian Federation, Kazakhstan and Belarus.

    PLD's objective is to be a leading participant in the targeted development of telecommunications infrastructure, products and services in the emerging markets of the Russian Federation and other countries of the former Soviet Union.

    Its five principal operating businesses are:

    - PeterStar Company Limited: a provider of integrated local, long distance and international telecommunications services in St. Petersburg through a fully digital fiber optic network;

    - Technocom Limited: a provider, through Teleport-TP, of dedicated international telecommunications services to Russian and foreign businesses in Moscow and an operator of a satellite-based pan-Russian long distance network;

    - Baltic Communications Limited: a provider of dedicated international telecommunications services in St. Petersburg;

    - ALTEL (formerly BECET International): a provider of a national cellular service in Kazakhstan; and

    - Belarus-Netherlands Belcel Joint Venture: a provider of the only national cellular service in Belarus.

    In addition, PLD is developing a portfolio of international long distance products and services under the name "PLDncompass" targeted at carriers and corporate customers in the United States, the

United Kingdom and Europe which require telecommunications services to and from the countries of the former Soviet Union.

    The fostering of existing, and the creation of new, partnerships with local and regional partners is crucial to the long-term success of PLD in this environment. In its operating businesses, PLD's partners include:

    - Petersburg Telephone Network: the local telephone system operator in St. Petersburg;

    - St. Petersburg Intercity & International Telephone: the gateway for national and international long distance calls to and from St. Petersburg which, together with Petersburg Telephone Network, holds an indirect 14% interest in PeterStar Company Limited;

    - Kazakhtelekom: the state-owned national telecommunications operator in Kazakhstan and the holder of a 50% interest in ALTEL; and

    - AO Rostelecom: the primary long distance and international carrier in the Russian Federation and a 44% stockholder in Teleport-TP.

    In August 1998, News America and its affiliate acquired a 38% stake in PLD's common stock.

    Recent adverse economic conditions in the Russian Federation and Eastern Europe and the uncertainties associated with the governmental policies to address these conditions could affect PLD's businesses in Russia, Belarus and other countries of the former Soviet Union. Please refer to the section in this document entitled "Risk Factors."

                   DESCRIPTION OF MOSCOW COMMUNICATIONS, INC.

    Moscow Communications, Inc. is a wholly-owned subsidiary of Metromedia organized under the laws of the State of Delaware. It was incorporated in May 1999 solely for use in the merger, and is engaged in no other business. Its executive offices are located at One Meadowlands Plaza, East Rutherford, New Jersey 07073.

                       COMPARISON OF RIGHTS OF HOLDERS OF
                  METROMEDIA COMMON STOCK AND PLD COMMON STOCK

GENERAL

    Metromedia is incorporated under the laws of Delaware and, accordingly, the rights of the Metromedia stockholders are governed by the certificate of incorporation of Metromedia, the by-laws of Metromedia and the laws of the state of Delaware. PLD is also incorporated under the laws of Delaware and, accordingly, the rights of the PLD stockholders are governed by the certificate of incorporation of PLD, the by-laws of PLD and the laws of the state of Delaware. After the merger, PLD stockholders will hold shares of Metromedia common stock, and their rights will therefore be governed by the certificate of incorporation and by-laws of Metromedia.

COMPARISON OF STOCKHOLDERS' RIGHTS

    Set forth on the following pages is a summary comparison of material differences among the rights of a Metromedia stockholder under the current Metromedia charter and by-laws (left column), and the rights of a PLD stockholder under the current PLD charter and by-laws (right column).


    The summary set forth below highlights the material distinctions among the governing documents of Metromedia and PLD and is not intended to provide a comprehensive summary of each of such company's governing documents. Copies of the PLD charter and by-laws and the Metromedia charter and by-laws will be sent to PLD and Metromedia stockholders upon request. See "Where You Can Find More Information".

             CURRENT METROMEDIA                                 CURRENT PLD

AUTHORIZED CAPITAL STOCK

400,000,000 shares of common stock, par value  100,000,000 shares of common stock, par value
$1.00 per share. Metromedia had 69,175,254     $.01 per share. PLD had 37,846,789 shares of
shares of common stock outstanding as of       common stock oustanding as of August 30,
August 30, 1999.                               1999.

70,000,000 shares of preferred stock, par      100,000,000 shares of preferred stock, par
value $1.00 per share.                         value $.01 per share.

Shares of preferred stock may be issued from   Shares of preferred stock may be issued from
time to time in one or more series by the      time to time in one or more series by the PLD
Metromedia board of directors. The Metromedia  board of directors. The PLD board of
board of directors has authority to fix the    directors has authority to determine the
voting powers and the designations,            designation, rights, privileges, restrictions
preferences and other rights; and the          and conditions of the shares of preferred
qualifications, limitations and restrictions   stock of each series. PLD had 446,884 shares
of these series. Metromedia had 4,140,000      of preferred stock outstanding as of August
shares of preferred stock outstanding as of    2, 1999.
August 2, 1999.

PREEMPTIVE RIGHTS
None.                                          None.

MARKETS TRADED
American Stock Exchange                        NASDAQ
Pacific Stock Exchange                         Toronto Stock Exchange
                                               Berlin Stock Exchange
                                               Frankfurt Stock Exchange
                                               Munich Stock Exchange

                                     STOCKHOLDER ACTION
ANNUAL MEETINGS
Held in the month of March, April or May on    As set by the board of directors.
such date as may be designated by the board
of directors, and in the absence of any such
designation it shall be held on the second
Tuesday of April each year.

SPECIAL MEETINGS
May be called at any time by the Chairman or   May be called only by the Chairman of the
Vice Chairman of the board of directors.       Board, the President or by the board of
                                               directors pursuant to a resolution adopted by
                                               a majority of the total number of directors
                                               then in office.

             CURRENT METROMEDIA                                 CURRENT PLD

ACTION BY WRITTEN CONSENT
Prohibited.                                    Allowed if a written consent or consents in
                                               writing, setting forth the action to be
At the Metromedia annual meeting, the          taken, is signed by the holders of
Metromedia stockholders will be asked to vote  outstanding stock having not less than the
upon a proposal of a stockholder of            minimum number of votes that would be
Metromedia to amend Metromedia's certificate   necessary to authorize or take such action at
of incorporation to reinstate the rights of    a meeting at which all shares entitled to
stockholders to take action by written         vote thereon were present and voted.
consent and to call special meetings.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND OTHER PROPOSALS
Not less than 60 days nor more than 90 days    Not less than 60 days nor more than 90 days
prior to the first anniversary of              prior to the first anniversary of PLD's last
Metromedia's last annual meeting, except if    annual meeting, except if the meeting is
the meeting is advanced more than 30 days or   advanced more than 30 days or delayed more
delayed more than 60 days from this            than 60 days from this anniversary date, then
anniversary date, then 10 days following       10 days following public disclosure by PLD of
public disclosure by Metromedia of the date    the date of the meeting.
of the meeting.

                                     BOARD OF DIRECTORS
CLASSIFICATION
Directors are classified into three classes.   Not classified.
Each class serves a three-year term and one
class is elected at each annual meeting of
stockholders.

CUMULATIVE VOTING FOR DIRECTORS
No.                                            No.

NUMBER OF DIRECTORS
7-15, as fixed by the board of directors.      1-15 as fixed by the board of directors.

             CURRENT METROMEDIA                                 CURRENT PLD

REMOVAL
Directors may be removed only for cause by a   May be removed, with or without cause, by the
majority stockholder vote.                     holders of a majority of the votes entitled
                                               to vote at an election of directors.
BOARD VACANCIES
Filled by a majority vote of the remaining     May be filled by a majority of the directors
directors then in office, directors so chosen  then in office, though less than a quorum.
hold office for a term expiring at annual      Whenever the holders of any class or classes
meeting of stockholders at which the term of   of stock or series thereof are entitled to
the class to which they have been elected      elect one or more directors by the provisions
expires.                                       of the certificate of incorporation,
                                               vacancies and newly created directorships of
                                               such class or classes or series may be filled
                                               by a majority of the directors elected by
                                               such class or classes or series thereof then
                                               in office, or by a sole remaining director so
                                               elected.

DIRECTOR QUALIFICATIONS
No special requirements.                       No special requirements.

INDEMNIFICATION
Any authorized representative in any           Authorized representatives in third party and
proceedings, whether civil, criminal,          corporate proceedings may be indemnified if
administrative or investigative, may be        such person acted in good faith, in a manner
indemnified to the full extent permitted by    reasonably believed to be in the best
law.                                           interest of the corporation and without
                                               reasonable cause to believe the conduct was
                                               unlawful if it was unlawful.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS
To the extent permitted under Delaware law.    To the extent permitted under Delaware law.

SPECIAL MEETINGS OF THE BOARD
May be called by the Chairman of the board of  May be called at the request of the Chairman
directors, the Vice Chairman of the board of   of the Board, the President or a majority of
directors, by the President or by a majority   the board of directors then in office.
of the directors.

TRANSACTIONS WITH INTERESTED STOCKHOLDERS, EXTRAORDINARY TRANSACTIONS AND SECURITIES
ISSUANCES
No specific requirements.                      No specific requirements.

REPURCHASE OF SECURITIES
No specific requirements.                      No specific requirements.

             CURRENT METROMEDIA                                 CURRENT PLD

CHARTER AMENDMENTS
No specific requirements.                      No specific requirements.

BY-LAWS AMENDMENTS
May be amended by a vote of a majority of the  May be amended by a vote of the board of
entire board of directors that would be in     directors or of the stockholders, provided
office if no vacancy existed, whether or not   notice of the proposed change was given in
present at a meeting. Any by-laws made,        the notice of the meeting and, in the case of
amended or repealed by the board of directors  a meeting of the board of directors, in a
may be amended or repealed, and any by-laws    notice given not less than two (2) days prior
may be made, by the stockholders of the        to the meeting. In the case of amendments by
corporation by vote of a majority of the       the board of directors, the affirmative vote
holders of shares of stock of the              of a majority of the directors then in office
corporation.                                   will be required to alter, amend or repeal
                                               any provision of the by-laws. In the case of
                                               amendments by the affirmative vote of the
                                               holders of at least 66 2/3 percent of the
                                               voting power of all the then outstanding
                                               shares having the right to vote thereon,
                                               voting together as a single class, will be
                                               required to alter, amend or repeal any
                                               provision of the by-laws.


    The shares of Metromedia common stock to be issued to the PLD stockholders in the merger are additional shares of the currently outstanding Metromedia common stock. The exact number of shares of Metromedia common stock that will be issued will vary according to the average price of the Metromedia common stock three business days before the PLD's stockholders' meeting. If the meeting were held on August 2, 1999, approximately 21,000,000 additional shares of Metromedia common stock would be issued based upon the latest available figure for the number of PLD shares outstanding and the average Metromedia stock price as of July 27, 1999 (three business days before August 2, 1999). There are no preemptive rights with respect to these shares. The securities will be issued by Metromedia in consideration for all of the outstanding shares of PLD common stock.


                 ADDITIONAL INFORMATION FOR METROMEDIA MEETING

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth as of March 31, 1999 certain information regarding each person, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, known to own beneficially (as such term is defined in Rule 13d-3 under the Exchange Act) more than 5% of Metromedia's outstanding common stock. In accordance with the rules promulgated by the Securities and Exchange Commission, such ownership includes shares currently owned as well as shares which the named person has the right to acquire beneficial ownership of within 60 days, including shares which the named person has the right to acquire through the exercise of any option, warrant or right, or through the conversion of a security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.

                                                                                         PRE-MERGER       POST-MERGER
                                                               NUMBER OF SHARES OF      PERCENTAGE OF    PERCENTAGE OF
                                                            COMMON STOCK BENEFICIALLY    OUTSTANDING      OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                                OWNED (1)           COMMON STOCK    COMMON STOCK(2)
----------------------------------------------------------  -------------------------  ---------------  ---------------
Metromedia Company........................................            7,989,206                 12%               9%
  One Meadowlands Plaza
  East Rutherford, NJ 07073

John W. Kluge.............................................           18,326,043(3)              26%              20%
  215 East 67th Street
  New York, NY 10021

Stuart Subotnick..........................................           18,557,268(3)              27%              20%
  215 East 67th Street
  New York, NY 10021

Snyder Capital Management, L.P............................            5,896,092(4)               9%               7%
  350 California Street, Suite 1460
  San Francisco, CA 94104-1436

News America Incorporated.................................                    0                  0%               9%(5)
  1211 Avenue of the Americas
  New York, NY 10036

------------------------

(1) Unless otherwise indicated by footnote, the named persons have sole voting and investment power with respect to the shares of Metromedia common stock beneficially owned.

(2) Based upon an exchange ratio of .56.

(3) Metromedia Company is a Delaware general partnership owned and controlled by John W. Kluge and Stuart Subotnick, each of whom is a director of Metromedia. The amount set forth in the table above includes 12,415,455 shares beneficially owned by Mr. Kluge and Mr. Subotnick beneficially through Metromedia Company (7,989,206) and Met Telcell, Inc. (4,426,249), a corporation owned and controlled by Messrs. Kluge and Subotnick, and 5,270,548 shares of Metromedia common stock owned directly by a trust affiliated with Mr. Kluge of which Mr. Subotnick is a trustee (the 5,270,588 shares include 200,000 shares of 7.25% cumulative convertible preferred stock which shares are currently convertible into 666,000 shares of common stock), and, with respect to Mr. Subotnick, 231,225 shares of common stock owned directly by Mr. Subotnick. Mr. Subotnick disclaims beneficial ownership of the shares owned by the trust. The amounts shown for Messrs. Kluge and Subotnick also include options to acquire 640,000 shares exercisable within 60 days of the date hereof owned by each of Messrs. Kluge and Subotnick.

(4) Pursuant to a report on Schedule 13G filed with the Securities and Exchange Commission on February 5, 1999 by Snyder Capital Management, L.P. Synder Capital Management, L.P. is wholly owned by Nvest Companies, L.P., a limited partnership affiliated with Nvest, L.P. a publicly traded limited partnership. The general partner of Nvest, L.P. and the managing general partner of Nvest Companies, L.P. is an indirect wholly owned subsidiary of Metropolitan Life Insurance Company. As of June 30, 1998, Metropolitan Life Insurance Company beneficially owned all the of the general partner interests in Nvest Companies and Nvest, L.P. and, in the aggregate, general partner and limited partner interests of Nvest Companies and Nvest, L.P. representing approximately 47% of the economic interest in the business of Nvest Companies.

(5) Based upon Amendment No. 2 to Schedule 13D, filed on May 28, 1999, with the Securities and Exchange Commission by The News Corporation Limited, News America Incorporated, News PLD LLC and K. Rupert Murdoch. The amount shown represents 8,053,796 shares of Metromedia common stock that will be issued to News America and News PLD LLC, respectively, in the merger, assuming an exchange ratio of .56. These shares will be issued in exchange for 14,381,780 shares of PLD common stock currently held by News America and News PLD LLC, respectively. The News Corporation Limited, News America Incorporated and Mr. Murdoch, as persons who may be deemed to control News PLD LLC, may be deemed to beneficially own the shares beneficially owned by News PLD LLC. The amount shown does not include 3,804,369 shares of PLD common stock issuable upon conversion of currently outstanding revolving credit notes issued to News America by PLD because News America has agreed not to convert these notes prior to the consummation of the merger, at which time they will be repaid in full.

    The foregoing information is based on a review as of June 30, 1999 by Metromedia of statements filed with the Securities and Exchange Commission under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934. To the best knowledge of Metromedia, except as set forth above, no person beneficially owns more than 5% of Metromedia's outstanding common stock.

SECURITIES BENEFICIALLY OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the beneficial ownership of Metromedia common stock as of March 31, 1999 with respect to:

    - each director and director nominee of Metromedia,

    - each executive officer named in the Summary Compensation Table under "Executive Compensation" and

    - all directors and executive officers of Metromedia as a group.

                                                                             PRE-MERGER         POST-MERGER
                                                  NUMBER OF SHARES OF       PERCENTAGE OF      PERCENTAGE OF
                                               COMMON STOCK BENEFICIALLY     OUTSTANDING        OUTSTANDING
NAME OF BENEFICIAL OWNER                               OWNED (1)            COMMON STOCK       COMMON STOCK
---------------------------------------------  -------------------------  -----------------  -----------------
John P. Imlay, Jr............................                    56,000(     (4)         *           *
Clark A. Johnson.............................                   136,500(     (4)         *           *
Silvia Kessel................................                   203,085(5)         *                 *
John W. Kluge................................                18,326,043(     (7)            26%            20%
Robert A. Maresca............................                    60,000(8)         *                 *
Carl E. Sanders..............................                    87,497(        (9)         *         *
Vincent D. Sasso, Jr.........................                    45,000(10)         *                *
Richard J. Sherwin...........................                   866,546(11)           1.2%           *
Stuart Subotnick.............................                18,557,268(         12)            27%            20%
Arnold L. Wadler.............................                   215,415(5)         *                 *
Leonard White................................                     1,000(   13)         *             *
All Directors and Executive Officers as a
  group (11 persons).........................                20,924,271            29.2%              22.5%

------------------------

* Holdings do not exceed one percent of the total outstanding shares of Metromedia common stock.

(1) Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of Metromedia common stock beneficially owned.

(2) Includes options to acquire 40,000 shares of Metromedia common stock issued under the Metromedia International Group, Inc. 1996 Incentive Stock Plan. The 1996 Stock Plan was approved by Metromedia's stockholders at the 1996 Annual Meeting of Metromedia Stockholders.

(3) Includes options to acquire 15,000 shares of Metromedia common stock under the 1996 Stock Plan.

(4) Includes options to acquire 1,000 shares of Metromedia common stock under the 1996 Stock Plan.

(5) Includes options to acquire 200,000 shares under the 1996 Stock Plan.

(6) Includes 12,415,455 shares of Metromedia common stock beneficially owned through Metromedia Company of which Mr. Kluge is a general partner (7,989,206 shares) and Met Telcell (4,426,249 shares), a corporation owned and controlled by Messrs. Kluge and Subotnick, and 5,270,588 shares of Metromedia common stock owned directly by a trust affiliated with Mr. Kluge of which Mr. Subotnick is a trustee, which includes 200,000 shares of 7.25% cumulative convertible preferred stock, which shares are currently convertible into 666,000 shares of common stock. Mr. Subotnick disclaims beneficial ownership of the shares owned by the trust.

(7) Includes options to acquire 600,000 shares of common stock, exercisable within 60 days of the date hereof.

(8) Includes options to acquire 60,000 shares of common stock under 1996 Stock Plan.

(9) Includes options to acquire 10,000 shares of common stock under Metromedia's 1991 Non-Employee Director Stock Option Plan.

(10) Includes options to acquire 45,000 shares of common stock under the 1996 Stock Plan.

(11) Includes options to acquire 657,908 shares of common stock exercisable within 60 days of the date hereof.

(12) Includes 231,225 shares owned directly by Mr. Subotnick.

(13) Includes options to acquire 20,000 shares of common stock under the 1996 Stock Plan.

DIRECTORS AND OFFICERS

    DIRECTORS OF METROMEDIA

    The Metromedia board of directors, which presently consists of nine members, is divided into three classes. The Class I Directors were elected for a term expiring at the annual meeting of stockholders to be held in 1999, the Class II Directors were elected for a term expiring at the annual meeting of stockholders to be held in 2000, and the Class III Directors were elected for a term expiring at the annual meeting of stockholders to be held in 2001. Members of each class hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of Metromedia, the successors of the class of directors whose terms expire at that meeting shall be elected by a plurality vote of all votes cast at such meeting and will hold office for a three-year term. The Class I Directors, whose terms expire at the Metromedia annual meeting of stockholders to be held in 1999, are John W. Kluge, Stuart Subotnick and John
P. Imlay, Jr. The Class II Directors, whose terms expire at the Metromedia annual meeting of stockholders to be held in 2000, are Richard J. Sherwin and Leonard White. The Class III Directors, whose terms expire at the Metromedia annual meeting of stockholders to be held in 2001, are Silvia Kessel, Carl E. Sanders, Arnold L. Wadler and Clark A. Johnson.

    For more information regarding each of Metromedia's directors, including biographical information, see "Election of Directors."

    MEETINGS AND CERTAIN COMMITTEES OF THE BOARD

    The Metromedia board of directors held four regular meetings in 1998. In addition, the Metromedia board of directors (including the executive committee) took action by unanimous written consent four times in 1998. All directors attended at least 75% of the aggregate total number of meetings of the Metromedia board of directors and all committees of the Metromedia board of directors on which they served except John W. Kluge who attended 50% of such meetings.

    The Metromedia board of directors has delegated certain functions to the following standing committees:

    THE EXECUTIVE COMMITTEE. The Metromedia executive committee is authorized to exercise, to the extent permitted by law, all of the powers of the Metromedia board of directors in the management and affairs of Metromedia. The executive committee took action by unanimous written consent nine times in 1998. The current members of the executive committee are Messrs. Kluge and Subotnick.

    THE AUDIT COMMITTEE.  The Metromedia audit committee is responsible for:

    - reviewing the professional services and independence of Metromedia's independent auditors and the scope of the annual external audit recommended by the independent auditors,

    - ensuring that the scope of the annual external audit is sufficiently comprehensive,

    - reviewing, in consultation with Metromedia's independent auditors and Metromedia's finance and accounting departments, the plan and results of the annual external audit, the adequacy of Metromedia's internal control systems and the results of Metromedia's internal audit and

    - reviewing with management and Metromedia's independent auditors Metromedia's annual and quarterly financial statements, financial reporting practices and the results of such external audit. The audit committee met four times during 1998. The current members of the audit committee are Messrs. Imlay, Johnson and White.

    THE COMPENSATION COMMITTEE. The Metromedia compensation committee's functions are to review, approve, recommend and report to the board of directors on matters specifically relating to the compensation of Metromedia's executive officers and other key executives and to administer Metromedia's stock option plans. The compensation committee held two meetings during 1998. In addition, the compensation committee took action by unanimous written consent two time during 1998. The current members of the compensation committee are Gov. Sanders and Messrs. Imlay, Johnson and White.

    THE NOMINATING COMMITTEE. The Metromedia nominating committee's principal function is to identify candidates and recommend to Metromedia's board of directors nominees for membership on the board of directors. The nominating committee expects normally to be able to identify from its own resources the names of qualified nominees, but it will accept from stockholders recommendations of individuals to be considered as nominees, provided Metromedia's stockholders follow procedures specified in Metromedia's by-laws.

    These procedures provide that, in order to nominate an individual to the board of directors, a Metromedia stockholder must provide timely notice of such nomination in writing to the secretary of Metromedia and a written statement by the candidate of his or her willingness to serve. Such notice must include the information required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, along with the name, record address, class and number of shares of common stock beneficially owned by the stockholder giving such notice. To be timely, notice must be received by Metromedia not less than 60 days nor more than 90 days prior to the first anniversary of the date of Metromedia's annual meeting for the preceding year. However, in the event the date of the annual meeting of stockholders is advanced by more than 30 days or delayed by more than 60 days from this anniversary date, this notice must be received within 10 days following public disclosure by Metromedia of the date of the annual or special meeting at which directors are to be elected. For purposes of this notice requirement, disclosure shall be deemed to be first made when disclosure of such date of the annual or special meeting of stockholders is first made in a press release reported by the Dow Jones News Service, Associated Press or other comparable national news service, or in a document which has been publicly filed by Metromedia with the Securities and Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934. Any such nominations should be submitted in writing to Metromedia, One Meadowlands Plaza, East Rutherford, New Jersey 07073-2137, Attention: Arnold L. Wadler, Secretary. The Metromedia nominating committee took action by unanimous written consent once in 1998. The current members of the nominating committee are Messrs. Kluge and Wadler and Ms. Kessel.

    COMPENSATION OF DIRECTORS

    During 1998, each director of Metromedia who was not employed by Metromedia or affiliated with Metromedia Company received a $2,000 monthly retainer plus a separate attendance fee for each meeting of the board of directors or committee of the board of directors in which such director participated. During 1998, the attendance fees were $1,200 for each meeting of the board of directors attended by a non-employee director in person and $500 for each meeting of the board of directors in which a non-employee director participated by conference telephone call. Members of committees of the board of directors are paid $500 for each meeting attended.

    Prior to December 13, 1995, non-employee directors were entitled to receive options to purchase shares of Metromedia common stock under Metromedia's 1991 Non-Employee Director Stock Option Plan. Under this plan, each non-employee director who was a director of Metromedia on August 3, 1992 was granted an option to purchase 10,000 shares of common stock at an exercise price of $11.875, the closing price of the common stock on the trading day immediately preceding the date of grant. Options granted to these non-employee directors became fully vested as to all 10,000 shares upon approval of certain amendments to this plan at Metromedia's 1993 annual meeting of stockholders.

    This plan further provided that each person who became a non-employee director of Metromedia after August 3, 1992 would receive an option to purchase 10,000 shares of Metromedia common stock on the day such director is elected as a director, at an exercise price equal to the closing price of the Metromedia common stock on the trading day preceding such director's election. Options granted to these non-employee directors became fully vested and exercisable as to all 10,000 shares on March 31 in the year after the date the Non-Employee Director was elected, provided Metromedia had net income for the year in which the non-employee director was elected or earnings equal to or better than budgeted results for such year.

    All options granted under the plan have a term of ten years. The plan had originally been scheduled to terminate on June 27, 2001. However, at a meeting of the Metromedia board of directors held on December 13, 1995, the board terminated the plan. Options outstanding as of December 13, 1995 are unaffected by the termination of the plan.

    On August 29, 1996, the Metromedia stockholders adopted the 1996 Metromedia International Group, Inc. Incentive Stock Plan. Pursuant to this plan, at a compensation committee meeting held on January 31, 1996, Metromedia granted options to purchase 50,000 shares of Metromedia's common stock at an exercise price of $12.75, the closing price of the common stock on the trading day immediately preceding the date of grant to each director other than Messrs. Wadler, Sherwin and White and Ms. Kessel. On March 26, 1997, Metromedia cancelled all such options and reissued them at an exercise price of $9.31 (See "Ten-Year Option/SAR Repricings" table below), 20,000 of these options were vested as of that date. An additional 10,000 options vested on March 26, 1998. In addition, on March 26, 1997, Metromedia granted options to Messrs. Imlay, Johnson and Sanders to purchase an additional 25,000 shares of Metromedia common stock at an exercise price of $9.31 per share, of which 5,000 options vested as of the grant date and the remainder vest ratably over a four year period.

    In November 1997, Metromedia amended and restated this plan to, among other things:

    - increase the maximum number of options which may be granted to any optionee to one million,

    - permit the compensation committee to grant non-tandem stock options and stock appreciation rights,

    - more narrowly circumscribe the "change of control" provisions of the plan and

    - make a number of technical amendments to the plan.

    EXECUTIVE OFFICERS OF METROMEDIA

    The executive officers of Metromedia and their respective ages and positions are as follows:

NAME                                         AGE      POSITION
---------------------------------------      ---      ------------------------------------------------------------------
John W. Kluge..........................          84   Chairman
Stuart Subotnick.......................          57   Vice Chairman, President and Chief Executive Officer
Silvia Kessel..........................          49   Executive Vice President, Chief Financial Officer and Treasurer
Arnold L. Wadler.......................          56   Executive Vice President, General Counsel and Secretary
Robert A. Maresca......................          64   Senior Vice President
Vincent D. Sasso, Jr...................          41   Vice President

    The following is a biographical summary of the experience of the executive officers of Metromedia other than those who are also directors. For the backgrounds of each of Metromedia's directors, including biographical information, see "Election of Directors" below.

    Mr. Maresca has served as a Senior Vice President of Metromedia since November 1, 1995 and has served as a Senior Vice President-Finance of Metromedia for over five years.

    Mr. Sasso has served as Metromedia's Vice President of financial reporting since July 1996. Prior to that time, Mr. Sasso served in a number of positions at KPMG LLP from November 1984 to June 1996, including partner from July 1994 to June 1996.

    EXECUTIVE COMPENSATION


    Metromedia's Chief Executive Officer and Metromedia's other most highly compensated executive officers are employed and paid by Metromedia Company, and Metromedia Company provides the services of such executive officers to Metromedia pursuant to a management agreement. See "Certain Relationships and Related Transactions--Metromedia's Relationship with Metromedia Company." Metromedia has allocated a portion of such management fee to the payment of the salaries of Metromedia's Chief Executive Officer and Metromedia's executive officers based upon the services provided to Metromedia by such officers on behalf of Metromedia Company.


                           SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table sets forth information on compensation awarded to, earned by or paid to the Chief Executive Officer and Metromedia's other most highly compensated executive officers for services rendered to Metromedia and its subsidiaries during the fiscal year ended December 31, 1998, 1997, and 1996. Messrs. Subotnick, Wadler, Maresca, Sasso and Ms. Kessel were employed and paid by Metromedia Company and amounts shown below with respect to each of them reflect the portion of their compensation paid by Metromedia to Metromedia Company in respect of such executive's services to Metromedia, pursuant to the management agreement. Metromedia estimates that Messrs. Subotnick, Wadler, Maresca, Sasso and Ms. Kessel spent approximately 20, 20, 20, 30 and 20 hours per week, respectively, working on matters for Metromedia. The compensation expensed by Metromedia and paid to Metromedia Company pursuant to the management agreement includes payment for salary only and does not include any payment relating to bonus or other compensation. No other amounts were paid by Metromedia to these executive officers during 1998.

                                                                                               AWARDS NUMBER OF
                                                                                                  SECURITIES
                                                                               OTHER ANNUAL    UNDERLYING STOCK      ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR     SALARY($)     BONUS($)     COMPENSATION($)        OPTIONS         COMPENS.($)
-------------------------------------  ---------  ----------  -------------  ----------------  -----------------  ---------------
Stuart Subotnick.....................       1998  $  765,000           --               --       -- 1,050,000               --
  President and Chief Executive             1997  $  750,000           --               --                 --               --
  Officer                                   1996  $   55,328(1)          --             --                                  --
Silvia Kessel........................       1998  $  382,500           --               --                 --               --
  Executive Vice President, Chief           1997  $  375,000           --               --            250,000               --
  Financial Officer and Treasurer           1996  $  350,000           --               --                 --               --
Arnold L. Wadler.....................       1998  $  382,500           --               --                 --               --
  Executive Vice President, General         1997  $  375,000           --               --            250,000               --
  Counsel and Secretary                     1996  $  350,000           --               --                 --               --
Robert A. Maresca....................       1998  $  220,000           --               --                 --               --
  Senior Vice President and Chief           1997  $  220,000           --               --             75,000               --
  Accounting Officer                        1996  $  200,000           --               --                 --               --
Vincent D. Sasso, Jr.................       1998  $  180,000           --               --                 --               --
  Vice President of Financial               1997  $  175,000           --               --             75,000               --
  Reporting                                 1996  $   75,000(2)          --             --                 --               --

------------------------

(1) Mr. Subotnick was appointed President and Chief Executive Officer of Metromedia on December 4, 1996. The amounts shown for Mr. Subotnick reflect the portion of the payment made by Metromedia to Metromedia Company for the period December 4, 1996 through December 31, 1996.

(2) Mr. Sasso was appointed Vice President of Financial Reporting in July of 1996. The amount shown for Mr. Sasso reflects the portion of the payment made by Metromedia to Metromedia Company from such period through December 31, 1996.

                  AGGREGATED OPTION AND SAR EXERCISES IN 1998
                   AND FISCAL YEAR-END OPTION AND SAR VALUES

    The following table sets forth information concerning the exercise of options or SARs by the named executive officers during the 1998 fiscal year and the number of unexercised options and SARs held by such officers at the end of the 1998 fiscal year.

                          FISCAL YEAR END VALUE $5.438

                                                                   NUMBER OF            VALUE OF UNEXERCISED IN
                                          VALUE REALIZED     SECURITIES UNDERLYING                THE
                                           (MARKET PRICE    UNEXERCISED OPTIONS/SARS       MONEY OPTIONS/SARS
                               SHARES           AT           AT FISCAL YEAR END(#)       AT FISCAL YEAR END($)
                             ACQUIRED ON   EXERCISE LESS   --------------------------  --------------------------
NAME                          EXERCISE    EXERCISE PRICE)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
---------------------------  -----------  ---------------  -----------  -------------  -----------  -------------
Stuart Subotnick...........         -0-            -0-        430,000        620,000          -0-            -0-
Arnold L. Wadler...........         -0-            -0-        150,000        100,000          -0-            -0-
Silvia Kessel..............         -0-            -0-        150,000        100,000          -0-            -0-
Robert A. Maresca..........         -0-            -0-         45,000         30,000          -0-            -0-
Vincent D. Sasso, Jr.......         -0-            -0-         30,000         45,000          -0-            -0-

                         TEN-YEAR OPTION/SAR REPRICINGS

    The following table sets forth information concerning the repricing of stock options held by any named executive officer during the last ten years.

                                         NUMBER OF          MARKET PRICE OF   EXERCISE PRICE AT      NEW       LENGTH OF ORIGINAL
                                   SECURITIES UNDERLYING   STOCK AT TIME OF        TIME OF        EXERCISE     OPTION TERMINATION
                                       OPTIONS/SAR'S         REPRICING OR       REPRICING OR      PRICE(1)             AT
NAME                     DATE     REPRICED OR AMENDED($)     AMENDMENT($)       AMENDMENT($)         ($)       DATE OF REPRICING
---------------------  ---------  -----------------------  -----------------  -----------------  -----------  --------------------
Stuart Subotnick.....    3/26/97            50,000             $  9.3125          $   12.75       $    9.31    8 years/10 months
  President and Chief
  Executive Officer
Arnold L. Wadler.....    3/26/97           250,000             $  9.3125          $   12.75       $    9.31    8 years/10 months
  Executive Vice
  President, General
  Counsel and
  Secretary
Silvia Kessel........    3/26/97           250,000             $  9.3125          $   12.75       $    9.31    8 years/10 months
  Executive Vice
  President, Chief
  Financial Officer
  and Treasurer
Robert A. Maresca....    3/26/97            75,000             $  9.3125          $   12.75       $    9.31    8 years/10 months
  Senior Vice
  President and Chief
  Accounting Officer

------------------------

(1) At the time of repricing 40% of the options were vested, the remaining 60% vest ratably over a three year period.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    METROMEDIA'S RELATIONSHIP WITH METROMEDIA COMPANY

    Metromedia Company and its affiliates are collectively the largest single stockholder of Metromedia, beneficially owning, as of March 31, 1999, approximately 27% of the issued and outstanding shares of Metromedia common stock.

    Metromedia is a party to a number of agreements and arrangements with Metromedia Company and its affiliates, the material terms of which are summarized below.

    MANAGEMENT AGREEMENT. Metromedia is a party to a management agreement with Metromedia Company dated November 1, 1995, as amended, pursuant to which Metromedia Company provides Metromedia with management services, including legal, insurance, payroll and financial accounting systems and cash management, tax and benefit plans. This management agreement terminates on October 31, 1999, and is automatically renewed for successive one year terms unless either party terminates upon 60 days prior written notice. Pursuant to an amendment dated January 1, 1999, the management fee under this management agreement was increased to $3.75 million per year, payable monthly at a rate of $312,500 per month. Metromedia is also obligated to reimburse Metromedia Company for all its out-of-pocket costs and expenses incurred and advances paid by Metromedia Company in connection with the management agreement. Pursuant to the management agreement, Metromedia has agreed to indemnify and hold Metromedia Company harmless from and against any and all damages, liabilities, losses, claims, actions, suits, proceedings, fees, costs or expenses (including reasonable attorneys' fees and other costs and expenses incident to any suit, proceeding or investigation of any kind) imposed on, incurred by or asserted against Metromedia Company in connection with the management agreement. In fiscal 1998, Metromedia Company received no money for its out-of-pocket costs and expenses or for interest on advances extended by it to Metromedia pursuant to the management agreement.

    TRADEMARK LICENSE AGREEMENT. Metromedia is party to a license agreement with Metromedia Company, dated November 1, 1995 as amended on June 13, 1996, pursuant to which Metromedia Company has granted Metromedia a non-exclusive, non-transferable, non-assignable right and license, without the right to grant sublicenses, to use the trade name, trademark and corporate name "Metromedia" in the United States and, with respect to Metromedia International Telecommunications, Inc. ("MITI"), worldwide, royalty-free for a term of 10 years. This license agreement can be terminated by Metromedia Company upon one month's prior written notice in the event of:

    - the expiration or termination of the management agreement;

    - a "change in control" of Metromedia (as defined below); or

    - any of the stock or all or substantially all of the assets of any of the subsidiaries of Metromedia is sold or transferred, in which case, the Metromedia license agreement shall terminate with respect to such subsidiary.

    A change in control of Metromedia is defined as:

    - a transaction in which a person or "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) not in existence at the time of the execution of the Metromedia license agreement becomes the beneficial owner of stock entitling such person or group to exercise 50% or more of the combined voting power of all classes of stock of Metromedia;

    - a change in the composition of Metromedia's board of directors whereby a majority of the members thereof are not directors serving on the board at the time of the Metromedia license agreement or any person succeeding such director who was recommended or elected by such directors;

    - a reorganization, merger or consolidation whereby, following the consummation thereof, Metromedia Company would hold less than 10% of the combined voting power of all classes of Metromedia's stock;

    - a sale or other disposition of all or substantially all of the assets of Metromedia; or

    - any transaction the result of which would be that the common stock would not be required to be registered under the Securities Exchange Act of 1934 and the holders of common stock would not receive common stock of the survivor of the transaction which is required to be registered under the Securities Exchange Act of 1934.

    In addition, Metromedia Company has reserved the right to terminate the Metromedia license agreement in its entirety immediately upon written notice to Metromedia, if, in Metromedia Company's sole judgment, Metromedia's continued use of "Metromedia" as a trade name would jeopardize or be detrimental to the goodwill and reputation of Metromedia Company.

    Pursuant to the Metromedia license agreement, Metromedia has agreed to indemnify and hold Metromedia Company harmless against any and all losses, claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities and reasonable legal (and other expenses related thereto) arising in connection with the Metromedia license agreement.

    Metromedia believes that the terms of each of the transactions described above were no less favorable to Metromedia than could have been obtained from non-affiliated parties.

    INDEMNIFICATION AGREEMENTS

    Metromedia has entered into indemnification agreements with certain officers and directors of Metromedia. These indemnification agreements provide for indemnification of such directors and officers to the fullest extent authorized or permitted by law. They also provide for:

    - advancement by Metromedia of expenses incurred by the director or officer in defending certain litigation

    - the appointment in certain circumstances of an independent legal counsel to determine whether the director or officer is entitled to indemnification and

    - the continued maintenance by Metromedia of directors' and officers' liability insurance (which currently consists of $15 million of primary coverage). These indemnification agreements were approved by the stockholders of Metromedia at its 1993 annual meeting of stockholders.

    COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires Metromedia's directors and executive officers, and persons who beneficially own more than 10% of the outstanding Metromedia common stock, to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of the Metromedia common stock. Such officers, directors and greater than 10% stockholders are required by the regulations of the Securities and Exchange Commission to furnish Metromedia with copies of all reports that they file under Section 16(a). To Metromedia's knowledge, based solely on a review of the copies of such reports furnished to Metromedia and written representations that no other reports were required, all
Section 16(a) filing requirements applicable to Metromedia's officers, directors and greater than 10% beneficial owners were complied with by such persons during fiscal year ended December 31, 1998.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The compensation committee of the board of directors of Metromedia consists of Gov. Sanders and Messrs. Imlay, Johnson and White. The compensation committee is comprised entirely of independent directors and is responsible for developing and making recommendations to the board with respect to Metromedia's executive compensation policies.

    COMPENSATION COMMITTEE REPORT ON COMPENSATION

    The following report of the compensation committee discusses Metromedia's executive compensation policies generally and, specifically, the relationship of Metromedia's performance in 1998 to the compensation by Metromedia of its executive officers:

    Metromedia's executive officers are employed and paid by Metromedia Company, and Metromedia Company provides the services of such executive officers to Metromedia pursuant to a management agreement. For the year ended December 31, 1998, Metromedia paid Metromedia Company a management fee of $3.5 million pursuant to the management agreement. Metromedia has allocated a portion of such management fee to the payment of the salaries of Metromedia's executive officers based upon the services provided to Metromedia by such officers on behalf of Metromedia Company.

    BACKGROUND. In general, Metromedia's compensation committee seeks to link the compensation allocable to the services provided by each executive officer to the performance of Metromedia and to the management fee payable pursuant to the management agreement. In addition, the members of Metromedia's compensation committee constitute all of the members of Metromedia's board of directors who are not affiliated with Metromedia Company, and such members are therefore the directors whose approval is required to authorize the management fee under the management agreement. Within these parameters, the executive compensation program attempts to provide an overall level of executive compensation, as a component of the management fee, that is competitive with companies of comparable size, similar market and operating characteristics and similar prospects.

    During 1996, Metromedia's compensation committee reviewed total officer compensation against a market comparison group of approximately 12 companies in the communications industry to assess the competitiveness of the compensation of Metromedia's executive officers. During 1997, the compensation committee reviewed chief executive officer and chairman compensation against a market comparison group of 11 companies in the communications industry to assess further the competitiveness of the compensation of Metromedia's chief executive officer. The compensation committee has since obtained updated information regarding compensation of the 1997 comparison group.

    In such reviews, the compensation committee considered Metromedia's executive compensation in view of Metromedia's size, the number of operating units, and the role and responsibilities of Metromedia's executive officers. In comparing the compensation of its executives with that of executives of companies in the two comparison groups, the compensation committee considered the competitiveness of the amounts of the management fee allocated to salaries of Metromedia's executive officers, assuming that such amounts were paid directly to such officers, and taking cognizance of the fact that such officers performed duties for Metromedia Company in addition to their duties for Metromedia, and received additional compensation therefor. The compensation committee also considered the differences between the business of Metromedia and the businesses of the members of the comparison groups.

    The companies included in the NASDAQ Telecommunications Index for purposes of analyzing the performance of Metromedia's common stock during 1998 (see "Performance Graph" below) are not identical to the 12 companies in the 1996 comparison group or the 11 companies in the 1997 comparison group. Nevertheless, Metromedia believes that the cross-section of companies included in the NASDAQ Telecommunications Index and the two comparison groups are sufficiently similar and provide a reasonable basis for the compensation committee to develop justified compensation policies and for an investor to evaluate the performance of Metromedia's common stock.

    STOCK OPTIONS. Metromedia's compensation committee believes that the grant of stock options will motivate executives to create long-term growth in shareholder value. Pursuant to Metromedia's 1996 Stock Option Plan, Metromedia grants options at the discretion of the compensation committee, usually annually. The number of option shares covered by such grants is determined based upon assessment of the individual's performance. The compensation committee considers the recommendation of and relies on information provided by Metromedia's Chief Executive Officer in determining the number of option shares to be granted to the non-CEO executive officers. The compensation committee believes that the periodic grant of time-vested stock options provides an incentive that focuses the executives' attention on managing the business as owners of an equity stake in Metromedia. It further motivates executives to maximize long-term growth and profitability because the value of the options increases only as Metromedia's stock price increases after the option grant.

    In March 1997, the compensation committee reviewed certain options previously granted to employees of Metromedia and the market price of Metromedia's common stock during the past year. The committee recognized that options issued by Metromedia are utilized as compensation and to provide incentives to improve Metromedia's performance and thereby positively influence the market price for Metromedia's common stock for the benefit of all shareholders. The committee determined that the market price had declined despite Metromedia's significant accomplishments, that certain options previously granted under the stock option plan were at exercise prices significantly in excess of the current market prices of Metromedia's common stock, and that these outstanding stock options, if left in place, would not achieve the underlying objectives discussed above.

    Accordingly, on March 26, 1997, Metromedia granted replacement stock options to replace certain previously issued stock options under such plan. The replacement options did not involve the grant of any additional shares. Metromedia granted the replacement options at an exercise price of $9.31 per share, the fair market value per share of shares of Metromedia's common stock on such date. No other option repricing or exchange has occurred in the past ten years.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The Summary Compensation Table sets forth amounts of the management fee paid during 1998 to Metromedia Company and allocable to compensation of Stuart Subotnick, Metromedia's President and Chief Executive Officer, by Metromedia. The compensation committee established the amount of the management fee allocable to Mr. Subotnick's base salary in December 1996 upon the resignation of the former chief executive officer of Metromedia, Mr. John D. Phillips, and the compensation committee subsequently increased this amount. The compensation committee determined the amount of the management fee allocable to Mr. Subotnick's base salary by analyzing the compensation of chief executive officers in the comparison groups, along with the amounts previously paid to Mr. Phillips. The compensation committee believes such analysis is reasonable.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    One of the factors the compensation committee considers in connection with compensation matters is the anticipated tax treatment to Metromedia and to the executives of the compensation arrangements. The deductibility of certain types of compensation depends upon the timing of an executive's vesting in, or exercise of, previously granted rights. Moreover, interpretation of, and changes in, the tax laws and other factors beyond the compensation committee's control also affect the deductibility of compensation. Accordingly, the compensation committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Code. The compensation committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its other compensation objectives.

    The foregoing report of the compensation committee shall not be deemed to be incorporated by reference into any filing of Metromedia under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Metromedia specifically incorporates such information by reference, and shall not otherwise be deemed filed under such acts.

                                          Submitted by the compensation
                                          committee
                                          of Metromedia's board of directors as
                                          of
                                          March 29, 1999

                                          John P. Imlay, Jr.
                                          Clark A. Johnson
                                          Carl E. Sanders
                                          Leonard White

PERFORMANCE GRAPH

    As Metromedia views Snapper as a non-core asset which it manages solely in order to maximize shareholder value, it does not believe that it would be appropriate for it to compare its performance with that of companies operating in a line of business similar to Snapper's line of business. Rather, Metromedia believes that its performance should be compared to that of telecommunications companies because the telecommunications business constitutes the strategic focus of its business operations. As a result, the following graph sets forth Metromedia's total stockholder return as compared to the Standard & Poor's 500 Index and the NASDAQ Telecommunications Stock Index for the five year period from January 1, 1993 through December 31, 1998. The total stockholder return assumes $100 invested at the beginning of the period in Metromedia's common stock, the Standard & Poor's 500 Index and the NASDAQ Telecommunications Index.

          METROMEDIA INTERNATIONAL GROUP, INC. CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           COMPARISON OF CUMULATIVE TOTAL RETURN SINCE DECEMBER 1993 AMONG

                     Metromedia International Group, Inc. & Select Indices
                                               Metromedia Int. Group, Inc.    S&P 500 Index      NASDAQ Telecomm Index
1993                                                                   100              100                        100
1994                                                                   122              101                         84
1995                                                                   187              139                        113
1996                                                                   132              170                        117
1997                                                                   127              227                        166
1998                                                                    72              291                        271

                                                                               1993       1994       1995       1996       1997
                                                                             ---------  ---------  ---------  ---------  ---------
Metromedia Int. Group, Inc.................................................  $     100  $     122  $     187  $     132  $     127
S&P 500 Index..............................................................  $     100  $     101  $     139  $     170  $     227
NASDAQ Telecomm Index......................................................  $     100  $      84  $     113  $     117  $     166

                                                                               1998
                                                                             ---------
Metromedia Int. Group, Inc.................................................  $      72
S&P 500 Index..............................................................  $     291
NASDAQ Telecomm Index......................................................  $     271

PROPOSAL NO. 2--ELECTION OF DIRECTORS

    The following table sets forth certain information with respect to the members of Metromedia's board of directors, including the three incumbent Class I Directors (Messrs. Imlay, Kluge, and Subotnick) who have been nominated by the board of directors for re-election as Class I Directors at the 1999 annual meeting.

    The board of directors knows of no reason why any of its nominees will be unable or will refuse to accept election. If any nominee becomes unable or refuses to accept election, the board of directors will either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, proxies will be voted in favor of such nominee.

    The affirmative vote of the holders of a plurality of shares of common stock present in person or represented by proxy at the annual meeting will be required to elect each of the three Class I Directors to Metromedia's board.

                                                                                                      CLASS OF    DIRECTOR
NAME, PRINCIPAL OCCUPATION FOR PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS                    AGE      DIRECTORS      SINCE
--------------------------------------------------------------------------------------      ---      ----------  -----------
John P. Imlay, Jr.....................................................................          62      Class I        1993
  Served from 1990 until December 1996 as Chairman of Dun & Bradstreet Software
  Services, Inc., an application software company located in Atlanta, Georgia. Mr.
  Imlay is the former Chairman of Management Science America, a mainframe applications software company. Management Science America was acquired by Dun & Bradstreet
  Software Services, Inc. in 1990. Mr. Imlay is also a director of the Atlanta
  Falcons, a National Football League team, IMS Health, Inc., World Access, Inc. and
  The Gartner Group. Mr. Imlay is a member of the audit committee and the compensation committee.

John W. Kluge.........................................................................          84      Class I        1995
  Chairman of the board of directors of Metromedia since November 1, 1995. Chairman of the Board and a director of Orion Pictures Corporation from 1992 until July 1997.
  Chairman and President of Metromedia Company and its predecessor-in-interest,
  Metromedia, Inc. for over five years. Director of Metromedia Fiber Network, Inc.,
  Conair Corporation and Occidental Petroleum Corporation. Mr. Kluge is Chairman of
  the executive committee and the nominating committee.

Stuart Subotnick......................................................................          57      Class I        1995
  President and Chief Executive Officer since December 4, 1996 and Vice Chairman of the board of directors of Metromedia since November 1, 1995. Vice Chairman of the board and a director of Orion Pictures Corporation from 1992 until July 1997
  Executive Vice President of Metromedia Company and its predecessor-in-interest,
  Metromedia, Inc. for over five years. Director of Metromedia Fiber Network, Inc.
  Carnival Cruise Lines, Inc., and Chairman of Big City Radio, Inc. Mr. Subotnick is a
  member of the executive committee.

Richard J. Sherwin....................................................................          55     Class II        1995
  Co-President of Metromedia International Telecommunications, Inc. Mr. Sherwin has
  served as Co-President and director of Metromedia International Telecommunications and its predecessor companies for over five years. Prior to that, Mr. Sherwin served as the Chief Operating Officer of Graphic Scanning Corp., a paging and wireless telecommunications company.

Leonard White.........................................................................          59     Class II        1995
  President and Chief Executive Officer of Rigel Enterprises, a management and private investment firm, since July 1997. Served as President and Chief Executive Officer of
  Orion Pictures Corporation from March 1992 until July 1997 and Metromedia
  Entertainment Group from 1995 until July 1997. Chairman of the Board and Chief
  Executive Officer of Orion Home Entertainment Corporation, a subsidiary of Orion
  Home Entertainment,

                                                                                                      CLASS OF    DIRECTOR
NAME, PRINCIPAL OCCUPATION FOR PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS                    AGE      DIRECTORS      SINCE
--------------------------------------------------------------------------------------      ---      ----------  -----------
  from March 1991 until March 1992. President and Chief Operating Officer of Orion
  Home Video division of Orion Home Entertainment from March 1987 until March 1991.
  Mr. White is a director of Metromedia Fiber Network, Inc., Big City Radio, Inc. and
  American Film Technologies. Mr. White is Chairman of the audit committee and a member of the compensation committee.

Clark A. Johnson......................................................................          67    Class III        1990
  Mr. Johnson served as chairman and Chief Executive Officer of Pier 1 Imports, Inc.,
  a specialty retailer of decorative home furnishings, from August 1988 until his retirement in February 1999. Mr. Johnson is a director of Albertson's, Inc.,
  Anacomp, Inc., Heritage Media Corporation, InterTAN, Inc. and Pier 1 Imports, Inc.
  Mr. Johnson is a member of the compensation and audit committees.

Silvia Kessel.........................................................................          49    Class III        1995
  Executive Vice President, Chief Financial Officer and Treasurer of Metromedia since
  August 29, 1996 and Senior Vice President, Chief Financial Officer and Treasurer of
  Metromedia since November 1, 1995. Executive Vice President and a director of Orion
  Pictures Corporation from January 1993 until June 1997. Senior Vice President of
  Orion from June 1991 to November 1992. Senior Vice President of Metromedia Company
  since January 1994. President of Kluge & Company for over five years. Managing
  Director of Kluge & Company for over five years. Director and Executive Vice
  President of Metromedia Fiber Network, Inc. and Big City Radio, Inc. Director of
  Liquid Audio, Inc., an internet music company. Ms. Kessel is a member of the nominating committee.

Carl E. Sanders.......................................................................          73    Class III        1967
  Engaged in the private practice of law as Chairman of Troutman Sanders, a law firm located in Atlanta, Georgia. Director of Metromedia since 1967, except for a one-year period from April 1970 to April 1971. Former Governor of the State of
  Georgia and a director of Carmike Cinemas, Inc., Norrell Corporation, Healthdyne,
  Inc., World Access, Inc. and formerly a director of RDM Sports Group, Inc. from
  December 1994 to May 1997. Mr. Sanders is Chairman of the compensation committee.

Arnold L. Wadler......................................................................          56    Class III        1995
  Executive Vice President, General Counsel and Secretary of Metromedia since August
  29, 1996 and Senior Vice President, General Counsel and Secretary of Metromedia
  since November 1, 1995. Senior Vice President, Secretary and General Counsel of
  Metromedia Company and its predecessor-in-interest, Metromedia, Inc., for over five years. Director, Executive Vice President, General Counsel and Secretary of
  Metromedia Fiber Network, Inc. and Big City Radio, Inc. Director of Orion Pictures
  Corporation from 1992 until July 1997. Mr. Wadler is Chairman of the nominating committee.

                        PROPOSAL NO. 3--RATIFICATION OF
                    THE APPOINTMENT OF INDEPENDENT AUDITORS

    The board of directors of Metromedia has appointed the firm of KPMG LLP, independent auditors, to audit the consolidated financial statements of Metromedia and its subsidiaries for the fiscal year ending December 31, 1999, subject to ratification by Metromedia's stockholders.

    A partner of KPMG LLP is expected to be present at the 1999 annual meeting and to be provided with an opportunity to make a statement if such partner desires to do so and to be available to respond to appropriate questions from stockholders.

    If the Metromedia stockholders do not ratify the appointment of KPMG LLP as Metromedia's independent auditors for the forthcoming fiscal year, such appointment will be reconsidered by the audit committee and the board of directors.

    The affirmative vote of the holders of a majority of shares of Metromedia common stock present in person or represented by proxy at the 1999 annual meeting will be required to approve and adopt Proposal Number 3.

    THE METROMEDIA BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF METROMEDIA'S CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                     PROPOSAL NO. 4--THE CHARTER AMENDMENT

    Alan G. Hevesi, investment adviser and a trustee of the New York City Teachers' Retirement System ("NYCTRS"), c/o The City of New York, Office of the Comptroller, 1 Centre Street, New York, New York 10007-2341, owner of 15,900 shares of Common Stock, has submitted the following proposal on behalf of NYCTRS.


    "BE IT RESOLVED, that the shareholders of Metromedia International Group request that the Board of Directors amend the certificate of incorporation to reinstate the rights of the shareholders to take action by written consent and to call special meetings."


    STATEMENT IN SUPPORT: "The rights of the shareholders to take action by written consent and to call special meetings should not be abridged. The Company's elimination of these rights, in our opinion, effectively removes important processes by which shareholders can act expeditiously to protect their investment interests.

    For example, the right of shareholders to act to remove incumbent directors for egregious conduct should not be limited to the annual meeting. Also, shareholders should not be prevented from giving timely consideration to a bidder's proposal to acquire control of the Company, or a dissident shareholder's slate of nominees for election to the Board of Directors, because such proposals are required to be presented only at the annual meeting."

    Statement Of The Metromedia Board: Presently, the restated certificate of incorporation and by-laws of Metromedia:

    - require, among other things, that special meetings of stockholders for any purpose be called by either the Chairman or Vice Chairman of Metromedia's board and

    - do not provide for stockholder action by written consent. If Metromedia amended its organizational documents as proposed, it would allow its stockholders to call special meetings and act without a meeting whenever, however frequently and for whatever reason such stockholders may desire. For the reasons stated below, Metromedia's board of directors believes that the requested amendments to the organization documents are not in the best interests of Metromedia and its stockholders.

    Applicable Delaware law does not grant stockholders of a corporation the absolute right to call a special meeting or act by written consent, and instead permits each individual corporation to determine in its organizational documents whether stockholders will have such rights. Metromedia's board believes that the Delaware legislature adopted this approach due to the significant financial and administrative burdens that a special meeting or stockholder action by consent can impose on a public corporation.

    Approximately 7,037 persons and entities are the record holders of Metromedia's common stock, each of whom, if Proposal No. 4 is approved, would be entitled under the proposal to demand a special meeting or institute action by written consent. Each such stockholder would also be entitled to notice of, and to receive proxy materials relating to, any special meeting, thereby necessitating actual expenditures (legal, printing and postage) in addition to those associated with the Metromedia's annual meeting. In addition, the calling of a special meeting would necessitate the diversion of corporate officers and employees from their other duties in order to prepare for such a meeting. Metromedia's board believes that the interest of Metromedia's stockholders would be better served utilizing these resources to improve its businesses. Similarly, Metromedia's board believes that permitting action to be taken by written consent would create confusion as multiple stockholders would be able to solicit written consents on various matters and would divert valuable corporate resources to this process.

    In light of the foregoing, Metromedia's board believes that the adoption of Proposal No. 4 could leave Metromedia exposed to numerous calls for special meetings and stockholder action by consent that may be of little or no benefit to stockholders and which are a significant burden to Metromedia. Stockholders, such as the proponent of Proposal No. 4, remain free to make proposals at Metromedia's annual meeting. Metromedia's board believes that the Chairman and Vice Chairman of Metromedia's board are in the best position to determine if a special meeting is warranted.

    FOR THE REASONS STATED ABOVE, THE METROMEDIA BOARD OF DIRECTORS BELIEVES THAT PROPOSAL NO. 4 IS NOT IN THE BEST INTERESTS OF METROMEDIA AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL NO. 4

    APPROVAL BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK IS REQUIRED FOR APPROVAL OF PROPOSAL NO. 4.

STOCKHOLDERS PROPOSALS

    Any Metromedia stockholder who wishes to present a proposal at the 2000 annual meeting of stockholders of Metromedia, and who wishes to have such proposal included in Metromedia's proxy statement for that meeting, must deliver a copy of such proposal to Metromedia at One Meadowlands Plaza, East Rutherford, New Jersey 07073, Attention: Corporate Secretary, no later than December 11, 1999. However, if the 2000 Annual Meeting of Stockholders is held on a date more than 30 days before or after the corresponding date of the 1999 annual meeting, any stockholder who wishes to have a proposal included in Metromedia's proxy statement for that meeting must deliver a copy of the proposal to Metromedia a reasonable time before the proxy solicitation is made. Metromedia reserves the right to decline to include in Metromedia's proxy statement any stockholder's proposal which does not comply with the rules of the Securities and Exchange Commission for inclusion in its proxy statement.

OTHER BUSINESS

    Metromedia's board does not intend to bring any other business before the meeting and it is not aware that anyone else intends to do so. If any other business comes before the meeting, it is the intention of the persons named in the enclosed voting form to vote as proxies in accordance with their best judgment.

                     ADDITIONAL INFORMATION FOR PLD MEETING

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information as of March 31, 1999, except as otherwise noted, with respect to shares of common stock beneficially owned by owners of more than five percent of the outstanding common stock of PLD by all current directors and nominees, by the most highly compensated executive officers of PLD and by all current directors and executive officers of PLD as a group.

                                                                                    NUMBER OF SHARES
                                                                                   BENEFICIALLY OWNED    PERCENT OF
BENEFICIAL OWNER                                                                          (1)             CLASS (2)
--------------------------------------------------------------------------------  --------------------  -------------
News America Incorporated (3)...................................................        18,223,081             43.7%
K. Rupert Murdoch (3)...........................................................        18,223,081             43.7%
Merrill Lynch & Co., Inc. (4)...................................................         7,254,328             16.7%
Citicorp Inc. (5)...............................................................         2,259,230              6.0%
James R.S. Hatt (6).............................................................           440,999              1.2%
Dr. Boris Antoniuk (7)..........................................................            10,000                *
Edward Charles Dilley (7).......................................................            10,000                *
Simon Edwards (8)...............................................................           338,666                *
Gordon Humphrey (7).............................................................            15,000                *
Gennady Kudriavtsev (7).........................................................            15,000                *
Dr. Vladimir Kvint (7)..........................................................            15,000                *
I. Martin Pompadur..............................................................                --                *
David M. Stovel (7).............................................................            27,500                *
E. Clive Anderson (9)...........................................................           353,433                *
Ian Armour (10).................................................................           181,666                *
John G. Davies (7)..............................................................           333,333                *
All current directors and executive officers of PLD as a group (12) persons.....         1,740,597              4.4%

------------------------

(1) In accordance with Securities and Exchange Commission regulations, the table lists all shares as to which such persons have or share the power to vote or to direct disposition. The number of shares indicated includes shares issuable upon the exercise of outstanding stock options, warrants or convertible securities held by each individual or group to the extent exercisable or convertible at March 31, 1999 or within 60 days thereunder. Unless otherwise indicated, each person has the sole power to vote and to direct disposition of the shares listed as beneficially owned by such person.

(2) Percentage for each individual or group calculated with reference to an aggregate of 37,846,789 shares of PLD common stock outstanding at March 31, 1999 and all shares issuable upon the exercise of outstanding stock options, warrants or convertible securities that are exercisable by such individual or group within 60 days of March 31, 1999. Percentages of less than 1% have not been indicated.

(3) This information is based upon Amendment No. 1 to Schedule 13D, filed April 12, 1999, with the Securities and Exchange Commission by The News Corporation Limited, News America Incorporated, NewsPLD LLC and K. Rupert Murdoch. The amount shown includes 14,381,780 shares of common stock and currently exercisable warrants to purchase 250,000 shares of PLD common stock held by NewsPLD LLC, a wholly owned subsidiary of News America Incorporated (which expired on June 22, 1999). The News Corporation Limited, News America Incorporated and Mr. Murdoch, as person who may be deemed to control NewsPLD LLC, may be deemed to beneficially own the shares beneficially owned by NewsPLD LLC. The amount shown also includes 3,591,301 shares of common stock issuable upon conversion of currently outstanding revolving credit notes issued to News America Incorporated, which may be deemed to be beneficially owned by each of The News Corporation Limited, News America Incorporated and Mr. Murdoch. NewsPLD LLC, News America Incorporated and Mr. Murdoch are each located at 1211 Avenue of the Americas, New York, NY 10036.

(4) This information is based upon Amendment No. 3 to Schedule 13G, filed February 5, 1999, with the Securities and Exchange Commission by Merrill Lynch & Co., Inc., which is located at World Financial Center, North Tower, 200 Vesey Street, New York, NY 10381, and Merrill Lynch Global Allocation Fund, Inc., which is located at 800 Scudders Mill Road, Princeton, New Jersey 08536. The amount shown includes shares of common stock issuable upon the conversion of 9% convertible subordinated notes of PLD (CUSIP 71623PAC) and upon exercise of certain warrants to purchase shares of common stock. In the aggregate, Merrill Lynch & Co., Inc. may be deemed to beneficially own 1,698,200 shares of common stock, $19,200,000 aggregate principal amount of convertible notes and 172,000 warrants. The convertible notes are convertible, at the rate of 144.93 shares per $1,000 principal amount, at a conversion price of $6.90 per share. Merrill Lynch & Co., Inc. disclaims beneficial ownership of the securities of PLD.

(5) This information is as of December 31, 1998 and is based upon Schedule 13G, filed January 22, 1999, with the Securities and Exchange Commission by Citigroup Inc., which is located at 153 East 53rd Street New York, NY 10043. PLD believes that Citigroup Inc.'s holdings of PLD's securities consist of shares of common stock and warrants to purchase common stock, but the
    Schedule 13G does not distinguish between such securities. Citicorp Inc. disclaims beneficial ownership of the securities of PLD.

(6) The amount shown includes currently exercisable options to purchase 329,999 shares of common stock.

(7) The amount shown consists entirely of currently exercisable options to purchase PLD common stock.

(8) The amount shown includes currently exercisable options to purchase 306,666 shares of common stock.

(9) The amount shown includes currently exercisable options to purchase 333,333 shares of common stock.

(10) The amount shown includes currently exercisable options to purchase 166,666 shares of common stock.

                               OTHER INFORMATION

    WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE MERGER OR ABOUT US THAT DIFFERS FROM OR ADDS TO THE INFORMATION IN THIS JOINT PROXY STATEMENT/ PROSPECTUS OR IN THE DOCUMENTS THAT WE PUBLICLY FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. THEREFORE, IF ANYONE DOES GIVE YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

    IF YOU ARE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS OR TO ASK FOR PROXIES, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT SUCH ACTIVITIES, THEN THE OFFER PRESENTED BY THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT EXTEND TO YOU.

    THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    KPMG LLP serves as Metromedia's and PLD's independent certified public accountants. A representative of KPMG LLP will be present at each of the Metromedia annual meeting of stockholders and PLD special meeting of stockholders to answer questions by stockholders and will have the opportunity to make a statement if so desired.

                                 LEGAL MATTERS

    The validity of the shares of Metromedia common stock to be issued pursuant to the terms of the merger agreement will be passed upon by Paul, Weiss, Rifkind, Wharton & Garrison.

                                    EXPERTS

    The consolidated financial statements of Metromedia International Group, Inc. and subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, have been audited by KPMG LLP, independent certified public accountants, as set forth in their report with respect to these consolidated financial statements. These consolidated financial statements are included in Metromedia International Group, Inc.'s annual report on Form 10-K for the year ended December 31, 1998, and are incorporated by reference in this joint proxy statement/prospectus in reliance upon the report given and upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of PLD Telekom Inc. and subsidiaries as of December 31, 1998 and 1997 and for the years then ended, have been audited by KPMG LLP, independent certified public accountants, as set forth in their report with respect to these consolidated financial statements. The report of KPMG LLP covering the December 31, 1998 consolidated financial statements contains an explanatory paragraph that states that PLD Telekom Inc.'s recurring losses, working capital deficiency, and lack of sufficient funds to meet its current debt obligations raise substantial doubt about the entity's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. These consolidated financial statements are included in PLD Telekom Inc.'s annual report on Form 10-K and Form 10-K/A for the year ended December 31, 1998, and are incorporated by reference in this joint proxy statement/ prospectus in reliance upon the report given and upon the authority of said firm as experts in accounting and auditing.

    The consolidated statements of operations, shareholders' equity and cash flows of PLD Telekom Inc. and subsidiaries for the year ended December 31, 1996, have been audited by KPMG LLP, chartered accountants, as set forth in their report with respect to these consolidated financial statements. These consolidated financial statements are included in PLD Telekom Inc.'s annual report on Form 10-K and Form 10-K/A for the year ended December 31, 1998, and are incorporated by reference in this joint proxy statement/prospectus in reliance upon the report given and upon the authority of said firm as experts in accounting and auditing.

    The financial statements of Baltic Communications Limited as of December 31, 1998 and 1997 and for years ended December 31, 1998 and 1997 and the nine months ended December 31, 1996, have been audited by KPMG, independent auditors, as set forth in their report with respect to these financial statements. The report of KPMG covering the December 31, 1998 financial statements contains an explanatory paragraph that states that Baltic Communications Limited's parent, PLD Telekom Inc., does not presently have sufficient funds on hand to meet its current debt obligations. Baltic Communications Limited is a guarantor of such obligations. PLD Telekom Inc.'s failure to make payments in full when required could result in a claim being made against Baltic Communications Limited under its guaranty and a cross-default under and acceleration of other debt obligations for which Baltic Communications Limited is also a guarantor. These factors raise substantial doubt about the entity's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty. These financial statements are included in PLD Telekom Inc.'s annual report on Form 10-K and Form 10-K/A for the year ended December 31, 1998, and are incorporated by reference in this joint proxy statement/prospectus in reliance upon the report given and upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of NWE Capital (Cyprus) Ltd. and subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, have been audited by KPMG, independent auditors, as set forth in their report with respect to these consolidated financial statements. The report of KPMG covering the December 31, 1998 consolidated financial statements contains an explanatory paragraph that states that NWE Capital (Cyprus) Ltd.'s parent, PLD Telekom Inc. does not presently have sufficient funds on hand to meet its current debt obligations. PLD Telekom Inc.'s failure to make payment in full when required could result in a cross-default under and acceleration of other debt obligations for which NWE Capital (Cyprus) Ltd. is a guarantor. These factors raise substantial doubt about the entity's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. These consolidated financial statements are included in PLD Telekom Inc.'s annual report on Form 10-K and Form 10-K/A for the year ended December 31, 1998, and are incorporated by reference in this joint proxy statement/prospectus in reliance upon the report given and upon the authority of said firm as experts in accounting and auditing.

    The financial statements of PLD Capital Asset (U.S.) Inc. as of December 31, 1998 and for the year then ended, have been audited by KPMG LLP, independent certified public accountants, as set forth in their report with respect to these financial statements. The report of KPMG LLP covering the December 31, 1998 financial statements contains an explanatory paragraph that states that PLD Capital Asset (U.S.) Inc.'s parent, PLD Telekom Inc., does not presently have sufficient funds on hand to meet its current debt obligations. PLD Telekom Inc.'s failure to make payment in full when required could result in a cross-default under and acceleration of other debt obligations for which PLD Capital Asset (U.S.) Inc. is a guarantor. These factors raise substantial doubt about the entity's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty. These financial statements are included in PLD Telekom Inc.'s annual report on Form 10-K and Form 10-K/A for the year ended December 31, 1998, and are incorporated by reference in this joint proxy statement/prospectus in reliance upon the report given and upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of Technocom Limited and subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, have been audited by KPMG, Chartered Accountants, as set forth in their report with respect to these consolidated financial statements. The report of KPMG covering the December 31, 1998 consolidated financial statements contains an explanatory paragraph that states that Technocom Limited's recurring losses, working capital deficiency and lack of sufficient funds on hand to meet its current obligations raise substantial doubt about the entity's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. These consolidated financial statements are included in PLD Telekom Inc.'s annual report on Form 10-K and Form 10-K/A for the year ended December 31, 1998, and are incorporated by reference in this joint proxy statement/prospectus in reliance upon the report given and upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of Wireless Technology Corporations Limited and subsidiary as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, have been audited by KPMG, independent auditors, as set forth in their report with respect to these consolidated financial statements. The report of KPMG covering the

December 31, 1998 consolidated financial statements contains an explanatory paragraph that states that Wireless Technology Corporation Limited's parent, PLD Telekom Inc., does not presently have sufficient funds on hand to meet its current debt obligations. Wireless Technology Corporations Limited is a guarantor of such obligations. PLD Telekom Inc.'s failure to make payment in full when required could result in a claim being made against Wireless Technology Corporations Limited under its guaranty and a cross-default under and acceleration of other debt obligations for which Wireless Technology Corporations Limited is also a guarantor. These factors raise substantial doubt about the entity's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. These consolidated financial statements are included in PLD Telekom Inc.'s annual report on Form 10-K and Form 10-K/A for the year ended December 31, 1998, and are incorporated by reference in this joint proxy statement/ prospectus in reliance upon the report given and upon the authority of said firm as experts in accounting and auditing.

    The financial statements of PLD Asset Leasing Limited as of December 31, 1997 and 1996 and for each of the years in the two-year period ended December 31, 1997 have been audited by Moore Stephens, Chartered Accountants, as set forth in their report with respect to these financial statements. These financial statements are included in PLD Telekom Inc.'s annual report on Form 10-K and Form 10-K/A for the year ended December 31, 1998, and are incorporated by reference in this joint proxy statement/prospectus in reliance upon the report given and upon the authority of said firm as experts in accounting and auditing.

                             STOCKHOLDER PROPOSALS

    Any stockholder who wishes to present a proposal at the 2000 annual meeting of stockholders of Metromedia, and who wishes to have such proposal included in Metromedia's proxy statement for that meeting, must deliver a copy of such proposal to Metromedia Fiber Network, One Meadowlands Plaza, East Rutherford, New Jersey 07073, Attention: Secretary, no later than December 10, 1999; provided, however, that if the 2000 annual meeting of stockholders is held on a date more than 30 days before or after the corresponding date of the 1999 annual meeting of stockholders, any stockholder who wishes to have a proposal included in Metromedia's proxy statement for that meeting must deliver a copy of the proposal to Metromedia's Secretary at a reasonable time before the proxy solicitation is made. Metromedia reserves the right to decline to include in its proxy statement any stockholder's proposal, which does not comply with the rules of the Securities and Exchange Commission for inclusion therein.

    Any stockholder who wishes to present a proposal at the 1999 annual meeting of stockholders of PLD which will only be held if the merger with Metromedia is not consummated, and who wishes to have such proposal included in PLD's proxy statement for that meeting, must deliver a copy of such proposal to PLD Telekom Inc., 505 Park Avenue, 21(st) Floor, New York, NY 10022, Attention: Secretary,
no later than   -  , 1999; provided, however, that if the 1999 annual meeting of stockholders is held on a date more than 30 days before or after the corresponding date of the 1998 annual meeting of stockholders, any stockholder who wishes to have a proposal included in PLD's proxy statement for that meeting must deliver a copy of the proposal to PLD's Secretary at a reasonsable time before the proxy solicitation is made. PLD reserves the right to decline to include in its proxy statement any stockholder's proposal, which does not comply with the rules of the Securities and Exchange Commission for inclusion therein.

                                                                      Appendix A

                                                                  EXECUTION COPY



================================================================================








                          AGREEMENT AND PLAN OF MERGER



                                      among



                                PLD TELEKOM INC.,


                      METROMEDIA INTERNATIONAL GROUP, INC.


                                       and


                           MOSCOW COMMUNICATIONS, INC.






                            Dated as of May 18, 1999




================================================================================

                                TABLE OF CONTENTS

                                                                                          PAGE
RECITALS....................................................................................1

ARTICLE 1              THE MERGER...........................................................2
         Section 1.1   The Merger...........................................................2
         Section 1.2   Closing..............................................................2
         Section 1.3   Effective Time.......................................................2
         Section 1.4   The Certificate of Incorporation.....................................2
         Section 1.5   The By-Laws..........................................................2
         Section 1.6   Directors of Surviving Corporation...................................2
         Section 1.7   Officers of Surviving Corporation....................................3

ARTICLE 2              EFFECT OF THE MERGER ON CAPITAL STOCK;
                       EXCHANGE OF CERTIFICATES.............................................3
         Section 2.1   Effect on Capital Stock..............................................3
         Section 2.2   Exchange of Certificates for Shares..................................6
         Section 2.3   No Appraisal Rights.................................................10
         Section 2.4   Adjustments to Prevent Dilution.....................................10

ARTICLE 3              REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................10
         Section 3.1   Organization and Qualification; Subsidiaries........................10
         Section 3.2   Certificate of Incorporation and By-Laws............................11
         Section 3.3   Capitalization......................................................11
         Section 3.4   Authority...........................................................13
         Section 3.5   No Conflict.........................................................13
         Section 3.6   Governmental Required Filings and Consents..........................14
         Section 3.7   Permits; Compliance with Law........................................14
         Section 3.8   Securities and Exchange Commission ("SEC") Filings;
                       Financial Statements................................................15
         Section 3.9   Absence of Certain Changes or Events................................16
         Section 3.10  Employee Benefit Plans..............................................17
         Section 3.11  Accounting and Tax Matters..........................................17
         Section 3.12  Contracts; Debt Instruments.........................................18
         Section 3.13  Litigation..........................................................18
         Section 3.14  Environmental Matters...............................................18
         Section 3.15  Intellectual Property...............................................20
         Section 3.16  Taxes...............................................................23
         Section 3.17  Non-Competition Agreements..........................................24
         Section 3.18  Certain Agreements..................................................24
         Section 3.19  Investment Company Act..............................................24
         Section 3.20  Opinion of Financial Advisor........................................24


                                       i


                                                                                          Page
                                                                                          ----

         Section 3.21  Brokers.............................................................24
         Section 3.22  Certain Statutes....................................................25
         Section 3.23  Information.........................................................25
         Section 3.24  Vote Required.......................................................25

ARTICLE 4              REPRESENTATIONS AND WARRANTIES OF THE PARENT AND MERGER SUB.........26
         Section 4.1   Organization and Qualification; Subsidiaries........................26
         Section 4.2   Certificate of Incorporation and By-Laws............................26
         Section 4.3   Capitalization......................................................27
         Section 4.4   Authority...........................................................28
         Section 4.5   No Conflict.........................................................28
         Section 4.6   Governmental Required Filings and Consents..........................29
         Section 4.7   Permits; Compliance with Law........................................29
         Section 4.8   SEC Filings; Financial Statements...................................30
         Section 4.9   Absence of Certain Changes or Events................................31
         Section 4.10  Employee Benefit Plans..............................................32
         Section 4.11  Accounting and Tax Matters..........................................32
         Section 4.12  Contracts; Debt Instruments.........................................32
         Section 4.13  Litigation..........................................................33
         Section 4.14  Environmental Matters...............................................33
         Section 4.15  Intellectual Property...............................................34
         Section 4.16  Taxes...............................................................35
         Section 4.17  Non-Competition Agreements..........................................36
         Section 4.18  Investment Company Act..............................................37
         Section 4.19  Opinion of Financial Advisor........................................37
         Section 4.20  Brokers.............................................................37
         Section 4.21  Certain Statutes....................................................37
         Section 4.22  Information.........................................................37
         Section 4.23  Vote Required.......................................................38
         Section 4.24  Interim Operations of Merger Sub....................................38

ARTICLE 5              COVENANTS...........................................................38
         Section 5.1   Conduct of Business of the Company..................................38
         Section 5.2   Conduct of Business of the Parent...................................40
         Section 5.3   Other Actions.......................................................42
         Section 5.4   Updated Letters; Notification of Certain Matters....................42
         Section 5.6   Stockholders Meetings...............................................45
         Section 5.7   Access to Information; Confidentiality..............................45
         Section 5.8   No Solicitation.....................................................46
         Section 5.9   Affiliates..........................................................48
         Section 5.10  Directors' and Officers' Indemnification and Insurance..............48
         Section 5.11  Letters of Accountants..............................................49


                                       ii


                                                                                          Page
                                                                                          ----

         Section 5.12  Reasonable Best Efforts.............................................49
         Section 5.13  Consents; Filings; Further Action...................................50
         Section 5.14  Plan of Reorganization..............................................51
         Section 5.15  Public Announcements................................................51
         Section 5.16  Obligations of Merger Sub...........................................51
         Section 5.17  Stock Exchange Listings and De-Listings.............................52
         Section 5.18  Expenses............................................................52
         Section 5.19  Takeover Statutes...................................................52
         Section 5.20  Board of Directors..................................................52

ARTICLE 6              CONDITIONS..........................................................52
         Section 6.1   Conditions to Each Party's Obligation to Effect the Merger..........52
                  (a)  Stockholder Approval................................................52
                  (b)  Listing.............................................................53
                  (c)  Governmental Consents...............................................53
                  (d)  Litigation..........................................................53
                  (e)  Registration Statement..............................................53
                  (f)  Accountants' Letters................................................53
         Section 6.2   Conditions to Obligations of the Parent and Merger Sub..............53
                  (a)  Representations and Warranties......................................54
                  (b)  Performance of Obligations of the Company...........................54
                  (c)  Material Adverse Effect.............................................54
                  (d)  Consents Under Agreements...........................................54
                  (e)  Affiliate Letters...................................................54
                  (f)  The Travelers Revolving Credit Note and
                       Warrant Agreement...................................................54
                  (g)  Exchange Offer......................................................54
                  (h)  Technocom Limited Put/Call Agreements...............................55
                  (i)  News Arrangements...................................................55
                  (j)  Certain Payments....................................................55
         Section 6.3   Conditions to Obligation of the Company.............................55
                  (a)  Representations and Warranties......................................55
                  (b)  Performance of Obligations of the Parent and
                       Merger Sub..........................................................56
                  (c)  Tax Opinion.........................................................56
                  (d)  Material Adverse Effect.............................................56

ARTICLE 7              TERMINATION.........................................................56
         Section 7.1   Termination.........................................................56
         Section 7.2   Effect of Termination...............................................57
         Section 7.3   Amendment...........................................................58
         Section 7.4   Waiver..............................................................58
         Section 7.5   Expenses following Termination......................................58


                                      iii


                                                                                          Page
                                                                                          ----

ARTICLE 8              MISCELLANEOUS.......................................................59
         Section 8.1   Certain Definitions.................................................59
         Section 8.2   Non-Survival of Representations, Warranties and Agreements..........60
         Section 8.3   Counterparts........................................................61
         Section 8.4   GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.......................61
         Section 8.5   Notices.............................................................62
         Section 8.6   Entire Agreement....................................................62
         Section 8.7   No Third Party Beneficiaries........................................63
         Section 8.8   Obligations of the Parent and of the Company........................63
         Section 8.9   Severability........................................................63
         Section 8.10  Interpretation......................................................63
         Section 8.11  Assignment..........................................................63
         Section 8.12  Specific Performance................................................64



EXHIBITS

Exhibit A                  Company Voting Agreements
Exhibit B                  Travelers Note and Warrant Modification Agreement
Exhibit C                  Agreement to Exchange and Consent
Exhibit D                  Technocom Put/Call Arrangement
Exhibit E                  News Letter Agreement


COMPANY DISCLOSURE LETTER

Section 3.1(b)             Company Subsidiaries
Section 3.3(b)             Other Stock Option Agreements
Section 3.3(c)             Liens on Capital Stock; Material Obligations
Section 3.5(b)             Conflicts
Section 3.6                Governmental Consents
Section 3.8(a)             Filing Subsidiaries
Section 3.9(e)             Certain Changes
Section 3.10(a)            Benefit Plans
Section 3.12               Material Contracts
Section 3.14               Environmental Matters
Section 3.15(a)(i)         Intellectual Property
Section 3.15(a)(ii)        Licenses
Section 3.15(a)(iii)       Proposed Intellectual Property Agreements
Section 3.16(a)            Taxes

                                                                         Page
                                                                         ----

Section 3.16(b)            Tax Extensions
Section 3.16(c)            Tax Claims
Section 3.17               Non-Competition Agreements
Section 3.18               Certain Agreements
Section 5.1                Conduct of Business
Section 5.1(f)             Asset Transactions
Section 6.2(j)             Waivers


PARENT DISCLOSURE LETTER
Section 4.1(a)             Organization
Section 4.1(b)             Parent Subsidiaries
Section 4.3(b)             Other Stock Option Agreements
Section 4.3(c)             Liens on Capital Stock; Material Obligations
Section 4.5(a)(i)          Violations
Section 4.5(b)             Conflicts
Section 4.6                Governmental Consents
Section 4.7                Permits
Section 4.10(a)            Benefit Plans
Section 4.12               Material Contracts; Changes in Indebtedness
Section 4.14               Environmental Matters
Section 4.15(a)(i)         Intellectual Property
Section 4.15(a)(ii)        Licenses
Section 4.15(a)(iii)       Proposed Intellectual Property Agreements
Section 4.16(a)            Taxes
Section 4.16(c)            Tax Extensions
Section 4.16(d)            Tax Claims
Section 4.17               Non-Competition Agreements
Section 5.2                Conduct of Business
Section 5.2(d)             Asset Transactions
Section 5.5                Terms of New Notes; Terms of Exchange Offer

                             INDEX OF DEFINED TERMS

Term                                                                      Section
----                                                                      -------
affiliate................................................................ 8.1(a)
Affiliate Letters........................................................ 5.9
Agreement................................................................ Title
Average Parent Stock Price............................................... 2.1(a)(i)
Benefit Plans............................................................ 3.10(a)
Blue Sky Laws............................................................ 3.6
Bridge Loan Agreement.................................................... 5.1(g)
business day............................................................. 8.1(b)
Certificate.............................................................. 2.1(a)(i)
Certificate of Merger.................................................... 1.3
Claims................................................................... 3.13
Closing.................................................................. 1.2
Closing Date............................................................. 1.2
Code..................................................................... Recitals
Company.................................................................. Title
Company Benefit Plans.................................................... 3.10(a)
Company Charter Documents................................................ 3.2
Company Common Stock..................................................... 2.1(a)(i)
Company Disclosure Letter................................................ 3.1(b)
Company Financial Advisor................................................ 3.20
Company Governmental Consents............................................ 3.6
Company Permits.......................................................... 3.7
Company Preferred Shares................................................. 2.1(a)(ii)
Company Preferred Stock.................................................. 3.3(a)
Company Required Consents................................................ 3.5(b)
Company SEC Reports...................................................... 3.8(a)
Company Senior Notes..................................................... 5.5(a)
Company Series II Preferred Stock........................................ 2.1(a)(ii)
Company Series III Preferred Stock....................................... 2.1(a)(ii)
Company Share............................................................ 2.1(a)
Company Shares........................................................... 2.1(a)
Company Stock Option..................................................... 2.1(b)
Company Stockholders Meeting............................................. 5.5(a)
Company Subsidiaries..................................................... 3.1(a)
Company Voting Agreement................................................. Recitals
Company Warrant.......................................................... 2.1(b)
Company's Option Plan.................................................... 3.3(b)
Confidentiality Agreement................................................ 5.7(b)
Contracts................................................................ 3.5(a)(iii)
control.................................................................. 8.1(a)
controlled by............................................................ 8.1(a)



                                       vi

Term                                                                      Section
----                                                                      -------

controlling.............................................................. 8.1(a)
Convertible Notes........................................................ 2.1(b)
Effective Time........................................................... 1.3
Environment.............................................................. 3.14
Environmental Claims..................................................... 3.14
ERISA.................................................................... 3.10(a)
Excess Parent Shares..................................................... 2.2(d)(i)
Exchange Act............................................................. 3.6
Exchange Agent........................................................... 2.2(a)(i)
Exchange Offer........................................................... 5.5(a)
Exchange Offer Registration Statement.................................... 5.5(a)
Exchange Ratio .......................................................... 2.1(a)(i)
Exchange Trust........................................................... 2.2(d)(i)
Excluded Company Shares.................................................. 2.1(a)(i)
Expenses................................................................. 7.5(a)
FCPA..................................................................... 3.7
GAAP..................................................................... 3.8(b)
GCL...................................................................... Recitals
Governmental Entity...................................................... 3.6
group.................................................................... 8.1(d)
Hazardous Substance...................................................... 3.14
HSR Act.................................................................. 3.6
including................................................................ 8.1(c)
Indemnified Parties...................................................... 5.10(a)
Intellectual Property.................................................... 3.15(a)(ii)
Investment Company Act................................................... 3.19
IP Licenses.............................................................. 3.15(a)(ii)
Law...................................................................... 3.5(a)(ii)
Liens.................................................................... 3.3(c)
Material Adverse Effect on the Company................................... 3.1(a)
Material Adverse Effect on the Parent.................................... 4.1(a)
Merger................................................................... Recitals
Merger Consideration..................................................... 2.1(a)(i)
Merger Sub............................................................... Title
Merging Parties.......................................................... 3.14
MIG Form 10K............................................................. 4.2
New Parent Notes......................................................... 5.5(a)
News..................................................................... 6.2(i)
News Notes............................................................... 3.3(b)
PLD Form 10K............................................................. 3.2
Parent................................................................... Title
Parent Benefit Plans..................................................... 4.10(a)
Parent Charter Documents................................................. 4.2


                                      vii

Term                                                                      Section
----                                                                      -------

Parent Common Stock...................................................... 2.1(a)(i)
Parent Disclosure Letter................................................. 4.1(b)
Parent Financial Advisor................................................. 4.18
Parent Governmental Consents............................................. 4.6
Parent Material Contract................................................. 4.12
Parent Permits........................................................... 4.7
Parent Preferred Stock................................................... 4.3(a)
Parent SEC Reports....................................................... 4.8(a)
Parent Stock Options..................................................... 4.3(b)
Parent Stockholders Meeting.............................................. 5.5(a)
Parent Subsidiaries...................................................... 4.1(a)
Parent's Option Plan..................................................... 4.3(b)
Permits.................................................................. 3.14
person................................................................... 8.1(d)
Proposed Intellectual Property Agreements................................ 3.15(a)(iii)
Proxy Materials.......................................................... 5.5(a)
Proxy Statement.......................................................... 5.5(a)
Qualified Transaction Proposal........................................... 5.8(a)
Redemption Payment....................................................... 2.1(a)(ii)
Registration Statement................................................... 5.5(a)
Registration Statement Effective Date.................................... 5.5(a)
Release.................................................................. 3.14
Representatives.......................................................... 5.7(a)
Requisite Company Vote................................................... 3.4(a)
Requisite Parent Vote.................................................... 4.4
Safety and Environmental Laws............................................ 3.14
SEC...................................................................... 3.8
Securities Act........................................................... 3.6
7 1/4% Preferred Stock...................................................... 4.3(a)
Shareholders............................................................. Recitals
Software................................................................. 3.15(a)(ii)
Sub Common Stock......................................................... 4.3(d)
subsidiary............................................................... 8.1(e)
subsidiaries............................................................. 8.1(e)
Superior Acquisition Proposal............................................ 5.8(b)
Surviving By-Laws........................................................ 1.5
Surviving Charter........................................................ 1.4
Surviving Corporation.................................................... 1.1
Systems.................................................................. 3.15(g)
Takeover Statute......................................................... 3.22
Taxes.................................................................... 3.16
Technology............................................................... 3.15(a)(ii)
Terminating Company Breach............................................... 7.1(f)


                                      viii

Term                                                                      Section
----                                                                      -------

Terminating Parent Breach................................................ 7.1(g)
Termination Amount....................................................... 7.5(b)
Termination Notice....................................................... 2.1(a)(i)(D)
Topped-Up Exchange Ratio................................................. 2.1(a)(i)(D)
Top-Up Request Notice.................................................... 2.1(a)(i)(D)
Transaction Proposals.................................................... 5.8(a)
under common control with................................................ 8.1(a)
Year 2000 Compliant...................................................... 3.15(g)


                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of May 18, 1999, among PLD Telekom Inc., a Delaware corporation (the "COMPANY"), Metromedia International Group, Inc., a Delaware corporation (the "PARENT"), and Moscow Communications, Inc., a Delaware corporation and a wholly owned subsidiary of the Parent ("MERGER SUB").


                                    RECITALS

         WHEREAS, the respective boards of directors of each of the Parent, Merger Sub and the Company have determined that it is in the best interests of their respective stockholders to combine the respective businesses of the Parent and the Company, and consequently have approved the merger of Merger Sub with and into the Company (the "MERGER") and approved and adopted the Merger, in accordance with the General Corporation Law of the State of Delaware (the "GCL") and upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the rules and regulations promulgated under the Code;

         WHEREAS, concurrently with the execution of this Agreement, as a condition to the willingness of the Parent to enter into this Agreement, (i) certain holders (the "SHAREHOLDERS") of Company Shares (as defined below) are entering into the Voting Agreement with the Parent, a copy of which is attached to this Agreement as Exhibit A (the "COMPANY VOTING AGREEMENT"), providing for, among other things, the agreement of the Shareholders to vote their respective Company Shares in favor of approval and adoption of this Agreement and the Merger at the Company Shareholders Meeting (as defined below);

         WHEREAS, certain terms used in this Agreement which are not capitalized have the meanings specified in Section 8.1; and

         WHEREAS, the Company, the Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                                    ARTICLE 1

                                   THE MERGER

         SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall cease. The Company shall be the surviving corporation in the Merger (sometimes referred to as the "SURVIVING CORPORATION") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects set forth in Section 259 of the GCL.

         SECTION 1.2 CLOSING. The closing of the Merger (the "CLOSING") shall take place (a) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York at 10:00 A.M. on the business day on which the last to be fulfilled or waived of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (b) at such other place and time and/or on such other date as the Company and the Parent may agree in writing (the "CLOSING DATE").

         SECTION 1.3 EFFECTIVE TIME. As soon as practicable following the Closing, the Company and the Parent will cause a Certificate of Merger (the "CERTIFICATE OF MERGER") to be signed, acknowledged and delivered for filing with the Secretary of the State of Delaware as provided in Section 251 of the GCL. The Merger shall become effective at the time when a Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such other time as shall be agreed upon by the parties and set forth in the Certificate of Merger and in accordance with the GCL (the "EFFECTIVE TIME").

         SECTION 1.4 THE CERTIFICATE OF INCORPORATION. The certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time shall, from and after the Effective Time, be the certificate of incorporation of the Surviving Corporation (the "SURVIVING CHARTER"), until duly amended as provided in the Surviving Charter or by applicable law.

         SECTION 1.5 THE BY-LAWS. The by-laws of Merger Sub in effect at the Effective Time shall, from and after the Effective time, be the by-laws of the Surviving Corporation (the "SURVIVING BY-LAWS"), until duly amended as provided in the Surviving By-Laws or by applicable law.

         SECTION 1.6 DIRECTORS OF SURVIVING CORPORATION. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Charter and the Surviving By-Laws.

         SECTION 1.7 OFFICERS OF SURVIVING CORPORATION. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Charter and the Surviving By-Laws.


                                    ARTICLE 2

                     EFFECT OF THE MERGER ON CAPITAL STOCK;
                            EXCHANGE OF CERTIFICATES

         SECTION 2.1 EFFECT ON CAPITAL STOCK. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

                  (a) MERGER CONSIDERATION.

                           (i) Each share (each a "COMPANY SHARE" and together
the "COMPANY SHARES") of the common stock, par value $.01 per share, of the Company (the "COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than Company Shares that are owned by the Parent, Merger Sub or any other Parent Subsidiary or Company Shares that are owned by the Company or any Company Subsidiary and in each case not held on behalf of third parties (collectively, "EXCLUDED COMPANY SHARES")) shall be converted by virtue of the Merger and without any action on the part of the holder thereof into the right to receive and become exchangeable for a number of shares of common stock, par value $1.00 per share, of the Parent ("PARENT COMMON STOCK"), equal to the "EXCHANGE RATIO" determined in the manner set forth below:

                                    (A) If the Average Parent Stock Price (as
         defined below) is less than $6.25 and equal to or greater than $5.25, then the

         "Exchange Ratio" shall be equal to the quotient (rounded to four decimal points) obtained by dividing (I) $3.50 by (II) the Average Parent Stock Price;

                                    (B) If the Average Parent Stock Price is
         equal to or greater than $6.25 and less than or equal to $8.00, then the "Exchange Ratio" shall be .56;

                                    (C) If the Average Parent Stock Price is
         greater than $8.00, then the "Exchange Ratio" shall be equal to the quotient (rounded to four decimal points) obtained by dividing (x) $4.48 by (y) the Average Parent Stock Price; or

                                    (D) If the Average Parent Stock Price is
         less than $5.25, then the "Exchange Ratio" shall be .6667; PROVIDED, THAT the Company shall have the right to give written notice to Parent (the "TOP-UP REQUEST NOTICE") requesting that the Exchange Ratio be increased to equal the quotient (rounded to four decimal points) obtained by dividing (x) $3.50 by (y) the Average Parent Stock Price (the "TOPPED-UP EXCHANGE RATIO"); PROVIDED FURTHER THAT, if the Average Parent Stock Price is less than $4.00, then the Company also has the right to give a Termination Notice (as defined below) to Parent in the manner provided below that states that the Company elects to terminate this Agreement in accordance with Section 7.1(h). The Top-Up Request Notice shall be delivered to and received by Parent no later than 2:00 p.m. on the second Business Day prior to the Company Stockholders Meeting. Parent, may, in its sole discretion, agree or not agree to increase the Exchange Ratio to the Topped-Up Exchange Ratio. Within 24 hours of receiving the Top-Up Request Notice, Parent shall provide the Company written notice of its determination with respect thereto. If Parent agrees to increase the Exchange Ratio to the Topped-Up Exchange Ratio, the Exchange Ratio shall be equal to the Topped-Up Exchange Ratio for purposes of this Agreement. If Parent does not agree in its sole discretion that the Exchange Ratio shall be increased to be the Topped-Up Exchange Ratio (which disagreement shall be deemed to have occurred if Parent does not respond to the Top-Up Request Notice within the 24 hour period specified above), the Company shall either (x) agree that the Exchange Ratio shall be .6667 or (y) give written notice (the "TERMINATION NOTICE") to the Parent that the Company elects to terminate this Agreement. Any Termination Notice shall be delivered to Parent no later than 5:00 p.m. on the Business Day prior to the Company Stockholders Meeting; PROVIDED, THAT if the Termination Notice has not been received by Parent by such time, the Company shall be deemed to have accepted .6667 as the Exchange Ratio and the Company shall have no further right to terminate this Agreement pursuant to this Section 2.1(a)(i)(D) or Section 7.1(h).

         For purposes of this Agreement, the "AVERAGE PARENT STOCK PRICE" means the average of the daily closing prices of the Parent Common Stock as reported on the American Stock Exchange Composite Transactions Tape (as reported by THE WALL STREET JOURNAL (national edition)) for the twenty (20) consecutive trading days ending on the third business day (including such third business day in the determination) immediately prior to the Company Stockholders Meeting.

         The number of shares of Parent Common Stock issuable pursuant to this
Section 2.1(a)(i) shall be subject to adjustment as provided in Section 2.4 and such shares, together with cash in lieu of fractional shares of Parent Common Stock, if any, payable pursuant to Section 2.2(d) shall collectively be referred to as the "MERGER CONSIDERATION." At the Effective Time, all Company Shares shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each certificate (a "CERTIFICATE") formerly representing any Company Shares (other than Excluded Company Shares) shall thereafter represent only the right to receive the Merger Consideration and any distribution or dividend under
Section 2.2(b).

                  (ii) Each share of the Series II preferred stock, par value $.01 per share, of the Company (the "COMPANY SERIES II PREFERRED STOCK") and each share of the Series III Preferred Stock, par value $.01 per share, of the Company ("the COMPANY SERIES III PREFERRED STOCK" and collectively, with the Company Series II Preferred Stock, the "COMPANY PREFERRED SHARES") issued and outstanding immediately prior to the Effective Time shall at the Effective Time be redeemed as provided in the Company Charter Documents (as defined below) at a redemption price of Cdn $1.00 per share (the "REDEMPTION PAYMENT"). At the Effective Time, all Company Preferred Shares shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each certificate formerly representing any Company Preferred Shares shall thereafter represent only the right to receive the Redemption Payment.

         (b) STOCK OPTIONS, WARRANTS, CONVERTIBLE NOTES, ETC. At the Effective Time, each outstanding option to purchase shares of Company Common Stock (a "COMPANY STOCK OPTION") issued pursuant to the Company's Option Plan (as defined below) and each outstanding warrant to acquire shares of Company Common Stock (a "COMPANY WARRANT") issued pursuant to a warrant agreement or otherwise appearing on the Company's Schedule of Warrants, Options and Conversions dated as of April 30, 1999, whether vested or unvested, shall be assumed by Parent and any remaining outstanding 9% Convertible Subordinated Notes due 2006 (the "CONVERTIBLE NOTES") that have not been tendered in the Exchange Offer (as defined below) shall be assumed by the Parent. Each Company Stock Option and Company Warrant shall be deemed, without further action on the part of Parent or the holders of such Company Stock Options and Company Warrants, to constitute an option or a warrant, as the case may be, to acquire, on the same terms and conditions as were applicable under such

Company Stock Option or Company Warrant (except to the extent that such terms and conditions may be altered in accordance with their terms as a result of the transactions contemplated hereby), and the Convertible Notes after the Effective Time shall be convertible for, shares of Parent Common Stock in such amount and at the exercise price provided below:

                           (i) the number of shares of Parent Common Stock to be
subject to the option, warrant or Convertible Note (as adjusted) shall be equal to the product of (x) the number of shares of Company Common Stock subject to the original option, warrant or Convertible Note and (y) the Exchange Ratio (rounded to four decimal points);

                           (ii) the exercise price per share of Parent Common
Stock under the option, warrant or Convertible Note (as adjusted) shall be equal to (x) the exercise price per share of Company Common Stock under the original option, warrant or Convertible Note divided by (y) the Exchange Ratio (rounded to the nearest $0.01); and

                           (iii) fractional shares of any assumed Company Stock
Options or Company Warrants resulting from the adjustments set forth in this
Section 2.1(b) shall be eliminated.

         In the case of any option to which section 421 of the Code applies by reason of its qualification under any of sections 422-424 of the Code, the exercise price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be effected in a manner consistent with the requirements of section 424(a) of the Code.

                  (c) CANCELLATION OF SHARES. Each Excluded Company Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder of such Excluded Company Share, no longer be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

                  (d) MERGER SUB. At the Effective Time, each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation, and the Surviving Corporation shall be a wholly owned subsidiary of the Parent.

         SECTION 2.2 EXCHANGE OF CERTIFICATES FOR SHARES.

                  (a) EXCHANGE PROCEDURES.

                           (i) LETTER OF TRANSMITTAL. Promptly after the
Effective Time, the Surviving Corporation shall cause an exchange agent selected by the Parent and reasonably acceptable to the Company (the "EXCHANGE AGENT") to mail to each holder of record of a Certificate (other than Certificates in respect of Excluded Company Shares) (A) a letter of transmittal specifying that delivery shall be effected, and that risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu of Certificates) to the Exchange Agent, in a form and with other provisions reasonably acceptable to both the Parent and the Company, and (B) instructions for exchanging the Certificates for (1) certificates representing shares of Parent Common Stock, and (2) cash in lieu of fractional shares.

                           (ii) SURRENDER OF CERTIFICATES. Upon surrender of a
Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of that Certificate shall be entitled to receive in exchange (A) a certificate representing that number of whole shares of Parent Common Stock that the holder is entitled to receive under this Article 2, (B) a check in the amount (after giving effect to any required tax withholding) of any cash in lieu of fractional shares that such holder has the right to receive under the provisions of this Article 2, and the Certificate so surrendered shall immediately be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates.

                           (iii) UNREGISTERED TRANSFEREES. In the event of a
transfer of ownership of Company Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for any cash to be paid upon the surrender of the Certificate and any other dividends or distributions in respect of those shares, may be issued or paid to such a transferee if the Certificate formerly representing such Company Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect the transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the surrendered Certificate is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder of the surrendered Certificate, or shall establish to the satisfaction of the Parent or the Exchange Agent that such tax has been paid or is not applicable.

                           (iv) NO OTHER RIGHTS. Until surrendered as
contemplated by this Section 2.2(a), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock, as contemplated by this Section 2.2(a). All shares of Parent Common Stock, together with any cash paid under
Section 2.2(b) or Section 2.2(d) issued upon the surrender for or exchange of Certificates in accordance with the terms of this Agreement, shall be deemed to have been issued in full satisfaction of all rights pertaining to the Company Shares formerly represented by such Certificates.

                  (b) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. Whenever a dividend or other distribution is declared by the Parent in respect of Parent Common Stock and the record date for that dividend or other distribution is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable under this Agreement. No dividends or other distributions in respect of the Parent Common Stock shall be paid to any holder of any unsurrendered Certificate until that Certificate is surrendered for exchange in accordance with this Article 2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued or paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time and a payment date on or prior to the date of issuance of such whole shares of Parent Common Stock and not previously paid, and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender. For purposes of dividends or other distributions in respect of shares of Parent Common Stock, all shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time.

                  (c) NO FURTHER TRANSFERS. After the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the records of the Company of the Company Shares or Company Preferred Shares that were outstanding immediately prior to the Effective Time.

                  (d) FRACTIONAL SHARES.

                           (i) No certificates or scrip representing fractional
shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle its owner to vote, to receive dividends or to any other rights of a stockholder of the Parent. Notwithstanding any other provision of this Agreement, each holder of Company

Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive from the Exchange Agent, in accordance with the provisions of this Article 2, a cash payment in lieu of such fractional shares of Parent Common Stock, as applicable, representing such holder's proportionate interest, if any, in the net proceeds from the sale by the Exchange Agent in one or more transactions (which sale transactions shall be made at such times, in such manner and on such terms as the Exchange Agent shall determine in its reasonable discretion) on behalf of all such holders of the aggregate of the fractional shares of Parent Common Stock, as applicable, which would otherwise have been issued (the "EXCESS PARENT SHARES"). The sale of the Excess Parent Shares by the Exchange Agent shall be executed on the American Stock Exchange and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates, the Exchange Agent will hold such proceeds in trust (the "EXCHANGE TRUST") for the holders of Certificates. All commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with this sale of the Excess Parent Shares shall be paid out of the Exchange Trust prior to the distribution of proceeds therefrom to holders of Certificates. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates in lieu of any fractional shares of Parent Common Stock, the Exchange Agent shall make available such amounts to such holders of Certificates without interest. The Exchange Agent shall determine the portion of such net proceeds to which each holder of Company Shares shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction the numerator of which is the amount of the fractional share interest to which such holder of Company Shares is entitled (after taking into account all Company Shares then held by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Certificates representing Company Shares are entitled.

                           (ii) Notwithstanding the provisions of subsection (i)
of this Section 2.2(d), the Parent may elect, at its option exercised prior to the Effective Time and in lieu of the issuance and sale of Excess Shares and the making of the payments contemplated in such subsection, to pay to the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of Company Shares an amount in cash equal to the product obtained by multiplying
(A) the fractional share interest to which such holder would otherwise be entitled (after taking into account all Company Shares held at the Effective Time by such holder) by (B) the closing price for a share of Parent Common Stock on the American Stock Exchange on the first business day immediately following the Effective Time and, in such case, the Exchange Fund, all references in this Agreement to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this Section 2.2(d)(ii).

                  (e) TERMINATION OF EXCHANGE PERIOD; UNCLAIMED STOCK. Any shares of Parent Common Stock and any portion of the Exchange Fund or of dividends or other distributions with respect to the Parent Common Stock deposited by the Parent with the Exchange Agent (including the proceeds of any investments of those funds) that remains unclaimed by the stockholders of the Company 180 days after the Effective Time shall be paid to the Parent. Any former stockholders of the Company who have not theretofore complied with this
Article 2 shall thereafter look only to the Parent for payment of their Merger Consideration and any dividends and other distributions issuable or payable pursuant to Section 2.1 and Section 2.2(b) upon due surrender of their Certificates (or affidavits of loss in lieu of Certificates), in each case, without any interest. Notwithstanding the foregoing, none of the Parent, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of Company Shares for any amount properly delivered to a public official under applicable abandoned property, escheat or similar laws. If any Certificates shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any amounts payable in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled to those amounts.

                  (f) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in the form customarily required by the Parent as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any unpaid dividends or other distributions and any cash payment in lieu of a fractional share in respect of that Certificate issuable or payable under this Article 2 upon due surrender of and deliverable in respect of the Company Shares represented by such Certificate under this Agreement, in each case, without interest.

         SECTION 2.3 NO APPRAISAL RIGHTS. In accordance with Section 262(b)(1) of the GCL, no appraisal rights shall be available to holders of Company Shares in connection with the Merger.

         SECTION 2.4 ADJUSTMENTS TO PREVENT DILUTION. In the event that prior to the Effective Time there is a change in the number of Company Shares or shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for Company Shares or shares of Parent Common Stock issued and outstanding as a result of a distribution, reclassification, stock split (including a reverse stock split), stock dividend or distribution or other similar transaction, the Exchange Ratio shall be equitably adjusted to eliminate the effects of that event.


                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Parent and Merger Sub that:

         SECTION 3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                  (a) Each of the Company and each subsidiary of the Company other than dormant subsidiaries that are immaterial to the business and operations of the Company (collectively, the "COMPANY SUBSIDIARIES") has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company. For purposes of this Agreement, "MATERIAL ADVERSE EFFECT ON THE COMPANY" means any change in or effect on the business, assets, properties, results of operations or financial condition of the Company or any Company Subsidiaries that is or could reasonably be expected to be materially adverse to the Company and the Company Subsidiaries, taken as a whole, or that could reasonably be expected to materially impair the ability of the Company to perform its obligations under this Agreement or consummate the Merger and the other transactions contemplated hereby.

                  (b) Section 3.1(b) of the Disclosure Letter delivered to the Parent and Merger Sub by the Company prior to the execution of this Agreement (the "COMPANY DISCLOSURE LETTER") sets forth a complete and correct list of all of the Company Subsidiaries. Except as set forth in Section 3.1(b) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary holds any interest in any person other than the Company Subsidiaries so listed.

         SECTION 3.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. The copies of the Company's certificate of incorporation and by-laws, each as amended through the date of this Agreement (collectively, the "COMPANY CHARTER DOCUMENTS") that are incorporated by reference in, as exhibits to, the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as amended by its filing on Form 10K/A (the "PLD FORM 10K"), and all comparable corporate organizational documents of the Company Subsidiaries made available to the Parent by the Company are complete and correct copies of those documents. Except as set forth in Section 3.2 of the Company Disclosure Letter, the Company Charter Documents and all comparable corporate organizational documents of the Company Subsidiaries are in full force and effect. The Company is not in violation of any of the provisions of the Company Charter Documents.

         SECTION 3.3 CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists of
(i) 100,000,000 shares of Company Common Stock and (ii) 100,000,000 shares of Preferred Stock, par value $.01 per share (the "COMPANY PREFERRED STOCK"). As of April 30, 1999, (i) 37,846,789 shares of Company Common Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and not subject to preemptive rights, (ii) 405,217 shares of Series II Preferred Stock and 41,667 shares of Series III Preferred Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and not subject to preemptive rights, (iii) 4,550,333, 5,453,800 and 9,910,462 shares of Company Common Stock were reserved for issuance upon exercise of outstanding Company Stock Options, Company Warrants or convertible debentures or notes, respectively.

                  (b) Between April 30, 1999 and the date of this Agreement, no Company Stock Options have been granted by the Company under the PLD Equity Compensation Plan (the "COMPANY'S OPTION PLAN"). Except for (i) Company Stock Options to purchase an aggregate of 4,550,333 shares of Company Common Stock outstanding or available for grant under the Company's Option Plan, or under agreements or arrangements set forth in Section 3.3(b) of the Company Disclosure Letter, (ii) Company Warrants to purchase an aggregate of 5,453,800 shares of Company Common Stock and (iii) $26,500,000 principal amount of the Convertible Notes and $9,550,000 principal amount of outstanding obligations in respect of guarantees or loans advanced by News America Incorporated ("NEWS NOTES") convertible for 3,840,580 and 6,069,882 shares of Company Common Stock, respectively, there are no options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. Section 3.3(b) of the Company Disclosure Letter sets forth, as of the date of this Agreement, (w) the persons to whom Company Stock Options have been granted or Company Warrants, Convertible Notes or News Notes have been issued, (x) the aggregate principal amount of Convertible Notes and News Notes outstanding and the applicable conversion prices thereof, (y) the exercise prices for the Company Stock Options and Company Warrants held by each such person and (z) whether such Company Stock Options are subject to vesting and, if subject to vesting, the dates on which each of those Company Stock Options vest.

                  (c) All shares of Company Common Stock subject to issuance, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments under which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and will not be subject to preemptive rights. Except as set forth in Section 3.3(c) of the Company Disclosure Letter, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary. Except as set forth in Section 3.3(c) of the Company Disclosure Letter, each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights and each such share owned by the Company or a Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever (collectively, "LIENS"). Except as set forth in Section 3.3 of the Company Disclosure Letter there are no outstanding material contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary that is not wholly owned by the Company or in any other person.

         SECTION 3.4 AUTHORITY.

                  (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement to be consummated by the Company. The execution and delivery of this Agreement by the Company and the consummation by the Company of such transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate such transactions, other than, with respect to the Merger, the adoption of this Agreement by stockholders of the Company representing a majority of the Company Common Stock entitled to vote hereon (the "REQUISITE COMPANY VOTE"). This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  (b) The Board of Directors of the Company (i) has unanimously adopted the plan of merger set forth in this Agreement and approved this Agreement and the other transactions contemplated by this Agreement and (ii) has declared that the Merger and this Agreement and the other transactions contemplated by this Agreement are advisable.

         SECTION 3.5 NO CONFLICT.

                  (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not:

                           (i) conflict with or violate any provision of any Company Charter Document or any equivalent organizational documents of any Company Subsidiary;

                           (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.5(b) of the Company Disclosure Letter have been obtained and all filings and obligations described in Section 3.5(b) of the Company Disclosure Letter have been made, conflict with or violate any foreign or domestic law, statute, ordinance, rule, regulation, order, judgment or decree ("LAW") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is or may be bound or affected; or

                           (iii) except as set forth in Section 3.5(b) of the Company Disclosure Letter, result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary under any note, bond, mortgage, indenture, contract, agreement, commitment, lease, license, permit, franchise or other instrument or obligation (collectively, "CONTRACTS") to which the Company or any Company Subsidiary is a party or by which any of them or their assets or properties is or may be bound or affected, except for such breaches, defaults or other occurrences which, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company.

                  (b) Section 3.5(b) of the Company Disclosure Letter sets forth a correct and complete list of all Contracts to which the Company or any

Company Subsidiaries are a party or by which they or their assets or properties is or may be bound or affected under which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement (collectively, the "COMPANY REQUIRED CONSENTS").

         SECTION 3.6 GOVERNMENTAL REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal or arbitral body or self-regulated entity (each, a "GOVERNMENTAL ENTITY"), except (i) for those consents or approvals set forth in Section 3.6 of the Company Disclosure Letter (the "COMPANY GOVERNMENTAL CONSENTS"), (ii) for applicable requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "EXCHANGE ACT"), and the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "SECURITIES ACT"), (iii) applicable requirements of state securities or "blue sky" laws ("BLUE SKY LAWS"), (iv) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR ACT"), and (v) for the filing of the Certificate of Merger as required by the GCL.

         SECTION 3.7 PERMITS; COMPLIANCE WITH LAW. Each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"), except where the failure to have, or the suspension or cancellation of, any of the Company Permits, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company or except as otherwise set forth in Section 3.7 of the Company Disclosure Letter. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is or may be bound or affected or (ii) any Company Permits, in either case, except where such conflict, default or violation could not reasonably be expected to result in a Material Adverse Effect on the Company. To the Company's knowledge, the business of the Company is not being conducted in violation of any portion of the Foreign Corrupt Practices Act, Pub. L. No. 95-213, 91 Stat.1494 (December 19, 1977), as amended (the "FCPA"), or any regulation promulgated thereunder, and there are not pending any investigations, reviews or inquiries made by any Governmental Entity of the Company, any Company Subsidiaries or any of their respective affiliates with respect to the FCPA, nor to the knowledge of the Company has any Governmental Entity threatened to conduct the same.

         SECTION 3.8 SECURITIES AND EXCHANGE COMMISSION ("SEC") FILINGS; FINANCIAL STATEMENTS.

                  (a) The Company has filed all forms, reports, statements and other documents (including all exhibits, annexes, supplements and amendments to such documents) required to be filed by it under the Exchange Act and the Securities Act since January 1, 1996 (collectively, including any such documents filed subsequent to the date of this Agreement, the "COMPANY SEC REPORTS") and the Company has made available to the Parent each Company SEC Report filed with the SEC. The Company SEC Reports, including any financial statements or schedules included or incorporated by reference, (i) comply and will comply with the requirements of the Exchange Act or the Securities Act or both, as the case may be, applicable to those Company SEC Reports and (ii) did not and will not at the time filed contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary in order to make the statements made in those Company SEC Reports, in the light of the circumstances under which they were made, not misleading. Except as set forth in Section 3.8(a) of the Company Disclosure Letter, no Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any documents with the SEC or any national securities exchange or quotation service or comparable Governmental Entity.

                  (b) Each of the consolidated balance sheets included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) fairly presented or will fairly present, in all material respects, the consolidated financial position of the Company as of the dates set forth in those consolidated balance sheets. Each of the consolidated statements of income and of cash flows included in or incorporated by reference into the Company SEC Reports (including any related notes and schedules), fairly presented or will fairly present, in all material respects, the consolidated results of operations and cash flows, as the case may be, of the Company and the consolidated Company Subsidiaries for the periods set forth in those consolidated statements of income and of cash flows (subject, in the case of unaudited quarterly statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in conformity with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC) consistently applied throughout the periods indicated.

                  (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and the consolidated Company Subsidiaries as of December 31, 1998 including the related notes, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the related notes prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since December 31, 1998 that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company.

         SECTION 3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1998, and except as otherwise disclosed in the PLD Form 10-K, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been:

                  (a) any Material Adverse Effect on the Company;

                  (b) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by it or any Company Subsidiaries, whether or not covered by insurance, which damage, destruction or loss, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Company;

                  (c) any material change by the Company in its or any Company Subsidiary's accounting methods, principles or practices;

                  (d) any declaration, setting aside or payment of any dividend or distribution in respect of Company Shares or any redemption, purchase or other acquisition of any of the Company's securities;

                  (e) Except as described in Section 3.9(e) of the Company Disclosure Letter any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company or any Company Subsidiary except in the ordinary course of business consistent with past practice or except as required by applicable Law.

         SECTION 3.10 EMPLOYEE BENEFIT PLANS.

                  (a) Except as set forth in Section 3.10 of the Company Disclosure Letter and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company: (A) each pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, severance pay, or other employee benefit plan, trust, arrangement, contract, commitment, agreement or policy (each a "BENEFIT PLAN") of the Company or any Company Subsidiary (the "COMPANY BENEFIT PLANS") has been administered and is in compliance with the terms of such plan and all applicable laws, rules and regulations, (B) no "reportable event" (as such term is used in section 4043 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (other than those events for which the 30 day notice has been waived pursuant to the regulations), "prohibited transaction" (as such term is used in section 406 of ERISA or sec tion 4975 of the Code) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any Company Benefit Plan and (C) each Company Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination from the IRS regarding its qualified status and no notice has been received from the IRS with respect to the revocation of such qualification.

                  (b) There is no litigation or administrative or other proceeding involving any Company Benefit Plan nor has the Company or any Company Subsidiary received notice that any such proceeding is threatened, in each case where an adverse determination could reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary has incurred, nor, to the Company's knowledge, is reasonably likely to incur any withdrawal liability with respect to any "multiemployer plan" (within the meaning of section 3(37) of ERISA) which remains unsatisfied in an amount which could reasonably be expected to have a Material Adverse Effect on the Company. The termination of, or withdrawal from, any Company Benefit Plan or multiemployer plan to which the Company or any Company Subsidiaries contributes, on or prior to the Closing Date, will not subject the Company or any Company Subsidiary to any liability under Title IV of ERISA that could reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 3.11 ACCOUNTING AND TAX MATTERS. Neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take any action, nor is the Company aware of any agreement, plan or other circumstance that would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

         SECTION 3.12 CONTRACTS; DEBT INSTRUMENTS. Except as set forth in
Section 3.12 of the Company Disclosure Letter there is no Contract that is material to the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole. Neither the Company nor any Company Subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is or may be bound or affected, except for violations or defaults that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company. Set forth in Section 3.12 of the Company Disclosure Letter is a description of any material changes to the amount and terms of the indebtedness of the Company and the consolidated Company Subsidiaries as described in the notes to the financial statements set forth as incorporated by reference in the PLD Form 10K.

         SECTION 3.13 LITIGATION. There is no suit, claim, action, proceeding or investigation (collectively, "CLAIMS") pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary before any Governmental Entity that, if adversely determined, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Company.

         SECTION 3.14 ENVIRONMENTAL MATTERS. Except as disclosed on Section 3.14 of the Company Disclosure Letter and except as could not reasonably be expected to have a Material Adverse Effect on the Company:

                  (a) Neither the Company nor any Company Subsidiary is or has been in violation in any material respect of any applicable Safety and Environmental Law (as hereafter defined).

                  (b) The Company and each Company Subsidiary have all Permits (as hereafter defined) required pursuant to Safety and Environmental Laws that are material to the conduct of the business of the Company or any Company Subsidiary, all such Permits are in full force and effect, no action or proceeding to revoke, limit or modify any of such Permits is pending, and the Company and each Company Subsidiary is in compliance in all material respects with all terms and conditions thereof.

                  (c) Neither the Company nor any Company Subsidiary has received, or expects to receive due to the consummation of the Agreement, any material Environmental Claim (as hereafter defined).

                  (d) To the Company's knowledge, there is not now and has not been at any time in the past a Release or threatened Release (as hereafter defined) of Hazardous Substances into the Environment for which the Company or any Company Subsidiary may be directly or indirectly responsible.

                  (e) To the Company's knowledge, there is not now and has not been at any time in the past at, on or in any of the real properties owned, leased or operated by the Company or any Company Subsidiary, and, to the Company's knowledge, was not at, on or in any real property previously owned, leased or operated by the Company or any Company Subsidiary or any predecessor:
(i) any generation, use, handling, Release, treatment, recycling, storage or disposal of any Hazardous Substances, (ii) any underground storage tank, surface impoundment, lagoon or other containment facility (past or present) for the temporary or permanent storage, treatment or disposal of Hazardous Substances,
(iii) any asbestos-containing material in a condition requiring abatement, (iv) any Release or threatened Release, or any visible signs of Releases or threatened Releases, of a Hazardous Substance to the Environment in form or quantity requiring remedial action under Safety and Environmental Laws, or (v) any Hazardous Substances present at such property, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and Safety and Environmental Laws and in proper storage containers, and as are necessary for the operations of the Company and the Company Subsidiaries.

         For purposes of this Agreement, the following terms have the following meanings:

                  (a) "ENVIRONMENT" means navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, man-made buildings and structures, and plant and animal life on earth.

                  (b) "ENVIRONMENTAL CLAIMS" means any notification, whether direct or indirect, formal or informal, written or oral, pursuant to Safety and Environmental Laws or principles of common law relating to pollution, protection of the Environment or health and safety, that any of the current or past operations of any of the Parent, any Parent Subsidiary, or the Company, or any Company Subsidiary (collectively, the "MERGING PARTIES"), as the case may be, or any by-product thereof, or any of the property currently or formerly owned, leased or operated by any of the Merging Parties, or the operations or property of any predecessor of any of the Merging Parties is or may be implicated in or subject to any proceeding, action, investigation, claim, lawsuit, order, agreement or evaluation by any Governmental Entity or any other person.

                  (c) "HAZARDOUS SUBSTANCE" means any toxic waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, radioactive substance or waste, or any constituent of any such substance or waste, or any other substance regulated under or defined by any Safety and Environmental Law.

                  (d) "PERMITS" means all licenses, permits, orders or approvals of, and all required registrations with, any Governmental Entity.

                  (e) "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor Environment or into, through or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, ground water or property.

                  (f) "SAFETY AND ENVIRONMENTAL LAWS" means all federal, state and local laws and orders relating to pollution, protection of the Environment, public or worker health and safety, or the emission, discharge, release or threatened release of pollutants, contaminants or industrial, toxic or hazardous substances or wastes into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or industrial, toxic or hazardous substances or wastes, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 eT SEq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 eT SEq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 ET SEQ., the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 eT SEq., the Clean Air Act, 42 U.S.C. ss. 7401 eT SEq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss. 121 eT SEq., the Occupational Safety and Health Act, 29 U.S.C. ss. 651 eT SEq., the Asbestos Hazard Emergency Response Act, 15 U.S.C. ss. 2601 eT SEq., the Safe Drinking Water Act, 42 U.S.C. ss. 300f ET seq., the Oil Pollution Act of 1990 and analogous state acts.

         SECTION 3.15 INTELLECTUAL PROPERTY.

                  (a) DISCLOSURE.

                           (i) Section 3.15(a)(i) of the Company Disclosure
Letter sets forth all material United States and foreign patents and patent applications, trademark and service mark registrations and applications, Internet domain name registrations and applications, and copyright registrations and applications owned or licensed by the Company, specifying as to each item, as applicable: (A) the nature of the item, including the title; (B) the owner of the item; (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and (D) the issuance, registration or application numbers and dates.

                           (ii) Section 3.15(a)(ii) of the Company Disclosure
Letter sets forth all material licenses, sublicenses, and other agreements or permissions ("IP

LICENSES") under which the Company is a licensor or licensee or otherwise is authorized to use or practice any Intellectual Property. For purposes of this Agreement, "INTELLECTUAL PROPERTY" means all of the following as they exist in all jurisdictions throughout the world, in each case, to the extent owned by, licensed to, or otherwise used by the Company or the Parent: (A) patents, patent applications, and other patent rights (including any divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted); (B) trademarks, service marks, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof; (C) copyrights, including all renewals and extensions, copyright registrations and applications for registration, and non-registered copyrights; (D) trade secrets, concepts, ideas, designs, research, processes, procedures, techniques, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, mask work, or trade secret protection) (collectively, "TECHNOLOGY"); and (E) computer software programs, including all source code, object code, and documentation related thereto (the "SOFTWARE").

                           (iii) Section 3.15(a)(iii) of the Company Disclosure
Letter sets forth and describes the status of any material agreements involving Intellectual Property currently in negotiation or proposed by the Company ("PROPOSED INTELLECTUAL PROPERTY AGREEMENTS").

                  (b) OWNERSHIP. The Company owns, free and clear of all Liens, and has the unrestricted right to use, sell, or license, all Intellectual Property set forth in Section 3.15(a)(i) and, as applicable, Section 3.15(a)(ii) of the Company Disclosure Letter, except for failures that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company.

                  (c) CLAIMS. The Company has not been, during the three years preceding the date of this Agreement, a party to any Claim, nor, to the knowledge of the Company, is any Claim threatened, that challenges the validity, enforceability, ownership, or right to use, sell, or license any Intellectual Property owned or licensed by the Company, except for Claims that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company. To the knowledge of the Company, no third party is infringing upon any Intellectual Property, except for infringements that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company.

                  (d) ADMINISTRATION AND ENFORCEMENT. The Company has taken all necessary and desirable actions to maintain and protect each item of Intellec tual Property owned by the Company, except for failures to take such actions that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company.

                  (e) PROTECTION OF TRADE SECRETS AND TECHNOLOGY. The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its trade secrets and the proprietary nature and value of the Technology, except for failures to take such precautions that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company.

                  (f) SOFTWARE. All material Software is described in Section 3.15(a)(ii) of the Company Disclosure Letter. The Software performs in conformance with its documentation and is fully and freely transferable to the Parent without any third party consents, except for failures to perform or to be fully and freely transferable that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company.

                  (g) YEAR 2000 COMPLIANCE. All Software, hardware, databases, and embedded control systems (collectively, the "SYSTEMS") used by the Company are Year 2000 Compliant and to the Company's knowledge the Systems used by the Company's material suppliers are Year 2000 Compliant, except in each case for failures to be Year 2000 Compliant that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company and except as set forth in Section 3.15(g) of the Company Disclosure Letter. For purposes of this Agreement, "YEAR 2000 COMPLIANT" means that the Systems (i) accurately process date and time data (including calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, the years 1999 and 2000, and leap year calculations and (ii) operate accurately with other software and hardware that use standard date format (4 digits) for representation of the year.

                  (h) EFFECT OF TRANSACTION. The Company is not, nor, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, will be, in violation of any agreement relating to any Intellectual Property, except for violations that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company. After the completion of the transactions contemplated by this Agreement, the Parent will own directly or indirectly all right, title, and interest in and to or have a license to use all Intellectual Property on identical terms and conditions as the Company or a Company Subsidiary enjoyed immediately prior to such transactions, except for failures to own or have available for use that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company.

         SECTION 3.16 TAXES. (a) Except as set forth on Section 3.16(a) of the Company Disclosure Letter, (i) the Company and each Company Subsidiary has timely filed (after giving effect to any extensions of the time to file which were obtained) prior to the date of this Agreement, and will file prior to the Effective Time, all returns required to be filed prior to the date of this Agreement and/or required to be filed prior to the Effective Time by any of them with respect to, and has paid (or the Company has paid on its behalf), or has or will set up an adequate reserve for the payment of, all federal, state, local, foreign and other taxes, together with interest and penalties thereon ("TAXES"), required to be paid prior to the date of the Agreement or the Effective Time, as the case may be, and the most recent financial statements contained in the Company SEC Reports reflect an adequate reserve for all Taxes payable by the Company and the Company Subsidiaries accrued through the date of such financial statements and (ii) no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any Company Subsidiary other than those which are being contested in good faith and by proper proceedings by the Company, except in the case of clauses (i) and (ii) above, any of the foregoing which do not and will not have a Material Adverse Effect on the Company.

                  (b) Except as set forth on Section 3.16(b) of the Company Disclosure Letter, none of the Company, any Company Subsidiary, or to the Company's knowledge, any group of which the Company or any Company Subsidiary is now or ever was a member, has filed or entered into any election, consent or extension agreement that extends any applicable statute of limitations or the time within which a return must be filed which statute of limitations has not expired or return has not been timely filed, except, in the case of Company Subsidiaries organized under the laws of jurisdictions outside the United States and Canada, as has not and could not reasonably be expected to have a Material Adverse Effect on the Company.

                  (c) Except as set forth on Section 3.16(c) of the Company Disclosure Letter, (i) none of the Company, any Company Subsidiary or, to the Company's knowledge, any group of which the Company or any Company Subsidiary is now or ever was a member, is a party to any action or proceeding pending or, to the Company's knowledge, threatened by any governmental authority for assessment or collection of Taxes, (ii) no unresolved claim for assessment or collection of Taxes has, to the Company's knowledge, been asserted, (iii) no audit or investigation of the Company or any Company Subsidiary by any governmental authority is pending or, to the Company's knowledge, threatened and (iv) no such matters are under discussion with any governmental authority which, in the case of clauses (i-iv), could have a Material Adverse Effect on the Company.

                  SECTION 3.17 NON-COMPETITION AGREEMENTS. Except as set forth in Section 3.17 of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is a party to any agreement which purports to restrict or prohibit in any material respect the Company and the Company Subsidiaries collectively from, directly or indirectly, engaging in any business involving telecommunications currently engaged in by the Company, any Company Subsidiary or any other persons affiliated with the Company. None of the Company's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with the Company, restricts in any material respect the Company or any Company Subsidiary or affiliate of either of them from, directly or indirectly, engaging in any of the businesses described above.

                  SECTION 3.18 CERTAIN AGREEMENTS. Except as set forth in
Section 3.18 of the Company Disclosure Letter, and except for this Agreement, as of the date of this Agreement, neither the Company nor any of the Company Subsidiaries is a party to any oral or written (i) agreement with any executive officer or other key employee of the Company or Company Subsidiary the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, or agreement with respect to any executive officer of the Company providing any term of employment or compensation guarantee (x) extending for a period longer than one year after the Effective Time or (y) for the payment of in excess of $100,000 per annum or (ii) plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  SECTION 3.19 INVESTMENT COMPANY ACT. Each of the Company and the Company Subsidiaries either (i) is not an "investment company," or a company "controlled" by, or an "affiliated company" with respect to, an "investment company," within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT") or (ii) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, neither the Company nor any of the Company is required to be registered under the Investment Company Act.

                  SECTION 3.20 OPINION OF FINANCIAL ADVISOR. Salomon Smith Barney Inc. (the "COMPANY FINANCIAL ADVISOR") has delivered to the Board of Directors of the Company its oral opinion to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to holders of Company Common Stock from a financial point of view, a copy of the written opinion of which will be delivered to the Parent after receipt thereof by the Company.

                  SECTION 3.21 BROKERS. No broker, finder or investment banker other than the Company Financial Advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Prior to the date of this Agreement, the Company has made available to the Parent a complete and correct copy of all agreements between the Company and the Company Financial Advisor under which the Company Financial Advisor would be entitled to any payment relating to the Merger or any other transactions.

                  SECTION 3.22 CERTAIN STATUTES. The Board of Directors of the Company has taken or will take all appropriate and necessary actions to ensure that the restrictions on business combinations in Section 203 of the GCL will not have any effect on the Merger or the other transactions contemplated by this Agreement. No "fair price," "moratorium," "control share acquisition" or other similar state or federal anti-takeover statute or regulation (each a "TAKEOVER STATUTE") is, as of the date of this Agreement, applicable to the Merger or any other transactions contemplated by this Agreement.

                  SECTION 3.23 INFORMATION. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement, the Registration Statement or the Exchange Offer Registration Statement will, in the case of the Registration Statement and the Exchange Offer Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary to make the statements in that Registration Statement or the Exchange Offer Registration Statement, as the case may be, not misleading, or, in the case of the Proxy Statement or any amendments or supplements of the Proxy Statement, at the time of the mailing of the Proxy Statement and any amendments or supplements of the Proxy Statement and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they are made, not misleading. The Proxy Statement (except for those portions of the Proxy Statement that relate only to Parent or subsidiaries or affiliates of the Parent) will comply as to form in all material respects with the provisions of the Exchange Act.

                  SECTION 3.24 VOTE REQUIRED. The Requisite Company Vote is the only vote of the holders of any class or series of the Company's capital stock necessary (under the Company Charter Documents, the GCL, other applicable Law or otherwise) to approve this Agreement, the Merger or the other transactions contemplated by this Agreement.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                          OF THE PARENT AND MERGER SUB

         Each of the Parent and Merger Sub represents and warrants to the Company that:

         SECTION 4.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                  (a) Except as set forth in Section 4.1(a) of the Parent Disclosure Letter, each of the Parent, Merger Sub, and each other subsidiary of the Parent other than dormant subsidiaries that are immaterial to the business and operations of the Parent (collectively, the "PARENT SUBSIDIARIES") has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Parent, Merger Sub and each other Parent Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent. For purposes of this Agreement, "MATERIAL ADVERSE EFFECT ON THE PARENT" means any change in or effect on the business, assets, properties, results of operations or financial condition of the Parent or any Parent Subsidiaries that is or could reasonably be expected to be materially adverse to the Parent and the Parent Subsidiaries, taken as a whole, or that could reasonably be expected to materially impair the ability of the Parent or Merger Sub to perform its obligations under this Agreement or to consummate transactions contemplated hereby.

                  (b) Section 4.1(b) of the Disclosure Letter delivered to the Company by the Parent and Merger Sub prior to the execution of this agreement (the "PARENT DISCLOSURE LETTER") sets forth a complete and correct list of all of the Parent Subsidiaries. Except as set forth in Section 4.1(b) of the Parent Disclosure Letter, neither the Parent nor any Parent Subsidiary holds any interest in any other person other than the Parent Subsidiaries so listed.

         SECTION 4.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. The copies of the Parent's certificate of incorporation and by-laws, each as amended through the date of this Agreement (collectively, the "PARENT CHARTER DOCUMENTS") that are incorporated by reference in, as exhibits to, the Parent's Annual Report on Form 10-K for the year ended December 31, 1998, as amended by its filing on Form 10K/A (the

"MIG FORM 10K"), and all comparable corporate organizational documents of the Parent Subsidiaries made available to the Company by the Parent are complete and correct copies of those documents. Except as set forth in Section 4.2 of the Parent Disclosure Letter, the Parent Charter Documents and all comparable corporate organizational documents of the Parent Subsidiaries are in full force and effect. The Parent is not in violation of any of the provisions of the Parent Charter Documents.

         SECTION 4.3 CAPITALIZATION.

                  (a) The authorized capital stock of the Parent consists of (i) 400,000,000 shares of Parent Common Stock and (ii) 70,000,000 shares of Preferred Stock, par value $1.00 per share ("PARENT PREFERRED STOCK"). As of April 30, 1999, (A) 69,161,937 shares of Parent Common Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and not subject to preemptive rights, (B) 4,140,000 shares of 7 1/4% Cumulative Convertible Preferred Stock (the "7 1/4% PREFERRED STOCk") were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and not subject to preemptive rights, (C) no shares of Parent Common Stock were held in the treasury of the Parent or by the Parent Subsidiaries, and (D) 22,785,658 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding Parent Stock Options or conversion of shares of 7 1/4% Preferred Stock. The shares of Parent Common Stock included in the Merger Consideration, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

                  (b) Between April 30, 1999 and the date of this Agreement, no options to purchase shares of Parent Common Stock ("PARENT STOCK OPTIONS") have been granted by the Parent under the Metromedia International Group, Inc. 1996 Incentive Stock Option Plan (the "PARENT'S OPTION PLAN"). Except for (i) Parent Stock Options to purchase an aggregate of 2,442,188 shares of Parent Common Stock outstanding or available for grant under the Parent's Option Plan, (ii) under agreements or arrangements set forth in Section 4.3(b) of the Parent Disclosure Letter or (iii) 13,800,000 shares of Parent Common Stock issuable upon conversion of shares of 7 1/4% Preferred Stock, there are no options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments of any character to which the Parent is a party or by which the Parent is bound relating to the issued or unissued capital stock of the Parent or any Parent Subsidiary or obligating the Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Parent or any Parent Subsidiary.

                  (c) Except as set forth in Section 4.3(c) of the Parent Disclosure Letter, there are no outstanding contractual obligations of the Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of any Parent Subsidiary. Except as set forth in

Section 4.3(c) of the Parent Disclosure Letter, each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights and each such share owned by the Parent or a Parent Subsidiary is free and clear of all Liens. Except as set forth in Section 4.3(c) of the Parent Disclosure Letter, there are no material outstanding contractual obligations of the Parent or any Parent Subsidiary to provide funds in excess of $1 million to, or make any investment in excess of $1 million (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary that is not wholly owned by the Parent or in any other person.

                  (d) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share ("SUB COMMON STOCK"). All of the issued and outstanding shares of Sub Common Stock are (A) owned by the Parent or another Parent Subsidiary wholly owned by the Parent and (B) duly authorized, validly issued, fully paid and nonassessable.

         SECTION 4.4 AUTHORITY.

                  (a) Each of the Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by it. The execution and delivery of this Agreement by each of the Parent and Merger Sub and the consummation by each of the Parent and Merger Sub of such transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Parent or Merger Sub are necessary to authorize this Agreement or to consummate such transactions, other than, with respect to the approval of the issuance by the Parent of the Parent Common Stock to be issued in the Merger, by a majority of the outstanding shares of Parent Common Stock (the "REQUISITE PARENT VOTE"). This Agreement has been duly authorized and validly executed and delivered by each of the Parent and Merger Sub and constitutes a legal, valid and binding obligation of each of the Parent and Merger Sub, enforceable against each of the Parent and Merger Sub in accordance with its terms.

                  (b) The Board of Directors of each of the Parent and Merger Sub (i) has unanimously adopted the plan of merger set forth in this Agreement and approved this Agreement and the other transactions contemplated by this Agreement and (ii) has declared that the Merger and this Agreement and the other transactions contemplated by this Agreement are advisable.

         SECTION 4.5 NO CONFLICT. (a) The execution and delivery of this Agreement by the Parent and Merger Sub do not, and the performance of this Agreement by each of the Parent and Merger Sub will not:

                           (i) conflict with or violate any provision of any
Parent Charter Document or any equivalent organizational documents of any Parent Subsidiary except as set forth in Section 4.5(a) of the Parent Disclosure Letter;

                           (ii) assuming that all consents, approvals,
authorizations and other actions described in Section 4.5(b) of the Parent Disclosure Letter have been obtained and all filings and obligations described in Section 4.5(b) of the Parent Disclosure Letter have been made, conflict with or violate any foreign or domestic Law applicable to the Parent, Merger Sub or any other Parent Subsidiary or by which any property or asset of the Parent or any Parent Subsidiary is or may be bound or affected; or

                           (iii) except as set forth in Section 4.5(b) of the
Parent Disclosure Letter, result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Parent, Merger Sub, or any other Parent Subsidiary under, any Contract to which the Parent, Merger Sub or any other Parent Subsidiary is a party or by which any of them or their assets or Properties is or may be bound or affected, except for any such breaches, defaults or other occurrences which, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent;

                  (b) Section 4.5(b) of the Parent Disclosure Letter sets forth a correct and complete list of all Contracts to which Parent or any Parent Subsidiaries are a party or by which they or their assets or properties is or may be bound or affected under which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement.

                  SECTION 4.6 GOVERNMENTAL REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by the Parent and Merger Sub do not, and the performance of this Agreement by the Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Entity except for (i) those consents or approvals set forth in Section 4.6 of the Parent Disclosure Letter (the "PARENT GOVERNMENTAL CONSENTS"), (ii) applicable requirements of the Exchange Act and the Securities Act, (iii) applicable requirements of Blue Sky Laws, (iv) the rules and regulations of the American Stock Exchange, Inc., (v) the pre-merger notification requirements of the HSR Act, and (vi) the filing of the Certificate of Merger as required by the GCL.

                  SECTION 4.7 PERMITS; COMPLIANCE WITH LAW. Except as set forth in Section 4.7 of the Parent Disclosure Letter, each of the Parent and the Parent Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Parent or any Parent Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (collectively, the "PARENT PERMITS"), except where the failure to have, or the suspension or cancellation of, any of the Parent Permits, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent, and, as of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of the Parent, threatened, except where the failure to have, or the suspension or cancellation of, any of the Parent Permits, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent. Neither the Parent nor any Parent Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Parent or any Parent Subsidiary or by which any property or asset of the Parent or any Parent Subsidiary is or may be bound or affected or (ii) any Parent Permits, in either case, except where such conflict, default or violation could not reasonably be expected to result in a Material Adverse Effect on the Parent. To the Parent's knowledge, the business of the Parent is not being conducted in violation of any portion of the FCPA, or any regulation promulgated thereunder, and there are not pending any investigations, reviews or inquiries made by any Governmental Entity of the Parent, any Parent Subsidiaries or any of their respective affiliates with respect to the FCPA, nor to the knowledge of the Parent has any Governmental Entity threatened to conduct the same.

         SECTION 4.8  SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) The Parent has filed all forms, reports, statements and other documents (including all exhibits, annexes, supplements and amendments to such documents) required to be filed by it under the Exchange Act and the Securities Act since January 1, 1996 through the date of this Agreement (collectively, including any such documents filed subsequent to the date of this Agreement, the "PARENT SEC REPORTS") and the Parent has made available to the Company each Parent SEC Report. The Parent SEC Reports, including any financial statements or schedules included or incorporated by reference, (i) comply and will comply with the requirements of the Exchange Act or the Securities Act or both, as the case may be, applicable to those Parent SEC Reports and (ii) did not and will not at the time filed contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary in order to make the statements made in those Parent SEC reports, in the light of the circumstances under which they were made, not misleading. No Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any documents with the SEC or any national securities exchange or quotation service or comparable Governmental Entity.

                  (b) Each of the consolidated balance sheets included in or incorporated by reference into the Parent SEC Reports (including the related notes and schedules) fairly presented or will fairly present, in all material respects, the consolidated financial position of the Parent as of the dates set forth in those consolidated balance sheets. Each of the consolidated statements of income and of cash flows included in or incorporated by reference into the Parent SEC Reports (including any related notes and schedules) fairly presented or will fairly present, in all material respects, the consolidated results of operations and cash flows, as the case may be, of the Parent and the consolidated Parent Subsidiaries for the periods set forth in those consolidated statements of income and of cash flows (subject, in the case of unaudited quarterly statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in conformity with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the
SEC) consistently applied throughout the periods indicated.

                  (c) Except as and to the extent set forth on the consolidated balance sheet of the Parent and the consolidated Parent Subsidiaries as of December 31, 1998, including the related notes, neither the Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the related notes prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since December 31, 1998, that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent.

         SECTION 4.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1998 (or, with respect to Snapper, Inc., December 31, 1998), and except as otherwise disclosed in the MIG Form 10K, the Parent and the Parent Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been:

                  (a) any Material Adverse Effect on the Parent;

                  (b) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by it or any Parent Subsidiaries, whether or not covered by insurance, which damage, destruction or loss, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Parent;

                  (c) any material change by the Parent in its or any Parent Subsidiary's accounting methods, principles or practices;

                  (d) any declaration, setting aside or payment of any dividend or distribution in respect of Parent Shares or any redemption, purchase or other acquisition of any of the Parent's securities; or

                  (e) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Parent or any Parent Subsidiary except in the ordinary course of business consistent with past practice or except as required by applicable Law.

         SECTION 4.10 EMPLOYEE BENEFIT PLANS.

                  (a) Except as set forth in Section 4.10 of the Parent Disclosure Letter and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Parent: (A) each Benefit Plan of the Parent or any Parent Subsidiary (the "PARENT BENEFIT PLANS") has been administered and is in compliance with the terms of such plan and all applicable laws, rules and regulations, (B) no "reportable event" (as such term is used in section 4043 of ERISA) (other than those events for which the 30 day notice has been waived pursuant to the regulations), "prohibited transaction" (as such term is used in sec tion 406 of ERISA or section 4975 of the Code) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any Parent Benefit Plan and
(C) each Parent Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination from the IRS regarding its qualified status and no notice has been received from the IRS with respect to the revocation of such qualification.

                  (b) There is no litigation or administrative or other proceeding involving any Parent Benefit Plan nor has the Parent or any Parent Subsidiary received notice that any such proceeding is threatened, in each case where an adverse determination could reasonably be expected to have a Material Adverse Effect on the Parent. Neither the Parent nor any Parent Subsidiary has incurred, nor, to the Parent's knowledge, is reasonably likely to incur any withdrawal liability with respect to any "multiemployer plan" (within the meaning of section 3(37) of ERISA) which remains unsatisfied in an amount which could reasonably be expected to have a Material Adverse Effect on the Parent. The termination of, or withdrawal from, any Parent Benefit Plan or multiemployer plan to which the Parent or any Parent Subsidiaries contributes, on or prior to the Closing Date, will not subject the Parent or any Parent Subsidiary to any liability under Title IV of ERISA that could reasonably be expected to have a Material Adverse Effect on the Parent.

         SECTION 4.11 ACCOUNTING AND TAX MATTERS. Neither the Parent nor Merger Sub, nor to the knowledge of the Parent, any of Parent's affiliates has taken or agreed to take any action, nor is the Parent aware of any agreement, plan or other circumstance, that would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

         SECTION 4.12 CONTRACTS; DEBT INSTRUMENTS. Except as set forth in
Section 4.12 of the Parent Disclosure Letter, there is no Contract that is material to the business, financial condition or results of operations of the Parent and the Parent Subsidiaries taken as a whole (each, a "PARENT MATERIAL CONTRACT"). Neither the Parent nor any Parent Subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is or may be bound or affected, except for violations or defaults that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent. Set forth in
Section 4.12 of the Parent Disclosure Letter is a description of any material changes to the amount and terms of the indebtedness of the Parent and the consolidated Parent Subsidiaries as described in the notes to the financial statements set forth as incorporated by reference in the MIG Form 10K.

         SECTION 4.13 LITIGATION. There is no Claim pending or, to the knowledge of the Parent, threatened against the Parent or any Parent Subsidiary before any Governmental Entity that, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Parent. Neither the Parent nor any Parent Subsidiary is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Parent.

         SECTION 4.14 ENVIRONMENTAL MATTERS. Except as disclosed on
Section 4.14 of the Parent Disclosure Letter or in the Parent SEC Reports and except as could not reasonably be expected to have a Material Adverse Effect on the Parent:

                  (a) Neither the Parent nor any Parent Subsidiary is or has been in violation in any material respect of any applicable Safety and Environmental Law.

                  (b) The Parent and each Parent Subsidiary have all Permits required pursuant to Safety and Environmental Laws that are material to the conduct of the business of the Parent or any Parent Subsidiary, all such Permits are in full force and effect, no action or proceeding to revoke, limit or modify any of such Permits is pending, and the Parent and each Parent Subsidiary is in compliance in all material respects with all terms and conditions thereof.

                  (c) Neither the Parent nor any Parent Subsidiary has received, or expects to receive due to the consummation of the Agreement, any material Environmental Claim.

                  (d) To the Parent's knowledge, there is not now and has not been at any time in the past a Release or threatened Release of Hazardous Substances into the Environment for which the Parent or any Parent Subsidiary may be directly or indirectly responsible.

                  (e) To the Parent's knowledge, there is not now and has not been at any time in the past at, on or in any of the real properties owned, leased or operated by the Parent or any Parent Subsidiary, and, to the Parent's knowledge, was not at, on or in any real property previously owned, leased or operated by the Parent or any Parent Subsidiary or any predecessor: (i) any generation, use, handling, Release, treatment, recycling, storage or disposal of any Hazardous Substances, (ii) any underground storage tank, surface impoundment, lagoon or other containment facility (past or present) for the temporary or permanent storage, treatment or disposal of Hazardous Substances,
(iii) any asbestos-containing material in a condition requiring abatement, (iv) any Release or threatened Release, or any visible signs of Releases or threatened Releases, of a Hazardous Substance to the Environment in form or quantity requiring remedial action under Safety and Environmental Laws, or (v) any Hazardous Substances present at such property, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and Safety and Environmental Laws and in proper storage containers, and as are necessary for the operations of the Parent and the Parent Subsidiaries.

         SECTION 4.15 INTELLECTUAL PROPERTY.

                  (a) DISCLOSURE.

                           (i) Section 4.15(a)(i) of the Parent Disclosure
Letter sets forth all material United States and foreign patents and patent applications, trademark and service mark registrations and applications, Internet domain name registrations and applications, and copyright registrations and applications owned or licensed by the Parent, specifying as to each item, as applicable: (A) the nature of the item, including the title; (B) the owner of the item; (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and (D) the issuance, registration, or application numbers and dates.

                           (ii) Section 4.15(a)(ii) of the Parent Disclosure
Letter sets forth all material IP Licenses under which the Parent is a licensor or licensee or otherwise is authorized to use or practice any Intellectual Property.

                           (iii) Section 4.15(a)(iii) of the Parent Disclosure
Letter sets forth and describes the status of any material Proposed Intellectual Property Agreements.

                  (b) OWNERSHIP. The Parent owns, free and clear of all Liens, and has the unrestricted right to use, sell, or license, all Intellectual Property set forth in Section 4.15(a)(i) and, as applicable, Section 4.15(a)(ii) of the Parent Disclosure Letter, except for failures that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent.

                  (c) CLAIMS. The Parent has not been, during the three years preceding the date of this Agreement, a party to any Claim, nor, to the knowledge of the Company, is any Claim threatened, that challenges the validity, enforceability, ownership, or right to use, sell, or license any Intellectual Property owned or licensed by the Parent, except for Claims that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent. To the knowledge of the Parent, no third party is infringing upon any Intellectual Property, except for infringements that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent.

                  (d) ADMINISTRATION AND ENFORCEMENT. The Parent has taken all necessary and desirable actions to maintain and protect each item of Intellec tual Property owned by the Parent, except for failures to take such actions that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent.

                  (e) PROTECTION OF TRADE SECRETS AND TECHNOLOGY. The Parent has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its trade secrets and the proprietary nature and value of the Technology, except for failures to take such precautions that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent.

                  (f) SOFTWARE. All material Software is described in Section 4.15(a)(ii) of the Parent Disclosure Letter. The Software performs in conformance with its documentation, except for failures to perform that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent.

                  (g) YEAR 2000 COMPLIANCE. All Systems used by the Parent are Year 2000 Compliant and to the Parent's knowledge the systems used by the Parent's material suppliers are Year 2000 Compliant, except in each case for failures to be Year 2000 Compliant that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent and except as set forth in Section 4.15(g) of the Parent Disclosure Letter.

                  (h) EFFECT OF TRANSACTION. The Parent is not, nor, as a result of the execution and delivery of this Agreement or the performance of its obligations under this agreement, will be, in violation of any agreement relating to any Intellectual Property, except for violations that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent.

         SECTION 4.16 TAXES. (a) Except as set forth on Section 4.16(a) of the Parent Disclosure Letter, (i) the Parent and each Parent Subsidiary has timely filed (after giving effect to any extensions of the time to file which were obtained) prior to the date of this Agreement, and will file prior to the Effective Time, all returns required to be filed prior to the date of this Agreement and/or required to be filed prior to the Effective Time by any of them with respect to, and has paid (or the Parent has paid on its behalf), or has or will set up an adequate reserve for the payment of, all Taxes required to be paid prior to the date of the Agreement or the Effective Time, as the case may be, and the most recent financial statements contained in the Parent SEC Reports reflect an adequate reserve for all Taxes payable by the Parent and the Parent Subsidiaries accrued through the date of such financial statements and (ii) no deficiencies for any Taxes have been proposed, asserted or assessed against the Parent or any Parent Subsidiary other than those which are being contested in good faith and by proper proceedings by the Parent, except in the case of clauses (i) and (ii) above, any of the foregoing which do not and will not have a Material Adverse Effect on the Parent.

                  (b) The Federal income tax returns of the Parent and each Parent Subsidiary consolidated in such returns have been examined by and settled with the IRS, or the statute of limitations with respect to such years has expired, for all years through 1994.

                  (c) Except as set forth on Section 4.16(c) of the Parent Disclosure Letter, none of the Parent, any Parent Subsidiary, or to the Parent's knowledge, any group of which the Parent or any Parent Subsidiary is now or ever was a member, has filed or entered into any election, consent or extension agreement that extends any applicable statute of limitations or the time within which a return must be filed which statute of limitations has not expired or return has not been timely filed except, in the case of Parent Subsidiaries organized under the laws of jurisdictions outside the United States, as has not and could not reasonably be expected to result in a Material Adverse Effect on the Parent.

                  (d) Except as set forth on Section 4.16(d) of the Parent Disclosure Letter, (i) none of the Parent, any Parent Subsidiary or, to the Parent's knowledge, any group of which the Parent or any Parent Subsidiary is now or ever was a member, is a party to any action or proceeding pending or, to the Parent's knowledge, threatened by any governmental authority for assessment or collection of

Taxes, (ii) no unresolved claim for assessment or collection of Taxes has, to the Parent's knowledge, been asserted, (iii) no audit or investigation of the Parent or any Parent Subsidiary by any governmental authority is pending or, to the Parent's knowledge, threatened and (iv) no such matters are under discussion with any governmental authority which, in the case of clauses (i-iv), could have a Material Adverse Effect on the Parent.

                  SECTION 4.17 NON-COMPETITION AGREEMENTS. Except as set forth in Section 4.17 of the Parent Disclosure Letter, neither the Parent nor any Parent Subsidiary is a party to any agreement which purports to restrict or prohibit in any material respect the Parent and the Parent Subsidiaries collectively from, directly or indirectly, engaging in any business involving telecommunications currently engaged in by the Parent, any Parent Subsidiary, any other persons affiliated with the Parent, or the Company or any Company Subsidiaries. None of the Parent's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with the Parent, restricts in any material respect the Parent or any Parent Subsidiary or affiliate of either of them from, directly or indirectly, engaging in any of the businesses described above.

                  SECTION 4.18 INVESTMENT COMPANY ACT. Each of Parent and each Parent Subsidiary either (i) is not an "investment company," or a company "controlled" by, or an "affiliated company" with respect to, an "investment company," within the meaning of the Investment Company Act or (ii) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, neither the Parent nor any Parent Subsidiary is required to be registered under the Investment Company Act.

                  SECTION 4.19 OPINION OF FINANCIAL ADVISOR. Donaldson, Lufkin & Jenrette Securities Corporation (the "PARENT FINANCIAL ADVISOR") has delivered to the Board of Directors of the Parent its oral opinion to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to the Parent from a financial point of view, a copy of the written opinion of which will be delivered to the Company after receipt thereof by the Parent.

                  SECTION 4.20 BROKERS. No broker, finder or investment banker other than the Parent Financial Advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated hereby based upon arrangements made by or on behalf of the Parent or Merger Sub. The Parent has heretofore made available to the Company a complete and correct copy of all agreements between the Parent and the Parent Financial Advisor pursuant to which the Parent Financial Advisor would be entitled to any payment relating to the Merger or such other transactions.

                  SECTION 4.21 CERTAIN STATUTES. The Board of Directors of the Parent has taken or will take all appropriate and necessary actions such that the restrictions on business combinations in Section 203 of the GCL will not have any effect on the Merger or the other transactions contemplated hereby. No Takeover Statute is, as of the date hereof, applicable to the Merger or such other transactions.

                  SECTION 4.22 INFORMATION. None of the information to be supplied by the Parent or Merger Sub for inclusion or incorporation by reference in the Registration Statement, the Exchange Offer Registration Statement or the Proxy Statement will, in the case of the Registration Statement and the Exchange Offer Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated in that Registration Statement or the Exchange Offer Registration Statement, as the case may be, or necessary to make the statements in the Registration Statement or the Exchange Offer Registration Statement, as the case may be, not misleading, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto and at the time of the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated in that Proxy Statement or necessary in order to make the statements in that Proxy Statement, in light of the circumstances under which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to the Company or the Company Subsidiaries or affiliates of the Company) and the Registration Statement and the Exchange Offer Registration Statement will comply as to form in all material respects with the provisions of the Exchange Act and the Securities Act, respectively.

                  SECTION 4.23 VOTE REQUIRED. The Requisite Parent Vote is the only vote of the holders of any class or series of the Parent's capital stock necessary (under the rules and regulations of the American Stock Exchange, Inc., the Parent Charter Documents, the GCL, other applicable Law or otherwise to approve this Agreement, the issuance of Parent Common Stock in the Merger and the other transactions contemplated by this Agreement.

                  SECTION 4.24 INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

                                    ARTICLE 5

                                    COVENANTS

         SECTION 5.1 CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement or with the prior written consent of the Parent, during the period from the date of this Agreement to the Effective Time, the Company will, and will use its best efforts to cause each of the Company Subsidiaries to, conduct its operations only in the ordinary course of business consistent with past practice and will use its reasonable best efforts to, and to use its best efforts to cause each Company Subsidiary to, preserve intact the business organization of the Company and each of the Company Subsidiaries, to keep available the services of the present officers and key employees of the Company and the Company Subsidiaries, and to preserve the good will of customers, suppliers and all other persons having business relationships with the Company and the Company Subsidiaries. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or disclosed in Section
5.1 of the Company Disclosure Letter, prior to the Effective Time, the Company will not, and will not permit any Company Subsidiary (or with respect to clauses
(e) and (h) below, use its best efforts not to permit any Company Subsidiary that is not a wholly-owned Company Subsidiary) to, without the prior written consent of the Parent:

                  (a) adopt any amendment to the Company Charter Documents or the comparable organizational documents of any Company Subsidiary;

                  (b) except for issuances of capital stock of Company Subsidiaries to the Company or a wholly owned Company Subsidiary, issue, reissue or sell, or authorize the issuance, reissuance or sale of (i) additional shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, other than the issue of Company Shares, in accordance with the terms of the instruments governing such issuance on the date hereof, pursuant to the exercise of Company Stock Options or Company Warrants or the conversion of Convertible Notes outstanding on the date hereof, or (ii) any other securities in respect of, in lieu of, or in substitution for, Company Shares outstanding on the date hereof;

                  (c) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between the Company and any Company Subsidiary;

                  (d) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities, except for a redemption of the Company Preferred Shares in accordance with the terms of this Agreement;

                  (e) except for (i) increases in salary, wages and benefits of officers or employees of the Company or the Company Subsidiaries in the ordinary course of business and in accordance with past practice, (ii) increases in salary, wages and benefits granted to officers and employees of the Company or the Company Subsidiaries in conjunction with new hires, promotions or other changes in job status in the ordinary course of business and consistent with past practices, increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from the Company or any Company Subsidiaries), or pay any benefit not required by any existing plan or arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements, plans or policies), or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiaries or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, except in each case to the extent required by applicable Law; PROVIDED, HOWEVER, that nothing in this Agreement will be deemed to prohibit the payment of benefits existing on the date hereof as they become payable;

                  (f) except as set forth in Section 5.1(f) of the Company Disclosure Letter, acquire, sell, lease, license, transfer, pledge, encumber, grant or dispose of (whether by merger, consolidation, purchase, sale or otherwise) any assets, including capital stock of Company Subsidiaries (other than the acquisition and sale of inventory or the disposition of used or excess equipment and the purchase of raw materials, supplies and equipment, in either case in the ordinary course of business consistent with past practice), with a value in excess of $100,000 or enter into any material commitment or transaction outside the ordinary course of business, other than transactions between a wholly owned Company Subsidiary and the Company or another wholly owned Company Subsidiary;

                  (g) (i) incur, assume or prepay any long-term indebtedness or incur or assume any short-term indebtedness (including, in either case, by issuance of debt securities), except that the Company and the Company Subsidiaries may incur, assume or prepay indebtedness in the ordinary course of business consistent with past practice and except for loans made by the Parent to the Company pursuant to the Bridge Loan Agreement dated as of the date hereof between the Company and the Parent (the "BRIDGE LOAN AGREEMENT"), (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business, or
(iii) make any loans, advances or capital contributions to, or investments in, any other person except in the ordinary course of business and except for loans, advances, capital contributions or investments between any wholly owned Company Subsidiary and the Company or another wholly owned Company Subsidiary;

                  (h) terminate, cancel or request any material change in, or agree to any material change in any Contract which is material to the Company and the Company Subsidiaries taken as a whole, or enter into any Contract which would be material to the Company and the Company Subsidiaries taken as a whole, in either case other than in the ordinary course of business consistent with past practice; or make or authorize any capital expenditure, other than capital expenditures that are not, in the aggregate, for any fiscal year, in excess of the capital expenditures provided for in the Company's budget for the Company and the Company Subsidiaries taken as a whole for such fiscal year (a copy of which budget has been provided to the Parent);

                  (i) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or as required pursuant to applicable Law or GAAP;

                  (j) make any Tax election or settle or compromise any material federal, state, local or foreign income Tax liability; or

                  (k) authorize or enter into any formal or informal written or other agreement or otherwise make any commitment to do any of the foregoing.

         SECTION 5.2 CONDUCT OF BUSINESS OF THE PARENT. Except as contemplated by this Agreement or with the prior written consent of the Company, during the period from the date of this Agreement to the Effective Time, the Parent will, and will use its best efforts to cause each of the Parent Subsidiaries to, conduct its operations only in the ordinary course of business consistent with past practice and will use its reasonable best efforts to, and to use its best efforts to cause each Parent Subsidiary to, preserve intact the business organization of the Parent and each of the Parent Subsidiaries, to keep available the services of the present officers and key employees of the Parent and the Parent Subsidiaries, and to preserve the good will of customers, suppliers and all other persons having business relationships with the Parent and the Parent Subsidiaries. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or disclosed in Section
5.2 of the Parent Disclosure Letter, prior to the Effective Time, the Parent will not, and will not permit any Parent Subsidiary to, without the prior written consent of the Company:

                  (a) adopt any amendment to the Parent Charter Documents;

                  (b) except for dividends on the 7 1/4% Preferred Stock and pro rata dividends set aside or paid by any Parent Subsidiary to the holders of its equity interests, declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between the Parent and any Parent Subsidiary;

                  (c) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities, except for a redemption of shares of Parent Preferred Stock;

                  (d) except as set forth in Section 5.2 (d) of the Parent Disclosure Letter, sell, lease, transfer or dispose of (whether by merger, consolidation, purchase, sale or otherwise) all or substantially all the Parent's and the Parent Subsidiaries' assets and properties;

                  (e) (i) incur, assume or prepay any long-term indebtedness or incur or assume any short-term indebtedness (including, in either case, by issuance of debt securities), except that the Parent and the Parent Subsidiaries may incur, assume or prepay indebtedness in the ordinary course of business consistent with past practice, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business, or (iii) make any loans, advances or capital contributions to, or investments in, any other person except in the ordinary course of business and except for loans, advances, capital contributions or investments between any Parent Subsidiary and the Parent or another Parent Subsidiary; PROVIDED, HOWEVER, that this subsection shall not prohibit the Parent from providing interim financing to the Company or any Company Subsidiary from the date hereof until the closing date;

                  (f) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or as required pursuant to applicable Law or GAAP; or

                  (g) authorize or enter into any formal or informal written or other agreement or otherwise make any commitment to do any of the foregoing.

         SECTION 5.3 OTHER ACTIONS. During the period from the date hereof to the Effective Time, the Company and the Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the conditions to the Merger set forth in Article 6 hereof not being satisfied.

         SECTION 5.4 UPDATED LETTERS; NOTIFICATION OF CERTAIN MATTERS. The Parent and the Company shall each deliver, on the Closing Date, updated copies of the

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                                       44


Parent Disclosure Letter and Company Disclosure Letter, respectively, setting forth any changes to such letters from the date hereof through the Business Day prior to the Closing Date (it being understood and agreed that such updated letters are being provided for information purposes only and any matters discussed on such updated letters shall not cure any breach or default of any representation, warranty, covenant or condition in this Agreement). The Parent and the Company shall promptly notify each other of (a) the occurrence or non-occurrence of any fact or event which could reasonably be expected (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, (ii) to cause any material covenant, condition or agreement hereunder not to be complied with or satisfied in all material respects or (iii) to result in, in the case of Parent, a Material Adverse Effect on the Parent; and, in the case of the Company, a Material Adverse Effect on the Company, (b) any failure of the Company or the Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; PROVIDED, HOWEVER, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder, (c) any notice or other material communications from any Governmental Entity in connection with the transactions contemplated by this Agreement and (d) the commencement of any suit, action or proceeding that seeks to prevent or seek damages in respect of, or otherwise relates to, the consummation of the transactions contemplated by this Agreement.

         SECTION 5.5 PROXY STATEMENT, REGISTRATION STATEMENTS.

                  (a) As promptly as practicable after the execution of this Agreement, (i) the Parent and the Company shall jointly prepare and file with the SEC a single document that will constitute (A) the proxy statement of the Company relating to the special meeting of the Company's stockholders (the "COMPANY STOCKHOLDERS MEETING") to be held to consider approval and adoption of this Agreement and the Merger, (B) the proxy statement of the Parent relating to the special meeting of the Parent's stockholders (the "PARENT STOCKHOLDERS MEETING") to be held to consider approval of the issuance of the Parent Common Stock to be issued in the Merger, (C) the registration statement on Form S-4 of the Parent (together with all amendments thereto, the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of the Parent Common Stock to be issued to the stockholders of the Company in connection with the Merger and the prospectus included in the Registration Statement (such single document, together with any amendments thereof or supplements thereto, the "PROXY STATEMENT") and (ii) the Parent shall prepare and file with the SEC the registration statement on Form S-4 of the Parent or a shelf registration statement on Form S-3, as the case may be (together with all amendments thereto, the "EXCHANGE OFFER REGISTRATION STATEMENT"), providing for the offer to exchange and consent solicitation by Parent and registration under the Securities Act of certain of its new 10 1/2% Senior Notes due 2007 (the "NEW PARENT NOTES") to holders of each of the Company's 14 1/2% Senior Discount Notes due 2004 (the "COMPANY SENIOR NOTES") and Convertible Notes, which New Parent Notes will have the terms substantially as specified in Section 5.5 of the Parent Disclosure Letter and which exchange offer and consent solicitation will be commenced on the basis and with the terms substantially as specified in Section 5.5 of the Parent Disclosure Letter (the "EXCHANGE OFFER"). Substantially contemporaneously with the filing of the Proxy Statement with the SEC, copies of the Proxy Statement shall be provided to NASDAQ and the American Stock Exchange. The Parent and the Company each shall use its reasonable best efforts to cause the Registration Statement and the Exchange Offer Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement (the "REGISTRATION STATEMENT EFFECTIVE DATE"), the Parent shall take all or any action required under any applicable Law in connection with the issuance of Parent Common Stock pursuant to the Merger. The Parent or the Company, as the case may be, shall furnish all information concerning the Parent or the Company as the other party may reasonably request in connection with such actions and the preparation of the Proxy Statement, the Registration Statement and the Exchange Offer Registration Statement. As promptly as practicable after the Registration Statement Effective Date, the proxy statements and prospectus included in the Proxy Statement (collectively, the "PROXY MATERIALS") will be mailed to the stockholders of the Parent and the Company and the Exchange Offer will be commenced. The Parent and the Company shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, including Sections 14(a) and 14(d) thereof and the respective regulations promulgated thereunder, (ii) the Securities Act,
(iii) the rules and regulations of the American Stock Exchange and NASDAQ and
(iv) the GCL.

                  (b) The Proxy Statement shall include the unanimous and unconditional recommendation of the Board of Directors of the Company to the stockholders of the Company that they vote in favor of the adoption of this Agreement and the Merger; PROVIDED, HOWEVER, that the Board of Directors of the Company may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation solely in accordance with the provisions of Section 5.8(b) hereof. In addition, the Proxy Statement and the Proxy Materials will include a copy of the written opinions of the Company Financial Advisor and the Parent Financial Adviser referred to in Sections 3.20 and 4.19 respectively.

                  (c) No amendment or supplement to the Proxy Statement will be made without the approval of each of the Parent and the Company, which approval shall not be unreasonably withheld or delayed.

                  (d) The information supplied by the Company for inclusion in the Proxy Statement, the Registration Statement or the Exchange Offer Registration Statement, as the case may be, shall not, at (i) the time the Registration Statement or Exchange Offer Registration Statement is declared effective, (ii) the time the Proxy

Materials (or any amendment thereof or supplement thereto) is first mailed to the stockholders of each of the Parent and the Company, (iii) the time of the Company Stockholders Meeting, (iv) the time of the Parent Stockholders Meeting and (v) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated in the Proxy Statement, the Registration Statement or the Exchange Offer Registration Statement, as the case may be, or necessary in order to make the statements in the Proxy Statement, the Registration Statement or the Exchange Offer Registration Statement, as the case may be, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Proxy Statement, the Registration Statement or the Exchange Offer Registration Statement, the Company shall promptly inform the Parent. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the GCL, the Securities Act and the Exchange Act.

                  (e) The information supplied by the Parent for inclusion in the Proxy Statement, the Registration Statement or the Exchange Offer Registration Statement, as the case may be, shall not, at (i) the time the Registration Statement or the Exchange Offer Registration Statement is declared effective, (ii) the time the Proxy Materials (or any amendment of or supplement to the Proxy Materials) are first mailed to the stockholders of each of the Parent and the Company, (iii) the time of the Company Stockholders Meeting, (iv) the time of the Parent Stockholders Meeting and (v) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated in the Proxy Statement, the Registration Statement or the Exchange Offer Registration Statement, as the case may be, or necessary in order to make the statements in the Proxy Statement, the Registration Statement or the Exchange Offer Registration Statement, as the case may be, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by the Parent that should be set forth in an amendment or a supplement to the Proxy Statement, the Registration Statement or the Exchange Offer Registration Statement, the Parent shall promptly inform the Company. All documents that the Parent is responsible for filing in connection with the transactions contemplated by this Agreement will comply as to form and substance in all material aspects with the applicable requirements of the GCL, the Securities Act and the Exchange Act.

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                                       47


         SECTION 5.6 STOCKHOLDERS MEETINGS.

                  (a) The Company shall call and hold the Company Stockholders Meeting as promptly as practicable after the Registration Statement Effective Date for the purpose of voting upon the adoption of this Agreement and the Parent and the Company will cooperate with each other to cause the Company Stockholders Meeting to be held as soon as practicable following the mailing of the Proxy Materials to the stockholders of the Company. The Company shall use its reasonable best efforts (through its agents or otherwise) to solicit from its stockholders proxies in favor of the adoption of this Agreement, and shall take all other action necessary or advisable to secure Requisite Company Vote, except to the extent that the Board of Directors of the Company determines in good faith that doing so would cause the Board of Directors of the Company to breach its fiduciary duties to the Company's stockholders under applicable Law after receipt of advice to such effect from independent legal counsel (who may be the Company's regularly engaged independent legal counsel). In addition, the Company shall use its reasonable best efforts to solicit, as directed by the Parent and at the Parent's expense, acceptance of the Exchange Offer by holders of Company Senior Notes and Convertible Notes.

                  (b) The Parent shall call and hold the Parent Stockholders Meeting as promptly as practicable after the Registration Statement Effective Date for the purpose of voting upon the approval of the issuance of the Parent Common Stock to be issued in the Merger and the Parent and the Company will cooperate with each other to cause the Parent Stockholders Meeting to be held as soon as practicable following the mailing of the Proxy Materials to the stockholders of the Parent. The Parent shall use its reasonable best efforts (through its agents or otherwise) to solicit from its stockholders proxies in favor of the adoption of such issuance, and shall take all other action necessary or advisable to secure the Requisite Parent Vote. In addition, the Parent shall use its reasonable best efforts to solicit acceptance of the Exchange Offer by holders of Company Senior Notes and Convertible Notes.

         SECTION 5.7 ACCESS TO INFORMATION; CONFIDENTIALITY.

                  (a) Except as required under any confidentiality agreement or similar agreement or arrangement to which the Parent or the Company or any of their respective subsidiaries is a party or under applicable Law or the regulations or requirements of any securities exchange or quotation service or other self regulatory organization with whose rules the parties are required to comply, from the date of this Agreement to the Effective Time, the Parent and the Company shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, financial advisors, investment bankers, agents and other representatives (collectively, "REPRESENTATIVES")) access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records

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                                       48


thereof; and (ii) furnish promptly such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request. No investigation conducted under this Section 5.7 shall affect or be deemed to modify any representation or warranty made in this Agreement.

                  (b) The parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, dated October, 1998 (the "CONFIDENTIALITY AGREEMENT"), between the Parent and the Company with respect to the information disclosed under this Section 5.7.

         SECTION 5.8 NO SOLICITATION.

                  (a) Neither the Company nor any of the Company Subsidiar ies shall, nor shall it or any of Company Subsidiaries authorize or permit any of their respective directors, officers, employees, investment bankers, attorneys or other agents or representatives, directly or indirectly to, (i) solicit, initiate, encourage (including by way of furnishing information or assistance) or take any other action to facilitate, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition or purchase of a substantial amount of assets of, or any equity interest in, the Company or any of its Subsidiaries or any tender offer (including a self tender offer) or exchange offer, merger, consolidation, business combination, sale of substantially all assets, sale of securities, recap italization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries (other than the transactions contemplated by this Agreement) or any other material corporate transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger (collectively, "TRANSACTION PROPOSALS") or agree to or endorse any Transac tion Proposal or (ii) propose, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other Person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the forego ing; PROVIDED, HOWEVER, that the foregoing clauses (i) and (ii) shall not prohibit the Company from, prior to the Company Stockholders Meeting (A) furnishing information pursuant to an appropriate confidentiality letter concerning the Company and its businesses, properties or assets to a third party which has made an unsolicited Qualified Transaction Proposal (as defined below), (B) engaging in discussions or negotiations with such a third party which has made an unsolicited Qualified Transac tion Proposal or (C) following receipt of an unsolicited Qualified Transaction Proposal, taking and disclosing to its shareholders a position with respect to such Qualified Transaction Proposal, but in each case referred to in the foregoing clauses (A) through (C) only after the Board of Directors of the Company concludes in good faith, following receipt of a written opinion addressed to the Company from outside counsel, that such action is necessary for the Board of Directors of the Company to comply with its fiduciary obligations to stockholders under applicable law. If the Board of Directors of the Company receives a Transaction Proposal, then the Company shall immediately (and in any event within 24 hours) inform Parent of the material terms and conditions of such proposal and the identity of the person making it and shall keep the Parent fully informed regarding any significant details or developments with respect to any such Transaction Proposal and of all significant steps it is taking in response to such Transaction Proposal. For purposes of this Agreement, the term "QUALIFIED TRANSACTION PROPOSAL" shall mean a Transaction Proposal for which financing is then fully committed or which the Board of Directors of the Company determines in good faith after consultation with its outside financial advisors, is reasonably capable of being financed and is not subject to any material contingencies relating to financing. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.8(a) by (or at the direction of) an officer, director of or any investment banker, attorney, accountant, agent or other advisor or representative of the Company or any Company Subsidiary, whether or not such person is purporting to act on behalf of the Company, and the Company Subsidiary or otherwise, shall be deemed to be a breach of this section by the Company. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any Qualified Transaction Proposal.

                  (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the recommendation or any approval or recommendation by the Board of Directors of the Company or any committee thereof of this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any Qualified Transaction Proposal. Notwithstanding the foregoing, the Board of Directors of the Company, to the extent it concludes in good faith, following receipt of a written opinion addressed to the Company from outside counsel, that such action is necessary for the Board of Directors of the Company to comply with its fiduciary obligations to stockholders under applicable law, may recommend (and, in connection therewith, withdraw or modify its recommendation or its approval of this Agreement or the Merger) a Superior Acquisition Proposal (as defined below); PROVIDED, THAT, neither the Company nor the Board of Directors of the Company may in such instance terminate this Agreement but instead the Company, at the option of the Parent, shall, notwithstanding such withdrawal or modification of the recommendation or approval of this Agreement or the Merger by the Company's Board of Directors and/or the recommendation by the Company's Board of Directors that the Company's stockholders reject this Agreement or the Merger, submit approval of this Agreement and the Merger to a vote of the holders of Company Common Stock at the Company Stockholders Meeting, as contemplated by this Agreement, it being understood and agreed that, Parent, Company and Merger Sub elect this Agreement to be governed by the provisions of Section 251(c) of the GCL. For purposes of this Agreement,

"SUPERIOR ACQUISITION PROPOSAL" means a bona fide written proposal made by a third party to acquire the Company pursuant to a tender or exchange offer, a merger, a share exchange, a sale of all or substantially all of its assets or otherwise, in any such case, on terms which a majority of the members of the Board of Directors of the Company determines in their good faith judgment (after consultation with independent financial advisors) to be more favorable to the Company and its stockholders than the Merger and for which financing, to the extent required, is then fully committed or which, in the good faith judgment of a majority of such members (after consultation with independent financial advisors), is reasonably capable of being financed by such third party.

         SECTION 5.9 AFFILIATES. Concurrently with the execution of this Agreement, the Company is delivering to Parent (i) a letter identifying all persons who, to the knowledge of the Company, may be deemed to be "affiliates" of the Company under Rule 145 under the Securities Act, including, without limitation, all directors and executive officers of the Company, and (ii) not later than 30 days prior to the Company Stockholders Meeting copies of letter agreements, each in the form prepared by Parent and reasonably acceptable to the Company, executed by each such Person so identified as an "affiliate" of the Company (the letters described in clauses (i) and (ii) being collectively referred to as "AFFILIATE LETTERS").

         SECTION 5.10 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

                  (a) The Parent agrees that all rights to indemnification now existing in favor of any employee, agent, director or officer of the Company and the Company Subsidiaries (the "INDEMNIFIED PARTIES") as provided in their respective charters or by-laws, in an agreement between an Indemnified Party and the Company or one of the Company Subsidiaries, or otherwise in effect on the date hereof shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; PROVIDED that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. The Parent also agrees to indemnify all Indemnified Parties to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of the Company or any of the Company Subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees, or otherwise on behalf of, the Company or any of the Company Subsidiaries, occurring prior to the Effective Time including the transactions contemplated by this Agreement. Without limiting of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including the transactions contemplated by this Agreement, occurring prior to, and including, the Effective Time, the Parent will pay as incurred such Indemnified Party's legal and other expenses

(including the cost of any investigation and preparation) incurred in connection therewith.

                  (b) The Parent agrees that the Company and, from and after the Effective Time, the Surviving Corporation shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company; PROVIDED that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and PROVIDED, FURTHER, that the Surviving Corporation shall not be required to pay an annual premium in excess of 100% of the last annual premium paid by the Company prior to the date hereof and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.10(b) it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

         SECTION 5.11 LETTERS OF ACCOUNTANTS.

                  (a) The Company shall use its reasonable best efforts to cause to be delivered to the Parent "comfort" letters of KPMG LLP ("KPMG"), the Company's independent public accountants, dated and delivered on each applicable Registration Statement Effective Date and as of the Effective Time, and addressed to the Parent in form and substance reasonably satisfactory to the Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions contemplated hereby.

                  (b) The Parent shall use its reasonable best efforts to cause to be delivered to the Company "comfort" letters of KPMG, the Parent's independent public accountants, dated and delivered on each applicable Registration Statement Effective Date and as of the Effective Time, and addressed to the Company, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions contemplated hereby.

         SECTION 5.12 REASONABLE BEST EFFORTS. Subject to the terms and conditions provided in this Agreement and to applicable legal requirements, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, in the case of the Company, consistent with the fiduciary duties of the Company's Board of Directors, and to assist and cooperate with the other parties hereto in doing, as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations to ensure that the conditions set forth in
Article 6 are satisfied and to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary action.

         SECTION 5.13 CONSENTS; FILINGS; FURTHER ACTION.

                  (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated hereby, (ii) obtain from Governmental Entities any Company Governmental Consents and Parent Governmental Consents and any other consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, and (iii) make all necessary filings, and thereafter make any other submissions either required or deemed appropriate by each of the parties, with respect to this Agreement and the Merger and the other transactions contemplated hereby required under (A) the Securities Act, the Exchange Act and any other applicable federal or Blue Sky Laws, (B) the HSR Act and any applicable other foreign antitrust, anti-monopoly or similar Laws, (C) the GCL, (D) any other applicable Law and (E) the rules and regulations of NASDAQ, the American Stock Exchange and the Toronto Stock Exchange. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing, and none of the parties will file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party to this Agreement shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger and the other transactions contemplated hereby at the behest of any Governmental Entity without the consent and agreement of the other parties to this Agreement, which consent shall not be unreasonably withheld or delayed.

                  (b) Without limiting the generality of Section 5.13(a), each party hereto shall promptly inform the others of any material communication from the Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental or multinational authority regarding any of the transactions contemplated by this Agreement. If any party or any affiliate thereof receives a request for additional information or documentary material from any such government or authority with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. The Parent will advise the

Company promptly in respect of any understandings, undertakings or agreements (oral or written) which the Parent proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental or multinational authority in connection with the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, the Parent shall use its reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory laws, rules or regulations of any domestic or foreign government or governmental authority or any multinational authority. Notwithstanding the foregoing, nothing in this Section 5.13 shall require, or be construed to require, the Parent or the Company, in connection with the receipt of any regulatory approval, to proffer to, or agree to (A) sell or hold separate and agree to sell, divest or to discontinue to or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of the Parent, the Company or any of their respective affiliates (or to the consent to any sale, or agreement to sell, or discontinuance or limitation by the Parent or the Company, as the case may be, of any of its assets or businesses) or (B) agree to any conditions relating to, or changes or restriction in, the operations of any such asset or businesses which, in either case, could reasonably be expected to result in a Material Adverse Effect on the Parent or a Material Adverse Effect on the Company or to materially and adversely impact the economic or business benefits to such party of the transactions contemplated by this Agreement.

         SECTION 5.14 PLAN OF REORGANIZATION. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not, without the prior written consent of the parties hereto, knowingly take any actions or cause any actions to be taken which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code. Following the Effective Time, and consistent with any such consent, none of the Surviving Corporation, the Parent or any of their affiliates shall knowingly take any action or knowingly cause any action to be taken which would cause the Merger to fail to so qualify as a reorganization under Section 368(a) of the Code.

         SECTION 5.15 PUBLIC ANNOUNCEMENTS. The initial press release concerning the Merger shall be a joint press release and, thereafter, the Parent and Merger Sub and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except to the extent required by applicable Law or the requirements of NASDAQ, the American, Toronto, Berlin or Frankfurt Stock Exchanges, in which case the issuing party shall use its reasonable best efforts to consult with the other parties before issuing any such release or making any such public statement.

                  SECTION 5.16 OBLIGATIONS OF MERGER SUB. The Parent shall take all actions necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

                  SECTION 5.17 STOCK EXCHANGE LISTINGS AND DE-LISTINGS. The Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the American Stock Exchange, subject to official notice of issuance, prior to the Effective Time. The parties shall use their reasonable best efforts to cause the Surviving Corporation to cause the Company Common Stock to be de-listed from NASDAQ and the Toronto, Berlin and Frankfurt Stock Exchanges and de-registered under the Exchange Act as soon as practicable following the Effective Time.

                  SECTION 5.18 EXPENSES. Except as otherwise provided in Section 7.5(b), whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated hereby shall be paid by the party incurring such Expense, except that Expenses incurred in connection with the filing fee for the Proxy Statement and printing and mailing the Proxy Materials and the filing fee under the HSR Act shall be shared equally by the Parent and the Company.

                  SECTION 5.19 TAKEOVER STATUTES. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated hereby, each of the Parent and the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

                  SECTION 5.20 BOARD OF DIRECTORS. Parent shall take such action as is required to expand the size of its Board of Directors to eleven (11) members and to cause the designation of two persons specified by the Company (one of which shall be designated by News America Incorporated) in writing prior to the Effective Time to fill such vacancies.

                                    ARTICLE 6

                                   CONDITIONS

         SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger and consummate the other transactions contemplated hereby to be consummated on the Closing Date is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

                  (a) STOCKHOLDER APPROVAL. This Agreement and consummation of the Merger shall have been duly approved by holders of outstanding Company Shares by the Requisite Company Vote and shall have been duly approved by the Parent as sole stockholder of Merger Sub, and the issuance of Parent Common Stock in the Merger shall have been duly approved by the holders of outstanding shares of Parent Common Stock by the Requisite Parent Vote.

                  (b) LISTING. The shares of Parent Common Stock issuable to the Company's stockholders pursuant to this Agreement shall have been authorized for listing on the American Stock Exchange upon official notice of issuance.

                  (c) GOVERNMENTAL CONSENTS. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and other than the filing provided for in Section 1.3, all notices, reports and other filings required to be made prior to the Effective Time by the Company or the Parent or any of their respective subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by, the Company or the Parent or any of their respective subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby (including, without limitation, all Company Governmental Consents and Parent Governmental Consents) shall have been made or obtained (as the case may be) upon terms and conditions that could not reasonably be expected to result in Material Adverse Effect on the Parent or a Material Adverse Effect on the Company.

                  (d) LITIGATION. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, order injunction or decree (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated hereby or that, individually or in the aggregate with all other such Laws, orders injunctions or decrees, could reasonably be expected to result in a Material Adverse Effect on the Parent or a Material Adverse Effect on the Company, and no Governmental Entity shall have instituted any proceeding or threatened to institute any proceeding seeking any such Law, order injunction or decree.

                  (e) REGISTRATION STATEMENTS. The Registration Statement and the Exchange Offer Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of such registration statements shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened by the SEC.

                  (f) ACCOUNTANTS' LETTERS. The Parent and the Company shall have received the "comfort" letters described in Section 5.11.

         SECTION 6.2 CONDITIONS TO OBLIGATIONS OF THE PARENT AND MERGER SUB. The obligations of each of the Parent and Merger Sub to effect the Merger and consummate the other transactions contemplated hereby to be consummated on the Closing Date are also subject to the satisfaction or waiver by the Parent at or prior to the Effective Time of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Parent shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of the Company contained in this Agreement are so qualified) signed on behalf of the Company by an executive officer of the Company to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

                  (c) MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall have been no Material Adverse Effect on the Company, and the Parent shall have received a certificate of an executive officer of the Company to such effect.

                  (d) CONSENTS UNDER AGREEMENTS. The Company shall have obtained the Company Required Consents and the consent, approval or waiver of each person whose consent, approval or waiver shall be required in order to consummate the transactions contemplated by this Agreement, except those for which the failure to obtain such consent, approval or waiver, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on the Company.

                  (e) AFFILIATE LETTERS. The Parent shall have received the Affiliate Letters referred to in Section 5.9 hereof.

                  (f) THE TRAVELERS REVOLVING CREDIT NOTE AND WARRANT AGREEMENT. The Parent and the Company shall have consummated the transactions contemplated by the Note and Warrant Modification Agreement dated as of the date hereof, with each of The Travelers Insurance Company and The Travelers Indemnity Company, a copy of which is attached as Exhibit B hereto, in accordance with the terms of such Agreement.

                  (g) EXCHANGE OFFER. At least 95% in aggregate principal amount of each of the Senior Company Notes and the Convertible Notes shall have properly and validly tendered and not withdrawn their Company Senior Notes and Convertible Notes, respectively, and consented to the consent solicitation, in each case in accordance with the terms of the Agreement to Exchange and Consent, a copy of which is attached as Exhibit C hereto.

                  (h) TECHNOCOM LIMITED PUT/CALL AGREEMENTS. The Parent and the Company shall have consummated the purchase of the shares of Technocom Limited in accordance with each of the Elite Option Modification Agreement and the Plicom Option Modification Agreement, each dated the date hereof, with each of Elite International Limited and Plicom Limited, copies of which are attached hereto as Exhibits D-1 and D-2.

                  (i) NEWS ARRANGEMENTS. The Parent and News America Incorporated ("NEWS") shall have consummated the transactions contemplated by the News Letter Agreement dated as of the date hereof with News, a copy of which is attached as Exhibit E hereto, in accordance with the terms of such Letter Agreement, and News shall have received (i) the full proceeds of the repayment of the Loans (as defined in the News Letter Agreement) and interest thereon to and including the date of repayment, as specified in the News Letter Agreement, and (ii) written releases in form and substance satisfactory to News in respect of the Guarantees (as defined in the News Letter Agreement) and all obligations thereunder.

                  (j) CERTAIN PAYMENTS. Each of the officers and other employees listed in Section 6.2 of the Company Disclosure Letter shall have agreed to (i) waive the acceleration of any amounts due as a result of the Merger under the relevant employment or other compensation agreement that such person is a party to with the Company or a Company Subsidiary as specified in Section 6.2 of the Company Disclosure Letter and (ii) waive the acceleration of any unvested Company

Stock Options at the Effective Time which would otherwise accelerate as a result of the consummation of the Merger, in each case in a manner reasonably satisfactory to the Parent.

         SECTION 6.3 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger and consummate the other transactions contemplated hereby to be consummated on the Closing Date is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each of the Parent and Merger Sub set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Parent and Merger Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Company shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of each of the Parent and Merger Sub contained in this Agreement are so qualified) signed on behalf of each of the Parent and Merger Sub by an executive officer of the Parent to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF THE PARENT AND MERGER SUB. Each of the Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of the Parent and Merger Sub by an executive officer of the Parent to such effect.

                  (c) TAX OPINION. The Company shall have received the opinion of Morgan, Lewis & Bockius, LLP, counsel to the Company, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

                  (d) MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall have been no Material Adverse Effect on the Parent, and the Company shall have received a certificate of an executive officer of the Parent to such effect.

                                    ARTICLE 7

                                   TERMINATION

         SECTION 7.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement, as follows:

                  (a) by mutual written consent of the Parent and the Company duly authorized by their respective boards of directors;

                  (b) by either the Parent or the Company, if the Effective Time shall not have occurred on or before October 31, 1999; PROVIDED, HOWEVER, that
(i) the right to terminate this Agreement under this Section 7.1(b) shall not be available to the party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; and (ii) if the applicable federal or foreign antitrust authority shall seek an order, injunction or decree with respect to the legality of the Merger under applicable antitrust Laws, this Agreement may be extended prior to the termination hereof by written notice of either the Parent or the Company to the other to the date that is 30 days following the date on which a ruling with respect to such an order injunction or decree is entered by a trial court or administrative body;

                  (c) by either the Parent or the Company, if any order injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction or Governmental Entity and shall have become final and nonappealable;

                  (d) by the Parent, if (i) the Board of Directors of the Company withdraws, modifies or changes its approval or recommendation of this Agreement in a manner adverse to the Parent or shall have resolved to do so,
(ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company a Transaction Proposal or shall have resolved to do so or the Company shall have entered into an agreement with respect to a Qualified Transaction Proposal, or (iii) a tender offer or exchange offer for any outstanding shares of capital stock of the Company is commenced and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

                  (e) by the Parent or the Company, if this Agreement shall fail to receive the requisite vote for adoption at either the Company Stockholders Meeting or the Parent Stockholders Meeting or any adjournment or postponement thereof;

                  (f) by the Parent, upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in either of Section 6.2(a) or 6.2(b) would not be satisfied (a "TERMINATING COMPANY BREACH"); PROVIDED, HOWEVER, that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts and for so long as the Company continues to exercise such reasonable best efforts, the Parent may not terminate this Agreement under this Section 7.1(f);

                  (g) by the Company, upon breach of any material representation, warranty, covenant or agreement on the part of the Parent set forth in this Agreement, or if any representation or warranty of the Parent shall have become untrue, in either case such that the conditions set forth in either of Section 6.3(a) or 6.3(b) would not be satisfied (a "TERMINATING PARENT BREACH"); PROVIDED, HOWEVER, that, if such Terminating Parent Breach is curable by the Parent through its reasonable best efforts and for so long as the Parent continues to exercise such reasonable best efforts, the Company may not terminate this Agreement under this Section 7.1(g); or

                  (h) by the Company in the manner specified in Section 2.1(a)(i)(D).

         SECTION 7.2 EFFECT OF TERMINATION. Except as provided in Section 8.2, in the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of the Parent, Merger Sub or the Company or any of their respective Representatives, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties set forth in Sections 7.5(b) and (c); PROVIDED, HOWEVER, that nothing in this Agreement shall relieve any party from liability for the wilful breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement which shall survive any such termination.

         SECTION 7.3 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED that, after the approval of this Agreement by the stockholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Company Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 7.4 WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained in this Agreement. Any waiver of a condition set forth in Section 6.1, or any determination that such a condition has been satisfied, will be effective only if made in writing by each of the Company and the Parent and, unless otherwise specified in such writing, shall thereafter operate as a waiver (or satisfaction) of such conditions for any and all purposes of this Agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         SECTION 7.5  EXPENSES FOLLOWING TERMINATION.

                  (a) Except as set forth in this Section 7.5, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid in accordance with the provisions of Section 5.18. For purposes of this Agreement, "EXPENSES" consist of all out-of-pocket expenses (including, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement and/or the Proxy Materials (as the case may be), the solicitation of stockholder approvals and all other matters related to the closing of the transactions contemplated hereby.

                  (b) The Company agrees that, if (i) the Parent shall terminate this Agreement pursuant to Section 7.1(d), (ii) (A) Parent shall terminate this Agreement pursuant to Section 7.1(e) due to the failure to obtain the approval of the Company's stockholders at the Company Stockholders Meeting and (B) at the time of such failure, any person shall have made a public announcement or otherwise communicated to the Company and its stockholders with respect to a Transaction Proposal with respect to the Company, or (iii) the Parent shall terminate this Agreement pursuant to Section 7.1(f) and such termination is the result of a material breach of any representation, warranty, covenant or agreement contained herein and if at such time the agreement is solely terminable for any or all such reasons, then in accordance with Section 7.5(c), after such termination, or in the case of clause (ii) after the consummation of such Transaction Proposal, the Company shall pay to Parent an amount equal to Parent's documented Expenses in connection with this Agreement and the transactions contemplated hereby (not to exceed $1 million) and a termination fee in the amount of $6,250,000 (collectively, such Expenses and such fee, the "TERMINATION AMOUNT"), which Termination Amount shall be exclusive of any Expenses paid pursuant to Section 5.18. The Parent agrees that if the Company shall terminate this Agreement (i) pursuant to Section 7.1(e) due to the failure to obtain the approval of the Parent's Stockholders at the Parent Stockholders Meeting or (ii) pursuant to Section 7.1(g) and such termination is the result of a material breach of any representation, warranty, covenant or agreement contained herein, and if at such time the Agreement is terminable solely for either or both such reasons, then the Parent shall pay to the

Company an amount equal to the Company's documented, out-of-pocket expenses (not to exceed $500,000) incurred in connection with this Agreement and the transactions contemplated hereby.

                  (c) Any payment required to be made pursuant to Section 7.5(b) shall be made to the Parent by the Company, or by the Company to the Parent, as applicable, not later than two Business Days after delivery to the Company by the Parent of notice of demand for payment and shall be made by wire transfer of immediately available funds to an account designated by the Parent.

                  (d) The Company acknowledges that the agreements contained in this Section 7.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Parent would not enter into this Agreement; accordingly, if the Company fails to pay promptly the Termination Amount, and, in order to obtain such payment, the Parent commences a suit which results in a judgment against the Company for the Termination Amount, the Company shall pay the Parent's Expenses in connection with such suit, together with interest on the amount of the Termination Amount at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made.


                                    ARTICLE 8

                                  MISCELLANEOUS

         SECTION 8.1  CERTAIN DEFINITIONS.  For purposes of this Agreement:

                  (a) The term "AFFILIATE," as applied to any person, means any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise.

                  (b) The term "BUSINESS DAY" means any day, other than Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time. In computing any time period under this Agreement, the date of the event which begins the running of such time period shall be included EXCEPT that if such event occurs on other than a business day such period shall begin to run on and shall include the first business day thereafter.

                  (c) The term "INCLUDING" means, unless the context clearly requires otherwise, including but not limited to the things or matters named or listed after that term.

                  (d) The term "PERSON" shall include individuals, corporations, limited and general partnerships, trusts, limited liability companies, associations, joint ventures, Governmental Entities and other entities and groups (which term shall include a "GROUP" as such term is defined in Section 13(d)(3) of the Exchange Act).

                  (e) The term "SUBSIDIARY" or "SUBSIDIARIES" means, with respect to the Parent, the Company or any other person, any entity of which the Parent, the Company or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         SECTION 8.2 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements in this Agreement and in any certificate delivered under this Agreement shall terminate at the Effective Time or upon the termination of this Agreement under Section 7.1, as the case may be, except that the agreements set forth in Articles 1 and 2 and Sections 5.10, 5.18 and 5.20 and this Article 8 shall survive the Effective Time, those set forth in Sec tions 5.7(b), 5.18, 7.2 and 7.5 and this Article 8 shall survive termination of this Agreement. Each party agrees that, except for the representations and warranties contained in this Agreement, the Company Disclosure Letter and the Parent Disclosure Letter, no party to this Agreement has made any other representations and warranties, and each party disclaims any other representations and warranties, made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other Representatives with respect to the execution and delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery of disclosure to any other party or any party's representatives of any documentation or other information with respect to any one or more of the foregoing.

         SECTION 8.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         SECTION 8.4  GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES, EXCEPT THAT DELAWARE LAW SHALL APPLY TO THE EXTENT REQUIRED IN CONNECTION WITH THE EFFECTUATION OF THE MERGER. The parties irrevocably submit to the jurisdiction of the federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated by this Agreement and by those documents, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject to this Agreement or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.5 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

                  (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDI TIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARIS ING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSAC TIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.4.

                  SECTION 8.5 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

                           IF TO THE PARENT OR MERGER SUB:

                           Metromedia International Group, Inc.
                           One Meadowlands Plaza
                           East Rutherford, NJ 07073-2137
                           Attention:  Arnold L. Wadler, Esq.
                           Fax:  (201) 531-2803

                           WITH COPIES TO:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York 10019-6064
                           Attention:  Douglas A. Cifu, Esq.
                           Fax: (212) 757-3990

                           IF TO THE COMPANY:

                           PLD Telekom, Inc.
                           505 Park Avenue, 21st Floor
                           New York, NY 10022
                           Attention:  General Counsel
                           Fax:  (212) 527-3995


or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

                  SECTION 8.6 ENTIRE AGREEMENT. This Agreement (including any exhibits and annexes to this Agreement), the Company Disclosure Letter and the Parent Disclosure Letter constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter of this Agreement.

                  SECTION 8.7 NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to confer upon any person other than the parties to this Agreement any rights or remedies under this Agreement.

                  SECTION 8.8 OBLIGATIONS OF THE PARENT AND OF THE COMPANY. Whenever this Agreement requires a Parent Subsidiary to take any action, that requirement shall be deemed to include an undertaking on the part of the Parent to cause that Parent Subsidiary to take that action if it is a wholly-owned Subsidiary or use its best efforts to cause the Subsidiary to take that action if it is not a wholly-owned Subsidiary. Whenever this Agreement requires a Company Subsidiary to take any action, that requirement shall be deemed to include an undertaking on the part of the Company to cause that Company Subsidiary to take that action and, after the Effective Time, on the part of the Surviving Corporation to cause that Company Subsidiary to take that action if it is a wholly-owned Subsidiary or use its best efforts to cause the Subsidiary to take that action if it is not a wholly-owned Subsidiary.

                  SECTION 8.9 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of the provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of the provision, or the application of that provision, in any other jurisdiction.

                  SECTION 8.10 INTERPRETATION. The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Where a reference in this Agreement is made to a section, exhibit or annex, that reference shall be to a section of or exhibit or annex to this Agreement unless otherwise indicated. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  SECTION 8.11 ASSIGNMENT. This Agreement shall not be assignable by operation of law or otherwise, except that the Parent may designate, by written notice to the Company, another Parent Subsidiary that is wholly owned directly or indirectly by the Parent to be merged with and into the Company in lieu of Merger Sub, in which event all references in this Agreement to Merger Sub shall be deemed references to such other Parent Subsidiary, and in that case, all representations and warranties made in this Agreement with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Parent Subsidiary as of the date of such designation.

                  SECTION 8.12 SPECIFIC PERFORMANCE. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise reached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

                                  PLD TELEKOM, INC.


                                  By: /s/ James R.S. Hatt
                                      ------------------------------------
                                      Name: James R.S. Hatt
                                      Title: Chairman, President and Chief
                                               Executive Officer


                                  METROMEDIA INTERNATIONAL GROUP, INC.



                                  By: /s/ Silvia Kessel
                                      ------------------------------------
                                      Name: Silvia Kessel
                                      Title: Chief Financial Officer, Executive
                                               Vice President, Treasurer and
                                               Director


                                  MOSCOW COMMUNICATIONS, INC.


                                  By: /s/ Silvia Kessel
                                      ------------------------------------
                                      Name: Silvia Kessel
                                      Title: Vice President and Treasurer

                   [LETTERHEAD OF SALOMON SMITH BARNEY INC.]

                                                                      APPENDIX B

May 18, 1999

The Board of Directors
PLD Telekom Inc.
505 Park Avenue
New York, New York 10022

Members of the Board:

    You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of PLD Telekom Inc. ("PLD") of the Exchange Ratio (defined below) provided for in the Agreement and Plan of Merger, dated as of May 18, 1999 (the "Merger Agreement"), among PLD, Metromedia International Group, Inc. ("Metromedia") and Moscow Communications, Inc., a wholly owned subsidiary of Metromedia ("Merger Sub"). As more fully described in the Agreement, Merger Sub will be merged with and into PLD (the "Merger") and each outstanding share of the common stock, par value $0.01 per share, of PLD (the "PLD Common Stock") will be converted into the right to receive that number of shares of the common stock, par value $1.00 per share, of Metromedia (the "Metromedia Common Stock") determined as follows (the number of shares of Metromedia Common Stock into which shares of PLD Common Stock will be so converted, the "Exchange Ratio"): (i) if the average of the daily closing prices of Metromedia Common Stock as reported on the American Stock Exchange Composite Transactions Tape for the 20 consecutive trading days ending on and including the third business day immediately prior to PLD's stockholders' meeting in respect of the Merger (the "Average Metromedia Stock Price") is less than $6.25 and equal to or greater than $5.25, then the Exchange Ratio will be equal to the quotient obtained by dividing (x) $3.50 by (y) the Average Metromedia Stock Price; (ii) if the Average Metromedia Stock Price is equal to or greater than $6.25 and less than or equal to $8.00, then the Exchange Ratio will be 0.56;
(iii) if the Average Metromedia Stock Price is greater than $8.00, then the Exchange Ratio will be equal to the quotient obtained by dividing (x) $4.48 by
(y) the Average Metromedia Stock Price; or (iv) if the Average Metromedia Stock Price is less than $5.25, then the Exchange Ratio will be 0.6667, subject to certain top-up and termination rights specified in the Merger Agreement.

    In arriving at our opinion, we reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of PLD and certain senior officers and other representatives and advisors of Metromedia concerning the businesses, operations and prospects of PLD and Metromedia. We examined certain publicly available business and financial information relating to PLD and Metromedia as well as certain financial forecasts and other information and data for PLD and Metromedia which were provided to or otherwise discussed with us by the respective managements of PLD and Metromedia, including information relating to certain strategic implications and operational benefits anticipated to result from the Merger. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of the PLD Common Stock and Metromedia Common Stock; the financial condition and historical and projected earnings and other operating data of PLD and Metromedia, including the near-term liquidity needs of, and capital resources available to, PLD; and the capitalization of PLD and Metromedia. We considered, to the extent publicly available, the financial terms of other transactions recently effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of PLD and Metromedia. We also evaluated the potential pro forma financial impact of the Merger on Metromedia. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

    In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been

The Board of Directors
PLD Telekom Inc.
May 18, 1999
Page 2

advised by the managements of PLD and Metromedia that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of PLD and Metromedia as to the future financial performance of PLD and Metromedia and the strategic implications and operational benefits anticipated to result from the Merger. We have assumed, with your consent, that the Merger will be treated as a tax-free reorganization for federal income tax purposes. Our opinion, as set forth herein, relates to the relative values of PLD and Metromedia. We are not expressing any opinion as to what the value of the Metromedia Common Stock actually will be when issued to PLD stockholders pursuant to the Merger or the price at which the Metromedia Common Stock will trade subsequent to the Merger. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of PLD or Metromedia nor have we made any physical inspection of the properties or assets of PLD or Metromedia. In connection with our opinion, we were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of all or a part of PLD. We express no view as to, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for PLD or the effect of any other transaction in which PLD might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

    Salomon Smith Barney Inc. has acted as financial advisor to PLD in connection with the proposed Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee upon the delivery of this opinion. We and our affiliates have in the past provided financial services, including investment banking services and financing, to PLD unrelated to the proposed Merger, for which services we and our affiliates have received compensation. As you are aware, the Revolving Credit Agreement dated November 26, 1997 between certain of our affiliates and PLD will be restructured in connection with the Merger, a portion of the outstanding amount of which will be repaid and a portion of which will be exchanged into shares of PLD Common Stock (which will subsequently be converted in the Merger into shares of Metromedia Common Stock) and warrants to purchase shares of Metromedia Common Stock. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of PLD and Metromedia for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with PLD, Metromedia and their respective affiliates.

    Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of PLD in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger.

    Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of PLD Common Stock.

Very truly yours,

/s/ Salomon Smith Barney Inc.

SALOMON SMITH BARNEY INC.

                  [LETTERHEAD OF DONALDSON, LUFKIN & JENRETTE]

                                                                      APPENDIX C

May 16, 1999

Board of Directors
Metromedia International Group, Inc.
One Meadowlands Plaza
East Rutherford, New Jersey 07073

Ladies and Gentlemen:

    You have requested our opinion as to the fairness from a financial point of view to Metromedia International Group, Inc. (the "Company") of the Exchange Ratio (as defined below) pursuant to the terms of the Agreement and Plan of Merger, to be dated as of May 18, 1999 (the "Agreement"), by and among the Company, PLD Telekom, Inc. ("PLD") and Moscow Communications, Inc., a wholly owned subsidiary of the Company ("Merger Sub"), pursuant to which Merger Sub will be merged (the "Merger") with and into the Company.

    Pursuant to the Agreement, each share (a "PLD Share") of the common stock, par value $.01 per share, of PLD (the "PLD Common Stock"), issued and outstanding immediately prior to the effective time of the Merger (other than PLD Common Stock owned by the Company, Merger Sub, or any other subsidiary of the Company, PLD or any subsidiary of PLD and, in each case, not held on behalf of third parties) shall be converted into the right to receive and become exchangeable for a number of shares of common stock, par value $1.00 per share, of the Company (the "Company Common Stock"), equal to the exchange ratio determined in the manner set forth below (such exchange ratio, excluding any Topped-Up Exchange Ratio (as defined below, and as to which we express no opinion), the "Exchange Ratio"):

    (A) If the Average Company Stock Price (as defined below) is less than $6.25 and equal to or greater than $5.25, then the Exchange Ratio shall be equal to the quotient (rounded to four decimal points) obtained by dividing (i) 3.50 by (ii) the Average Company Stock Price;

    (B) If the Average Company Stock Price is equal to or greater than $6.25 and less than or equal to $8.00, then the Exchange Ratio shall be 0.56;

    (C) If the Average Company Stock Price is greater than $8.00, then the Exchange Ratio shall be equal to the quotient (rounded to four decimal points) obtained by dividing (x) $4.48 by (y) the Average Company Stock Price; or

    (D) If the Average Company Stock Price is less than $5.25, then the Exchange Ratio shall be 0.6667.

    Under the Agreement, if the Average Company Stock Price is less than $5.25, PLD will have the right to request that the Exchange Ratio be increased to equal the quotient (rounded to four decimal points) obtained by dividing (x) 3.50 by
(y) the Average Company Stock Price (the "Topped-Up Exchange Ratio"); provided that if the Average Company Stock Price is less than $4.00, then PLD will have the right to terminate the Agreement. If the Company does not agree to increase the Exchange Ratio to the Topped-Up Exchange Ratio, PLD shall either (i) agree that the Exchange Ratio shall be 0.6667 or (ii) terminate the Agreement.

    The "Average Company Stock Price" means the average of the daily closing prices of Company Common Stock as reported on the American Stock Exchange Composite Transactions Tape (as reported in THE WALL STREET JOURNAL (national edition)) for the twenty (20) consecutive trading days ending on the third business day (including such third business day in the determination) immediately prior to the special meeting of PLD's stockholders to be held to consider approval and adoption of the Agreement and the Merger.

Metromedia International Group, Inc.
May 16, 1999                                                              Page 2

    In arriving at our opinion, we have reviewed, among other things, the draft dated May 13, 1999 of the Agreement and the exhibits thereto. We have also reviewed financial and other information that was publicly available or furnished to us by the Company and PLD including information provided during discussions with their respective management. Included in the information provided during discussions with the respective managements were certain financial projections of PLD for the period beginning January 1, 1999 and ending December 31, 2003 prepared by the management of PLD and certain financial projections of the Company for the period beginning January 1, 1999 and ending December 31, 2003 prepared by the management of the Company. In addition, we have compared certain financial and securities data of the Company and PLD with various other companies whose securities are traded in public markets, reviewed the historical stock prices of Company Common Stock and PLD Common Stock and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. In addition to the above, in arriving at our opinion, we have assumed that (i) the restructuring transaction with respect to PLD's 14.0% Senior Discount Notes due 2004 and 9% Convertible Subordinated Notes due 2006 will be consummated in accordance with that certain Agreement to Exchange and Consent, to be dated the date of the Agreement and included as an exhibit to the Agreement; (ii) the restructuring with respect to The Travelers Insurance Company's and The Travelers Indemnity Company's Revolving Credit Note and Warrant Agreement will be consummated in accordance with that certain Note and Warrant Modification Agreement, to be dated the date of the Agreement and included as an exhibit to the Agreement; (iii) the purchase of the shares of Technocom Limited will be consummated in accordance with each of the Elite Option Modification Agreement and the Plicom Option Modification Agreement, each to be dated the date of the Agreement and included as an exhibit to the Agreement; and (iv) the repayment of the revolving credit facility with News America Incorporated in accordance with the News Letter Agreement, to be dated the date of the Agreement and included as an exhibit to the Agreement.

    In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company, PLD or their respective representatives, or that was otherwise reviewed by us. With respect to the financial projections supplied to us, we have relied on representations that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company and PLD as to the future operating and financial performance of the Company and PLD, respectively. We have not assumed any responsibility for making any independent evaluation of any assets or liabilities or for making any independent verification of any of the information reviewed by us. We have relied as to certain legal matters on advice of counsel to the Company.

    Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion as a result of changes in these conditions or otherwise. We are expressing no opinion as to the prices at which the Company Common Stock will actually trade at any time. Our opinion does not address the relative merits of the Merger and the other business strategies being considered by the Company's Board of Directors (the "Board"), nor does it address the Board's decision to proceed with the Merger. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed transaction.

    Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DLJ has performed investment banking and other services for the Company in the past and has been compensated for such services, including (i) rendering an opinion in June 1997 as the fairness from a financial point of view to the Company of the Company's sale of certain of the Company's entertainment assets to P&F Acquisition Corp. for

Metromedia International Group, Inc.
May 16, 1999                                                              Page 3

which we received usual and customary compensation and (ii) acting as lead manager in the Company's September 1997 public offering of its 7.25% Cumulative Convertible Preferred Stock for which we received usual and customary underwriters compensation.

    Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the Exchange Ratio is fair to the Company from a financial point of view.

                                        Very truly yours,

                                        DONALDSON, LUFKIN & JENRETTE
                                        SECURITIES CORPORATION

                                        By: /s/ WARREN C. WOO
            --------------------------------------------------------------------
                                           Warren C. Woo
                                           Managing Director

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe the person's conduct was unlawful.

    Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities described above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of this action or suit if the person acted under similar standards as those described above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, this person is fairly and reasonably entitled to be indemnified for these expenses which the court shall deem proper.

    Section 145 of the Delaware General Corporation Law further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue, or matter therein, this person must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by this person in connection therewith. Section 145 also provides that this indemnification shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation or, at the corporation's request, as such in another corporation, partnership, trust or other enterprise against any liability asserted against this person or incurred by this person in any such capacity or arising out of this person's status as such whether or not the corporation would have the power to indemnify this person against these liabilities under Section 145 of the Delaware General Corporation Law.

    Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation in its certificate of incorporation may eliminate or limit personal liability of members of its board of directors or governing body to the corporation or its stockholders for monetary damages for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, unlawfully paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

    In accordance with Section 145 of the Delaware General Corporation Law, Metromedia International Group's restated certificate of incorporation provides that Metromedia International Group will indemnify its officers and directors against, among other things, any and all judgments, fines, penalties, amounts paid in settlements and expenses paid or incurred by virtue of the fact that this officer or director was acting in that capacity to the extent not prohibited by law. In addition, as permitted by
Section 102(b)(7) of the Delaware General Corporation Law, Metromedia International Group's restated certificate of incorporation contains a provision limiting the personal liability of its directors for violations of their fiduciary duties to the fullest extent permitted by the Delaware General Corporation Law. The general effect of this provision is to eliminate a director's personal liability for monetary damages for actions involving a breach of his or her fiduciary duty of care, including any action involving gross negligence. Also, in accordance with the Delaware General Corporation Law and pursuant to its restated certificate of incorporation, Metromedia International Group is authorized to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Metromedia International Group, is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against this person and incurred by this person in that capacity, or arising out of this person's status as such, whether or not Metromedia International Group would have the power to indemnify this person against liability under the Delaware General Corporation law.

    Metromedia International Group has entered into agreements with certain of its directors and officers which require it to indemnify each of these directors and officers against, and to advance expenses incurred by each of them in the defense of, any claim arising out of their employment to the fullest extent permitted under law. These indemnification agreements also provide, among other things, for (1) advancement by Metromedia International Group of expenses incurred by the director or officer in defending certain litigation, (2) the appointment of an independent legal counsel to determine whether the director or officer is entitled to indemnity and (3) the continued maintenance by Metromedia International Group of directors' and officers' liability insurance providing each director or officer who is a party to any such agreement with $5 million of primary coverage and an excess policy providing $5 million of additional coverage. These indemnification agreements were approved by Metromedia International Group's stockholders at their 1993 annual meeting.

    Metromedia International Group is a party to a management agreement with Metromedia Company dated November 1, 1995 pursuant to which Metromedia Company provides it with management services, including legal, insurance, payroll and financial accounting systems and cash management, tax and benefit plans in return for a management fee. Metromedia International Group is also obligated to reimburse Metromedia Company for all its out-of-pocket costs and expenses incurred and advances paid by Metromedia Company in connection with the agreement. Metromedia International Group has also agreed to indemnify and hold harmless Metromedia Company from and against any and all damages, liabilities, losses, claims, actions, suits, proceedings, fees, costs or expenses (including reasonable attorneys' fees and other costs and expenses to any suit, proceeding or investigation of any kind) imposed on, incurred by or asserted against Metromedia Company in connection with the management agreement.

    Under the indenture for the notes, the holders of these notes have agreed to waive all liability for any obligations incurred by Metromedia International Group under the notes or the indenture or for any claim based on, in respect of or by reason of such obligations or their creation, against any incorporator, director, officer, employee, stockholder or controlling person, as such, of Metromedia International Group, and have agreed to the release of these persons from any such liability.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NO.                                         DESCRIPTION OF EXHIBITS
-----------  -----------------------------------------------------------------------------------------------------

    2.1***   Agreement and Plan of Merger, dated as of May 18, 1999, by and among Metromedia International Group,
             Moscow Communications, Inc. and PLD Telekom Inc. (incorporated by reference from Metromedia
             International Group's current report on Form 8-K filed with the Securities and Exchange Commission for the event dated May 18, 1999).

EXHIBIT NO.                                         DESCRIPTION OF EXHIBITS
-----------  -----------------------------------------------------------------------------------------------------
    2.3***   Amended and Restated Agreement and Plan of Merger dated as of September 27, 1995 by and among The
             Actava Group Inc., Orion Pictures Corporation, MCEG Sterling Incorporated, Metromedia International
             Telecommunications, Inc., OPG Merger Corp. and MITI Merger Corp. and exhibits thereto (incorporated by reference from Metromedia International Group's current report on Form 8-K for the event occurring on September 27, 1995).

    2.5***   Agreement and Plan of Merger dated as of January 31, 1996 by and among Metromedia International
             Group, Inc., The Samuel Goldwyn Company and SGC Merger Corp. and exhibits thereto (incorporated by reference from Metromedia International Group's current report on Form 8-K for the event dated
             January 31, 1996).

    3.1***   Restated Certificate of Incorporation of Metromedia International Group, Inc. (incorporated by reference from Metromedia International Group's Annual Report on Form 10-K for the year ended
             December 31, 1993).

    3.2***   Restated By-laws of Metromedia International Group, Inc. (incorporated by reference from Metromedia
             International Group's Registration Statement on Form S-3 (Registration No. 33-63853)).

    3.3***   Certificate of Amendment to the Restated Certificate of Incorporation of Metromedia International
             Group, Inc. (incorporated by reference from Metromedia International Group's Schedule 14A, dated
             August 6, 1996, for the annual meeting of stockholders dated August 29, 1996).

     4.10*   Form of Common Stock Certificate for Metromedia International Group, Inc.

      5.1*   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding the legality of the securities being offered.

      8.1*   Opinion of Morgan, Lewis & Bockius, LLP regarding certain federal income tax matters.

   10.1***   1982 Stock Option Plan of The Actava Group Inc. (incorporated by reference from Metromedia
             International Group's proxy statement dated March 31, 1982).

   10.2***   1989 Stock Option Plan of The Actava Group Inc. (incorporated by reference from Metromedia
             International Group's proxy statement dated March 31, 1989).

   10.3***   1969 Restricted Stock Plan of The Actava Group Inc. (incorporated by reference from Metromedia
             International Group's Annual Report on Form 10-K for the year ended December 31, 1990).

   10.4***   1991 Non-Employee Director Stock Option Plan (incorporated by reference from Metromedia International
             Group's Annual Report on Form 10-K for the year ended December 31, 1991).

   10.5***   Amendment to 1991 Non-Employee Director Stock Option Plan (incorporated by reference from Metromedia
             International Group's Annual Report on Form 10-K for the year ended December 31, 1992).

   10.6***   Snapper Power Equipment Profit Sharing Plan (incorporated by reference from Metromedia International
             Group's Annual Report on Form 10-K for the year ended December 31, 1987).

   10.7***   Retirement Plan executed November 1, 1990, as amended effective January 1, 1989 (incorporated by reference from Metromedia International Group's Annual Report on Form 10-K for the year ended
             December 31, 1990).

EXHIBIT NO.                                         DESCRIPTION OF EXHIBITS
-----------  -----------------------------------------------------------------------------------------------------
   10.8***   Supplemental Retirement Plan of The Actava Group Inc. (incorporated by reference from Metromedia
             International Group's Annual Report on Form 10-K for the year ended December 31, 1983).

   10.9***   Supplemental Executive Medical Reimbursement Plan (incorporated by reference from Metromedia
             International Group's Annual Report on Form 10-K for the year ended December 31, 1990).

  10.10***   Amendment to Supplemental Retirement Plan of The Actava Group Inc., effective April 1, 1992
             (incorporated by reference from Metromedia International Group's Annual Report on Form 10-K for the
             year ended December 31, 1991).

  10.11***   1992 Officer and Director Stock Purchase Plan (incorporated by reference from Metromedia
             International Group's Annual Report on Form 10-K for the year ended December 31, 1991).

  10.12***   Form of Restricted Purchase Agreement between certain officers of The Actava Group Inc. and The
             Actava Group Inc. (incorporated by reference from Metromedia International Group's Annual Report on
             Form 10-K for the year ended December 31, 1991).

  10.14***   Form of Indemnification Agreement between Actava and certain of its directors and executive officers
             (incorporated by reference from Metromedia International Group's Annual Report on Form 10-K for the
             year ended December 31, 1993).

  10.21***   Environmental Indemnity Agreement dated as of December 6, 1994 between The Actava Group Inc. and
             Roadmaster (incorporated by reference from Metromedia International Groups Annual Report on Form 10-K
             for the year ended December 31, 1994).

  10.37***   Management Agreement dated November 1, 1995 between Metromedia Company and Metromedia International
             Group, Inc. (incorporated by reference from Metromedia International Group's Annual Report on Form
             10-K for the year ended December 31, 1995).

  10.38***   The Metromedia International Group, Inc. 1996 Incentive Stock Plan (incorporated by reference from
             Metromedia International Group's Proxy Statement dated August 6, 1996).

  10.39***   License Agreement dated November 1, 1995 between Metromedia Company and Metromedia International
             Group, Inc. (incorporated by reference from Metromedia International Group's Annual Report on Form
             10-K for the year ended December 31, 1995).

  10.41***   Metromedia International Telecommunications, Inc. 1994 Stock Plan (incorporated by reference from
             Metromedia International Group's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996).

  10.45***   Loan and Security Agreement, dated November 11, 1998 among Snapper, Inc., the lenders named therein and Fleet Capital Corporation, as agent (incorporated by reference from Metromedia International
             Group's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998).

  10.46***   Limited Guaranty Agreement dated November 11, 1998 by Metromedia International Group, Inc. in favor of Fleet Capital Corporation (incorporated by reference from Metromedia International Group's Annual
             Report on Form 10-K for the year ended December 31, 1998).

EXHIBIT NO.                                         DESCRIPTION OF EXHIBITS
-----------  -----------------------------------------------------------------------------------------------------
  10.47***   Amendment No. 1 to License Agreement dated June 13, 1996 between Metromedia Company and Metromedia
             International Group, Inc. (incorporated by reference from Metromedia International Group's Annual
             Report on Form 10-K for the year ended December 31, 1996).

  10.48***   Amendment No. 1 to Management Agreement dated as of January 1, 1997 between Metromedia Company and
             Metromedia International Group, Inc. (incorporated by reference from Metromedia International Group's
             Annual Report on Form 10-K for the year ended December 31, 1996).

  10.49***   Amended and Restated Agreement and Plan of Merger, dated as of May 17, 1996 between Metromedia
             International Group, Inc., MPCA Merger Corp. and Bradley Krevoy and Steven Stabler and Motion Picture
             Corporation of America (incorporated by reference from Metromedia International Group's Annual Report on Form 10-K for the year ended December 31, 1996).

  10.50***   Asset Purchase Agreement dated as of December 17, 1997 (incorporated by reference from Metromedia
             International Group's Annual Report on Form 10-K for the year ended December 31, 1997).

  10.51***   Voting Agreement, dated as of May 18, 1999, by and among Metromedia International Group, News America
             Incorporated, News PLD LLC and Metromedia Company (incorporated by reference from Metromedia
             International Group's Current Report on Form 8-K for the event dated May 18, 1999).

  10.52***   Registration Rights Agreement, dated as of May 18, 1999, among Metromedia International Group, News
             America Incorporated and News PLD LLC (incorporated by reference from Metromedia International
             Group's Current Report on Form 8-K for the event dated May 18, 1999).

  10.53***   Agreement to Consent and Exchange, dated as of May 18, 1999, by and among Metromedia International
             Group, PLD Telekom Inc. and certain note holders named therein (incorporated by reference from
             Metromedia International Group's Current Report on Form 8-K for the event dated May 18, 1999).

  10.54***   Letter Agreement, dated as of May 18, 1999, by and among Metromedia International Group, The
             Travelers Insurance Company and The Travelers Indemnity Company (incorporated by reference from
             Metromedia International Group's Current Report on Form 8-K for the event dated May 18, 1999).

  10.55***   Letter Agreement, dated as of May 18, 1999, between Metromedia International Group and News America
             Incorporated (incorporated by reference from Metromedia International Group's Current Report on Form
             8-K for the event dated May 18, 1999).

  10.56***   Modification Agreement, dated as of May 18, 1999, among PLD Telekom, Metromedia International Group,
             Technocom Limited, Plicom Limited, Elite International Limited, Mark Klabin and Boris Antoniuk
             (incorporated by reference from Metromedia International Group's Current Report on Form 8-K for the
             event dated May 18, 1999).

  10.57***   Modification Agreement, dated as of May 18, 1999, among PLD Telekom, Metromedia International Group,
             Technocom Limited, Elite International Limited and Boris Antoniuk (incorporated by reference from
             Metromedia International Group's Current Report on Form 8-K for the event dated May 18, 1999).

EXHIBIT NO.                                         DESCRIPTION OF EXHIBITS
-----------  -----------------------------------------------------------------------------------------------------
  10.58***   Bridge Loan Agreement, dated as of May 18, 1999, between PLD Telekom Inc. and Metromedia
             International Group (incorporated by reference from Metromedia International Group's Current Report on Form 8-K for the event dated May 18, 1999).

  10.59***   Pledge Agreement, dated as of May 18, 1999, between Metromedia International Group and PLD Telekom
             Inc. (incorporated by reference from Metromedia International Group's Current Report on Form 8-K for
             the event dated May 18, 1999).

   21.1***   List of Subsidiaries of Metromedia International Group, Inc. (incorporated by reference from
             Metromedia International Group's Annual Report on Form 10-K for the fiscal year ended March 31,
             1996).

     23.1*   Consent of KPMG LLP.

     23.2*   Consent of KPMG LLP.

     23.3*   Consent of KPMG LLP.

     23.4*   Consent of KPMG LLP.

     23.5*   Consent of KPMG.

     23.6*   Consent of KPMG.

     23.7*   Consent of KPMG.

     23.8*   Consent of KPMG.

     23.9*   Consent of Moore Stephens.

    23.10*   Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

    23.11*   Consent of Morgan, Lewis & Bockius, LLP (included in the opinion filed as Exhibit 8.1 to this
             Registration Statement).

    23.12*   Consent of Donaldson, Lufkin & Jenrette Securities Corporation.

     24.1*   Power of Attorney (included on the signature page of this Registration Statement).

     99.1*   Form of Proxy Card of Metromedia International Group, Inc.

     99.2*   Form of Proxy Card of PLD Telekom Inc.

     99.3*   Opinion of Salomon Smith Barney Inc. (included as Annex B to the joint proxy statement/ prospectus included in this Registration Statement.

     99.4*   Opinion of Donaldson, Lufkin & Jenrette Securities Corporation (included as Annex C to the joint proxy statement/prospectus included in this Registration Statement).

     99.5*   Consent of Salomon Smith Barney Inc.

------------------------

*   Filed herewith

**  To be filed by Amendment

*** Previously Filed

    (b) Financial Data Schedules

    Schedule II, Condensed financial information of the registrant, and Schedule V, Valuation and qualifying accounts are incorporated by reference from Metromedia International Group's annual report on Form 10-K for the fiscal year ended December 31, 1998.

    ITEM 22. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), Metromedia International Group undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    The undersigned registrants undertake that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This undertaking includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 31st day of August, 1999.

                                METROMEDIA INTERNATIONAL GROUP, INC.

                                By:  /s/ STUART SUBOTNICK
                                     ------------------------------------------
                                     Name: Stuart Subotnick
                                     Title: Vice Chairman of the Board of
                                     Directors,
                                     President and Chief Executive Officer
                                     (Principal Executive Officer)

    KNOWN ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Silvia Kessel and Arnold L. Wadler and each of them, his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 426(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitutes may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on August 31, 1999.

              /s/ JOHN W. KLUGE                Chairman of the Board of Directors
--------------------------------------------
                John W. Kluge

            /s/ STUART SUBOTNICK               Vice Chairman of the Board of Directors,
--------------------------------------------   President and Chief Executive Officer
              Stuart Subotnick                 (Principal Executive Officer)

              /s/ SILVIA KESSEL                Executive Vice President, Chief Financial
--------------------------------------------   Officer, Treasurer and Director (Principal
                Silvia Kessel                  Financial Officer)

            /s/ ARNOLD L. WADLER               Executive Vice President, General Counsel,
--------------------------------------------   Secretary and Director
              Arnold L. Wadler

          /s/ VINCENT D. SASSO, JR.            Vice President (Principal Accounting Officer)
--------------------------------------------
            Vincent D. Sasso, Jr.

                                               Director
--------------------------------------------
             John P. Imlay, Jr.

            /s/ CLARK A. JOHNSON               Director
--------------------------------------------
              Clark A. Johnson

                                               Director
--------------------------------------------
               Carl E. Sanders

           /s/ RICHARD J. SHERWIN              Director
--------------------------------------------
             Richard J. Sherwin

                                               Director
--------------------------------------------
                Leonard White